Exhibit 4

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                        Qualified Group Annuity Contract

                                      1-94

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                   Great-West Life & Annuity Insurance Company

                        Home Office - Englewood, Colorado

                  Administrative Offices - Englewood, Colorado

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GROUP

POLICYHOLDER                                                                            ABC
Hospital

GROUP POLICY
NUMBER                                                                                12345GP

GROUP ANNUITY CONTRACT DATE
December X, 19XX

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Group Annuity, Non-Participating

The provisions on the following pages, together with the application for this Group Annuity Contract, are part of this Group Annuity Contract.

For the purposes of this Group Annuity Contract, "Plan" means the plan that the Group Policyholder has designated.

Signed for Great-West Life & Annuity Insurance Company on the issuance of the Group Annuity Contract on the Group Annuity Contract Date.

Signed for the Company on the Issue Date.

D.C. Lennox,                               W.T. McCallum,
Secretary                                  President and Chief Executive Officer


                                              For the Actuary

This Group Annuity Contract is a legal contract between the Group Policyholder and Great-West Life & Annuity Insurance Company. PLEASE READ THIS ANNUITY CONTRACT CAREFULLY. IT IS A CONTRACT WHICH MAY PROVIDE FOR PAYMENTS OR VALUES WHICH ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT BUT MAY INCREASE OR DECREASE ACCORDING TO THE INVESTMENT EXPERIENCE OF A VARIABLE ANNUITY ACCOUNT.

Qualified Group Fixed and Variable Deferred Annuity Contract
Form No. QGAC 1-94


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                                                        TABLE OF CONTENTS


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SECTION 1.
DEFINITIONS...............................................................................Page
6

SECTION 2.   OWNERSHIP PROVISIONS

   2.1       Ownership of Series

Account....................................................................8
   2.2       Ownership of Group Annuity
Contract............................................................8
   2.3       Participant Annuity Account
Value..............................................................8
   2.4       Transfer and
Assignment........................................................................8


SECTION 3.   GENERAL PROVISIONS

   3.1       The Group Annuity

Contract.....................................................................8
   3.2       Entire
Contract................................................................................8
   3.3       The
Plan.......................................................................................8
   3.4

Non-Participating..............................................................................9
   3.5       Currency and Payment of
Deposits...............................................................9
   3.6       Age 9
   3.7       Voting Rights and
Reports......................................................................9
   3.8       Notice and
Proof...............................................................................9
   3.9       Tax Consequences of
Payments...................................................................9
   3.10      Plan
Amendments...............................................................................10
   3.11

Gender........................................................................................10


SECTION 4.   PURCHASE PROVISIONS

   4.1       Commencement and Termination of
Coverage......................................................10
   4.2

Deposits......................................................................................10
   4.3       Allocation of
Deposits........................................................................10


SECTION 5.   CONTRACT VALUE PROVISIONS

   5.1       Variable Contract

Value.......................................................................11
   5.2       Accumulation
Units............................................................................11
   5.3       Accumulation Unit
Value.......................................................................11
   5.4       Annuity Unit
Value............................................................................11
   5.5       Risk
Charge...................................................................................11
   5.6       Net Investment
Factor.........................................................................11
   5.7       Guaranteed Account
Value......................................................................12
   5.8       Guaranteed Sub-Account
Riders.................................................................12
   5.9       Contract Maintenance
Charge...................................................................12


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                                                  TABLE OF CONTENTS (Continued)



SECTION 6.   TRANSFERS

   6.1       Intra-Company

Transfers.......................................................................12
   6.2       Transfers out of the Group Annuity
Contract...................................................12


SECTION 7.   DISTRIBUTIONS TO A BENEFICIARY

   7.1       Death of Participant after Annuity Commencement
Date..........................................13
   7.2       Death of Participant before Annuity Commencement
Date.........................................13
   7.3       Amount Payable On Death Of

Participant........................................................13
   7.4       Requests for
Distributions....................................................................13


SECTION 8.   DISTRIBUTIONS TO A PARTICIPANT

   8.1       Requests for In Service Withdrawals and
Surrenders............................................14
   8.2       In Service

Withdrawal.........................................................................14
   8.3       Amount Payable on In Service
Withdrawal.......................................................14
   8.4

Surrender.....................................................................................14
   8.5       Amount Payable on
Surrender...................................................................14
   8.6       Conditions of
Payment.........................................................................14
   8.7       Adequate
Proof................................................................................14
   8.8       Establishment of Alternate Payee
Account......................................................15
   8.9

Loans.........................................................................................15

SECTION 9.   CONTINGENT DEFERRED SALES CHARGE

   9.1       Transfers To Other

Companies..................................................................15
   9.2       Surrenders and In Service
Withdrawals.........................................................15


SECTION 10.   PAYMENT OPTIONS

   10.1       How to Elect Payment

Options.................................................................16
   10.2       Selection of Payment
Options.................................................................16
   10.3       Variable Annuity Payment
Options.............................................................16
   10.4       Fixed Annuity Payment
Options................................................................17


                                                  TABLE OF CONTENTS (Continued)


SECTION 11.   PERIODIC PAYMENTS

   11.1       Periodic Payment

Option......................................................................18


SECTION 12.   CONTRACT MODIFICATION

   12.1       Contract

Modification........................................................................19
   12.2       Modification of
Tables.......................................................................19
   12.3       Modification of Guaranteed Sub-Account Riders, if
Any........................................19
   12.4       Modification of Variable and/or Guaranteed Sub-Account
              Riders, if

Any...............................................................................19


SECTION 13.   CESSATION OF DEPOSITS

   13.1       Cessation of

Deposits........................................................................19
   13.2       Options on Declaration of Date of Cessation of
Deposits......................................20


TABLE A

 .........................................................................................21
TABLE B

 .........................................................................................22
TABLE C

 .........................................................................................23
TABLE D

 .........................................................................................24
TABLE E

 .........................................................................................25
GUARANTEED SUB-ACCOUNT RIDERS, IF ANY
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SECTION 1. DEFINITIONS


Accumulation Period - the period during which the Participant is covered under this Group Annuity Contract prior to the Participant's Annuity Commencement Date.

Accumulation Unit - an accounting measure used to determine the Variable Contract Value before the Annuity Commencement Date.

Administrative Offices - 8515 East Orchard Road, Englewood, Colorado 80111.

Annuitant - the person upon whose life the payment of an annuity is based.

Annuity Commencement Date - the date on which annuity payments commence under a payment option, which for any Participant is the date required under the Group Policyholder's Plan.

Annuity Payment Period - the period during which the Participant is covered under this Group Annuity Contract after the Participant's Annuity Commencement Date.

Annuity Unit - an accounting measure used to determine the dollar value of any Variable Dollar Annuity Payment after the first annuity payment is made.

Company - the Great-West Life & Annuity Insurance Company.

Deposit - includes contributions, transfers and other amounts deposited into Guaranteed or Variable Sub-Accounts.

Eligible Fund - a registered management investment company in which the assets of the Series Account may be invested.

Employer - the Employer who established and maintains the Plan.

Forfeiture - that portion of the Participant's Annuity Account Value which is not vested under the terms of the Plan as of the date a distribution is made.

Group Annuity Contract Date - the effective date indicated by the Group Policyholder on the application for this Group Annuity Contract, or such other date which is acceptable to the Company.

Group Policyholder - the Employer or the Plan Trustee that applies for this Group Annuity Contract.

Guaranteed  Account - the  portion  of this  Group  Annuity  Contract  providing
Guaranteed Sub-Accounts, each of which guarantees principal and past interest credits.

Guaranteed Account Value - the sum of the values of the Guaranteed Sub-Accounts credited to the Participant under a Participant Annuity Account.

Guaranteed Interest Rate - the minimum interest rate applicable to Guaranteed Sub-Accounts which is equal to an annual effective rate of 0%.

Guaranteed Sub-Account - a subdivision of the Guaranteed Account having a Guaranteed Interest Rate. This subdivision is described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

In Service Withdrawal - a withdrawal of some or all of the Participant's Annuity Account Value, as allowed by the Plan, during his service with the Employer.

Intra-Company Transfer - amounts moved within and between the currently offered Variable and Guaranteed Sub-Accounts.

Investment Division - a division of the Series Account containing the shares of a specific portfolio of the Eligible Fund. There is an Investment Division for each portfolio of the Eligible Fund.

Letter Agreement - a formal written agreement signed by the Company and the Group Policyholder which is used to clarify or modify certain provisions of the Contract and will be attached to and form a part of this Group Annuity Contract.

Participant - an employee who has met the eligibility requirements under the Plan and for whom the Group Policyholder has applied for coverage.

Participant Annuity Account - a separate record in the name of each Participant which reflects the total value of the Guaranteed and Variable Sub-Accounts.

Participant Annuity Account Value - the sum of the Variable and Guaranteed Account Values credited to the Participant Annuity Account.

Participant Effective Date - the date on which the first Deposit is credited to a Participant Annuity Account.

Payee - the Group Policyholder or the person, including the Participant, designated to receive the value of the Participant Annuity Account.

Plan - a pension or profit sharing plan established and maintained by the Employer and which is qualified under Section 401(a) or 401(k) of the Internal Revenue Code of 1986, as amended.

Plan Administrator - the person(s) designated by the Plan to perform all administrative functions required by the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Internal Revenue Code, Department of Labor Regulation and/or any other applicable law.

Premium Tax - the amount of premium tax, if any, charged by a state or other governmental authority.

Qualified Domestic Relations - a domestic relations order that creates or recognizes Order (QDRO) the existence of an alternate payee's right to, or assigns to an alternate payee the right to, receive all or a portion of the benefits payable with respect to a Participant and that complies with requirements of the Internal Revenue Code, Treasury Regulations and any other applicable law.

Request - any request in a form, either written, telephoned or computerized, satisfactory to the Company and received by the Company at its Administrative Office, from the Group Policyholder, or the Group Policyholder's designee as required by any provision of this contract, or as required by the Company.

Series Account - the [FutureFunds Series II Account,] a segregated investment account established by Great-West Life & Annuity Insurance Company under Colorado law.

Surrender - a lump-sum payment of the entire Participant Annuity Account Value as provided for in the Plan other than as an In-Service Withdrawal.

Transaction Date - Deposits and Requests will be processed on the date received by the Company at its Administrative Offices. Contributions and Requests received after 4:00 p.m. EST/EDT shall be deemed to have been received on the next business day. The Variable Account Value is valued on each date that the New York Stock Exchange is open for trading and on which the Company's Administrative Offices are open. The New York Stock Exchange is currently closed on weekends and on the following holidays: New Year's Day, President's Day, Good Friday, Memorial Day, July Fourth, Labor Day, Thanksgiving Day, and Christmas Day. The Company's Administrative Offices are normally not open on the following days: the Monday after New Year's Day, July Fourth, or Christmas Day if any of these holidays fall on a Sunday; the Friday before New Year's Day, July Fourth, or Christmas Day if any of these holidays fall on a Saturday; and the Friday after Thanksgiving.

Transfer to Other Companies - amounts moved from any Variable or Guaranteed Sub-Account to another company.

Trustee - the person or entity designated by the Plan.

Valuation Date - the date on which the net asset value of each Eligible Fund is determined.

Valuation Period - the period between successive Valuation Dates.

Variable Account - the account established under this Group Annuity Contract providing Variable Sub-Accounts, each having its own Accumulation Unit and Annuity Unit Value. All monies held in the Variable Account are held in the Series Account.

Variable Account Value - the sum of the values of the Variable Sub-Accounts credited to the Participant Annuity Account.

Variable Sub-Account - a sub-division of the Variable Account. Each Variable Sub-Account has its own Accumulation Unit and Annuity Unit Value.

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SECTION 2.  OWNERSHIP PROVISIONS

 2.1  Ownership of Series Account

      The Company has absolute ownership of the assets of the Series Account. The portion of the assets of the Series Account equal to the reserves and other contract liabilities with respect to the Series Account are not chargeable with liabilities arising out of any other business the Company may conduct.

 2.2  Ownership of Group Annuity Contract

      Upon the Group Policyholder's Application for this Group Annuity Contract, the Group Policyholder becomes the owner of the Group Annuity Contract for the benefit of the Participants.

      Subject to the Plan participation provisions, each employee for whom Deposits have been made is a Participant for whom a Participant Annuity Account is kep

  2.3  Participant    Annuity Account Value

Each  Participant for whom

a Participant Annuity Account is established and for whom Deposits have been received by the Company owns his Participant Annuity Account Value subject to the vesting provisions of the Plan.

 2.4          Transfer and Assignment

The  interest of the Group

Policyholder in this Group Annuity Contract may not be transferred, sold, assigned, pledged, charged, encumbered, or in any way alienated without the prior written consent of the Company.

To  the  extent  permitted
by law, no proceeds or payments under the Group Annuity Contract will be subject to the claims of creditors of or legal process against the Group Policyholder.

To  the  extent  permitted
by law, no interest of a Participant or Beneficiary in this Group Annuity Contract may be assigned, charged, attached, anticipated, given as security or otherwise alienated, and no such interest shall be subject to execution, seizure or other legal or equitable process. To the extent permitted by law, neither a Participant nor any Beneficiary may commute or surrender any payment, benefit, or installment to which the Participant or Beneficiary may become entitled by the terms of the Group Annuity Contract.

SECTION 3.  GENERAL PROVISIONS


 3.1  The Group Annuity Contract

      The Group Annuity Contract is issued by the Company to the Group Policyholder.

 3.2  Entire Contract

      This Group  Annuity   Contract,   its  application,   Tables,   Guaranteed
           Sub-Account Riders and /or Letter Agreements, if any, form the entire contract between the Group Policyholder and the Company. A copy of the application is attached to the Group Annuity Contract when issued to the Group Policyholder.

      Afterissue, modifications to the Group Annuity Contract under the Contract
           Modification provisions become part of the Group Annuity Contract.

All statements in the application, in the absence of fraud, have been accepted as representations and not as warranties.

Only the President, a Vice-President, or the Secretary (or delegate) of the Company can modify or waive any provisions of the Group Annuity Contract.

3.3 The Plan

The terms and provisions of the Plan do not for any purpose form any part of this Group Annuity Contract and are not binding on the Company. The obligations of the Company are measured and determined solely by the terms and provisions of this Group Annuity Contract.

SECTION 3.  GENERAL PROVISIONS (continued)

 3.4  Non-Participating

      This Group Annuity Contract is non-participating, meaning that it is not eligible to share in the Company's divisible surplus.

 3.5  Currency and Payment of Deposits

      All amounts to be paid to or by the Company must be in the currency of the United States of America. All Deposits to this Group Annuity Contract must be made payable to the Company or its designated agent.

 3.6  Age

      If the age of the Participant or Payee has been misstated, the payments established for him/her under the Participant Annuity Account will be made on the basis of his/her correct age.

      If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments.

 3.7  Voting Rights and Reports

      The Company will vote the shares of an Eligible Fund held in a Variable Sub-Account of the Investment Division of the Series Account. To the extent required by law, the Company will vote according to the instructions of the Group Policyholder in proportion to its interest in the Variable Sub-Account. In such event, the Company will send proxy materials and form(s) to the Group Policyholder for its reply. If no reply is received, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.

      During the Annuity Payment Period under the Participant Annuity Account, the number of votes will decrease as the assets held to fund annuity payments decrease, the Payee will be entitled to receive the proxy materials and form(s) otherwise provided to the Group Policyholder, and all other provisions concerning Voting Rights will apply to the Payee of a Variable Dollar Method of Payment Option.

The Company  will  furnish

the Group Policyholder or the Payee of a Variable Dollar Method of Payment Option copies of any shareholder reports of the Eligible Funds and of any other notices, reports or documents required by law to be furnished to either of them.

Semi-annual   reports   of
the Eligible Funds will be furnished as required by law to the Group Policyholder, who shall promptly deliver them to each Participant or Payee of a Variable Dollar Method of Payment Option. The Company will furnish the Group Policyholder not less frequently than annually a statement of each Participant's Participant Annuity Account Value, which the Group Policyholder will promptly deliver to the Participant. The Group Policyholder may direct the Company to deliver these reports and statements to the Participants.

3.8 Notice and Proof

Any notice or demand by the Company to or upon the Group Policyholder or any Payee may be given by mailing it to that person's last known address as stated in the Company's file.

When the Company  requires

it, the Group Policyholder will obtain the signature of the Participant's or Payee's spouse on forms provided by the Company.

The Company may require adequate proof of the age and death of any Payee before it admits a claim for or pays any payment.

Written materials developed by the Group Policyholder to describe this Group Annuity Contract must first be approved by the Company.

3.9 Tax  Consequences  of Payments
Subject to the provisions of the Plan, the Participant, Annuitant, Payee or Beneficiary, as the case may be, must determine the timing and amount of any benefit payable to him. Nothing contained herein shall be construed to be tax or legal advice and the Company assumes no responsibility or liability for any damages or costs, including but not limited to taxes, penalties, interest or attorney's fees incurred by the Plan, the Group Policyholder, the Participant, the Alternate Payee, the Beneficiary, or any other person arising out of any such determination.

SECTION 3.  GENERAL PROVISIONS (continued)

 3.10 Plan Amendments

      The Group Policyholder shall, within thirty (30) days after the adoption of an amendment to the Plan, send a copy of each such amendment to the Company at its Administrative Services Offices.

3.11 Gender

Whenever a masculine pronoun is used, it shall be deemed in all instances where appropriate to mean the feminine pronoun as well.

SECTION 4.  PURCHASE PROVISIONS


 4.1  Commencement and Termination of Coverage

      The Company may accept applications for coverage unless a Date of Cessation of Deposits has been declared. A person may commence coverage under the Group Annuity Contract when the Plan's conditions for participation have been met and the Company has been properly notified that such person has been designated a Participant. The responsibility for such designation will rest solely with the Group Policyholder.

      An employee for whom an adequate application has been made becomes covered as a Participant as of the Participant Effective Date. Coverage of a Participant terminates upon the Group Policyholder's or Participant's total or partial distribution which results in a Participant Annuity Account Value of $0.

4.2 Deposits

Unless a Date of Cessation of Deposits has been declared, the Group Policyholder may from time to time pay Deposits in cash in respect of a Participant until the earlier of his/her death, Annuity Commencement Date, or the termination of the Participant Annuity Account.

The amount of Deposits to be paid by the Group Policyholder in respect of any Participant will be determined by the Group Policyholder.

The Group Policyholder will report the amount paid as Deposits on forms acceptable to the Company. The Group Policyholder's report is conclusive and binding on it and any person or entity claiming an interest under the Group Annuity Contract or any Participant Annuity Account. When the Group Policyholder's report does not coincide with the Deposits received, such Deposits may be returned.

4.3 Allocation of Deposits

After an adequate application on behalf of a Participant has been made, Deposits, less Premium Tax, if any, will be allocated in the Participant Annuity Account when received by the Company at its Administrative Offices.

Deposits on behalf of the Participant will be allocated among any number of currently offered Variable and Guaranteed Sub-Accounts in accordance with the latest recorded Request.

The allocation of Deposits may be changed at any time upon the Company's receipt at its Administrative Offices of the Request. A change of allocation will be effective for Deposits which are received after the Company's receipt and recording of the change.

SECTION 5.  CONTRACT VALUE PROVISIONS

5.1  Variable Contract Value

      The Variable Contract Value for a Participant on any date during the Accumulation Period will be the sum of the values of the Variable Sub-Accounts held for the Participant.

      The value of a Participant's interest in a Variable Sub-Account will be determined by multiplying the number of Accumulation Units held for the Participant by the Accumulation Unit Value for that Variable Sub-Account.

 5.2  Accumulation Units

      For each Deposit, the number of Accumulation Units credited for the Participant to a Variable Sub-Account will be determined by dividing the amount of the Deposit by the accumulation unit value for that Variable Sub-Account on the applicable Transaction Date.

 5.3  Accumulation Unit Value

      The initial accumulation unit value of each Variable Sub-Account was established at $10. The accumulation unit value of a Variable Sub-Account on a Valuation Date is calculated by multiplying the accumulation unit value as of the immediately preceding Valuation Date by the net investment factor as described in the net investment factor provision below.

      The dollar value of an Accumulation Unit will vary in amount depending upon the investment experience of the Eligible Fund.

 5.4  Annuity Unit Value

      The  initial   Annuity  Unit  Value  of  each  Variable   Sub-Account  was
           established at $1 on the date a Deposit was first made under a Variable Annuity Method of Payment to the Variable Sub-Account(s).

      The Annuity Unit Value may increase, decrease or remain unchanged as a result of the value of the net investment factor.

 5.5  Risk Charge

      The Company will deduct the risk charge for expense and mortality guarantees in the calculation of the net investment factor. This charge will not exceed 1.25% on an annual basis of the daily net asset value of each Variable Sub-Account. This deduction is made daily.

5.6 Net Investment Factor

The net investment factor for any Variable Sub-Account for any Valuation Period is determined by dividing (a) by (b), and subtracting
(c) from the result where: (a) is the net result of: (i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the current Valuation Period; plus (ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period; minus or plus (iii)a per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to have resulted from the investment operations of the Variable Sub-Account. (b) is the net result of: (i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period; minus or plus (ii) the per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account for the immediately preceding Valuation Period. (c) is an amount representing the risk charge deducted from each Variable Sub-Account on a daily basis as a percentage of the daily net asset value of each Variable Sub-Account.

The net investment factor may be greater than, less than, or equal to one. Therefore, the accumulation unit value may increase, decrease or remain unchanged.

     The per share amount of any dividend referred to in paragraph (a)(ii) includes a deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between Eligible funds and may be renegotiated each year.

SECTION 5.  CONTRACT VALUE PROVISIONS (continued)


 5.7  Guaranteed Account Value

      A Participant's Guaranteed Account Value on any date during the Accumulation Period will be the sum of the values of the Guaranteed Sub-Accounts credited to the Participant Annuity Account.

      The Company may offer one or more Guaranteed Sub-Accounts into which Deposits will be made.

 5.8  Guaranteed Sub-Account Riders

      The computation of the value of a Guaranteed Sub-Account is described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

 5.9 Contract  Maintenance  Charge
On the first day of each calendar year a contract maintenance charge of not more than $60 annually will be declared by the Company and deducted from the Participant Annuity Account. If a Participant Annuity Account is established for a Participant after that date, the contract maintenance charge will be deducted on the first day of the next quarter and will be pro-rated for the year remaining. No refund of this charge will be made.

     The deduction will be pro-rated among the Variable and Guaranteed Sub-Accounts based upon their Variable and Guaranteed Account Values on the date of deduction. Whenever a deduction for a contract maintenance charge is to be made from a Variable Sub-Account, the Company will cancel Accumulation Units having a total value equal to the amount of the deduction. The Group Policyholder may elect to pay such expenses to the Company separately. If such an election has been made, then no charge will be made against the Variable and Guaranteed Sub-Accounts unless payment is not received within 30 days.

SECTION 6.  TRANSFERS


 6.1  Intra-Company Transfers

     The Group Policyholder may Request transfers. The following provisions apply:
      (a) All or a portion of the Annuity Account Value may be transferred within and between the Variable and Guaranteed Sub-Accounts currently offered by the Company at any time prior to the Annuity Commencement Date by Request of the Owner. No transfers are permitted after the Annuity Commencement Date.

      (b) If a Transfer is made within 30 days of the Annuity Commencement Date, the Company may delay the Annuity Commencement Date by 30 days.

     (c) A Transfer shall be effective upon the Transaction Date.
     (d) A Transfer from Guaranteed Sub-Accounts shall be subject to the terms of the attached Guaranteed Sub-Account Rider(s), if any.
     (e) No Surrender Charge will apply to Intra-Company Transfers.

     6.2 Transfers out of the Group Annuity Contract
Transfers out of the Group

     Annuity Contract to an account currently offered by another Company under the terms of the Plan may be made only prior to the Annuity Commencement Date. The Contingent Deferred Sales Charge in Section 9, if applicable, will be deducted from each partial or total transfer out of the Group Annuity Contract.

SECTION 7.  DISTRIBUTIONS TO A BENEFICIARY

 7.1  Death of Participant after Annuity Commencement Date

      If the Participant dies after the Annuity Commencement Date and before his/her entire interest has been distributed, payments will continue to the Beneficiary under the Payment Option applicable to the Participant on the Participant's date of death. Notwithstanding the preceding sentence, if the Plan allows the Beneficiary to change the method of distribution, a new Payment Option may be elected by Request by the Group Policyholder on behalf of the Beneficiary only so long as payments are made to the Beneficiary not less rapidly than under the Payment Option effective on the Participant's date of death. The Contingent Deferred Sales Charge will not apply.

 7.2  Death of Participant before Annuity Commencement Date.
      a. 5-Year Rule. If the Participant dies before the Annuity Commencement Date, the entire interest of the Participant must be distributed within five years after the death of the Participant. This Rule applies to all non-individual entities.

 b. 1-Year Rule. If the Plan provides that any portion of the Participant's interest is payable to a designated Beneficiary, such portion may be distributed over the lesser of (1) the life of the "designated Beneficiary," or (2) over a period not extending beyond the life expectancy of the designated Beneficiary. Such distributions to a designated Beneficiary must begin not later than December 31 of the year following the date of the Participant's death. The Group Policyholder on behalf of the designated Beneficiary may elect by Request to take distributions either under the 5-Year Rule or under this 1-Year Rule. If no election is received by the Company by November 1 of the year following the year of the Participant's death, distributions will be made pursuant to the 5-Year Rule described in subsection a. of Section 7.2.

     For purposes of this section, a designated Beneficiary is any individual named as a Beneficiary by the Participant.

     c. Special Rule for Surviving Spouse.
If the designated Beneficiary is the surviving spouse of the Participant, distributions must begin no later than the date on which the Participant would have attained age 70 1/2. Distributions may be elected at any time pursuant to Section 10 of this Contract; but in any event must commence on or before the later of (1) December 31 of the year immediately following the Participant's death and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

     d. The Contingent Deferred Sales Charge will not apply.

     7.3 Amount Payable on Death of Participant If the Participant dies before the Annuity Commencement Date the amount payable on death will be:

     (a) Where death occurs before the Participant's 70th birthday, the greater of:

     (i) the Participant Annuity Account Value, less Premium Tax, if any, and

     (ii) the sum of Deposits paid to, less any distributions made under this Contract from the Participant Annuity Account, less Premium Tax, if any.

     (b) Where death occurs on or after the Participant's 70th birthday, the Participant Annuity Account Value, less Premium Tax, if any.

     7.4 Requests For Distributions Subject to the 5-Year rule, the 1-Year rule or the Special Rule for Surviving Spouse, as applicable, set forth in
     Section 7.2, an election to receive the amount described in Section 7.3 must be made pursuant to Section 10 of this Contract.

SECTION 8.  DISTRIBUTIONS TO A PARTICIPANT

 8.1  Requests for In Service Withdrawals and
      Surrenders

      On the Company's receipt of the Request at least 30 days before the Annuity Commencement Date, the Group Policyholder on behalf of the Participant may:

      a. Elect or change the Participant's Annuity Commencement Date to any future date which is not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. If any Annuity Commencement Date would be less than 30 days from the date the Request is received, the Company may delay the Annuity Commencement Date elected by 30 days. Given adequate time to process a Request, any such delay will not be later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.
      b. If the Group Policyholder on behalf of a married Participant has failed to elect a Payment Option within 30 days of the Annuity Commencement Date, the Company will pay the Group Policyholder on behalf of the Participant a Variable Joint and One-Half Survivor Annuity from the Variable Contract Value and a Fixed Joint and One-Half Survivor Annuity from the Guaranteed Contract Value.

      c. If the Group Policyholder on behalf of an unmarried Participant has failed to elect a Payment Option within 30 days of the Annuity Commencement Date, the Company will pay the Group Policyholder on behalf of the Participant a Variable Life Annuity with a 10 year Guaranteed Period from the Variable
                Contract Value and a Fixed Life Annuity with a 10 year Guaranteed Period from the Guaranteed Contract Value.

 8.2  In Service Withdrawal

      By Request, the Group Policyholder may direct the Company to make an In Service Withdrawal from the Participant Annuity Account payable to the Participant. The In Service Withdrawal will take effect on the later of the date elected or the date the Request is received at the Administrative Offices of the Company.

      The Group Policyholder must designate in the Request the Variable or Guaranteed Sub-Account(s), or a combination of them, from which the In Service Withdrawal is to be made.

     8.3  Amount  Payable  on In Service  Withdrawal
The  amount  payable on In

     Service Withdrawal will be paid in one sum under the In Service withdrawal provisions equal to: (A) all or any portion of the Participant's Annuity Account Value as requested by the Group Policyholder, on behalf of the Participant, in accordance with the terms of the Plan, less (B) Premium Tax, if any, less (C) Forfeiture, if any, as determined by the Plan Administrator in accordance with the vesting schedule of the Plan, less (D) the Contingent Deferred Sales Charge, described in Section 9, if any.

     8.4 Surrender By Request, the Group Policyholder may surrender the Participant Annuity Account on behalf of the Participant. The Surrender will take effect on the later of the date elected or the date the Request is received at the Administrative Offices of the Company. Instructions as to the allocation of any Forfeiture as a result of such surrender must accompany the Request. The responsibility for determining that such instructions are in accordance with the provisions of the Plan lies solely with the Group Policyholder.

     8.5 Amount  Payable  On  Surrender
If  permitted  by the Plan,  the amount
     payable on Surrender may either be applied under the Methods of Payment provisions or paid in one sum under the Surrender provisions equal to: (A) the Participant Annuity Account Value as of the effective date of the Surrender, less (B) Premium Tax, if any, less (C) Forfeiture, if any, less
     (D) the Contingent Deferred Sales Charge, described in Section 9, if any.

     8.6  Conditions of Payment
Payment will only be made if then available to the Payee under the terms and provisions of the Plan as determined by the Group Policyholder.

     8.7  Adequate  Proof

The Company may require adequate proof of age, separation from service or eligibility for another benefit to establish that a benefit has become payable under the provisions of the Plan prior to making any payment under this Group Annuity Contract.

SECTION 8.  DISTRIBUTIONS TO A PARTICIPANT (continued)

 8.8  Establishment of Alternate Payee Account

      In the event the Company receives a request for a payment in connection with a Qualified Domestic Relations Order (QDRO) and the Group Policyholder notifies the Company that the Plan does not permit immediate distributions, or in the event the Company is unable to obtain all necessary information to make a distribution pursuant to such order, then the Company will establish a separate account on behalf of the Alternate Payee named in such order. Such Alternate Payee account will be established and administered in accordance with the provisions of the Plan.


     8.9  Loans

If the Plan permits loans, loans will be available to a Participant in accordance with the terms set forth in the Plan and the loan application form.

SECTION 9.  CONTINGENT DEFERRED SALES CHARGE


 9.1  Transfers To Other Companies

      On any total or partial transfer of the Participant Annuity Account to another company, the Contingent Deferred Sales Charge will be deducted from the amount transferred. The Contingent Deferred Sales Charge will be equal to a percentage of the amount transferred based on the table in 9.2 below.

     9.2 Surrenders  and In Service  Withdrawals
On any Surrenders or In Service

     Withdrawals of the Participant Annuity Account permitted under the terms of the Plan, a Contingent Deferred Sales Charge will be deducted from the amount distributed. The Contingent Deferred Sales Charge will be equal to a percentage of the amount distributed based on the table below.

     Contingent Deferred Sales Charge Table

     Completed Years From Participant Effective Date % of Amount Transferred or Under this Contract Distributed 0 - 4 5% 5 - 9 4% 10 - 14 3% 15 or more 0%

     Notwithstanding anything in this Group Annuity Contract to the contrary, in no event shall the Contingent
Deferred Sales Charge at any point in time exceed 8.5% of Deposits contributed by the Participant into this Group Annuity Contract.

SECTION 10.  PAYMENT OPTIONS

 10.1 How to Elect Payment Options

      The Request of the Group Policyholder on behalf of the Participant or Beneficiary is required to elect, or change the election of, a payment option and must be received by the Company at least 30 days prior to the Annuity Commencement Date.

      If an option has not been elected within 30 days of the Annuity Commencement Date, the Company will pay a Variable Joint and One-Half Survivor Annuity from the Variable Contract Value and a Fixed Joint and One-Half Survivor Annuity from the Guaranteed Contract Value.

 10.2 Selection of Payment Options

      (a) A single sum payment may be elected. If it is, the amount to be paid is the Surrender Value, and will be subject to any applicable Surrender Charge.
      (b) If a variable annuity payment option is elected, the amount to be applied is the Variable Account Value, as of the Annuity Commencement Date, less Premium Tax, if any.

      (c) If a fixed annuity payment option is elected, the amount to be applied is the Guaranteed Account Value, as of the Annuity Commencement Date, less Premium Tax, if any.

      (d) The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payment option is $2,000. If the amount is less than $2,000, the Company may pay the amount in a single sum subject to Sections 8.3.

      (e) Payments to be made under the annuity payment option selected must be at least $50. The Company reserves the right to make the payments using the most frequent payment interval which produces a payment of not less than $50.

     (f) The maximum amount that may be applied under any annuity payment option is $1,000,000, unless prior approval is obtained from the Company.

     10.3 Variable Annuity Payment Options

     The guaranteed annuity table is based on mortality from the 1971 female Group Annuity Mortality Table with a five year setback, a 2% administrative charge and a guaranteed interest rate of 3 1/2% per year. The Company may offer a better rate than the guaranteed rate shown.

     The following variable annuity payment options are available: (a) Option 1:
     Variable Life Annuity with Guaranteed Period Monthly payments for the guaranteed Annuity Payment Period elected or the lifetime of the Participant or Payee, whichever is longer. The guaranteed Annuity Payment Period elected may be 5, 10, 15, or 20 years. Upon death of the Participant or Payee, the Beneficiary will begin to receive the remaining payments at the same monthly interval elected by the Participant. See Table A. (b) Option 2: Variable Life Annuity Monthly payments for the Participant's lifetime, without a guaranteed period. See Table A. (c) Option 3: Variable Joint and One-Half Survivor Annuity A Variable Joint and One-Half Survivor Annuity provides a variable monthly payment to an Annuitant for his/her lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the variable payment continues to a designated beneficiary, if living, and terminates upon his/her death. Table B is applicable to this Option. (d) Option 4: Any Other Form Any other form of variable annuity which is acceptable to the Company.

SECTION 10.  PAYMENT OPTIONS (continued)

      These variable annuity payment options are subject to the following provisions:

      (1)   Amount of First Monthly Payment

            The first monthly payment under a variable annuity payment option will be based on the value of each Variable Sub-Account on the 5th Valuation Date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate from Table A to the amount applied under the payment option.

      (2)   Annuity Units

            The number of Annuity Units paid to the Participant for each Variable Sub-Account is determined by dividing the amount of the first monthly payment by the sub-account's annuity unit value on the 5th Valuation Date preceding the date the first payment is due. The number of Annuity Units used to calculate each payment for a Variable Sub-Account remains fixed during the Annuity Payment Period.

      (3)   Amount of Monthly Payments after the First

            Monthly  payments  after the  first  will  vary  depending  upon the investment experience of the Variable Sub-Accounts. The subsequent amount paid from each sub-account is determined by multiplying (a) by (b) where (a) is the number of sub-account Annuity Units to be paid and (b) is the sub-account annuity unit value on the 5th Valuation Date preceding the date the annuity payment is due. The total amount of each variable annuity payment will be the sum of the variable annuity payments for each Variable Sub-Account. The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

 10.4 Fixed Annuity Payment Options

      The guaranteed annuity table is based on mortality from the 1971 female Group Annuity Mortality Table with a five year setback, a 2% administrative charge and a guaranteed interest rate of 3 1/2% per year. The Company may offer a better rate than the guaranteed rate shown.

     The following fixed annuity payment options are available:

of Specified Amount

An  annuity  payment

at 12-, 6-, 3-, or 1-month intervals, of an amount elected for an Annuity Payment Period of not more than 240 months. Upon death of the Participant or Payee, the Beneficiary will begin to receive the remaining payments at the same monthly interval. See Table C.

(b)   Option   2:   Income
for a Specified Period

An  annuity  payment

at 12-, 6-, 3-, or 1-month intervals, for the number of months elected for an Annuity Payment Period of not more than 240 months. Upon death of the Participant, the Beneficiary will begin to receive the remaining payments at the same monthly interval that was elected by the Group Policyholder. See Table C.

(c)   Option   3:    Fixed
Life Annuity with Guaranteed Period

Monthly     payments

for the guaranteed Annuity Payment Period elected which may be 5, 10, 15 or 20 years or the lifetime of the Annuitant whichever is longer. Upon death of the Participant, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table B.

(d)   Option   4:    Fixed Life Annuity

Monthly     payments

for the Participant's lifetime, without a guaranteed period.  See Table B.

(e)   Option   5:    Joint
and One-Half Fixed Survivor Annuity

A     Joint      and
One-Half Fixed Survivor annuity provides a fixed monthly payment to an Annuitant for his/her lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the fixed payment continues to a designated beneficiary, if living, and terminates upon his/her death. Table E is applicable to this Option.

(f)   Option     6:    Any
Other Form

Any  other  form  of
annuity which is acceptable to the Company.




SECTION 11.  PERIODIC PAYMENTS

 11.1 Periodic Payment Option

      The Group Policyholder must Request that all or part of the Annuity Account be applied to a Periodic Payment Option. All outstanding loan balances must be paid in full before a Participant may apply for a Periodic Payment Option. While periodic payments are being received:

      o the Group Policyholder may continue to exercise all contractual rights that are available prior to electing a payment option, except that no Contributions may be made by a Participant;

      o Participants may continue to keep their current Guaranteed and Variable Sub-Accounts; o charges and fees under the Contract, if applicable, continue to apply, except as noted below; o a Surrender Charge does not apply to periodic payments; and o if a partial withdrawal is made, a Surrender Charge, if applicable, will be deducted. The surrender charge free amount does not apply.

      If   periodic   payments   cease,   the   Participant  may  resume  making
           Contributions, at which time the surrender charge free amount will be in effect.

     The Group Policyholder will elect by Request: o the payment frequency of either 12-, 6-, 3-, or 1-month intervals; o a payment amount; a minimum of $50 is required; o the calendar day of the month on which payments will be made; o one payment option; and o the allocation of payments from the Variable and/or Guaranteed Sub-Account(s) as follows:

     1) Prorate the amount to be paid across all Variable and Guaranteed Sub-Accounts in proportion to the assets in each sub-account; or
           2) Select the Investment Division(s) from which payments will be made. Once the Investment Division(s) have been depleted, the Company will automatically prorate the remaining payments unless the Group Policyholder Requests the selection of another Investment Division(s).

Payments will cease on the earlier of:

o     the date the  amount
elected to be paid under the option selected has been reduced to zero;

o     the            Group
Policyholder Requests the payments to stop;

o     the   death  of  the
Participant; or

o     the Annuity  Account
Value is zero.

The   Group   Policyholder

must elect one of the following 5 payment options:

1)    Income     for     a
Specified Period for at least thirty-six (36) months - The Group Policyholder elects the duration over which payments will be made. This amount may vary based on the duration; or

2)    Income      of     a
Specified Amount for at least thirty-six (36) months - The Group Policyholder elects the dollar amount of the payments. Based on the amount elected, the duration may vary; or

3)    Interest  Only - The
     payments will be based on the amount of interest credited to the Guaranteed Sub-Account(s) between each payment. Available only if 100% of the account value is invested in the Guaranteed Sub-Account; or

     4) Minimum Distribution - the Group Policyholder may Request minimum distributions as specified under Internal Revenue Code 401(a)(9); or 5) Any other form for a period of at least thirty-six (36) months - Any other form of periodic payment which is acceptable to the Company.

SECTION 12.  CONTRACT MODIFICATION

 12.1 Contract Modification

      This Group  Annuity  Contract  may be  modified  at any  time  by  written agreement between the Company and the Group Policyholder. No such modification will, without the written consent of the Group Policyholder, affect the terms, provisions, or conditions of this Group Annuity Contract which are or may be applicable to Deposits paid in respect of Participants prior to the date of such modification.

      However, the  Company may at any time and without the consent of the Group
           Policyholder or any Participant or other person, but upon 30 days' written notice to the Group Policyholder, modify this Group Annuity Contract in any respect to conform it to changes in tax or other law, including applicable regulations or rulings.

 12.2 Modification of Tables

      The Company may at any time and without the consent of the Group Policyholder or any Participant or other person, but upon 30 days' written notice to the Group Policyholder, modify Tables A, B, C, D, and E, or any of them. However, no such modification will affect the terms, provisions or conditions of the Group Annuity Contract which are or may be applicable to Deposits paid in respect of Participants prior to the date of such modification.

     12.3 Modification of Guaranteed Sub-Account Riders, if Any Any Guaranteed Sub-Account Rider may be modified at any time by written agreement between the Company and the Group Policyholder. No such modification will, without the written consent of the Group Policyholder, affect the terms, provisions, or conditions of the Rider which are or may be applicable to Deposits paid in respect of Participants prior to the date of such modification.

     12.4 Modification of Variable and/or Guaranteed Sub-Account Riders, If Any Notwithstanding the other contract modification provisions, the Company may offer new or cease offering existing Variable or Guaranteed Sub-Accounts. No such modification shall affect the terms, provisions, or conditions which are or may be applicable to Deposits previously paid to any Variable or Guaranteed Sub-Account which is no longer offered by the Company. Maturing Certificates may be modified at the Certificate Maturity Date by the Company. The Company may periodically notify the Group Policyholder of the current offering of Variable or Guaranteed Sub-Accounts.

SECTION 13.  CESSATION OF DEPOSITS

 13.1 Cessation of Deposits

      Upon 60 days' written notice to the other, the Group Policyholder or the Company may declare that, as from the date stated in the notice (that date being called a Date of Cessation of Deposits), no further Deposits will be made to certain or all Guaranteed and Variable Sub-Accounts of the Group Annuity Contract. If the Company receives notice from the Group Policyholder of a Cessation of Deposits and no Cessation of Deposits Date is stated in the notice, the Date of Cessation of Deposits will be 60 days from the date the notice was received by the Company.

If a Date of Cessation of Deposits has been declared for certain Sub-Accounts, the Group Policyholder in respect of the Participant may by Request make a change of allocation of his/her new Deposits. When no change of allocations is received, the Company may return all new Deposits affected by the declaration of the Date of Cessation of Deposits, or allocate such new Deposits to the Sub-Account chosen by the Company.

After the Date of Cessation of Deposits declared in respect of all Sub-Accounts, no new Participant Annuity Account will be established, and all Participant Annuity Accounts shall become subject to the provisions of Section 13.2 below.

SECTION 13.  CESSATION OF DEPOSITS (continued)



 13.2 Options on Declaration of Date of Cessation of
      Deposits
      Upon the declaration of the Date of Cessation of Deposits for all Sub-Accounts, the Group Policyholder may by Request elect one of the following cessation options. If the Group Policyholder has not elected a cessation option within 30 days of the Date of Cessation, the Company will make the election in its sole discretion. Such election shall apply to all Participant Annuity Accounts and shall be binding on the Group Policyholder.

     a. Cessation  Option (1)  Maintenance of Each  Participant  Annuity Account
     Value: The Company will maintain each Participant Annuity Account Value until it is applied to a Payment Option or paid under the Group Annuity Contract. After Cessation Option (1) has been elected, Transfers To Other Companies will be permitted in accordance with Sections 6 and 9 of the Contract. A Contingent Deferred Sales Charge, if applicable, will apply.

b.    Cessation     Option
(2) Installment Settlement of Contract Values:

Upon  receipt  of  a
Request from the Group Policyholder and subject to the provisions relating to Transfers, the Company will pay the sum of the Variable Contract Values in respect of Participants as of the Date of Cessation of Deposits to the successor insurer of the Plan or to the Group Policyholder within 7 days of the date the cessation option is elected.

Upon receipt of a Request from the Group Policyholder, the Company will pay the sum of the Guaranteed Contract Values in respect of the Participants as of the Date of Cessation of Deposits to the successor insurer of the Plan or to the Group Policyholder in 20 equal quarterly installments. The amount of the installments will be the amount determined by the Company on the date of the first such payment, but not less than $514.80 for each $10,000 of Guaranteed Contract Values. The first payment will be made 30 days after the Date of Cessation.

After Cessation Option (2) has been elected, no benefits will be paid, no Transfers will be made, no method of Payment option may be elected by a Participant or Payee and no Deposits will be accepted.




                                               TABLE A - Variable Life Annuity

                                               Monthly Payment for Each $1,000
                                            of Participant Annuity Account Value







   Age of            Without                               With Guaranteed Period
   Payee         Guaranteed Period             5 Years           10 Years           15
Years           20 Years

       50              3.99                      3.99               3.98
3.96              3.94
       55              4.31                      4.30               4.27
4.24              4.19
       60              4.71                      4.70               4.67
4.60              4.49
       65              5.28                      5.25               5.18
5.05              4.84
       70              6.07                      6.02               5.85
5.56              5.15
       75              7.22                      7.09               6.68
6.07              5.41


If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                                  TABLE B - Variable Joint and One-Half Survivor Annuity


                                               Monthly Payment for Each $1,000
                                            of Participant Annuity Account Value





   Age of                                          If Designated Payee Is Age
  Annuitant               50           55            60                65
70              75

      50                  3.88         3.91          3.94             3.96
3.97             3.98
      55                  4.09         4.15          4.19             4.23
4.25             4.27
      60                  4.34         4.43          4.51             4.58
4.63             4.66
      65                  4.64         4.77          4.90             5.01
5.10             5.16
      70                  4.99         5.17          5.36             5.55
5.70             5.83
      75                  5.40         5.65          5.91             6.19
6.46             6.69


If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                                              TABLE C - Income of Specified Amount

                         - Income of a Specified Period

                                                 Monthly Payment for Each $1,000
                                              of Participant Annuity Account Value




                                      Years                            Payment

                                        3                                28.61
                                        4                                21.82
                                        5                                17.75
                                        6                                15.04
                                        7                                13.10
                                        8                                11.66
                                        9                                10.54
                                       10                                 9.63
                                       11                                 8.90
                                       12                                 8.30
                                       13                                 7.78
                                       14                                 7.34
                                       15                                 6.96
                                       16                                 6.63
                                       17                                 6.34
                                       18                                 6.08
                                       19                                 5.85
                                       20                                 5.64

     To                                              determine  the  payment for
                                                     other     frequencies    of
                                                     payment, multiply the above
                                                     monthly   payment   by  the
                                                     following factors:

                                                                          Factor

                                     Quarterly payment                      2.99
                                     Semi-annual payment                    5.96
                                     Annual payment                        11.81



     If                                              payments  are for an amount
                                                     or duration  different than
                                                     that  outlined  above,  the
                                                     Company will  determine the
                                                     proper  amount or  duration
                                                     using the  actuarial  basis
                                                     used to determine the above
                                                     Table.



                                                  TABLE D - Fixed Life Annuity

                                                 Monthly Payment for Each $1,000
                                              of Participant Annuity Account Value







                   Age of                            Without                  With
Guaranteed
                       Period

                   Payee                        Guaranteed Period 5 Years           10
Years          15 Years
                       20 Years

           50         3.99                        3.99               3.98
3.96              3.94
           55         4.31                        4.30               4.27
4.24              4.19
           60         4.71                        4.70               4.67
4.60              4.49
           65         5.28                        5.25               5.18
5.05              4.84
           70         6.07                        6.02               5.85
5.56              5.15
           75         7.22                        7.09               6.68
6.07              5.41


      If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                                       TABLE E - Joint and One-Half Survivor Fixed Annuity


                                                 Monthly Payment for Each $1,000
                                              of Participant Annuity Account Value


                   Age of                                             If
Designated      Payee      Is
                      Age

                  Annuitant            50               55                60               65
                      70               75


          50        3.88              3.91             3.94               3.96
3.97              3.98
          55        4.09              4.15             4.19               4.23
4.25              4.27
          60        4.34              4.43             4.51               4.58
4.63              4.66
          65        4.64              4.77             4.90               5.01
5.10              5.16
          70        4.99              5.17             5.36               5.55
5.70              5.83
          75        5.40              5.65             5.91               6.19
6.46              6.69


     If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


DAILY INTEREST GUARANTEE FUND RIDER


A GUARANTEED SUB-ACCOUNT RIDER ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Daily Interest Guarantee Fund is a Guaranteed Sub-Account. Deposits may be made into the Daily Interest Guarantee Fund at any time. Interest will be earned on the Daily Interest Guarantee Fund value and compounded daily. The interest rate credited may change on a calendar quarter basis, but on an annual effective basis will not be less than the Guaranteed Interest Rate.

The value of the Daily Interest Guarantee Fund in respect of the Participant will be determined by adding his/her Daily Interest Guarantee Fund Sub-Account's Deposits and interest and subtracting distributions to a Beneficiary, amounts distributed or applied under a payment option, transfers, Contract Maintenance Charge, and Premium Tax.

This Rider, unless and until modified, forms part of the Group Annuity Contract.

GUARANTEED CERTIFICATE SUB-ACCOUNT FUND RIDER

A GUARANTEED SUB-ACCOUNT RIDER ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Guaranteed Certificate Fund is a Guaranteed Sub-Account, whereby Credited Interest Rates, not less than the Guaranteed Interest Rate, are credited to Deposits held for varying Interest Guarantee Periods. The Company may offer Certificates to the Group Policyholder who may by Request allocate any Deposit in respect of the Participant to any one Certificate. Deposits may be allocated only to those Certificates currently being offered by the Company.

If the Group Policyholder allocates a Participant's Deposits to Certificates not currently offered by the Company, the Company may return such Deposits, allocate such Deposits to a currently offered Certificate, or allocate such Deposits to another currently offered Guaranteed Sub-Account.

DEFINITIONS

Certificate - represents the amount deposited into the Guaranteed Fund under each Interest Guarantee Period. Each Certificate has its own interest rate and Term.

Term - the duration of the Certificate which begins on the first day of the calendar quarter following the date of the Deposit and ends on the date specified by the Company. The duration of Terms available may be limited by the Company.

Certificate Maturity Date - the last day of the Term.

Interest Guarantee Period - the period from the date of the Deposit to the Certificate Maturity Date.

Interest Crediting and Selection of Payment Option

The Credited Interest Rate on an annual effective basis will not be less than the Guaranteed Interest Rate and will be compounded daily. A Deposit to the Guaranteed Certificate Fund which remains in the Guaranteed Certificate Fund until the Certificate Maturity Date will earn a Credited Interest Rate for the Certificate's Interest Guarantee Period.

If the Participant is eligible for a benefit payment in accordance with the Plan, as determined by the Group Policyholder, amounts deposited into the Guaranteed Certificate Fund may be applied to a payment option prior to the Certificate Maturity Date. Amounts applied to a payment option pursuant to
Section 10 of the Group Annuity Contract prior to the Certificate Maturity Date will receive the Credited Interest Rate from the date of deposit to the date the amount is applied to the elected payment option.

If the Participant is not eligible for a benefit payment in accordance with the provisions of the Plan, as determined by the Group Policyholder, amounts deposited into the Guaranteed Certificate Fund must remain in the Certificate until the Certificate Maturity Date. Thus, no payment option may be elected, and no distributions or transfers will be permitted prior to the Maturity Date of each respective Certificate.

GUARANTEED CERTIFICATE SUB-ACCOUNT FUND RIDER (continued)


Certificate Maturity

Prior to the Certificate Maturity Date, the Company will offer a Guaranteed Sub-Account into which the value of the Certificate will be deposited on its Maturity Date. The Guaranteed Sub-Account so offered may be either the Guaranteed Certificate Fund or another Guaranteed Sub-Account.

If the Guaranteed Certificate Fund is offered, the value of the Certificate on its Maturity Date will establish a new Certificate which has its own Credited Interest Rate and Term. The Credited Interest Rate of this new Certificate may be higher or lower than the Credited Interest Rate of any other Certificate or Deposit.

If another Guaranteed Sub-Account is offered, the value of the Certificate on its Maturity Date will be deposited into that Guaranteed Sub-Account. The Credited Interest Rate of this Deposit may be higher or lower than the Credited Interest Rate of any other Deposit.

Transfers

The terms of Section 6 of the Group Annuity Contract will apply to any transfer to or from the Guaranteed Certificate Fund.

Value of Guaranteed Certificate Fund

The value of the Guaranteed Certificate Fund in respect of the Participant will be determined by adding his/her Guaranteed Certificate Fund Sub-Account's Deposits and interest, and subtracting his/her total or partial distributions, distributions to a Beneficiary, amounts distributed or applied under a payment option, transfers, Contract Maintenance Charge, and Premium Tax.

This Rider, unless and until modified, forms part of the Group Annuity Contract.

GUARANTEED FIXED FUND

GUARANTEED SUB-ACCOUNT RIDER
ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Participant, subject to the provisions of the Group Annuity Contract, may allocate all or a portion of his/her Deposits to the Guaranteed Fixed Fund, which is a Guaranteed Sub-Account. Deposits allocated to the Guaranteed Fixed Fund in a calendar quarter shall earn an initial annual effective rate of interest equal to the rate stated by the Company for that calendar quarter. Each initial rate shall remain in effect through the end of that calendar year and shall never be less than 3.5%.* Each year in which Deposits are allocated to the Guaranteed Fixed Fund shall be known as a deposit year.

All Deposits allocated and interest accrued thereon in a given deposit year which remain in the Guaranteed Fixed Fund shall constitute a separate portfolio as of January 1st of the year following the deposit year. Each separate portfolio shall earn an annual effective rate of interest stated by the Company, which shall be known as a renewal rate. Each renewal rate shall be effective for one calendar year and shall never be less than 3.5%.* A different renewal rate may be declared by the Company for each separate portfolio and for each calendar year.

The Participant, subject to the provisions of the Group Annuity Contract and this Guaranteed Sub-Account Rider, may transfer amounts from his/her Guaranteed Fixed Fund sub-account at any time. The Company may, from time to time, establish a maximum amount which may be transferred from the Participant's Guaranteed Fixed Fund sub-account in a calendar year, which shall never be less than 20% of the Participant's prior year end account balance in the Guaranteed Fixed Fund. However, if the Participant's Guaranteed Fixed Fund sub-account balance is $500 or less on the effective date of the transfer, all or a portion of that balance may be transferred. Amounts transferred shall be debited from the Participant's Guaranteed Fixed Fund sub-account on a last-in-first-out basis.

Distributions from the Guaranteed Fixed Fund sub-account shall be governed by the Group Annuity Contract. Amounts distributed from the Guaranteed Fixed Fund sub-account shall be debited on a last-in-first-out basis.

*IMPORTANT NOTICE: The Guaranteed Interest Rate defined in the Group Annuity Contract shall not apply to funds deposited into the Guaranteed Fixed Fund sub-account.

                          Periodic Payment Option Rider

                                      1-98

PERIODIC PAYMENTS OPTION RIDER - 401(a)/(k) PLANS
ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT



Ability to Elect

In addition to the methods of payment available under Article 9 of the Group Annuity Contract, a Periodic Payment Option may be elected under the Contract if also permitted under the provisions of the Plan.

If the Participant is entitled to begin distributions under the Plan, the Participant, with the Group Policyholder's consent, may, by Written Request, elect that all or part of the Participant Annuity Account be applied to a Periodic Payment Option. All outstanding loan balances must be paid in full or treated as a distribution before a Participant may apply for a Periodic Payment Option.

Operation of Participant Annuity Account While periodic payments are being received:
o the Participant may continue to exercise all contractual rights that are available prior to electing a payment option, except that no Deposits may be made by a Participant;
o Participants may continue to keep their current Participant Annuity Account; o charges and fees under the Contract, if applicable, continue to apply.

If periodic payments cease, the Participant may resume making Deposits, if allowed by the Plan. Additionally, if periodic payments cease, periodic payment options may not commence again for at least a 36 month period.

Frequency and Amount of Payments
The Participant will elect by Written Request:
o the payment frequency of either 12-, 6-, 3-, or 1-month intervals; o a payment amount; a minimum of $50 is required; o the month, day and year on which payments will be made; and o one payment option.

The Participant may elect to change the payment option and/or frequency once each calendar year.

Payments will cease on the earlier of:

o the date the amount elected to be paid under the option selected has been reduced to zero; o the date the Participant, by Written Request, chooses that the payments stop; or o the Annuity Account Value is zero.

Payments to a Beneficiary

Upon the Participant's death, the Beneficiary shall elect a payment option on the death claim form which complies with the distribution requirements of
Section 401(a)(9) of the Internal Revenue Code.

Payment Options Available

The Participant must elect one of the following 4 payment options: 1) Income for a Specified Period for at least thirty-six (36) months. The Participant elects the duration over which payments will be made. This amount may vary based on the duration; or

     2) Income of a Specified Amount for at least thirty-six (36) months. The Participant elects the dollar amount of the payments. Based on the amount elected, the duration may vary; or

     3) Interest Only. The payments will be based on the amount of interest credited to the Participant Annuity Account between each payment. Available only if the Participant is younger than 70 1/2; or

     4) Minimum Distribution. The Participant may Request minimum distributions as specified under Internal Revenue Code Section 401(a)(9).


PERIODIC PAYMENTS OPTION RIDER - 401(a)/(k) PLANS (continued)


Signed for Great-West Life & Annuity Insurance Company on the Issue Date.



                                                      [GRAPHIC   OMITTED]

                                                  W.T. McCallum,
                                           President and Chief Executive Officer





Signed for the Group Policyholder on the                       day of
, 19                                                          .

Group Policyholder Name

                                                                     (Signature)
Group Policy Number

                403(b) Employer Sponsored Group Annuity Contract

                                      1-92

                   Great-West Life & Annuity Insurance Company
                   8515 East Orchard Road Englewood, CO 80111





                                   HOME OFFICE - ENGLEWOOD, COLORADO
                                        ADMINISTRATIVE OFFICES
                                          ENGLEWOOD, COLORADO

GROUP POLICYHOLDER

GROUP POLICY NUMBER

GROUP ANNUITY CONTRACT DATE

Group Tax-Deferred Annuity, Non-Participating

Signed for Great-West Life & Annuity Insurance Company on the issuance of the Group Annuity Contract on the Annuity Contract Date.

[GRAPHIC OMITTED][GRAPHIC OMITTED]            [GRAPHIC OMITTED][GRAPHIC OMITTED]
General Counsel and Secretary              President and Chief Executive Officer

                                         [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                   For the Actuary

                                           15 Day Free-Look

The Accountholder may return his/her  Certificate  within 15 days of its mailing
and  have  all  Deposits  refunded  to  him/her  if,  after   examination,   the
Accountholder is not satisfied with it for any reason.

PLEASE READ THIS CONTRACT CAREFULLY. IT IS A CONTRACT WHICH MAY PROVIDE FOR PAYMENTS OR VALUES WHICH ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT BUT MAY INCREASE OR DECREASE ACCORDING TO THE INVESTMENT EXPERIENCE OF THE VARIABLE ANNUITY ACCOUNT.

Group Tax-Deferred Annuity

EMPLOYER SPONSORED HOSPITAL AND EDUCATION


                       GROUP TAX-DEFERRED ANNUITY CONTRACT

                                TABLE OF CONTENTS

15 DAY FREE-LOOK


SECTION 1.
DEFINITIONS.....................................................................................5

SECTION 2.        OWNERSHIP PROVISIONS

         2.1      Ownership of Group Annuity

Contract.............................................................7
         2.2      Ownership of Participant Annuity Account
Value..................................................7
         2.3      Transfer and
Assignment.........................................................................7
         2.4      Ownership of Series
Account.....................................................................7

SECTION 3.        GENERAL PROVISIONS

         3.1      The Group Annuity

Contract......................................................................7
         3.2

Certificate.....................................................................................7
         3.3      Entire
Contract.................................................................................7
         3.4      Contract
Modification...........................................................................7
         3.5

Non-Participating...............................................................................8
         3.6

Beneficiary.....................................................................................8
         3.7      Currency and Payment of
Deposits................................................................8
         3.8      Age
 ............................................................................................8
         3.9      Voting

Rights...................................................................................8
         3.10

Reports.........................................................................................8
         3.11     Notice and
Proof................................................................................8
         3.12     Materials Developed by Group
Policyholder.......................................................9
         3.13     Tax Consequences of
Payments....................................................................9
         3.14

Loans...........................................................................................9

SECTION 4.        DEPOSIT PROVISIONS

         4.1      Commencement of

Deposits........................................................................9
         4.2

Deposits........................................................................................9
         4.3      Allocation of
Deposits..........................................................................9

SECTION 5.        ACCOUNT VALUE PROVISIONS

         5.1      Variable Accounts

 ..............................................................................9
         5.2      Risk

Charge....................................................................................10
         5.3      Guaranteed Account
Value.......................................................................10
         5.4      Guaranteed Sub-Account
Riders..................................................................10
         5.5      Contract Maintenance
Charge....................................................................11

SECTION 6.        TRANSFERS AND ROLLOVERS

         6.1

Transfers......................................................................................11
         6.2      Transfer
Terms.................................................................................11
         6.3      Intra-Company
Transfers........................................................................11
         6.4      Transfers to Other
Companies...................................................................12
         6.5      90-24
Transfers................................................................................12
         6.6

Rollovers......................................................................................12

                                             GROUP TAX-DEFERRED ANNUITY CONTRACT
                                                TABLE OF CONTENTS (continued)


SECTION 7.            DISTRIBUTIONS TO A BENEFICIARY UPON DEATH

         7.1          Death of Accountholder After Annuity Commencement
Date.....................................12
         7.2          Death of Accountholder Before Annuity Commencement
Date....................................13
         7.3          Amount Payable on Death of
Participant.....................................................13

SECTION 8.            QUALIFIED DOMESTIC RELATIONS ORDER (QDRO)

         8.1          Effect of Qualified Domestic Relations Order
(QDRO)........................................14
         8.2          Total or Partial

Distribution............................................................  14
         8.3          Establishment of Alternate Payee Annuity
Account...........................................14
         8.4          Withdrawal from Participant Annuity
Account................................................14

SECTION 9.            DISTRIBUTIONS TO AN ACCOUNTHOLDER

         9.1          Requests for

Distributions.................................................................14
         9.2          Distribution to Participant Due to
Hardship................................................15
         9.3          Adequate
Proof.............................................................................15

SECTION 10.           CONTINGENT DEFERRED SALES CHARGE AND LOSS OF INTEREST CHARGE

         10.1         Contingent Deferred Sales
Charge...........................................................16
         10.2         Contingent Deferred Sales Charge
Amount....................................................16

SECTION 11.           PAYMENT OPTIONS

         11.1         How to Elect Payment

Options...............................................................16
         11.2         Selection of Payment
Options...............................................................16
         11.3         Variable Dollar Payment
Options............................................................17
         11.4         Fixed Dollar Payment
Options...............................................................18

SECTION 12.           DEPOSIT TERMINATION

         12.1         Notice of Termination

 .....................................................................19
         12.2         Administration of Accounts Upon Deposit
Termination........................................19

TABLE A               20
TABLE B               21
TABLE C               22
TABLE D               23
TABLE E               24

GUARANTEED SUB-ACCOUNT RIDERS, IF
ANY..............................................................................

SYSTEMATIC WITHDRAWAL OPTION RIDER, IF
ANY.........................................................................

SECTION 1. DEFINITIONS


Accountholder - a Participant with respect to his/her Participant Annuity Account or an Alternate Payee with respect to his/her Alternate Payee Annuity Account.

Accumulation Period - the period during which the Accountholder is covered under this Group Annuity Contract prior to his/her Annuity Commencement Date.

Accumulation Unit - an accounting measure used to determine the Variable Account Value before the Annuity Commencement Date.

Administrative Offices - 8515 E. Orchard Road
Englewood, Colorado 80111

Alternate Payee - a spouse, former spouse, child or other dependent of a Participant who is entitled to receive all or a portion of the Participant Annuity Account pursuant to a Qualified Domestic Relations Order.

Alternate Payee Annuity Account - a separate record in the name of an Alternate Payee which reflects the value of amounts awarded to the Alternate Payee from a Participant Annuity Account pursuant to a Qualified Domestic Relations Order. These amounts may only be allocated to a Guaranteed Sub-account.

Alternate Payee Effective Date - the date on which the appropriate value of the Participant Annuity Account is transferred to the Alternate Payee Annuity Account pursuant to a Qualified Domestic Relations Order.

Annuitant - the person upon whose life the payment of an annuity is based.

Annuity Account Value - the sum of the Variable and Guaranteed Sub-Accounts credited to the Accountholder under his/her annuity account.

Annuity Commencement Date - the date on which annuity payments commence under a payment option, which for any Accountholder shall be not later than April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2.

Annuity Contract Date - the effective date of this Group Annuity Contract as agreed upon by the Group Policyholder and the Company.

Annuity Payment Period - the period during which the Payee is receiving annuity payments under this Group Annuity Contract.

Annuity Unit - an accounting measure used to determine the dollar value of any Variable Dollar Annuity Payment after the first annuity payment is made.

Beneficiary  -  the  person(s)   designated  by  the  Accountholder  to  receive
distributions, if any, payable upon the Accountholder's death.

Certificate - an individual certificate, including a copy of this Group Annuity Contract, issued to each Participant and Alternate Payee to evidence his/her coverage under this Group Annuity Contract.

Company - Great-West Life & Annuity Insurance Company.

Deposit  -  contributions,   Intra-Company   Transfers,   Transfers  from  other
companies, and other amounts allocated to a Guaranteed or Variable Sub-Account.

Eligible Employee - an individual performing services for an Eligible Employer.

Eligible Employer - an educational organization described in Section 170(b)(1)(A)(ii) which is a political subdivision of a state or an agency or instrumentality thereof. An "Eligible Employer" may also include an employer described in Section 501(c)(3) of Internal Revenue Code of 1986, as amended.

Eligible Fund - a registered management investment company in which the assets of the Series Account may be invested.

SECTION 1. DEFINITIONS (continued)


Group Policyholder - the Eligible Employer who has applied for and has been issued this Group Annuity Contract.

Guaranteed Account - the account established under this Group Annuity Contract providing Guaranteed Sub-Accounts.

Guaranteed Account Value - the sum of the values of the Guaranteed Sub-Accounts credited to the Accountholder under his/her annuity account.

Guaranteed Interest Rate - a minimum interest rate applicable to Guaranteed Sub-Accounts with an annual effective rate of 4%.

Guaranteed Sub-Account - a sub-division of the Guaranteed Account described in the attached Guaranteed Sub-Account Riders, if any.

Intra-Company Transfer - amounts moved within and between any of the Variable and Guaranteed Sub-Accounts.

Investment Division - a division of the Series Account containing the shares of a specific portfolio of the Eligible Fund. There is an Investment Division for each portfolio of the Eligible Fund.

Letter Agreement - a formal written agreement signed by the Company and the Group Policyholder which is used to clarify or modify certain provisions of the Contract and will be attached to and form a part of this Group Annuity Contract.

Participant - an Eligible Employee of the Group Policyholder for whom an annuity account has been established under this Group Annuity Contract.

Participant Annuity Account - a separate record established in the name of each Participant which reflects the total value of the Participant's Guaranteed and Variable Sub-Accounts.

Participant Effective Date - the date on which the first Deposit is credited to a Participant Annuity Account.

Payee - any person receiving distributions or annuity payments under this Group Annuity Contract.

Premium Tax - the amount of tax, if any, charged by a state or other governmental authority on premiums.

Qualified Domestic Relations Order (QDRO) - a domestic relations order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the value of a Participant Annuity Account which meets the requirements of Internal Revenue Code Section 414(p).

Series Account - the segregated investment account of Great-West Life & Annuity Insurance Company called "FUTUREFUNDS Series Account" existing under Colorado law and registered as a unit investment trust under the Investment Company Act of 1940, as amended.

Transfer to Other Companies - amounts moved from any Variable or Guaranteed Sub-Account to another company upon Written Request of the Accountholder.

Valuation Date - the date on which the net asset value of each Eligible Fund is determined.

Valuation Period - the period between two successive Valuation Dates.

Variable Account - the account established under this Group Annuity Contract providing Variable Sub-Accounts.

Variable Account Value - the sum of the values of the Variable Sub-Accounts credited to a Participant under his/her Participant Annuity Account.

Variable Sub-Account - a sub-division of the Variable Account containing the value credited to a Participant from an Investment Division.

Written Request - any request in written form, satisfactory to the Company and received by the Company at its Administrative Office, from the Group Policyholder, the Accountholder, or their designee as required by any provision of this Group Annuity Contract, and at other times as required by the Company.

SECTION 2. OWNERSHIP PROVISIONS


2.1    Ownership of Group Annuity Contract

       The Group Policyholder is the owner of this Group Annuity Contract for the benefit of its Eligible Employees who become Participants.

2.2    Ownership of Participant Annuity Account Value

       Each Eligible Employee for whom a Participant Annuity Account is established and for whom Deposits have been received by the Company, owns his/her Participant Annuity Account Value.

2.3    Transfer and Assignment

       Except as provided in the Loan application form, if any, the interest of any Accountholder, or of the Group Policyholder in this Group Annuity Contract may not be transferred, sold, assigned, pledged, charged, encumbered or in any way alienated by any of them.

       To the extent permitted by law, no proceeds or payments under the Group Annuity Contract will be subject to the claims of creditors or legal process.

2.4    Ownership of Series Account

       The Company has absolute ownership of the assets of the Series Account. The portion of the assets of the Series Account equal to the reserves and other contract liabilities with respect to the Series Account are not chargeable with liabilities arising out of any other business the Company may conduct.

SECTION 3. GENERAL PROVISIONS


3.1    The Group Annuity Contract

     This Group Annuity Contract is issued by the Company to the Group Policyholder.

3.2    Certificate

       The Company will issue to each Accountholder an individual Certificate as evidence of his/her participation under this Group Annuity Contract.

3.3    Entire Contract

       This Group Annuity Contract, its application, tables, and riders, if any, form the entire contract between the Group Policyholder and the Company and the entire agreement between the Company and the Accountholder, as well as any Beneficiary. This contract supersedes all prior representations, statements, warranties, promises and agreements of any kind, whether oral or written, relating to the subject matter of this Group Annuity Contract. All statements in the application, in the absence of fraud, have been accepted as representations and not as warranties. A copy of the application is attached to the Group Annuity Contract when issued to the Group Policyholder.

3.4    Contract Modification

       This Group Annuity Contract may be modified only by written agreement between the Company and the Group Policyholder, and such modifications shall become part of this Group Annuity Contract.

       Upon 60 days advance written notice to the other, the Group Policyholder or the Company may terminate Deposits into certain Variable and Guaranteed Sub-Accounts. In that event, the Participant, by Written Request, may change the allocation of his/her Deposits. Absent such Written Request on the date the Sub-account(s) is terminated, the value of such terminated Sub-account(s) will be allocated to the Daily Interest Guarantee Fund.

       Upon 30 days written notice to the Group Policyholder, the Company may at any time and without the consent of the Group Policyholder or any other person, modify this Group Annuity Contract as needed to conform to changes in tax or other law.

       ONLY THE PRESIDENT, A VICE-PRESIDENT, OR THE SECRETARY OF THE COMPANY CAN MODIFY OR WAIVE ANY PROVISION OF THIS GROUP ANNUITY CONTRACT.

SECTION 3. GENERAL PROVISIONS (continued)


     3.5 Non-Participating

This Group Annuity Contract is non-participating. It is not eligible to share in the Company's divisible surplus.

3.6    Beneficiary

       The Accountholder may, by Written Request, designate or change a Beneficiary from time to time. When recorded by the Company, a change of Beneficiary will take effect as of the date the Written Request was signed by the Accountholder. If the Accountholder dies before the date the Written Request was recorded, the change will take effect as of the date of the Written Request except to the extent that the Company has made a payment or has otherwise taken action on a designation or change before receipt or recording of the designation or change of Beneficiary.

       Unless otherwise provided in the Beneficiary designation, the following provisions will apply:
o upon the death of the Accountholder, his/her Annuity Account Value shall pass to any surviving primary Beneficiary and if more than one, the Annuity Account Value shall be shared equally among them.

o       if  a  primary   Beneficiary   dies  before  the   Accountholder,   that
        Beneficiary's intended share will be shared equally among the surviving primary beneficiaries.

o if there is no surviving primary Beneficiary, the Annuity Account Value shall pass to any surviving contingent Beneficiary, and if more than one, shall be shared equally among them.

o       if no Beneficiary has been  designated,  or no Beneficiary  survives the
        Accountholder,   the   Annuity   Account   Value   will   pass   to  the
        Accountholder's estate.

3.7    Currency and Payment of Deposits

       All Deposits to this Group Annuity Contract must be made payable to the Company in the currency of the United States of America.

3.8    Age

       If the age of an Annuitant has been misstated, the payments established for him/her will be made on the basis of his/her correct age. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest will result in an annual effective rate which will not be less than 4% per year, as determined by the Company.

3.9    Voting Rights

       The Company will vote the shares of an Eligible Fund. To the extent required by law, the Company will vote according to the instructions of each Participant in proportion to his/her interest in the Variable Sub-Account. In such event, the Company will send proxy materials and form(s) to the Participant for his/her reply. If no reply is received by the date specified in the proxy materials, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.

       During the Annuity Payment Period, the number of votes will decrease as the assets held to fund annuity payments decrease. The Payee will be entitled to receive the proxy materials and form(s) otherwise provided to the Participant, and all other provisions concerning Voting Rights will apply to the Payee of a Variable Dollar Method of Payment Option.

3.10   Reports

       The Company will furnish the Accountholder not less frequently than annually a statement of his/her Annuity Account Value. The Company will furnish the Accountholder or the Payee of a Variable Dollar Method of Payment Option copies of any shareholder reports of the Eligible Funds and of any other notices, reports or documents required by law to be furnished to either of them.

3.11   Notice and Proof

       Any notice or demand by the Company to or upon the Group Policyholder, the Accountholder, or any other person may be given by mailing it to that person's last known address as stated in the Company's file.

       Any application, report, request, written request, election, direction, notice or demand by the Group Policyholder, the Accountholder, or any other person must be made in a form satisfactory to the Company. When required by the Company an Accountholder or Payee will obtain the signature of his/her spouse on forms acceptable to the Company.

SECTION 3. GENERAL PROVISIONS (continued)


3.12   Materials Developed By Group Policyholder

       Written materials developed by the Group Policyholder to describe this Group Annuity Contract must be approved in writing by the Company before the materials may be used.

       The Company may require adequate proof of the age or death of any individual before it admits a claim for or pays any payment. The Company may require the documentation of facts needed for continued administration of this Group Annuity Contract.

3.13   Tax Consequences of Payments

       The Accountholder, Annuitant, Payee or Beneficiary, as the case may be, must determine the timing and amount of any benefit payable to him/her. Nothing contained herein shall be construed to be tax or legal advice and the Company assumes no responsibility or liability for any damages or costs, including but not limited to taxes, penalties, interest or attorney's fees incurred by the plan, the Group Policyholder, the Participant, the Alternate Payee, the Beneficiary, or any other person arising out of any such determination.

3.14   Loans

       Loans may be available to Accountholders under this Group Annuity Contract in accordance with the terms set forth in the loan application form and the Group Policyholder's plan document.

SECTION 4. DEPOSIT PROVISIONS

4.1    Commencement of Deposits

       An Eligible Employee who submits an adequate application becomes a Participant as of the Participant Effective Date. An Alternate Payee who submits an adequate application becomes an Accountholder as of the Alternate Payee Effective Date.

4.2    Deposits

       Subject to Section 12, the Group Policyholder shall promptly pay Deposits in cash for all Participants. The amount of Deposits for any Participant will be the amount elected by the Participant plus employer contributions, if any.

       With each payment of Deposits, the Group Policyholder shall provide a report acceptable to the Company containing a list of all Participants and the amount of the Deposits to be allocated to each Participant. The Group Policyholder's report is conclusive and binding on it and anyone claiming an interest under this Group Annuity Contract or any Certificate. When the Group Policyholder's report does not coincide with the Deposits received, the Company may return the Deposits.

4.3    Allocation of Deposits

       Deposits, less Premium Tax, if any, will be allocated in the Participant Annuity Account among any number of currently offered Variable and Guaranteed Sub-Accounts in accordance with the latest recorded Written Request of the Participant. Allocations shall be effective upon the Company's receipt of both the Deposit and the Group Policyholder report required under Section 4.2. Deposits and Policyholder reports received after 4:00 EST/EDT shall be deemed to have been received on the next business day.

       The allocation of Deposits may be changed at any time upon the Company's receipt at its Administrative Offices of the Written Request of the Participant. A change of allocation will be effective for Deposits which are received after the Company's receipt and recording of such Written Request.

SECTION 5. ACCOUNT VALUE PROVISIONS

5.1    Variable Accounts
       a.  Variable Account Value

           The Variable Account Value for a Participant on any date during the Accumulation Period will be the sum of the values of the Variable Sub-Accounts.

           The value of a Participant's interest in a Variable Sub-Account will be determined by multiplying the number of the Participant's Accumulation Units by the Accumulation Unit Value for that Variable Sub-Account.

       b.  Accumulation Units

           For each Deposit, the number of Accumulation Units credited for each Participant to a Variable Sub-Account will be determined by dividing the amount of such Deposit by the Accumulation Unit Value for that Variable Sub-Account on the next Valuation Date on which such Deposit was allocated.

           Deposits received at the Administrative Offices of the Company before 4:00 p.m. EST/EDT of a Valuation Date will be allocated as requested and shall be applied as of that date. All deposits received after 4:00 p.m. EST/EDT shall be applied as of the following Valuation Date.

       c.  Accumulation Unit Value

           The initial Accumulation Unit Value of each Variable Sub-Account was established at $10. The Accumulation Unit Value of a Variable Sub-Account on a Valuation Date is calculated by multiplying the Accumulation Unit Value as of the immediately preceding Valuation Date by the net investment factor (as explained in paragraph d. of Section 5.1).

           The dollar value of an Accumulation Unit will vary in amount depending upon the investment experience of the Eligible Fund.

       d.  Net Investment Factor

           The net  investment  factor  for  any  Variable  Sub-Account  for any
           Valuation   Period  is   determined  by  dividing  (a)  by  (b),  and
           subtracting (c) from the result where: (a) is the net result of:

                (i) the net asset  value per share of the  Eligible  Fund shares held in the Variable Sub-Account determined as of the end of the current Valuation Period; plus

                (ii)the per share  amount of any  dividend  (or, if  applicable, capital gain distributions) made by the Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date (the date four days before the record date which determines if the Group Policyholder is eligible to receive a dividend) occurs during the current Valuation Period; minus or plus

                (iii) a per unit  charge or credit for any taxes  incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to have resulted from the investment operations of the Variable Sub-Account.

           (b)  is the net result of:
                (i) the net asset  value per share of the  Eligible  Fund shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period; minus or plus,

                (ii)the per unit  charge or credit for any taxes  incurred by or reserved for in the Variable Sub-Account for the immediately preceding Valuation Period.

           (c) is an amount representing the risk charge deducted from each Variable Sub-Account on a daily basis, equal to an annual rate of 1.25% of the daily net asset value of each Variable Sub-Account.

           The net investment factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

           The per share amount of any dividend referred to in paragraph (a)(ii) includes a deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between Eligible Funds and may be renegotiated each year, but will never exceed an annual rate of 1.00% of the aggregate average daily net assets of the Eligible Fund.

5.2    Risk Charge

       The risk charge compensates the Company for its assumption of certain mortality and expense risks. This charge is described in Section 5.1 d(c).

5.3 Guaranteed Account Value

       The Guaranteed Account Value on any date during the Accumulation Period will be the sum of the values of the Guaranteed Sub-Accounts credited to the Accountholder under his/her annuity account.

5.4 Guaranteed Sub-Account Riders

       The computation of the value of a Guaranteed Sub-Account is described in the attached Guaranteed Sub-Account Riders, if any.

SECTION 5 ACCOUNT VALUE PROVISIONS (continued)

5.5    Contract Maintenance Charge

       The following charges are applicable to the Variable and Guaranteed Account Values. Each year, beginning on the first day of the calendar quarter following the first anniversary of a Participant Effective Date, or an Alternate Payee

       Effective Date, as applicable, a nonrefundable contract maintenance charge of not more than $60 annually, will be deducted from the annuity account. The contract maintenance charge will be deducted proportionately from the Variable and Guaranteed Sub-Accounts based upon their Variable and Guaranteed Account Values.

SECTION 6. TRANSFERS AND ROLLOVERS

6.1    Transfers

       A Participant may make Intra-Company Transfers or Transfers to Other Companies by Written Request. For Intra-Company Transfers only, telephone transfers will be accepted after the appropriate administrative forms are executed. Alternate Payees and Beneficiaries may make transfers in limited circumstances as discussed below.

6.2    Transfer Terms

       The following provisions apply to both Intra-Company Transfers and Transfers to Other Companies.

       a. A transfer will take effect on the later of the date elected or the date the Written Request is received at the Administrative Offices of the Company. For transfers from or into a Variable Sub-Account, a unit value is calculated by the Company. If such Written Request is received after 4:00 p.m. EST/EDT, the transfer will take effect based on the Unit Value on the later of the date elected or the date following the date the Written Request is received.

     b. When required by the Company, the Participant, Alternate Payee or Beneficiary will execute forms provided by the Company.

       c.  No transfers are permitted after the Annuity Commencement Date.

     d. A transfer from a Guaranteed Sub-Account shall be subject to the terms of the attached Guaranteed Sub-Account Riders.

6.3    Intra-Company Transfers

       The following provisions will apply to Intra-Company Transfers, except for funds in an unmatured certificate:

       a. At any time prior to the Annuity Commencement Date, the Participant, by Written Request, may transfer all or a portion of the his/her Annuity Account Value within and between the Variable and Guaranteed Sub-Accounts currently offered by the Company.

           At any time prior to the Annuity Commencement Date, an Alternate Payee by Written Request, may transfer all or a portion of his/her Annuity Account Value within and between the Guaranteed Sub-Accounts currently offered by the Company.

       b. A telephone transfer, if permitted by the Company, will take effect on the later of the date elected or the date the telephone call is received at the Administrative Office. If such call is received after 4:00 p.m. EST/EDT, the transfer will take effect on the later of the date elected or the date following the date the call is received.

       c. If an Intra-Company Transfer is made within 30 days of the Annuity Commencement Date, the Company may delay the Annuity Commencement Date by 30 days.

       d. If a Accountholder dies prior to the Annuity Commencement Date, one Intra-Company Transfer may be made after the death of the Accountholder by the Beneficiary to effect the election of a payment option.

     e.  No  contingent  deferred  sales  charge  will  apply  to  Intra-Company
     Transfers.


SECTION 6. TRANSFERS AND ROLLOVERS (continued)


       f. Monies in the Guaranteed Certificate Fund cannot be transferred prior to Certificate Maturity Date, except in the following situations: (1) the Participant dies; or (2) the Participant separates from service; or (3) the Participant suffers a hardship; or (4) the Participant elects a payment option under Section 11 with a life contingency or an annuity payment period of at least (36) thirty-six months.

6.4    Transfers to Other Companies

       a. At any time prior to the Annuity Commencement Date, a Participant, by Written Request, may transfer all or a portion of the Participant Annuity Account Value to another Company's ss.403(b) account, pursuant to Revenue Ruling 90-24. Notwithstanding the immediately preceding sentence, monies in the Guaranteed Certificate Fund cannot be transferred prior to Certificate Maturity Date.

           At any time prior to the Annuity Commencement Date, an Alternate Payee by Written Request, may transfer all or a portion of the Alternate Payee Account to another Company's ss.403(b) account, pursuant to Revenue Ruling 90-24. Notwithstanding the immediately preceding sentence, monies in the Guaranteed Certificate Fund cannot be transferred prior to Certificate Maturity Date.

       b. The contingent deferred sales charge described in Section 10 shall apply to any and all Transfers to Other Companies, except those requested by the Beneficiary after the Participant's death.

6.5    90-24 Transfers

       The  company to which a Transfer  to Other  Companies  (as  described  in
       Section 6) is made ("Authorized Provider") must be authorized by the Group Policyholder to accept direct transfers from the Company. Prior to the transfer, the authorized provider must verify that the amounts transferred will be invested into another ss.403(b) vehicle and will continue after the transfer to be subject to distribution requirements at least as strict as those applicable to such funds before the transfer. If such written verification is received by the Company at its administrative offices prior to the direct transfer, such transfer will not be reported as a taxable distribution to the Accountholder. All other disbursements, whether or not paid directly to the Accountholder, and whether or not eligible for rollover, will be reported as taxable distributions as required by the Internal Revenue Code.

6.6    Rollovers

       a. Subject to the provisions of this Group Annuity Contract, a Participant, Surviving Spouse or Alternate Payee, upon the occurrence of certain triggering events, may roll over only those distributions meeting very specific requirements under the Internal Revenue Code of 1986, as amended from time to time.

       b. The Company will not determine whether a disbursement or distribution is eligible for rollover treatment and accepts no responsibility for the tax consequences of the distribution. All rollover requests are required to be reported to the IRS as taxable distributions and it is solely the responsibility of the Participant, Alternate Payee or Surviving Spouse to determine whether the distribution qualifies for rollover treatment and to effect a proper rollover.

SECTION 7. DISTRIBUTIONS TO A BENEFICIARY UPON DEATH


7.1    Death of Accountholder After Annuity Commencement Date

       If the Accountholder dies after his/her Annuity Commencement Date and before his/her entire interest has been distributed, payments will continue to the Beneficiary under the payment option applicable to the Accountholder on the Accountholder's date of death.

       The Beneficiary will not be allowed to change the method of distribution in effect on the date of the Accountholder's death or to elect a new payment option.

7.2    Death of Accountholder's Before Annuity  Commencement Date
       a. 5-Year Rule. If the Accountholder dies before his/her Annuity Commencement Date, the entire interest of the Accountholder shall be distributed within five years after the death of the Accountholder. This rule will always apply to non-individual entities, including, but not limited to, trusts and estates.

       b. Exception to the 5-Year Rule. For purposes of this section, a designated Beneficiary is any individual named as Beneficiary by the Accountholder. If any portion of the Accountholder's interest is payable to a designated Beneficiary, such portion shall be distributed over the lesser of (1) the life of the designated Beneficiary, or (2) over a period not extending beyond the life expectancy of the designated Beneficiary. Such distributions to a designated Beneficiary shall begin not later than December 31 of the year following the date of the Accountholder's death. The designated Beneficiary may elect by Written Request to take distributions either under the 5-year rule or under this exception to the 5-year rule. If no election is made, the 5-year rule will apply.

       c.  Special Rule for Surviving Spouse.
           (1) Participant Annuity Account
                If the designated Beneficiary is the surviving spouse of a Participant, the date on which the distributions are required to begin shall not be later than the date on which the Participant would have attained age 70 1/2. If no election is made, this special rule for surviving spouse will apply.

           (2)  Alternate Payee Annuity Account

     There is no special rule for a surviving spouse of an alternate payee. If the designated beneficiary is the surviving spouse of an Alternate Payee, distributions are required to begin pursuant to the rules applicable to other individuals as described in paragraphs a. and b. of this Section 7.2

       d.  Election of Payment Option

           The designated Beneficiary may elect that payment be made under one or a combination of the payment options described in Section 11.

     7.3 Amount  Payable on Death of  Participant

a. Amount Payable On Death of

     Participant  Before Annuity  Commencement  Date

(1) If the Participant dies

     before the Annuity Commencement Date, and before his/her 70th birthday, the amount payable will be the greater of: (i) the Participant Annuity Account Value as of the date of death, less Premium Tax, if any; and (ii)the sum of Deposits paid to, less any Partial Distributions from, the Participant Annuity Account, less Premium Tax, if any.

           (2) If the Participant dies before the Annuity Commencement Date, but after his/her 70th birthday, the amount payable will be the Participant Annuity Account Value as of the date of death, less Premium Tax, if any.

     b. Amount Payable on Death of Participant After Annuity Commencement Date If the Participant dies after the Annuity Commencement Date, the amount payable will be the amount remaining to be paid under the method of distribution in effect on the date of the Participant's death.

     c. Amount Payable on Death of Alternate Payee Before Annuity Commencement Date If the Alternate Payee dies before the Annuity Commencement Date, the amount payable will be the Alternate Payee Annuity Account Value as of the date of death.

     d. Amount Payable on Death of Alternate Payee After Annuity Commencement Date If the Alternate Payee dies after the Annuity Commencement Date, the amount payable will be the amount remaining to be paid under the method of distribution in effect on the date of the Alternate Payee's death.

     e. For payments made under this Section 7.3, the contingent deferred sales charge will not apply.


SECTION 8. QUALIFIED DOMESTIC RELATIONS ORDER (QDRO)


8.1    Effect of Qualified Domestic Relations Order (QDRO)
       If a domestic relations order which is determined to be "qualified" by the plan administrator awards all or a portion of a Participant Annuity Account to an Alternate Payee, the Alternate Payee may elect to take a total or partial distribution or may elect to establish an Alternate Payee Annuity Account.

8.2    Total or Partial Distribution

       If the Alternate Payee elects to take a total or partial distribution, the contingent deferred sales charge will be deducted from the amount awarded to the Alternate Payee unless the Qualified Domestic Relations Order clearly specifies, in the opinion of the Company, that such charges be deducted from the Participant Annuity Account.

8.3    Establishment of Alternate Payee  Annuity Account

       a. An Alternate Payee who elects to establish an Alternate Payee Annuity Account must submit an adequate application by Written Request informing the Company of the amount to be allocated to the Alternate Payee Annuity Account, which amount may be allocated only among the Guaranteed Sub-Accounts. If an adequate application is not received by the Company at its Administrative Offices as of the date the amounts are to be withdrawn from the Participant Annuity Account, the Alternate Payee will be deemed to have elected that all amounts be allocated to the Daily Interest Guaranteed Fund.

       b. Contingent deferred sales charges incurred on a distribution from the Participant Annuity Account pursuant to a Qualified Domestic Relations Order will be deducted from the amount awarded to the Alternate Payee unless the Qualified Domestic Relations Order clearly specifies, in the opinion of the Company, that such charges be deducted from the Participant Annuity Account.

8.4    Withdrawal From Participant Annuity Account

       Amounts will be withdrawn from the Participant Annuity Account pursuant to the terms of the Qualified Domestic Relations Order (QDRO). If the QDRO awards less than one hundred percent (100%) of the Participant Annuity Account Value to the Alternate Payee, the amounts awarded will be withdrawn from the Participant's Variable and Guaranteed Contract Values as specified in the QDRO. If the QDRO is silent, or ambiguous, in the opinion of the Company, with respect to which of the Participant's Variable or Guaranteed Account Values should be used to establish the Alternate Payee Account, the accounts will be liquidated in the following sequence:

       (1) Money Market Fund
       (2) Bond Fund
       (3) Growth Fund

       (4) Daily Interest Guaranteed Fund
       (5) Other Variable Funds
       (6) Guaranteed Certificate Fund
       (7) Other Guaranteed Funds

SECTION 9. DISTRIBUTIONS TO AN ACCOUNTHOLDER

9.1    Requests for Distributions

       a. Subject to the provisions of Section 11.1, the Accountholder may obtain a total or partial distribution of any amounts in his/her annuity account, except for any funds allocated to an unmatured certificate. The Company shall make the distribution as soon as practicable after receipt of the Written Request.

       b. Distribution of Pre-1989 Account Balance to Participant The pre-1989 account balance consists of those amounts which were in the Participant Annuity Account as of December 31, 1988. With respect to Deposits transferred into this Group Annuity Contract from another 403(b) contract after December 31, 1988, it shall be the  Participant's  sole  responsibility  to identify  and certify the portion of such amounts which were originally contributed prior to January 1, 1989. Upon receipt of documented records acceptable to the Company, such pre-1989 amounts will be available for total or partial distribution to a Participant Payee at any time, provided that such amounts are permitted to be distributed under the terms of the Group Policyholder's plan document. However, unmatured amounts in Guaranteed Certificate Funds will not be available until Certificate Maturity Date. Such distributions may be subject to an IRS premature withdrawal penalty.

SECTION 9. DISTRIBUTIONS TO AN ACCOUNTHOLDER (CONTINUED)


       c. Distribution of Post-1988 Account Balance to Participant A Participant may obtain total or partial distributions with respect to Deposits made to the Participant Annuity Account after December 31, 1988, earnings thereon and earnings on Deposits contributed prior to January 1, 1989, only if the Participant has attained age 59 1/2, or has died, separated from service or suffered a hardship.

       d.  Distribution to Alternate Payees

           Post-1988 funds in an Alternate Payee Annuity Account are not restricted. An Alternate Payee may obtain a total or partial distribution of his/her account at any time, except for any funds allocated to an unmatured certificate. The Company shall make the distribution as soon as practicable after receipt of the Written Request.

       e. Election of Account From Which Partial Distribution is to be Made By Written Request, the Accountholder must elect the Variable or Guaranteed Sub-Accounts(s), or a combination of them, from which a partial distribution is to be made and the amount to be distributed from each sub-account. If an adequate election is not made, the Written Request will be returned and no partial distribution will be processed.

       f.  Amount of Total Distribution

           The Accountholder must elect a payment option under Section 11 for disbursement of a total distribution. The amount payable is equal to:

           (a) The Annuity Account Value as of the effective date of the total distribution, less (b) the contingent deferred sales charge, if any, less (c) Premium Tax, if any.

       g.  Amount of Partial Distribution

           Partial distributions will be paid in a single sum only and will be equal to:

           (a) the amount requested as a partial distribution as of the effective date of the distribution, less (b) the contingent deferred sales charge, if any, less (c) Premium Tax, if any.

9.2    Distribution to Participant Due to Hardship

       If the Participant incurs a hardship, the Participant may by Written Request take a total or partial distribution from the Participant Annuity Account. Such request must be accompanied by a form certifying entitlement to the amount requested by virtue of a genuine hardship. The distribution will be made as soon as practicable after the later of the
       (1) the date elected: or (2) the date the Written Request is received at the Administrative Offices of the Company. The contingent deferred sales charge will not apply to any hardship.

9.3    Adequate Proof

       The Company may require adequate proof of age, separation from service or hardship to establish that a benefit has become payable prior to making any payment under this Group Annuity Contract.

SECTION 10 CONTINGENT DEFERRED SALES CHARGE

10.1   Contingent Deferred Sales Charge
       a.  Participant Annuity Account

           On any total or partial Transfer to Other Companies, distribution or single sum payment under Section 11 from the Participant Annuity Account, the contingent deferred sales charge will be deducted except in the following situations: (1) the Participant dies; or (2) the Participant separates from service; or (3) the Participant suffers a hardship; or (4) the Participant elects a payment option under
           Section 11 with a life contingency or an annuity payment period of at least thirty-six (36) months.

       b.  Alternate Payee Annuity Account

           On any total or partial Transfer to Other Companies, distribution or single sum payment under Section 11 from a Alternate Payee Annuity Account, the contingent deferred sales charge will be deducted, except on the death of the Alternate Payee.

10.2   Contingent Deferred Sales Charge Amount
       a.  Participant Annuity Account

           On any amount transferred, distributed, or paid, a contingent deferred sales charge will be deducted from the amount distributed. The contingent deferred sales charge will be equal to a percentage of the amount distributed based on the table below.

           Contingent Deferred Sales Charge Table

     Completed Years From

  Participant Effective Date      % of Amount Transferred
     Under this Contract            Distributed, or Paid

            0 - 4                            5%
            5 - 9                            4%
           10 - 14                           3%
          15 or more                         0%

       Notwithstanding anything in this Group Annuity Contract to the contrary, in no event shall the contingent deferred sales charge at any point in time exceed 8.5% of Deposits contributed by the Participant into this Group Annuity Contract.

       b.  Alternate Payee Account

           On any amount transferred, distributed or paid, a contingent deferred sales charge will be deducted from the amount distributed. The contingent deferred sales charge will be equal to a percentage of the amount distributed based on the table below.

           Contingent Deferred Sales Charge Table

    Completed Years From

     the Alternate Payee          % of Amount Transferred
       Effective Date                 or Distributed

            0 - 4                           5%
            5 - 9                           4%
           10 - 14                          3%
         15 or more                         0%

       Notwithstanding anything in this Group Annuity Contract to the contrary, in no event shall the contingent deferred sales charge at any point in time exceed 8.5% of Deposits contributed by the Participant into this Group Annuity Contract.

SECTION 11. PAYMENT OPTIONS


11.1   How to Elect Payment Options

       The Written Request of the Accountholder or Payee is required to elect, or change the election of, a payment option and must be received by the Company at least 30 days prior to the Annuity Commencement Date, except for annuities payable in arrears. For annuities payable in arrears, a Written Request must be received by the Company at least one year prior to the Annuity Commencement Date. For all payment options, a $1.50 check charge will be deducted from the amount of each payment.

11.2   Selection of Payment Options

       (a) A total or partial single sum payment or one of the variable or fixed dollar payment options or a combination of them may be elected.

       (b) If the Participant or Payee elects to apply any or all of the Guaranteed Account Value to a variable dollar method of payment option, or any or all of the Variable Account Value to a fixed dollar method of payment option, an Intra-Company Transfer must be made prior to the Annuity Commencement Date pursuant to Section 6.

SECTION 11. PAYMENT OPTIONS (continued)

       (c) If a single sum payment is elected, the amount to be paid is the amount requested less Premium Tax, if any.

       (d) If a variable dollar payment option is elected, the amount to be applied is the Variable Account Value, as of the date the amount of the first monthly payment is determined, less Premium Tax, if any.

       (e) If a fixed dollar method of payment option is elected, the amount to be applied is the Guaranteed Account Value, as of the Annuity Commencement Date, less Premium Tax, if any.

       (f) Effective the date the first annuity check is cashed, the payment option elected or deemed to have elected under, shall be irrevocable.

11.3   Variable Dollar Payment Options

       The following variable dollar payment options are available:
       (a) Option 1:  Variable Life Annuity with Guaranteed Period
           Monthly payments for the guaranteed Annuity Payment Period elected or the lifetime of the Payee whichever is longer. The guaranteed Annuity Payment Period elected may be 5, 10, 15, or 20 years. Upon death of the Payee, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table A.

     (b) Option 2: Variable Life Annuity Monthly payments for the Payee's lifetime, without a guaranteed period. See Table A.

       (c) Option 3: Joint and One-Half Survivor Variable Annuity Monthly payments to an Annuitant for his/her lifetime, with payments based on one-half of the variable Annuity Units continuing to the survivor for life. See Table B.

       (d) Option 4:  Any Other Form

           Any other form of Variable Annuity which is acceptable to the Company.

     (e) These variable dollar payment options are subject to the following provisions:
           (1) Amount of First Monthly Payment. The first monthly payment under a variable dollar payment option will be based on the Variable Account Value credited on behalf of the Participant Annuity
                Account on the 5th Valuation Date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate from the applicable Table to the amount applied under the payment option. The first monthly payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

           (2) Annuity Units. The number of Annuity Units paid to the Annuitant for each Variable Sub-Account is determined by dividing the amount of the first monthly payment by the Sub-Account's Annuity Unit Value on the 5th Valuation Date preceding the date the first payment is due. The number of Annuity Units for a Variable Sub-Account remains fixed during the Annuity Payment Period.

           (3) Amount of Monthly Payments after the First. Monthly payments after the first will vary depending upon the investment experience of the Variable Sub-Accounts. The subsequent dollar amount paid from each Sub-Account is determined by multiplying
                (a) by (b) where (a) is the number of Sub-Account Annuity Units and (b) is the Sub-Account Annuity Unit Value on the 5th Valuation Date preceding the date the annuity payment is due. The total dollar amount of each variable dollar annuity payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account. The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

       (f) The minimum amount that may be applied under the elected payment option is $2,000. If the amount is less than $2,000, the Company may pay it in one sum. If any payment to be made under the elected payment option will be less than $50, the Company may make the payments in the most frequent interval which produces a payment of at least $50. The maximum amount that may be applied under any elected payment option is $1,000,000. For the application of any greater amount, the Company's consent is required.

SECTION 11. PAYMENT OPTIONS (CONTINUED)


11.4   Fixed Dollar Payment Options

       The following fixed dollar payment options are available:

       (a) Option 1:  Income of Specified Amount

           An income at 12-, 6-, 3-, or 1-month intervals, of an amount elected by the Payee for an Annuity Payment Period of not more than 240 months. Upon death of the Payee, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table C.

       (b) Option 2:  Income for a Specified Period

           An income at 12-, 6-, 3-, or 1-month intervals, for the number of months elected for an Annuity Payment Period of not more than 240 months. Upon death of the Payee, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table C.

       (c) Option 3: Fixed Life Annuity with Guaranteed Period Monthly payments for the guaranteed Annuity Payment Period elected which may be 5, 10, 15 or 20 years or the lifetime of the Payee, whichever is longer. Upon death of the Payee, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table D.

       (d) Option 4: Fixed Life Annuity with Installment Refund Period Monthly payments for the life of the Payee or until the sum of the payments made equals the amount applied, whichever is longer.

       (e) Option 5:  Fixed Life Annuity

     Monthly payments for the Payee's lifetime, without a guaranteed period. See Table D.

       (f) Option 6: Joint and One-Half Survivor Fixed Annuity Fixed monthly payments to an Annuitant for his/her lifetime, with one-half of the fixed payment amount continuing to the survivor for life. See Table E for the minimum monthly amount.

       (g) Option 7:  Systematic Withdrawal Option

           Monthly, quarterly, semi-annual or annual payments as agreed upon by the Payee and the Company as described in the attached Systematic Withdrawal Option are described in greater detail in the attached Systematic Withdrawal Option Rider, if any.

       (h) Option 8:  Any Other Form

           Any other form of Fixed Annuity which is acceptable to the Company. Upon death of the Payee, any amounts remaining payable under this payment option will be paid to the Beneficiary.

     (i) These fixed dollar payment options are subject to the following provisions:
           (1) Payments under a fixed dollar payment option are guaranteed by the Company as to dollar amount throughout the Annuity Payment Period.

                The amount of the payment under any fixed dollar payment option will be determined by applying the Company's then current non-participating group single premium rates for this class of group annuity contracts to the amount applied under the option. Those current rates will not be less than the rate obtained from the Table which is applicable to the elected option.

           (2) The minimum amount that may be applied under the elected payment option is $2,000. If the amount is less than $2,000, the Company may pay it in one sum. If any payment to be made under the elected payment option will be less than $50, the Company may make the payments in the most frequent interval which produces a payment of at least $50. The maximum amount that may be applied under any elected payment option is $1,000,000. For the application of any greater amount, the Company's consent is required.

SECTION 12. DEPOSIT TERMINATION


12.1   Notice of Termination

       Either the Group Policyholder or the Company may terminate Deposits under this Group Annuity Contract by giving at least 60 days advance written notice to the other. Such notice shall be sent certified mail, return receipt requested. The termination date shall be 60 days after the date the notice is received.

12.2   Administration of Accounts Upon Deposit Termination

       After termination of Deposits, the Company shall continue to administer all Participant Annuity Accounts and Alternate Payee Annuity Accounts in accordance with the provisions of this Group Annuity Contract except that no Deposits will be accepted or allocated by the Company after the 60th day from the date the termination letter is received. The Company will maintain each Participant Annuity Account until it is Transferred under the terms of Section 6 or applied to a payment option. Amounts in the Guaranteed Certificate Fund must remain with the Company until the Certificate Maturity Date.



                         TABLE A - Variable Life Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

         Age of                   Without                                      With
Guaranteed Period
          Payee              Guaranteed Period       5 Years         10 Years        15
Years        20 Years

           50                      3.99                3.99            3.98
3.96            3.94
           55                      4.31                4.30            4.27
4.24            4.19
           60                      4.71                4.70            4.67
4.60            4.49
           65                      5.28                5.25            5.18
5.05            4.84
           70                      6.07                6.02            5.85
5.56            5.15
           75                      7.22                7.09            6.68
6.07            5.41



If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


             TABLE B - Joint and One-Half Survivor Variable Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

              Age of                                             If Designated Payee Is Age
 .........
             Annuitant             50            55            60            65
70            75
                50               3.88          3.91          3.94          3.96
3.97          3.98
                55               4.09          4.15          4.19          4.23
4.25          4.27
                60               4.34          4.43          4.51          4.58
4.63          4.66
                65               4.64          4.77          4.90          5.01
5.10          5.16
                70               4.99          5.17          5.36          5.55
5.70          5.83
                75               5.40          5.65          5.91          6.19
6.46          6.69



    If payments commence on any other date than the exact age of the Annuitant or survivor as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                           TABLE C   - Income of Specified Amount
                                             - Income for a Specified Period

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

    Years               Payment

      3                  28.61
      4                  21.82
      5                  17.75
      6                  15.04
      7                  13.10
      8                  11.66
      9                  10.54
      10                 9.63
      11                 8.90
      12                 8.30
      13                 7.78
      14                 7.34
      15                 6.96
      16                 6.63
      17                 6.34
      18                 6.08
      19                 5.85
      20                 5.64

         To determine the payment for other frequencies of payment, multiply the above monthly payment by the following factors:

                                                                          Factor

                               Quarterly payment                         2.99
                               Semi-annual payment                       5.96
                               Annual payment                            11.81


         If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above Table.


                          TABLE D - Fixed Life Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

    Age of             Without                                             With Guaranteed
Period .........
    Payee         Guaranteed Period         5 Years            10 Years            15
Years            20 Years

      50                3.99                  3.99               3.98
3.96                3.94
      55                4.31                  4.30               4.27
4.24                4.19
      60                4.71                  4.70               4.67
4.60                4.49
      65                5.28                  5.25               5.18
5.05                4.84
      70                6.07                  6.02               5.85
5.56                5.15
      75                7.22                  7.09               6.68
6.07                5.41


If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


               TABLE E - Joint and One-Half Survivor Fixed Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

        Age of                                              If Designated Payee Is Age
 .........
      Annuitant               50            55            60            65
70            75
          50                3.88          3.91          3.94          3.96
3.97          3.98
          55                4.09          4.15          4.19          4.23
4.25          4.27
          60                4.34          4.43          4.51          4.58
4.63          4.66
          65                4.64          4.77          4.90          5.01
5.10          5.16
          70                4.99          5.17          5.36          5.55
5.70          5.83
          75                5.40          5.65          5.91          6.19
6.46          6.69


If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


DAILY INTEREST GUARANTEE FUND RIDER

A GUARANTEED SUB-ACCOUNT RIDER ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Daily Interest Guarantee Fund is a Guaranteed Sub-Account. The value of an Accountholder's interest in the Daily Interest Guarantee Fund is his/her Deposits into the fund plus interest less amounts distributed, transferred or applied to a payment option, less contract maintenance charge, and Premium Tax.

Amounts in the Daily Interest Guarantee Fund shall earn an annual effective rate to be determined by the Company prior to the last day of each calendar quarter, effective for deposits in the next calendar quarter and money already in the account. This annual effective rate will never be less than the Guaranteed Interest Rate.

GUARANTEED CERTIFICATE FUND RIDER

A GUARANTEED SUB-ACCOUNT RIDER ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Guaranteed Certificate Fund is a Guaranteed Sub-Account. The Accountholder, by Written Request, may allocate all or a portion of his/her Deposits to one and only one of the several certificate periods then offered by the Company. All Deposits received during a calendar quarter and allocated to a certificate period shall earn an annual effective rate of interest equal to the rate stated by the Company for the applicable certificate period from the date of Deposit to the end of the certificate period. The annual effective rate shall not be less than the Guaranteed Interest Rate. A Certificate Maturity Date is hereby defined as the last day of any Certificate period. Certificates which have not reached the Certificate Maturity Date shall be called unmatured certificate.

The transfer, distribution or application to a payment option prior to the certificate maturity date of funds in a certificate shall be known as breaking a certificate. The breaking of a certificate shall only be permitted under the following circumstances: (1) the Accountholder dies; or (2) the Participant separates from service; or (3) the Participant suffers a hardship; or (4) the Accountholder or Beneficiary uses the certificate funds to purchase from the Company an annuity with life contingencies or an Annuity Payment Period of at least thirty-six (36) months.

Value of Certificate

Each certificate has its own value, which is an Accountholder's Deposits in that certificate, plus interest, less amounts distributed, transferred or applied to a payment option, contract maintenance charges and Premium Tax, as applicable.

The sum of the values of an Accountholder's certificates is the value of the Accountholder's interest in the Guaranteed Certificate Fund.

Allocation of Matured Certificates

When a certificate matures, the Accountholder may, within 30 days before or after the Certificate Maturity Date, allocate the value of the certificate among any of the Variable & Guaranteed Sub-accounts then offered by the Company under this Group Annuity Contract. This election is effective on the later of the first day of the calendar quarter immediately following the Maturity Date of the certificate(s), or the date the Reinvestment Form for Maturity Certificates is received and recorded by the Company at its Administrative Offices. If the election is not received by the Company within the 30 day period, the value of the matured certificate will be allocated to a new certificate with the same certificate period as the matured certificate.

If the same certificate period is not then offered by the Company under this Group Annuity Contract, the value of the matured certificate will be allocated to a new certificate with the shortest certificate period then available.

If the Guaranteed Certificate Fund is not offered by the Company under this Group Annuity Contract, the value of the matured certificate will be allocated by the Company to any other Guaranteed Sub-account then available. Amounts from a matured certificate allocated to a new certificate or other Guaranteed Sub-account will earn the annual effective rate applicable to that certificate or Guaranteed Sub-account. This annual effective rate may differ from the annual effective rate applicable to the matured certificate.

Transfers

Section 6 of this Group Annuity Contract will apply to any transfer to or from the Guaranteed Certificate Fund.

SYSTEMATIC WITHDRAWAL PAYMENT OPTION RIDER

ATTACHED TO AND FORMING A PART OF THE GROUP ANNUITY CONTRACT


Ability to Elect

All or a portion of an Accountholder's annuity account may be allocated to the Systematic Withdrawal Payment Option at any time, subject to any other governing provision of this Group Annuity Contract. Transfers of amounts held by or for the benefit of the Accountholder in another 403(b) tax deferred annuity account with another company may be Deposited or caused to be Deposited by the Accountholder directly into the Systematic Withdrawal Payment Option.

Election Procedure

The Accountholder must elect the Systematic Withdrawal Payment Option in accordance with the procedures of this Group Annuity Contract.

Minimum Allocation or Deposit Required

The initial allocation or transfer from another company, whichever occurs first, must be at least twenty thousand dollars ($20,000.00). All subsequent allocations and/or transfers from another company must be at least two thousand dollars ($2,000.00).

Earnings - New Money Yield

All amounts allocated or transferred to the Systematic Withdrawal Payment Option within a calendar quarter shall earn the annual yield established by the Company for that quarter, effective from the date of receipt of the application or transfer from another company through the last day of the next calendar year. The annual yield shall be established by the Company for each calendar quarter before the end of the prior calendar quarter and shall not be less than the Guaranteed Interest Rate. The Company reserves the right to establish different New Money Yields for different classes of policyholders in compliance with applicable state laws.

Earnings - Portfolio Yield

On the first day of January of each year, all amounts remaining in the Systematic Withdrawal Payment Option related to applications or transfers from another company made prior to the preceding January 1, shall no longer earn the New Money Yield. These amounts shall earn the Portfolio Yield effective for the current calendar year.

The Portfolio Yield may be different than the New Money Yield and shall be established by the Company before the end of each calendar year to be effective for the next calendar year and may be different every year. The Portfolio Yield shall not be less than the Guaranteed Interest Rate. The Company reserves the right to establish different Portfolio Yields for different classes of policyholders in compliance with applicable state laws.

Designation of Payment Frequency

When the Accountholder elects the Systematic Withdrawal Payment Option, the Accountholder must designate the frequency of payments. Payments may be made monthly, quarterly, semi-annually or annually. The Accountholder may change the frequency of payments only once in a calendar year.

Beginning of Payments

Payments to the Accountholder or his/her designated Payee must begin no later than one year from the day of the first deposit.

Amount of Payments

Each payment must not be less than the greater of (i) one hundred dollars ($100.00), or (ii) the minimum distribution and minimum incidental death benefit amount required under the Internal Revenue Code and any regulations issued thereunder, as amended from time to time. The Company reserves the right to make a lump sum payment of all of an Accountholder's interest in the Systematic
Withdrawal Payment Option if that interest is less than one hundred dollars ($100.00). The Accountholder may change the amount of the payment only once in a calendar year.

On a form and in a manner prescribed by the Company, the Accountholder may elect to receive regular and systematic payments from the Systematic Withdrawal Option Account on a monthly, quarterly, semi-annual or annual basis. Each payment made to an Accountholder will be debited from the Systematic Withdrawal Option Account on a last in, first out (LIFO) basis, except for the interest-only option as described below. The number of payments received may vary depending upon the new money yields and/or portfolio yields earned.

SYSTEMATIC WITHDRAWAL PAYMENT OPTION RIDER (continued)

The following payment options will be available under the Systematic Withdrawal Payment Option:

1.   Period Certain

This option allows the Accountholder to choose how long the Accountholder will receive payments. The Company calculates the Accountholder's amount based on the Accountholder's current account balance.

2.   Payment Certain

This option is similar to the "Period Certain" option above, except that the Accountholder chooses a payment amount and the Company calculates the length of time an Accountholder can receive these payments. The Company calculates the length of time based upon the Accountholder's current account balance.

3.   Payments Over Life Expectancy

Under this option, the Company calculates the Accountholder's life expectancy based upon the Accountholder's current age. This option then works much like the "Period Certain" option above, under which the Company will calculate the payments to be made over the Accountholder's expected lifetime.

4.   Increasing Payments by Specified Percentage Over Time
Under this option, the Accountholder chooses either the payment amount or the length of time payments will be made. The Accountholder also elects a percentage by which the payments will be increased each year.

5.   Interest Only

Under this option, the interest credited to the Accountholder's current account balance will be paid to the Accountholder on a monthly, quarterly, semi-annual or annual basis, as elected. Each interest only payment made to an Accountholder will be equal to the entire interest accumulated on all Deposits credited to the Systematic Withdrawal Option Account since the time of the last interest only payment. This option will not be available to Accountholder's unable to meet the minimum distribution requirements under federal law.

Total or Partial Distributions

Total and partial distributions of amounts in the Systematic Withdrawal Payment Option shall be available to Acountholders under the same principles as distributions are available under Section 9 of this Group Annuity Contract. Distributions will be made on a last-in-first-out (LIFO) basis, except for the interest-only option payment. Distributions shall be effective on the later of the date the Accountholder elects to have the distribution paid or the date the Written Request is received by the Company at its Administrative Offices. Distributions to effect a transfer in accordance with Revenue Ruling 90-24 will not be permitted from this option once monies are allocated to this Systematic Withdrawal Option.

Systematic Withdrawal Charges

A charge shall be deducted by the Company from all amounts paid or distributed, less the Systematic Free Amount. The charge shall be a percentage of the amount paid or distributed in excess of the Systematic Free Amount and shall be based on the following table:

     Elapsed Years From

     Initial Allocation              Percentage of
        or Transfer                Amount Distributed

           0 - 5                           5%
        more than 5                        0%

Upon the death of the Accountholder no charge will be assessed against any payment or distribution made under this Rider.

Systematic Free Amount

The Systematic Free Amount is an amount of the payment or distribution against which the charge will not be assessed. This free amount is equal to twenty percent (20%) of the amount in the Accountholder's Systematic Withdrawal Payment Option as of December 31 of the preceding calendar year, except in the first year. In the first partial year before any December 31 anniversary, the free amount will be equal to 20% of the initial deposit made to this option. The free amount shall be applied to each payment and distribution made in a calendar year until the free amount is exhausted. A new free amount shall be available for each calendar year. Any unused free amount from one calendar year is forfeited and may not be applied to any other year.

                              GUARANTEED FIXED FUND

                          GUARANTEED SUB-ACCOUNT RIDER

ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Accountholder, subject to the provisions of the Group Annuity Contract, may allocate all or a portion of his/her Deposits to the Guaranteed Fixed Fund, which is a Guaranteed Sub-Account. Deposits allocated to the Guaranteed Fixed Fund in a calendar quarter shall earn an initial annual effective rate of interest equal to the rate stated by the Company for that calendar quarter. Each initial rate shall remain in effect through the end of that calendar year and shall never be less than 3.5%.* Each year in which deposits are allocated to the Guaranteed Fixed Fund shall be known as a deposit year.

All Deposits allocated and interest accrued thereon in a given deposit year which remain in the Guaranteed Fixed Fund shall constitute a separate portfolio as of January 1st of the year following the deposit year. Each separate portfolio shall earn an annual effective rate of interest stated by the Company, which shall be known as a renewal rate. Each renewal rate shall be effective for one calendar year and shall never be less than 3.5%.* A different renewal rate may be declared by the Company for each separate portfolio and for each calendar year.

The Accountholder, subject to the provisions of the Group Annuity Contract and this Guaranteed Sub-Account Rider, may transfer amounts from his/her Guaranteed Fixed Fund sub-account at any time. The Company may, from time to time, establish a maximum amount which may be transferred from the Accountholder's Guaranteed Fixed Fund sub-account in a calendar year, which shall never be less than 20% of the Participant's prior year end account balanced in the Guaranteed Fixed Fund. However, if the Accountholder's Guaranteed Fixed Fund sub-account balance is $500 or less on the effective date of the transfer, all or a portion of that balance may be transferred. Amounts transferred shall be debited from the Accountholder's Guaranteed Fixed Fund sub-account on a last-in-first-out basis.

Distributions from the Guaranteed Fixed Fund sub-account shall be governed by the Group Annuity Contract. Amounts distributed from the Guaranteed Fixed Fund sub-account shall be debited on a last-in-first-out basis.

*IMPORTANT NOTICE: The Guaranteed Interest Rate defined in the Group Annuity Contract shall not apply to funds deposited into the Guaranteed Fixed Fund sub-account.

Signed for Great-West Life & Annuity Insurance Company on the Issue date of this Rider.

                                          [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                           W.T. McCallum,
                                           President and Chief Executive Officer

                                   LOAN RIDER

ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

Loans are available under the Contract in accordance with the provisions of the following:

o The Internal Revenue Code and Regulations, as amended from time to time, and o Department of Labor Regulations, as amended form time to time, including the Employee Retirement Income Security Act, where applicable, and o Other applicable federal and state legislation and regulations that may be passed or promulgated from time to time, and o The provisions of the Truth in Lending Disclosure and Promissory Notes, as amended from time to time.

Additionally,   account   reducing   loans  will  be  construed  to  be  Partial
Distributions under the provisions of the Distributions To A Beneficiary Upon Death section of the Contract.

Signed for Great-West Life & Annuity Insurance Company on the Issue date of this Rider.

                                          [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                           W.T. McCallum,
                                           President and Chief Executive Officer

PERIODIC PAYMENTS OPTION RIDER
1-95

ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

WHEREAS, the Group Policyholder has previously entered into a Tax Deferred Annuity Contract with Great-West Life & Annuity Insurance Company (hereinafter referred to as the Company),

AND WHEREAS, the Group Policyholder and the Company desire to make the Periodic Payment Option available to Accountholders (a Participant or Payee under the Contract) under the Contract,

NOW THEREFORE, the Group Policyholder and the Company agree that the following provisions will be added to the Contract as of the date executed below.

     Ability To Elect Frequency and Amount of Payments An Accountholder may elect the Periodic Payment Option if the The Accountholder will elect by
     Request: Accountholder is eligible to receive a distribution in accordance othe payment frequency of either 12-, 6-, 3-, or 1-month with the Distributions To An Accountholder or Surrender sections intervals; of the Contract. Notwithstanding the above, the Periodic Payment oa payment amount; a minimum of $50 is required; Option may not be used to effect transfers under Revenue Ruling othe month, day and year on which payments will be made; 90-24. oone payment option; and othe allocation of payments from the Variable and/or

The Accountholder must Request that all or part of the Annuity Guaranteed Sub-Account(s) as follows: Account be applied to a Periodic Payment Option. All outstanding 1) Prorate the amount to be paid across all Variable and loan balances must be paid in full or treated as a distribution Guaranteed Sub-Accounts in proportion to the assets before an Accountholder may apply for a
Periodic Payment Option. in each sub-account; or

                                                                       2)     Select the
Investment  Division(s) from which payments

Operation of Participant Annuity Account                                      will be made.
Once the  Investment  Division(s)  have
While periodic payments are being received:                                   been
depleted,  the Company will automatically prorate
o    the  Accountholder  may continue to exercise all  contractual            the
remaining   payments  unless  the   Accountholder
     rights  that  are  available  prior  to  electing  a  payment            Requests
the   selection   of   another   Investment
     option,  except  that  no  Contributions  may be  made  by an            Division(s).
     Accountholder;
o    Accountholders   may  continue  to  keep  their  current   Guaranteed   The
     Accountholder   may  elect  to  change  the  payment  option  and  Variable
     Sub-Accounts; and/or frequency once each calendar year.

o    charges and fees under the Contract, if applicable,  continue
     to apply, except as noted below;                                  Payments will cease
on the earlier of:
o    a Contingent  Deferred Sales Charge does not apply to o the date the amount elected to be paid under the option periodic  payments lasting a minimum of
     36 months; and selected has been reduced to zero;

o    if a partial withdrawal is made, a Contingent  Deferred Sales     o    the
Accountholder Requests the payments to stop; or
     Charge and/or Loss of Interest  Charge,  if applicable,  will o the Annuity
Account Value is zero.

     be deducted.
                                                                       Payments to a

Beneficiary


If periodic payments cease, the Accountholder may resume making Upon the Participant's death, the Beneficiary shall elect a Contributions or Deposits. Additionally, if periodic payments payment option on the death claim form which complies with cease, periodic payment options may not commence again for at the distribution requirements of Section 401(a)(9) of the least a 36 month period. Internal Revenue Code.

PERIODIC PAYMENTS OPTION RIDER (continued)

Payment Options Available



The  Accountholder  must  elect  one of the  following  4  payment     3)  Interest  Only.
The payments will be based on the amount
options:                                                                   of  interest
credited to the  Guaranteed  Sub-Account(s)
1)Income  for a  Specified  Period  for at least  thirty-six  (36)         between  each
payment.  Available  only  if  100% of the
    months.  The  Accountholder  elects  the  duration  over which         account value is
invested in the  Guaranteed  Sub-Account

    payments  will be made.  This  amount  may  vary  based on the         and Accountholder
is younger than 70 1/2; or
    duration; or                                                       4)  Minimum
Distribution.   The  Accountholder  may  Request
2)Income  of a  Specified  Amount  for at  least  thirty-six  (36)         minimum
distributions   as  specified   under  Internal
    months.  The  Accountholder  elects the  dollar  amount of the         Revenue Code
Section 401(a)(9).
    payments.  Based  on the  amount  elected,  the  duration  may vary; or

Signed for Great-West Life & Annuity Insurance Company on the Issue Date.




                                          [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                          W.T. McCallum,
                                          President and Chief Executive Officer

                                IRC 403(b) Rider

                                      SBPJA

                                      1-97

                                IRC 403(b) RIDER

ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

Due to modifications under the Small Business Job Protection Act of 1996, all elective deferrals under the Contract will be subject to the provisions noted in
Section 1 below.

1. Each Participant's elective deferrals under the Contract are limited to the amount permitted under IRC Section 402(g). Should any Participant's elective deferrals exceed the allowable amount, such Participant must request that the excess deferrals be distributed from the Contract in accordance with Internal Revenue Service requirements, as amended from time to time. If such excess deferral is not timely distributed, the Participant Annuity Account may lose its ss.403(b) status for tax purposes.

With respect to all monies transferred from a custodial account contract issued in accordance with the provisions of IRC Section 403(b)(7), including interest and investment earnings thereon, the following provisions in Sections 2 and 3 below will apply to such monies.

2. No such amounts may be paid or made available to any distributee before: A) the Participant dies, or B) the Participant attains age 59 1/2, or C) the Participant separates from service, or D) the Participant becomes disabled [within the meaning of IRC Section 72(m)(7)], or E) in the case of contributions made pursuant to a salary reduction agreement, the Participant encounters financial hardship.

3. The provisions in Section 9.1 of the Contract regarding Distribution of Pre-1989 Account Balance amounts shall not apply to monies contributed under a custodial account contract issued under IRC Section 403(b)(7). Distribution of such custodial account amounts shall be restricted in accordance with the provisions noted in Section 2 above.

Signed for Great-West Life & Annuity Insurance Company on the Issue Date of this Rider.

                                          W.T. McCallum,
                                          President and Chief Executive Officer

                ENDORSEMENT RIDER ATTACHED TO AND FORMING PART OF
                           THE GROUP ANNUITY CONTRACT

                                    ISSUED BY
                  GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

Notwithstanding any other provision in this Group Annuity Contract or Guaranteed Certificate Sub-Account Rider to the contrary, the following provision of this Rider shall apply:

1. In accordance with the provisions of the Plan funded by this Group Annuity Contract, there shall be up to five Money Types existing within the Participant Annuity account under this Contract, which may have separate contractual requirements in accordance with the provisions of this Endorsement Rider. These five Money Types are as defined in the Group Policyholder's Plan.

2. The term "Plan", as used herein, refers to the written tax sheltered annuity plan document established by the Group Policyholder to make contributions on behalf of each participant. It shall be the responsibility of the Group Policyholder to ensure that such Plan meets all applicable requirements of the Employee Retirement Income Security Act and the Internal Revenue Code, as amended.

3. The term "Money Type", as used herein, refers to a portion of a Participant Group Policyholder contribution to the Plan which is accounted for separately. A separate Money Type shall be established for each type of contribution that differs from another due to the source of the money, withdrawal restriction, tax status, or other pertinent distinction outlined in the Group Policyholder's Plan.

4. In accordance with the provisions of the Plan funded by this Group Annuity Contract, Benefits payable pursuant to the Retirement Provisions and the Provisions Relating To Amount Payable on Death, Partial Surrender and Surrender Sections of the Group Annuity Contract shall be restricted in accordance with the provisions of this Endorsement Rider.

5. In accordance with the provisions of the Plan funded by this Group Annuity Contract, the value of a Participant's Participant Annuity Account shall only be available to each Participant upon the
          Participant's eligibility to receive such Benefits under the provisions of the Group Policyholder's Plan. Determination as to any Participant's eligibility to receive Benefits under the Group
          Policyholder's Plan shall be the responsibility of the Group Policyholder.

6. On all requested withdrawals from any Participant Annuity Account, it is the responsibility of the Group Policyholder to certify to the Insurance Company, on a form and in a manner prescribed by the Insurance Company, the status of Participants as to fulfilling certain Plan requirements. Such certifications shall include who should be paid, the amount or percentage of Money Type to be debited, and any other information necessary for the Insurance Company to fulfill its obligations under this Contract.

7. Notwithstanding the fact that the Insurance Company, may have knowledge of particular provisions and contribution amounts within the Group Policyholder's Plan, it is the responsibility of the Group Policyholder or its delegate, to ensure that all contributions to the Plan are in compliance with the limitations prescribed under Internal Revenue Code Sections 403(b) and 415.

Signed for Great-West Life & Annuity Insurance Company on the Issue Date of this Rider.

                                           W.T. McCallum,
                                           President and Chief Executive Officer

                                   NQDC Rider

                                      1-98

NQDC 1-98

                                     NONQUALIFIED DEFERRED COMPENSATION RIDER

                                              ATTACHED TO AND FORMING
                                        PART OF THE GROUP ANNUITY CONTRACT



WHEREAS, the Group Policyholder has previously entered into a Tax Deferred Annuity Contract with Great-West Life & Annuity Insurance Company (hereinafter referred to as the Company),

WHEREAS, the Group Policyholder desires to make a Nonqualified Deferred Compensation Arrangement (hereinafter referred to as the NQDC Plan) utilizing the same investment options offered under the Group Annuity Contract available to Participants, and

WHEREAS, the Company desires to amend its standard Tax Deferred Annuity Contract to conform to the provisions of the Group Policyholder's NQDC Plan,

NOW  THEREFORE,  the  Group  Policyholder  and the  Company  agree  that the Tax
Deferred Annuity Contract to be issued with respect to the NQDC Plan shall include the following provisions as of the date executed below.

Nonqualified Deferred Compensation Arrangement (NQDC)
The Group Policyholder has established a Nonqualified Deferred Compensation Arrangement (NQDC). The details of this NQDC Plan are described in greater detail under the provisions of the NQDC Plan document and is an unfunded plan for purposes of Title I of the Employee Retirement Income Security Act of 1974 and for purposes of the Internal Revenue Code. All assets in the NQDC Plan are owned by the Employer and are subject to the claims of the general creditors of the employer. Participants and their beneficiaries have the status of general unsecured creditors of their Employer under this arrangement.

NQDC Deposits

NQDC Plan Deposits will be accepted into the Group Annuity Contract and allocated to Guaranteed and/or Variable Sub-Accounts in accordance with the Written Request received from the Group Policyholder. It is entirely the Group Policyholder's responsibility to ensure that all Deposits forwarded to the Company are in compliance with the provisions of the NQDC Plan.

NQDC Account

The Participant Annuity Account established as a recordkeeping account for each Participant under the Group Annuity contract shall be called the NQDC Account. For recordkeeping purposes, all Deposits made on behalf of a Participant, as well as interest, gains and/or losses on the amounts deposited with respect to the NQDC Plan will be allocated to that Participant's NQDC Account. Neither the Participants nor their Beneficiaries shall have any property interest in the NQDC Account. A Participant's right to assets under the NQDC Account are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiaries.

Distributions

Distributions of any type from a NQDC Account shall be subject to the provisions of the NQDC Plan and this Group Annuity Contract. Any benefits paid out of the NQDC Account will be made in a lump sum or in substantially equal monthly payments over a fixed period of time as defined by the NQDC Plan.

General Provision

This Rider is intended to amend the Group Annuity Contract to conform to the requirements of the NQDC Plan. Any contract reference or provision inconsistent with the provisions of the Group Policyholder's NQDC Plan and the Internal Revenue Code provisions applicable to NQDC Plans is hereby rendered void.

Signed for Great-West Life & Annuity Insurance Company on the Issue Date of this Rider.

                                                 [OBJECT OMITTED]
                                           W.T. McCallum,
                                           President and Chief Executive Officer



     Signed and accepted by the Group Policyholder and attached to the Group Annuity Contract on , 20 .


                                                              By:

                                     Title:

                403(b) Voluntary Group Annuity Contract

                                      1-92

                   Great-West Life & Annuity Insurance Company
                   8515 East Orchard Road Englewood, CO 80111





HOME OFFICE - ENGLEWOOD, COLORADO
ADMINISTRATIVE OFFICES
ENGLEWOOD, COLORADO

GROUP POLICYHOLDER                                           ABC School District

GROUP POLICY NUMBER                                                     12345 GP

GROUP ANNUITY CONTRACT DATE                                     December X, 19XX

Group Tax-Deferred Annuity, Non-Participating

Signed for Great-West Life & Annuity Insurance Company on the issuance of the Group Annuity Contract on the Annuity Contract Date.

D.C. Lennox,                             W.T. McCallum,
Secretary                                President and Chief Executive Officer






                                         For the Actuary

                                           15 Day Free-Look

The Accountholder may return his/her  Certificate  within 15 days of its mailing
and  have  all  Deposits  refunded  to  him/her  if,  after   examination,   the
Accountholder is not satisfied with it for any reason.

PLEASE READ THIS CONTRACT CAREFULLY. IT IS A CONTRACT WHICH MAY PROVIDE FOR PAYMENTS OR VALUES WHICH ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT BUT MAY INCREASE OR DECREASE ACCORDING TO THE INVESTMENT EXPERIENCE OF THE VARIABLE ANNUITY ACCOUNT.

Group Tax-Deferred Annuity

VOLUNTARY HOSPITAL AND EDUCATION

                                            GROUP TAX-DEFERRED ANNUITY CONTRACT
                                                      TABLE OF CONTENTS

15 DAY FREE-LOOK



SECTION 1.
DEFINITIONS.....................................................................................5

SECTION 2.        OWNERSHIP PROVISIONS

         2.1      Ownership of Group Annuity

Contract.............................................................7
         2.2      Ownership of Participant Annuity Account
Value..................................................7
         2.3      Transfer and
Assignment.........................................................................7
         2.4      Ownership of Series
Account.....................................................................7

SECTION 3.        GENERAL PROVISIONS

         3.1      The Group Annuity

Contract......................................................................7
         3.2

Certificate.....................................................................................7
         3.3      Entire
Contract.................................................................................7
         3.4      Contract
Modification...........................................................................7
         3.5

Non-Participating...............................................................................8
         3.6

Beneficiary.....................................................................................8
         3.7      Currency and Payment of
Deposits................................................................8
         3.8      Age
 ............................................................................................8
         3.9      Voting

Rights...................................................................................8
         3.10

Reports.........................................................................................8
         3.11     Notice and
Proof................................................................................8
         3.12     Materials Developed by Group
Policyholder.......................................................9
         3.13     Tax Consequences of
Payments....................................................................9
         3.14

Loans...........................................................................................9

SECTION 4.        DEPOSIT PROVISIONS

         4.1      Commencement of

Deposits........................................................................9
         4.2

Deposits........................................................................................9
         4.3      Allocation of
Deposits..........................................................................9

SECTION 5.        ACCOUNT VALUE PROVISIONS

         5.1      Variable Accounts

 ..............................................................................9
         5.2      Risk

Charge....................................................................................10
         5.3      Guaranteed Account
Value.......................................................................10
         5.4      Guaranteed Sub-Account
Riders..................................................................10
         5.5      Contract Maintenance
Charge....................................................................10

SECTION 6.        TRANSFERS AND ROLLOVERS

         6.1

Transfers......................................................................................11
         6.2      Transfer
Terms.................................................................................11
         6.3      Intra-Company
Transfers........................................................................11
         6.4      Transfers to Other
Companies...................................................................12
         6.5      90-24
Transfers................................................................................12
         6.6

Rollovers......................................................................................12



                                             GROUP TAX-DEFERRED ANNUITY CONTRACT
                                                TABLE OF CONTENTS (continued)

SECTION 7.            DISTRIBUTIONS TO A BENEFICIARY UPON DEATH

         7.1          Death of Accountholder After Annuity Commencement
Date.....................................12
         7.2          Death of Accountholder Before Annuity Commencement
Date....................................13
         7.3          Amount Payable on Death of
Participant.....................................................13

SECTION 8.            QUALIFIED DOMESTIC RELATIONS ORDER (QDRO)

         8.1          Effect of Qualified Domestic Relations Order
(QDRO)........................................14
         8.2          Total or Partial

Distribution..............................................................14
         8.3          Establishment of Alternate Payee Annuity
Account...........................................14
         8.4          Withdrawal from Participant Annuity
Account................................................14

SECTION 9.            DISTRIBUTIONS TO AN ACCOUNTHOLDER

         9.1          Requests for

Distributions.................................................................14
         9.2          Distribution to Participant Due to
Hardship................................................15
         9.3          Adequate
Proof.............................................................................15

SECTION 10.           CONTINGENT DEFERRED SALES CHARGE AND LOSS OF INTEREST CHARGE

         10.1         Contingent Deferred Sales
Charge...........................................................16
         10.2         Contingent Deferred Sales Charge
Amount....................................................16
         10.3         Contingent Deferred Sales Charge "Free
Amount".............................................16
         10.4         Loss of Interest

Charge....................................................................16

SECTION 11.           PAYMENT OPTIONS

         11.1         How to Elect Payment

Options...............................................................17
         11.2         Selection of Payment
Options...............................................................17
         11.3         Variable Dollar Payment
Options............................................................17
         11.4         Fixed Dollar Payment
Options...............................................................18


SECTION 12.           DEPOSIT TERMINATION

         12.1         Notice of

Termination......................................................................19
         12.2         Administration of Accounts Upon Deposit
Termination........................................19

TABLE A               20
TABLE B               21
TABLE C               22
TABLE D               23
TABLE E               24

GUARANTEED SUB-ACCOUNT RIDERS, IF
ANY..............................................................................

SYSTEMATIC WITHDRAWAL OPTION RIDER, IF
ANY.........................................................................



SECTION 1. DEFINITIONS

Accountholder - a Participant with respect to his/her Participant Annuity Account or an Alternate Payee with respect to his/her Alternate Payee Annuity Account.

Accumulation Period - the period during which the Accountholder is covered under this Group Annuity Contract prior to his/her Annuity Commencement Date.

Accumulation Unit - an accounting measure used to determine the Variable Account Value before the Annuity Commencement Date.

Administrative Offices - 8515 E. Orchard Road
Englewood, Colorado 80111

Alternate Payee - a spouse, former spouse, child or other dependent of a Participant who is entitled to receive all or a portion of the Participant Annuity Account pursuant to a Qualified Domestic Relations Order.

Alternate Payee Annuity Account - a separate record in the name of an Alternate Payee which reflects the value of amounts awarded to the Alternate Payee from a Participant Annuity Account pursuant to a Qualified Domestic Relations Order. These amounts may only be allocated to a Guaranteed Sub-account.

Alternate Payee Effective Date - the date on which the appropriate value of the Participant Annuity Account is transferred to the Alternate Payee Annuity Account pursuant to a Qualified Domestic Relations Order.

Annuitant - the person upon whose life the payment of an annuity is based.

Annuity Account Value - the sum of the Variable and Guaranteed Sub-Accounts credited to the Accountholder under his/her annuity account.

Annuity Commencement Date - the date on which annuity payments commence under a payment option, which for any Accountholder shall be not later than April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2.

Annuity Contract Date - the effective date of this Group Annuity Contract as agreed upon by the Group Policyholder and the Company.

Annuity Payment Period - the period during which the Payee is receiving annuity payments under this Group Annuity Contract.

Annuity Unit - an accounting measure used to determine the dollar value of any Variable Dollar Annuity Payment after the first annuity payment is made.

Beneficiary  -  the  person(s)   designated  by  the  Accountholder  to  receive
distributions, if any, payable upon the Accountholder's death.

Certificate - an individual certificate, including a copy of this Group Annuity Contract, issued to each Participant and Alternate Payee to evidence his/her coverage under this Group Annuity Contract.

Company - Great-West Life & Annuity Insurance Company.

Deposit  -  contributions,   Intra-Company   Transfers,   Transfers  from  other
companies, and other amounts allocated to a Guaranteed or Variable Sub-Account.

Eligible Employee - an individual performing services for an Eligible Employer.

Eligible Employer - an educational organization described in Section 170(b)(1)(A)(ii) which is a political subdivision of a state or an agency or instrumentality thereof. An "Eligible Employer" may also include an employer described in Section 501(c)(3) of Internal Revenue Code of 1986, as amended.

Eligible Fund - a registered management investment company in which the assets of the Series Account may be invested.

Group Policyholder - the Eligible Employer who has applied for and has been issued this Group Annuity Contract.

Guaranteed Account - the account established under this Group Annuity Contract providing Guaranteed Sub-Accounts.

Guaranteed Account Value - the sum of the values of the Guaranteed Sub-Accounts credited to the Accountholder under his/her annuity account.

Guaranteed Interest Rate - a minimum interest rate applicable to Guaranteed Sub-Accounts with an annual effective rate of 4%.

Guaranteed Sub-Account - a sub-division of the Guaranteed Account described in the attached Guaranteed Sub-Account Riders, if any.

SECTION 1. DEFINITIONS (continued)

Intra-Company Transfer - amounts moved within and between any of the Variable and Guaranteed Sub-Accounts.

Investment Division - a division of the Series Account containing the shares of a specific portfolio of the Eligible Fund. There is an Investment Division for each portfolio of the Eligible Fund.

Letter Agreement - a formal written agreement signed by the Company and the Group Policyholder which is used to clarify or modify certain provisions of the Contract and will be attached to and form a part of this Group Annuity Contract.

Loss of Interest Charge - a charge which may be applied whenever amounts deposited into the guaranteed certificate fund are transferred as described in
Section 6.1 prior to the certificate maturity date. The Loss of Interest Charge is calculated by reducing the credited rate of interest on the affected certificates to the effective rate shown in the table below:

     Age of Certificate               Credited
When Charge Is Applied                  Rate

       0-3 Years                       4.00%
       3-5 Years                       5.25%

Participant - an Eligible Employee of the Group Policyholder for whom an annuity account has been established under this Group Annuity Contract.

Participant Annuity Account - a separate record established in the name of each Participant which reflects the total value of the Participant's Guaranteed and Variable Sub-Accounts.

Participant Effective Date - the date on which the first Deposit is credited to a Participant Annuity Account.

Payee - any person receiving distributions or annuity payments under this Group Annuity Contract.

Premium Tax - the amount of tax, if any, charged by a state or other governmental authority on premiums.

Qualified Domestic Relations Order (QDRO) - a domestic relations order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the value of a Participant Annuity Account which meets the requirements of Internal Revenue Code Section 414(p).

Series Account - the segregated investment account of Great-West Life & Annuity Insurance Company called "FUTUREFUNDS Series Account" existing under Colorado law and registered as a unit investment trust under the Investment Company Act of 1940, as amended.

Transfer to Other Companies - amounts moved from any Variable or Guaranteed Sub-Account to another company upon Written Request of the Accountholder.

Valuation Date - the date on which the net asset value of each Eligible Fund is determined.

Valuation Period - the period between two successive Valuation Dates.

Variable Account - the account established under this Group Annuity Contract providing Variable Sub-Accounts.

Variable Account Value - the sum of the values of the Variable Sub-Accounts credited to a Participant under his/her Participant Annuity Account.

Variable Sub-Account - a sub-division of the Variable Account containing the value credited to a Participant from an Investment Division.

Written Request - any request in written form, satisfactory to the Company and received by the Company at its Administrative Office, from the Group Policyholder, the Accountholder, or their designee as required by any provision of this Group Annuity Contract, and at other times as required by the Company.

SECTION 2. OWNERSHIP PROVISIONS



2.1   Ownership of Group Annuity Contract

      The Group Policyholder is the owner of this Group Annuity Contract for the benefit of its Eligible Employees who become Participants.

2.2   Ownership of Participant Annuity Account Value

      Each  Eligible  Employee  for  whom  a  Participant   Annuity  Account  is
      established and for whom Deposits have been received by the Company, owns his/her Participant Annuity Account Value.

2.3   Transfer and Assignment

     Except as provided in the Loan application form, if any, the interest of any Accountholder, or of the
      Group Policyholder in this Group Annuity Contract may not be transferred, sold, assigned, pledged, charged, encumbered or in any way alienated by any of them.

      To the extent permitted by law, no proceeds or payments under the Group Annuity Contract will be subject to the claims of creditors or legal process.

2.4    Ownership of Series Account

      The Company has absolute ownership of the assets of the Series Account. The portion of the assets of the Series Account equal to the reserves and other contract liabilities with respect to the Series Account are not chargeable with liabilities arising out of any other business the Company may conduct.

SECTION 3. GENERAL PROVISIONS

3.1   The Group Annuity Contract

     This Group Annuity Contract is issued by the Company to the Group Policyholder.

3.2   Certificate

      The Company will issue to each Accountholder an individual Certificate as evidence of his/her participation under this Group Annuity Contract.

3.3   Entire Contract

      This Group Annuity Contract, its application, tables, and riders, if any, form the entire contract between the Group Policyholder and the Company and the entire agreement between the Company and the Accountholder, as well as any Beneficiary. This contract supersedes all prior representations, statements, warranties, promises and agreements of any kind, whether oral or written, relating to the subject matter of this Group Annuity Contract. All statements in the application, in the absence of fraud, have been accepted as representations and not as warranties. A copy of the application is attached to the Group Annuity Contract when issued to the Group Policyholder.

3.4   Contract Modification

      This Group Annuity Contract may be modified only by written agreement between the Company and the Group Policyholder, and such modifications shall become part of this Group Annuity Contract.

      Upon 60 days advance written notice to the other, the Group Policyholder or the Company may terminate Deposits into certain Variable and Guaranteed Sub-Accounts. In that event, the Participant, by Written Request, may change the allocation of his/her Deposits. Absent such Written Request on the date the Sub-account(s) is terminated, the value of such terminated Sub-account(s) will be allocated to the Daily Interest Guarantee Fund.

      Upon 30 days written notice to the Group Policyholder, the Company may at any time and without the consent of the Group Policyholder or any other person, modify this Group Annuity Contract as needed to conform to changes in tax or other law.

      ONLY THE PRESIDENT, A VICE-PRESIDENT, OR THE SECRETARY OF THE COMPANY CAN MODIFY OR WAIVE ANY PROVISION OF THIS GROUP ANNUITY CONTRACT.

SECTION 3. GENERAL PROVISIONS (continued)

3.5   Non-Participating

     This Group Annuity Contract is non-participating. It is not eligible to share in the Company's divisible surplus.

3.6   Beneficiary

      The Accountholder may, by Written Request, designate or change a Beneficiary from time to time. When recorded by the Company, a change of Beneficiary will take effect as of the date the Written Request was signed by the Accountholder. If the Accountholder dies before the date the Written Request was recorded, the change will take effect as of the date of the Written Request except the extent that the Company has made a payment or has otherwise taken action on a designation or change before receipt or recording of the designation or change of Beneficiary.

      Unless otherwise provided in the Beneficiary designation, the following provisions will apply: o upon the death of the Accountholder, his/her Annuity Account Value shall pass to any surviving primary

          Beneficiary and if more than one, the Annuity Account Value shall be shared equally among them. o if a primary Beneficiary dies before the Accountholder, that Beneficiary's intended share will be shared equally among the surviving primary beneficiaries.
      o if there is no surviving primary Beneficiary, the Annuity Account Value shall pass to any surviving contingent Beneficiary, and if more than one, shall be shared equally among them.

      o   if no Beneficiary has been designated,  or no Beneficiary survives the
          Accountholder,   the   Annuity   Account   Value   will  pass  to  the
          Accountholder's estate.

3.7   Currency and Payment of Deposits

      All Deposits to this Group Annuity Contract must be made payable to the Company in the currency of the United States of America.

3.8   Age

      If the age of an Annuitant has been misstated, the payments established for him/her will be made on the basis of his/her correct age. If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest will result in an annual effective rate which will not be less than 4% per year, as determined by the Company.

3.9   Voting Rights

      The Company will vote the shares of an Eligible Fund. To the extent required by law, the Company will vote according to the instructions of each Participant in proportion to his/her interest in the Variable Sub-Account. In such event, the Company will send proxy materials and form(s) to the Participant for his/her reply. If no reply is received by the date specified in the proxy materials, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.

      During the Annuity Payment Period, the number of votes will decrease as the assets held to fund annuity payments decrease. The Payee will be entitled to receive the proxy materials and form(s) otherwise provided to the Participant, and all other provisions concerning Voting Rights will apply to the Payee of a Variable Dollar Method of Payment Option.

3.10  Reports

      The Company will furnish the Accountholder not less frequently than annually a statement of his/her Annuity Account Value. The Company will furnish the Accountholder or the Payee of a Variable Dollar Method of Payment Option copies of any shareholder reports of the Eligible Funds and of any other notices, reports or documents required by law to be furnished to either of them.

3.11  Notice and Proof

      Any notice or demand by the Company to or upon the Group Policyholder, the Accountholder, or any other person may be given by mailing it to that person's last known address as stated in the Company's file.

      Any application, report, request, written request, election, direction, notice or demand by the Group Policyholder, the Accountholder, or any other person must be made in a form satisfactory to the Company. When required by the Company an Accountholder or Payee will obtain the signature of his/her spouse on forms acceptable to the Company.

SECTION 3. GENERAL PROVISIONS (continued)

3.12   Materials Developed By Group Policyholder

      Written materials developed by the Group Policyholder to describe this Group Annuity Contract must be approved in writing by the Company before the materials may be used.

      The Company may require adequate proof of the age or death of any individual before it admits a claim for or pays any payment. The Company may require the documentation of facts needed for continued administration of this Group Annuity Contract.

3.13   Tax Consequences of Payments

      The Accountholder, Annuitant, Payee or Beneficiary, as the case may be, must determine the timing and amount of any benefit payable to him/her. Nothing contained herein shall be construed to be tax or legal advice and the Company assumes no responsibility or liability for any damages or costs, including but not limited to taxes, penalties, interest or attorney's fees incurred by the plan, the Group Policyholder, the Participant, the Alternate Payee, the Beneficiary, or any other person arising out of any such determination.

3.14   Loans

      Loans may be available to Accountholders under this Group Annuity Contract in accordance with the terms set forth in the loan application form.

SECTION 4. DEPOSIT PROVISIONS

4.1   Commencement of Deposits

      An Eligible Employee who submits an adequate application becomes a Participant as of the Participant Effective Date. An Alternate Payee who submits an adequate application becomes an Accountholder as of the Alternate Payee Effective Date.

4.2   Deposits

      Subject to Section 12, the Group Policyholder shall promptly pay Deposits in cash for all Participants. The amount of Deposits for any Participant will be the amount elected by the Participant plus employer contributions, if any.

      With each payment of Deposits, the Group Policyholder shall provide a report acceptable to the Company containing a list of all Participants and the amount of the Deposits to be allocated to each Participant. The Group Policyholder's report is conclusive and binding on it and anyone claiming an interest under this Group Annuity Contract or any Certificate. When the Group Policyholder's report does not coincide with the Deposits received, the Company may return the Deposits.

4.3  Allocation of Deposits

     Deposits, less Premium Tax, if any, will be allocated in the Participant Annuity Account among any number of currently offered Variable and Guaranteed Sub-Accounts in accordance with the latest recorded Written Request of the Participant. Allocations shall be effective upon the Company's receipt of both the Deposit and the Group Policyholder report required under Section 4.2. Deposits and Policyholder reports received after 4:00 EST/EDT shall be deemed to have been received on the next business day.

     The allocation of Deposits may be changed at any time upon the Company's receipt at its Administrative Offices of the Written Request of the Participant. A change of allocation will be effective for Deposits which are received after the Company's receipt and recording of such Written Request.

SECTION 5. ACCOUNT VALUE PROVISIONS

5.1   Variable Accounts
      a.   Variable Account Value

      The Variable Account Value for a Participant on any date during the Accumulation Period will be the sum of the values of the Variable Sub-

      Accounts.

      The value of a Participant's interest in a Variable Sub-Account will be determined by multiplying the number of the Participant's Accumulation Units by

SECTION 5. ACCOUNT VALUE PROVISIONS (continued)

      the Accumulation Unit Value for that Variable Sub-Account.

      b.   Accumulation Units

      For each Deposit, the number of Accumulation Units credited for each Participant to a Variable Sub-Account will be determined by dividing the amount of such Deposit by the Accumulation Unit Value for that Variable Sub-Account on the next Valuation Date on which such Deposit was allocated.

      Deposits received at the Administrative Offices of the Company before 4:00 p.m. EST/EDT of a Valuation Date will be allocated as requested and shall be applied as of that date. All deposits received after 4:00 p.m. EST/EDT shall be applied as of the following Valuation Date.

      c.   Accumulation Unit Value

      The initial Accumulation Unit Value of each Variable Sub-Account was established at $10. The Accumulation Unit Value of a Variable Sub-Account on a Valuation Date is calculated by multiplying the Accumulation Unit Value as of the immediately preceding Valuation Date by the net investment factor (as explained in paragraph d. of Section 5.1).

      The dollar value of an Accumulation Unit will vary in amount depending upon the investment experience of the Eligible Fund.

      d.   Net Investment Factor

      The net investment factor for any Variable Sub-Account for any Valuation Period is determined by dividing (a) by (b), and subtracting (c) from the result where: (a) is the net result of:

           (i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the current Valuation Period; plus

           (ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date (the date four days before the record date which determines if the Group Policyholder is eligible to receive a dividend) occurs during the current Valuation Period; minus or plus

           (iii)     a per unit charge or credit for any taxes

incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to have resulted from the investment operations of the Variable Sub-Account.

      (b)  is the net result of:
           (i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period; minus or plus,

           (ii)the per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account for the immediately preceding Valuation Period.

      (c) is an amount representing the risk charge deducted from each Variable Sub-Account on a daily basis, equal to an annual rate of 1.25% of the daily net asset value of each Variable Sub-Account.

      The net investment factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

      The per share amount of any dividend referred to in paragraph (a)(ii) includes a deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between Eligible Funds and may be renegotiated each year, but will never exceed an annual rate of 1.00% of the aggregate average daily net assets of the Eligible Fund.

5.2   Risk Charge

      The risk charge compensates the Company for its assumption of certain mortality and expense risks. This charge is described in Section 5.1 d(c).

5.3   Guaranteed Account Value

      The Guaranteed Account Value on any date during the Accumulation Period will be the sum of the values of the Guaranteed Sub-Accounts credited to the Accountholder under his/her annuity account.

5.4   Guaranteed Sub-Account Riders

      The computation of the value of a Guaranteed Sub-Account is described in the attached Guaranteed Sub-Account Riders, if any.

5.5    Contract Maintenance Charge
       The following charges are applicable to the



SECTION 5. ACCOUNT VALUE PROVISIONS (continued)


     Variable and Guaranteed Account Values. Each year, beginning on the first day of the calendar quarter following the first anniversary of a Participant Effective Date, or an Alternate Payee Effective Date, as applicable, a nonrefundable contract maintenance charge of not more than $60 annually, will be deducted from the annuity account. The contract maintenance charge will be deducted proportionately from the Variable and Guaranteed Sub-Accounts based upon their Variable and Guaranteed Account Values.

SECTION 6. TRANSFERS AND ROLLOVERS

6.1   Transfers

      A Participant may make Intra-Company Transfers or Transfers to Other Companies by Written Request. For Intra-Company Transfers only, telephone transfers will be accepted after the appropriate administrative forms are executed. Alternate Payees and Beneficiaries may make transfers in limited circumstances as discussed below.

6.2   Transfer Terms

      The following provisions apply to both Intra-Company Transfers and Transfers to Other Companies.

      a. A transfer will take effect on the later of the date elected or the date the Written Request is received at the Administrative Offices of the Company. For transfers from or into a Variable Sub-Account, a unit value is calculated by the Company. If such Written Request is received after 4:00 p.m. EST/EDT, the transfer will take effect based on the Unit Value on the later of the date elected or the date following the date the Written Request is received.

     b. When required by the Company, the Participant, Alternate Payee or Beneficiary will execute forms provided by the Company.

      c.   No transfers are permitted after the Annuity Commencement Date.

     d. A transfer from a Guaranteed Sub-Account shall be subject to the terms of the attached Guaranteed Sub-Account Riders.

6.3   Intra-Company Transfers

     The following provisions will apply to Intra-Company Transfers, except for funds in an unmatured certificate:
     a. At any time prior to the Annuity Commencement Date, the Participant, by


           Written Request, may transfer all or a portion of the his/her Annuity
           Account  Value  within  and  between  the  Variable  and   Guaranteed
           Sub-Accounts currently offered by the Company.

           At any time prior to the Annuity Commencement Date, an Alternate Payee by Written Request, may transfer all or a portion of his/her Annuity Account Value within and between the Guaranteed Sub-Accounts currently offered by the Company.

      b. A telephone transfer, if permitted by the Company, will take effect on the later of the date elected or the date the telephone call is received at the Administrative Office. If such call is received after 4:00 p.m. EST/EDT, the transfer will take effect on the later of the date elected or the date following the date the call is received and for Intra-Company Transfers from or into a Variable Sub-Account, a unit value is calculated by the Company.

      c. If an Intra-Company Transfer is made within 30 days of the Annuity Commencement Date, the Company may delay the Annuity Commencement Date by 30 days.

      d. If a Accountholder dies prior to the Annuity Commencement Date, one Intra-Company Transfer may be made after the death of the Accountholder by the Beneficiary to effect the election of a payment option.

     e.  No  contingent  deferred  sales  charge  will  apply  to  Intra-Company
     Transfers.




SECTION 6. TRANSFERS AND ROLLOVERS (continued)

     f. Monies in the Guaranteed Certificate Fund cannot be transferred prior to Certificate Maturity Date, except in the following situations:
      (1)  the Participant dies; or
      (2)  the Participant separates from service; or
      (3)  the Participant suffers a hardship; or
      (4) the Participant elects a payment option under Section 11 with a life contingency or an annuity payment period of at least (36) thirty-six months.

6.4   Transfers to Other Companies

      a. At any time prior to the Annuity Commencement Date, a Participant, by Written Request, may transfer all or a portion of the Participant Annuity Account Value to another Company's ss.403(b) account, pursuant to Revenue Ruling 90-24. Notwithstanding the immediately preceding sentence, monies in the Guaranteed Certificate Fund cannot be transferred prior to Certificate Maturity Date.

           At any time prior to the Annuity Commencement Date, an Alternate Payee by Written Request, may transfer all or a portion of the Alternate Payee Account to another Company's ss.403(b) account, pursuant to Revenue Ruling 90-24. Monies in the Guaranteed Certificate Fund may be subject to a Loss of Interest Charge and/or a contingent deferred sales charge.

     b. Transfers to Other Companies of Guaranteed Certificate Fund Values will be subject to Loss of Interest Charges described in Section 10.

      c. The contingent deferred sales charge described in Section 10 shall apply to any and all Transfers to Other Companies, except those requested by the Beneficiary after the Participant's death.

6.5   90-24 Transfers

      The company to which a Transfer to Other Companies (as described in Section 6) is made ("Authorized Provider") must be authorized by the Group Policyholder to accept direct transfers from the Company. Prior to the transfer, the authorized provider must verify that the amounts transferred will be invested into another ss.403(b) vehicle and will continue after the transfer to be subject to distribution requirements at least as strict as those applicable to such funds before the transfer. If such written verification is received by the Company at its administrative offices prior to the direct transfer, such transfer will not be reported as a taxable distribution to the Accountholder. All other disbursements, whether or not paid directly to the Accountholder, and whether or not eligible for rollover, will be reported as taxable distributions as required by the Internal Revenue Code.

6.6   Rollovers

      a. Subject to the provisions of this Group Annuity Contract, a Participant, Surviving Spouse or Alternate Payee, upon the occurrence of certain triggering events, may roll over only those distributions meeting very specific requirements under the Internal Revenue Code of 1986, as amended from time to time.

      b. The Company will not determine whether a disbursement or distribution is eligible for rollover treatment and accepts no responsibility for the tax consequences of the distribution. All rollover requests are required to be reported to the IRS as taxable distributions and it is solely the responsibility of the Participant, Alternate Payee or Surviving Spouse to determine whether the distribution qualifies for rollover treatment and to effect a proper rollover.

SECTION 7. DISTRIBUTIONS TO A BENEFICIARY UPON
DEATH

7.1   Death of Accountholder After Annuity
      Commencement Date

      If the Accountholder dies after his/her Annuity Commencement Date and before his/her entire interest has been distributed, payments will continue to the Beneficiary under the payment option applicable to the Accountholder on the Accountholder's date of death. The Beneficiary will not be allowed to change the method of distribution in effect on the date of the Accountholder's death or to elect a new payment option.

SECTION 7. DISTRIBUTIONS TO A BENEFICIARY UPON
DEATH (continued)

7.2   Death of Accountholder Before Annuity
      Commencement Date

      a. 5-Year Rule. If the Accountholder dies before his/her Annuity Commencement Date, the entire interest of the Accountholder shall be distributed within five years after the death of the Accountholder. This rule will always apply to non-individual entities, including, but not limited to, trusts and estates.

       b. Exception to the 5-Year Rule. For purposes of this section, a designated Beneficiary is any individual named as Beneficiary by the Accountholder. If any portion of the Accountholder's interest is payable to a designated Beneficiary, such portion shall be distributed over the lesser of (1) the life of the designated Beneficiary, or (2) over a period not extending beyond the life expectancy of the designated Beneficiary. Such distributions to a designated Beneficiary shall begin not later than December 31 of the year following the date of the Accountholder's death. The designated Beneficiary may elect by Written Request to take distributions either under the 5-year rule or under this exception to the 5-year rule. If no election is made, the 5-year rule will apply.

      c.   Special Rule for Surviving Spouse.
           (1)   Participant Annuity Account
           If the designated Beneficiary is the surviving spouse of a Participant, the date on which the distributions are required to begin shall not be later than the date on which the Participant would have attained age 70 1/2. If no election is made, this special rule for surviving spouse will apply.

           (2)   Alternate Payee Annuity Account

     There is no special rule for a surviving spouse of an alternate payee. If the designated beneficiary is the surviving spouse of an Alternate Payee, distributions are required to begin pursuant to the rules applicable to other individuals as described in paragraphs a. and b. of this Section 7.2

      d.   Election of Payment Option

           The designated Beneficiary may elect that payment be made under one or a combination of the payment options described in Section 11.

7.3   Amount Payable on Death of Participant

     a. Amount Payable On Death of Participant Before Annuity Commencement Date
      (1) If the Participant dies before the Annuity Commencement Date, and before his/her 70th birthday, the amount payable will be the greater of: (i) the Participant Annuity Account Value as of the date of death, less Premium Tax, if any; and (ii) the sum of Deposits paid to, less any Partial Distributions from, the Participant Annuity Account, less Premium Tax, if any.

      (2) If the Participant dies before the Annuity Commencement Date, but after his/her 70th birthday, the amount payable will be the Participant Annuity Account Value as of the date of death, less Premium Tax, if any.

      b.   Amount Payable on Death of Participant
           After Annuity Commencement Date

           If the Participant dies after the Annuity Commencement Date, the amount payable will be the amount remaining to be paid under the method of distribution in effect on the date of the Participant's death.

      c.   Amount Payable on Death of Alternate
           Payee Before Annuity Commencement Date

           If the Alternate Payee dies before the Annuity Commencement Date, the amount payable will be the Alternate Payee Annuity Account Value as of the date of death.

      d.   Amount Payable on Death of Alternate
           Payee After Annuity Commencement Date

           If the Alternate Payee dies after the Annuity Commencement Date, the amount payable will be the amount remaining to be paid under the method of distribution in effect on the date of the Alternate Payee's death.

      e. For payments made under this Section 7.3, neither the contingent deferred sales charge nor the Loss of Interest charge will apply.

SECTION 8. QUALIFIED DOMESTIC RELATIONS ORDER
(QDRO)

8.1   Effect of Qualified Domestic Relations Order

      (QDRO)

      If a domestic relations order which is determined to be "qualified" by the plan administrator awards all or a portion of a Participant Annuity Account to an Alternate Payee, the Alternate Payee may elect to take a total or partial distribution or may elect to establish an Alternate Payee Annuity Account.

8.2   Total or Partial Distribution

      If the Alternate Payee elects to take a total or partial distribution, the contingent deferred sales charge and Loss of Interest Charge will be deducted from the amount awarded to the Alternate Payee unless the Qualified Domestic Relations Order clearly specifies, in the opinion of the Company, that such charges be deducted from the Participant Annuity Account.

8.3   Establishment of Alternate Payee  Annuity Account

     a. An Alternate Payee who elects to establish an Alternate Payee Annuity Account must submit an adequate application by Written Request informing the Company of the amount to be allocated to the Alternate Payee Annuity Account, which amount may be allocated only among the Guaranteed Sub-Accounts. If an adequate application is not received by the Company at its Administrative Offices as of the date the amounts are to be withdrawn from the Participant Annuity Account, the Alternate Payee will be deemed to have elected that all amounts be allocated to the Daily Interest Guaranteed Fund. Any amounts withdrawn from a Participant's unmatured certificates will be subject to the Loss of Interest Charge, unless such amounts are allocated to a new certificate under the Alternate Payee Annuity Account.

      b. Contingent deferred sales charges and Loss of Interest Charges incurred on a distribution from the Participant Annuity Account pursuant to a Qualified Domestic Relations Order will be deducted from the amount awarded to the Alternate Payee unless the Qualified Domestic Relations Order clearly specifies, in the opinion of the Company, that such charges be deducted from the Participant Annuity Account.

8.4   Withdrawal From Participant Annuity Account

      Amounts will be withdrawn from the Participant Annuity Account pursuant to the terms of the Qualified Domestic Relations Order (QDRO). If the QDRO awards less than one hundred percent (100%) of the Participant Annuity Account Value to the Alternate Payee, the amounts awarded will be withdrawn from the Participant's Variable and Guaranteed Contract Values as specified in the QDRO. If the QDRO is silent, or ambiguous, in the opinion of the Company, with respect to which of the Participant's Variable or Guaranteed Account Values should be used to establish the Alternate Payee Account, the accounts will be liquidated in the following sequence: (1) Money Market Fund (2) Bond Fund (3) Growth Fund (4) Daily
      Interest Guaranteed Fund (5) Other Variable Funds (6) Guaranteed Certificate Fund (7) Other Guaranteed Funds

SECTION 9. DISTRIBUTIONS TO AN ACCOUNTHOLDER

9.1   Requests for Distributions

      a. Subject to the provisions of Section 11.1, the Accountholder may obtain a total or partial distribution of any amounts in his/her annuity account, except for any funds allocated to an unmatured certificate. The Company shall make the distribution as soon as practicable after receipt of the Written Request.

      b. Distribution of Pre-1989 Account Balance to Participant The pre-1989 account balance consists of those amounts which were in the Participant Annuity Account as of December 31, 1988. With respect to Deposits transferred into this Group Annuity Contract from another 403(b) contract after December 31, 1988, it shall be the Participant's sole responsibility to identify and certify the portion of such amounts which were originally contributed prior to January 1,

SECTION 9. DISTRIBUTIONS TO AN ACCOUNTHOLDER
(continued)

1989. Upon receipt of documented records acceptable to the Company, such pre-1989 amounts will be available for total or partial distribution to a Participant Payee at any time. Such distributions may be subject to an IRS premature withdrawal penalty.

      c. Distribution of Post-1988 Account Balance to Participant A Participant may obtain total or partial distributions with respect to Deposits made to the Participant Annuity Account after December 31, 1988, earnings thereon and earnings on Deposits contributed prior to January 1, 1989, only if the Participant has attained age 59 1/2, or has died, separated from service or suffered a hardship.

      d.   Distribution to Alternate Payees

           Post-1988 funds in an Alternate Payee Annuity Account are not restricted. An Alternate Payee may obtain a total or partial distribution of his/her account at any time, except for any funds allocated to an unmatured certificate. The Company shall make the distribution as soon as practicable after receipt of the Written Request.

      e.   Election of Account From Which Partial
           Distribution is to be Made

           By Written Request, the Accountholder must elect the Variable or Guaranteed Sub-Accounts(s), or a combination of them, from which a partial distribution is to be made and the amount to be distributed from each sub-account. If an adequate election is not made, the Written Request will be returned and no partial distribution will be processed.

      f.   Amount of Total Distribution

           The Accountholder must elect a payment option under Section II for disbursement of a total distribution. The amount payable is equal to:
           (a) the Annuity Account Value as of the effective date of the total distribution, less;

           (b)   the contingent deferred sales charge, if any, less;

     (c) Loss of Interest Charge on unmatured certificates, if any, less;

           (d)    Premium Tax, if any.

      g.   Amount of Partial Distribution

           Partial distributions will be paid in a single sum only and will be equal to:

     (a) the amount requested as a partial distribution as of the effective date of the distribution, less;

           (b)   the contingent deferred sales charge, if any, less;

     (c) Loss of Interest Charge on unmatured certificates, if any, less;

           (d)   Premium Tax, if any.

9.2   Distribution to Participant Due to Hardship

      If the Participant incurs a hardship, the Participant may by Written Request take a total or partial distribution from the Participant Annuity Account. Such request must be accompanied by a form certifying entitlement to the amount requested by virtue of a genuine hardship. The distribution will be made as soon as practicable after the later of the (1) the date elected: or (2) the date the Written Request is received at the Administrative Offices of the Company. Neither the Loss of

           Interest Charge on unmatured certificates nor the contingent deferred sales charge will apply to any hardship.

9.3   Adequate Proof

      The Company may require adequate proof of age, separation from service or hardship to establish that a benefit has become payable prior to making any payment under this Group Annuity Contract.

SECTION 10. CONTINGENT DEFERRED SALES CHARGE
AND LOSS OF INTEREST CHARGE

10.1  Contingent Deferred Sales Charge
      a.   Participant Annuity Account

      On any total or partial Transfer to Other Companies, distribution or single sum payment under Section 11 from the Participant Annuity Account, the contingent deferred sales charge will be deducted except in the following situations:

      (1)  the Participant dies; or
      (2) the Participant elects a payment option under Section 11 with a life contingency or an annuity payment period of at least thirty-six (36) months.

      b.   Alternate Payee Annuity Account

      On any total or partial Transfer to Other Companies, distribution or single sum payment under Section 11 from a Alternate Payee Annuity Account, the contingent deferred sales charge will be deducted, except on the death of the Alternate Payee.

10.2  Contingent Deferred Sales Charge Amount
      a.   Participant Annuity Account

      The contingent deferred sales charge will be 6% of the amount transferred, distributed, or paid in excess of the contingent deferred sales charge free amount, if any. This charge is limited so that the cumulative total of all contingent deferred sales charges deducted from the Participant Annuity Account will not exceed 6% of the Deposits made to his/her Participant Annuity Account within 72 months prior to the effective date of the transfer, distribution, or payment. In no event shall the contingent deferred sales charge at any point in time exceed 8.5% of Deposits contributed by the Participant into this Group Annuity Contract.

      A contingent deferred sales charge will not be charged to any Participant who has completed 15 or more years in this Group Annuity Contract, as measured from the Participant Effective Date.

      b.   Alternate Payee Account

      The contingent deferred sales charge will be 6% of the amount transferred, distributed or paid in excess of the contingent deferred sales charge free amount, if any. A contingent deferred sales charge will not be charged to any Alternate Payee who has completed 15 or more years in this Group Annuity Contract, as measured from the Alternate Payee Effective Date.

10.3  Contingent Deferred Sales Charge "Free Amount"
      The contingent deferred sales charge "free amount" is an amount against which the contingent deferred sales charge will not be assessed. The contingent deferred sales charge "free amount" shall not exceed 10% of an Accountholder's Annuity Account Value at December 31 of the previous calendar year, and will be applied on the first transfer, distribution, or payments made under the Accountholder's annuity account in that year. All additional transfers, distributions, or payments during that calendar year will be subject to a contingent deferred sales charge without the application of any free amount.

10.4  Loss of Interest Charge

      On any total or partial Transfer to Other Company distribution or payment from a Participant Annuity Account or an Alternate Payee Account, the Loss of Interest Charge will be deducted from amounts distributed from any Guaranteed Certificate Fund prior to the Certificate Maturity Date except in the following situations: (1) the Participant dies; or (2) the Participant separates from service; or (3) the Participant suffers a hardship; or (4) the Participant elects a payment option under Section 11 with a life contingency or an annuity payment period of at least (36) thirty-six months.




SECTION 11. PAYMENT OPTIONS

11.1  How to Elect Payment Options

       The Written Request of the Accountholder or Payee is required to elect, or change the election of, a payment option and must be received by the Company at least 30 days prior to the Annuity Commencement Date, except for annuities payable in arrears. For annuities payable in arrears, a Written Request must be received by the Company at least one year prior to the Annuity Commencement Date. For all payment options, a $1.50 check charge will be deducted from the amount of each payment.

11.2  Selection of Payment Options

      (a) A total or partial single sum payment or one of the variable or fixed dollar payment options or a combination of them may be elected.

      (b) If the Participant or Payee elects to apply any or all of the Guaranteed Account Value to a variable dollar method of payment option, or any or all of the Variable Account Value to a fixed dollar method of payment option, an Intra-Company Transfer must be made prior to the Annuity Commencement Date pursuant to Section 6.

      (c) If a single sum payment is elected, the amount to be paid is the amount requested less Premium Tax, if any.

      (d) If a variable dollar payment option is elected, the amount to be applied is the Variable Account Value, as of the date the amount of the first monthly payment is determined, less Premium Tax, if any.

      (e) If a fixed dollar method of payment option is elected, the amount to be applied is the Guaranteed Account Value, as of the Annuity Commencement Date, less Premium Tax, if any.

      (f) Effective the date the first annuity check is cashed, the payment option elected or deemed to have elected under, shall be irrevocable.

11.3  Variable Dollar Payment Options

      The following variable dollar payment options are available:
      (a)  Option 1:  Variable Life Annuity with Guaranteed Period
           Monthly payments for the guaranteed Annuity Payment Period elected or the lifetime of the Payee whichever is longer. The guaranteed Annuity Payment Period elected may be 5, 10,

     15, or 20 years. Upon death of the Payee, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table A.

      (b)  Option 2:  Variable Life Annuity

     Monthly payments for the Payee's lifetime, without a guaranteed period. See Table A.

      (c)  Option 3:  Joint and One-Half Survivor
           Variable Annuity

           Monthly payments to an Annuitant for his/her lifetime, with payments based on one-half of the variable Annuity Units continuing to the survivor for life. See Table B.

      (d)  Option 4:  Any Other Form

           Any other form of Variable Annuity which is acceptable to the Company.

     (e) These variable dollar payment options are subject to the following provisions:
           (1) Amount of First Monthly Payment. The first monthly payment under a variable dollar payment option will be based on the Variable Account Value credited on behalf of the Participant Annuity Account on the 5th Valuation Date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate from the applicable Table to the amount applied under the payment option. The first monthly payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

           (2) Annuity Units. The number of Annuity Units paid to the Annuitant for each Variable Sub-Account is determined by dividing the amount of the first monthly payment by the Sub-Account's Annuity Unit Value on the 5th Valuation Date preceding the date the first payment is due. The number of Annuity Units for a Variable Sub-Account remains fixed during the Annuity Payment Period.

           (3) Amount of Monthly Payments after the First. Monthly payments after the first will vary depending upon the investment experience of the Variable Sub-Accounts. The subsequent dollar amount paid from each Sub-Account is determined by multiplying
                 (a) by (b) where (a) is the number of Sub-Account Annuity Units

SECTION 11. PAYMENT OPTIONS (continued)

and (b) is the Sub-Account Annuity Unit Value on the 5th Valuation Date preceding the date the annuity payment is due. The total dollar amount of each variable dollar annuity payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account. The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

      (f) The minimum amount that may be applied under the elected payment option is $2,000. If the amount is less than $2,000, the Company may pay it in one sum. If any payment to be made under the elected payment option will be less than $50, the Company may make the payments in the most frequent interval which produces a payment of at least $50. The maximum amount that may be applied under any elected payment option is $1,000,000. For the application of any greater amount, the Company's consent is required.

11.4  Fixed Dollar Payment Options

      The following fixed dollar payment options are available:

      (a)  Option 1:  Income of Specified Amount

           An income at 12-, 6-, 3-, or 1-month intervals, of an amount elected by the Payee for an Annuity Payment Period of not more than 240 months. Upon death of the Payee, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table C.

      (b)  Option 2:  Income for a Specified Period

           An income at 12-, 6-, 3-, or 1-month intervals, for the number of months elected for an Annuity Payment Period of not more than 240 months. Upon death of the Payee, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table C.

      (c) Option 3: Fixed Life Annuity with Guaranteed Period Monthly payments for the guaranteed Annuity Payment Period elected which may be 5, 10, 15 or 20 years or the lifetime of the Payee, whichever is longer. Upon death of the Payee, any amounts remaining payable under this payment option will be paid to the Beneficiary. See Table D.

      (d) Option 4: Fixed Life Annuity with Installment Refund Period Monthly payments for the life of the Payee or until the sum of the payments made equals the amount applied, whichever is longer.

      (e)  Option 5:  Fixed Life Annuity

     Monthly payments for the Payee's lifetime, without a guaranteed period. See Table D.

      (f) Option 6: Joint and One-Half Survivor Fixed Annuity Fixed monthly payments to an Annuitant for his/her lifetime, with one-half of the fixed payment amount continuing to the survivor for life. See Table E for the minimum monthly amount.

      (g)  Option 7:  Systematic Withdrawal Option

           Monthly, quarterly, semi-annual or annual payments as agreed upon by the Payee and the Company as described in the attached Systematic Withdrawal Option are described in greater detail in the attached Systematic Withdrawal Option Rider, if any.

      (h)  Option 8:  Any Other Form

           Any other form of Fixed Annuity which is acceptable to the Company. Upon death of the Payee, any amounts remaining payable under this payment option will be paid to the Beneficiary.

     (i) These fixed dollar payment options are subject to the following provisions:
           (1) Payments under a fixed dollar payment option are guaranteed by the Company as to dollar amount throughout the Annuity Payment Period.

                 The amount of the payment under any fixed dollar payment option will be determined by applying the Company's then current non-participating group single premium rates for this class of group annuity contracts to the amount applied under the option. Those current rates will not be less than the rate obtained from the Table which is applicable to the elected option.

     (2) The minimum amount that may be applied under the elected payment option is $2,000. If the amount is less than $2,000, the Company may pay it in one sum. If

SECTION 11. PAYMENT OPTIONS (continued)

any payment to be made under the elected payment option will be less than $50, the Company may make the payments in the most frequent interval which produces a payment of at least $50. The maximum amount that may be applied under any elected payment option is $1,000,000. For the application of any greater amount, the Company's consent is required.

SECTION 12. DEPOSIT TERMINATION

12.1  Notice of Termination

      Either the Group Policyholder or the Company may terminate Deposits under this Group Annuity Contract by giving at least 60 days advance written notice to the other. Such notice shall be sent certified mail, return receipt requested. The termination date shall be 60 days after the date the notice is received.

12.2  Administration of Accounts Upon Deposit
      Termination

      After termination of Deposits, the Company shall continue to administer all Participant Annuity Accounts and Alternate Payee Annuity Accounts in accordance with the provisions of this Group Annuity Contract except that no Deposits will be accepted or allocated by the Company after the 60th day from the date the termination letter is received. The Company will maintain each Participant Annuity Account until it is Transferred under the terms of Section 6 or applied to a payment option. Amounts in the Guaranteed Certificate Fund must remain with the Company until the Certificate Maturity Date.

                                               TABLE A - Variable Life Annuity

                                               Monthly Payment for Each $1,000

                                            of Participant Annuity Account Value


       Age of             Without                       With Guaranteed Period
       Payee             Guaranteed Period              5 Years          10 Years         15
Years         20 Years

       50                  3.99                           3.99             3.98
3.96            3.94

       55                  4.31                           4.30             4.27
4.24            4.19

       60                  4.71                           4.70             4.67
4.60            4.49

       65                  5.28                           5.25             5.18
5.05            4.84

       70                  6.07                           6.02             5.85
5.56            5.15

       75                  7.22                           7.09             6.68
6.07            5.41



       If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                                 TABLE B - Joint and One-Half Survivor Variable Annuity


                                             Monthly Payment for Each $1,000

                                          of Participant Annuity Account Value

        Age of                         If Designated Payee Is Age
      Annuitant                            50           55            60
65           70          75

         50                              3.88         3.91          3.94
3.96         3.97        3.98

         55                              4.09         4.15          4.19
4.23         4.25        4.27

         60                              4.34         4.43          4.51
4.58         4.63        4.66

         65                              4.64         4.77          4.90
5.01         5.10        5.16

         70                              4.99         5.17          5.36
5.55         5.70        5.83

         75                              5.40         5.65          5.91
6.19         6.46        6.69



         If payments commence on any other date than the exact age of the Annuitant or survivor as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                                    TABLE C      - Income of Specified Amount
                                                 - Income for a Specified Period

                                             Monthly Payment for Each $1,000
                                          of Participant Annuity Account Value



                                           Years                      Payment

                                             3                         28.61
                                             4                         21.82
                                             5                         17.75
                                             6                         15.04
                                             7                         13.10
                                             8                         11.66
                                             9                         10.54
                                            10                          9.63
                                            11                          8.90
                                            12                          8.30
                                            13                          7.78
                                            14                          7.34
                                            15                          6.96
                                            16                          6.63
                                            17                          6.34
                                            18                          6.08
                                            19                          5.85
                                            20                          5.64

       To determine the payment for other frequencies of payment, multiply the above monthly payment by the following factors:

                                                                          Factor

                                       Quarterly payment                2.99
                                       Semi-annual payment              5.96
                                       Annual payment                  11.81


       If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above Table.


Page 25


                                                TABLE D - Fixed Life Annuity

                                               Monthly Payment for Each $1,000
                                            of Participant Annuity Account Value


       Age of               Without
With             Guaranteed

  Period

       Payee        Guaranteed Period           5 Years            10 Years         15
Years          20 Years

       50                  3.99                    3.99              3.98
3.96              3.94
       55                  4.31                    4.30              4.27
4.24              4.19
       60                  4.71                    4.70              4.67
4.60              4.49
       65                  5.28                    5.25              5.18
5.05              4.84
       70                  6.07                    6.02              5.85
5.56              5.15
       75                  7.22                    7.09              6.68
6.07              5.41


       If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                                   TABLE E - Joint and One-Half Survivor Fixed Annuity


                                             Monthly Payment for Each $1,000
                                          of Participant Annuity Account Value


      Age of                                                                   If
Designated      Payee     Is
Age
    Annuitant                     50              55             60
65             70               75

      50                       3.88            3.91            3.94
3.96            3.97            3.98
      55                       4.09            4.15            4.19
4.23            4.25            4.27
      60                       4.34            4.43            4.51
4.58            4.63            4.66
      65                       4.64            4.77            4.90
5.01            5.10            5.16
      70                       4.99            5.17            5.36
5.55            5.70            5.83
      75                       5.40            5.65            5.91
6.19            6.46            6.69


       If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


DAILY INTEREST GUARANTEE FUND RIDER
A GUARANTEED SUB-ACCOUNT RIDER ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Daily Interest Guarantee Fund is a Guaranteed Sub-Account. The value of an Accountholder's interest in the Daily Interest Guarantee Fund is his/her Deposits into the fund plus interest less amounts distributed, transferred or applied to a payment option, less contract maintenance charge, and Premium Tax.

              Amounts in the Daily Interest Guarantee Fund shall earn an annual effective rate to be determined by the Company prior to the last day of each calendar quarter, effective for deposits in the next calendar quarter and money already in the account. This annual effective rate will never be less than the Guaranteed Interest Rate.

GUARANTEED CERTIFICATE FUND RIDER

A GUARANTEED SUB-ACCOUNT RIDER ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Guaranteed Certificate Fund is a Guaranteed Sub-Account. The Accountholder, by Written Request, may allocate all or a portion of his/her Deposits to one and only one of the several certificate periods then offered by the Company. All Deposits received during a calendar quarter and allocated to a certificate period shall earn an annual effective rate of interest equal to the rate stated by the Company for the applicable certificate period from the date of Deposit to the end of the certificate period. The annual effective rate shall not be less than the Guaranteed Interest Rate. A Certificate Maturity Date is hereby defined as the last day of any Certificate period. Certificates which have not reached the Certificate Maturity Date shall be called unmatured certificate.

The transfer, distribution or application to a payment option prior to the certificate maturity date of funds in a certificate shall be known as breaking a certificate. If a certificate is broken, a Loss of Interest Charge may be assessed, as defined in the definition section of the contract and in Section
10. However, the Loss of Interest charge will not apply if a certificate is broken when:

      (1)   the Accountholder dies; or
      (2)   the Participant separates from service; or
      (3)   the Participant suffers a hardship; or
      (4) the Accountholder or Beneficiary uses the certificate funds to purchase from the Company an annuity with life contingencies or an Annuity Payment Period of at least thirty-six (36) months.

Value of Certificate

Each certificate has its own value, which is an Accountholder's Deposits in that certificate, plus interest, less amounts distributed, transferred or applied to a payment option, contract maintenance charges and Premium Tax, as applicable. When a certificate is broken, a contingent deferred sales charge and/or a Loss of Interest Charge may apply.

The sum of the values of an Accountholder's certificates is the value of the Accountholder's interest in the Guaranteed Certificate Fund.

Allocation of Matured Certificates

When a certificate matures, the Accountholder may, within 30 days before or after the Certificate Maturity Date, allocate the value of the certificate among any of the Variable & Guaranteed Sub-accounts then offered by the Company under this Group Annuity Contract. This election is effective on the later of the first day of the calendar quarter immediately following the Maturity Date of the certificate(s), or the date the Reinvestment Form for Maturity Certificates is received and recorded by the Company at its Administrative Offices. If the election is not received by the Company within the 30 day period, the value of the matured certificate will be allocated to a new certificate with the same certificate period as the matured certificate.

If the same certificate period is not then offered by the Company under this Group Annuity Contract, the value of the matured certificate will be allocated to a new certificate with the shortest certificate period then available.

If the Guaranteed Certificate Fund is not offered by the Company under this Group Annuity Contract, the value of the matured certificate will be allocated by the Company to any other Guaranteed Sub-account then available. Amounts from a matured certificate allocated to a new certificate or other Guaranteed Sub-account will earn the annual effective rate applicable to that certificate or Guaranteed Sub-account. This annual effective rate may differ from the annual effective rate applicable to the matured certificate.

Transfers

Section 6 of this Group Annuity Contract will apply to any transfer to or from the Guaranteed Certificate Fund.

SYSTEMATIC WITHDRAWAL PAYMENT OPTION RIDER

ATTACHED TO AND FORMING A PART OF THE GROUP ANNUITY CONTRACT


Ability to Elect

All or a portion of an Accountholder's annuity account may be allocated to the Systematic Withdrawal Payment Option at any time, subject to any other governing provision of this Group Annuity Contract. Transfers of amounts held by or for the benefit of the Accountholder in another 403(b) tax deferred annuity account with another company may be Deposited or caused to be Deposited by the Accountholder directly into the Systematic Withdrawal Payment Option.

Election Procedure

The Accountholder must elect the Systematic Withdrawal Payment Option in accordance with the procedures of this Group Annuity Contract.

Minimum Allocation or Deposit Required

The initial allocation or transfer from another company, whichever occurs first, must be at least twenty thousand dollars ($20,000.00). All subsequent allocations and/or transfers from another company must be at least two thousand dollars ($2,000.00).

Earnings - New Money Yield

All amounts allocated or transferred to the Systematic Withdrawal Payment Option within a calendar quarter shall earn the annual yield established by the Company for that quarter, effective from the date of receipt of the application or transfer from another company through the last day of the next calendar year. The annual yield shall be established by the Company for each calendar quarter before the end of the prior calendar quarter and shall not be less than the Guaranteed Interest Rate. The Company reserves the right to establish different New Money Yields for different classes of policyholders in compliance with applicable state laws.

Earnings - Portfolio Yield

On the first day of January of each year, all amounts remaining in the Systematic Withdrawal Payment Option related to applications or transfers from another company made prior to the preceding January 1, shall no longer earn the New Money Yield. These amounts shall earn the Portfolio Yield effective for the current calendar year. The Portfolio Yield may be different than the New Money Yield and shall be established by the Company before the end of each calendar year to be effective for the next calendar year and may be different every year. The Portfolio Yield shall not be less than the Guaranteed Interest Rate. The Company reserves the right to establish different Portfolio Yields for different classes of policyholders in compliance with applicable state laws.

Designation of Payment Frequency

When the Accountholder elects the Systematic Withdrawal Payment Option, the Accountholder must designate the frequency of payments. Payments may be made monthly, quarterly, semi-annually or annually. The Accountholder may change the frequency of payments only once in a calendar year.

Beginning of Payments

Payments to the Accountholder or his/her designated Payee must begin no later than one year from the day of the first deposit.

Amount of Payments

Each payment must not be less than the greater of (i) one hundred dollars ($100.00), or (ii) the minimum distribution and minimum incidental death benefit amount required under the Internal Revenue Code and any regulations issued thereunder, as amended from time to time. The Company reserves the right to make a lump sum payment of all of an Accountholder's interest in the Systematic
Withdrawal Payment Option if that interest is less than one hundred dollars ($100.00). The Accountholder may change the amount of the payment only once in a calendar year.

On a form and in a manner prescribed by the Company, the Accountholder may elect to receive regular and systematic payments from the Systematic Withdrawal Option Account on a monthly, quarterly, semi-annual or annual basis. Each payment made to an Accountholder will be debited from the Systematic Withdrawal Option Account on a last in, first out (LIFO) basis, except for the interest-only option as described below. The number of payments received may vary depending upon the new money yields and/or portfolio yields earned.

Systematic Withdrawal Payment Option Rider - Vol

SYSTEMATIC WITHDRAWAL PAYMENT OPTION RIDER

The following payment options will be available under the Systematic Withdrawal Payment Option: 1. Period Certain This option allows the Accountholder to choose how long the Accountholder will receive payments. The Company calculates the Accountholder's amount based on the Accountholder's current account balance.

2.  Payment Certain

This option is similar to the "Period Certain" option above, except that the Accountholder chooses a payment amount and the Company calculates the length of time an Accountholder can receive these payments. The Company calculates the length of time based upon the Accountholder's current account balance.

3.  Payments Over Life Expectancy

Under this option, the Company calculates the Accountholder's life expectancy based upon the Accountholder's current age. This option then works much like the "Period Certain" option above, under which the Company will calculate the payments to be made over the Accountholder's expected lifetime.

4.  Increasing Payments by Specified Percentage Over Time
Under this option, the Accountholder chooses either the payment amount or the length of time payments will be made. The Accountholder also elects a percentage by which the payments will be increased each year.

5.  Interest Only

Under this option, the interest credited to the Accountholder's current account balance will be paid to the Accountholder on a monthly, quarterly, semi-annual or annual basis, as elected. Each interest only payment made to an Accountholder will be equal to the entire interest accumulated on all Deposits credited to the Systematic Withdrawal Option Account since the time of the last interest only payment. This option will not be available to Accountholder's unable to meet the minimum distribution requirements under federal law.

Total or Partial Distributions

Total and partial distributions of amounts in the Systematic Withdrawal Payment Option shall be available to Acountholders under the same principles as distributions are available under Section 9 of this Group Annuity Contract. Distributions will be made on a last-in-first-out (LIFO) basis, except for the interest-only option payment. Distributions shall be effective on the later of the date the Accountholder elects to have the distribution paid or the date the Written Request is received by the Company at its Administrative Offices. Distributions to effect a transfer in accordance with Revenue Ruling 90-24 will not be permitted from this option once monies are allocated to this Systematic Withdrawal Option.

Systematic Withdrawal Charges

A charge shall be deducted by the Company from all amounts paid or distributed, less the Systematic Free Amount. The charge shall be a percentage of the amount paid or distributed in excess of the Systematic Free Amount and shall be based on the following table:

Elapsed Years From

  Initial Allocation                 Percentage of
    or Transfer                   Amount Distributed

       0 - 5                                 5%
   more than 5                               0%

Upon the death of the Accountholder no charge will be assessed against any payment or distribution made under this Rider.

Systematic Free Amount

The Systematic Free Amount is an amount of the payment or distribution against which the charge will not be assessed. This free amount is equal to twenty percent (20%) of the amount in the Accountholder's Systematic Withdrawal Payment Option as of December 31 of the preceding calendar year, except in the first year. In the first partial year before any December 31 anniversary, the free amount will be equal to 20% of the initial deposit made to this option. The free amount shall be applied to each payment and distribution made in a calendar year until the free amount is exhausted. A new free amount shall be available for each calendar year. Any unused free amount from one calendar year is forfeited and may not be applied to any other year.

                                IRC 403(b) Rider

                                      SBJPA

                                      1-97

                                IRC 403(b) RIDER

                   ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT


Due to modifications under the Small Business Job Protection Act of 1996, all elective deferrals under the Contract will be subject to the provisions noted in
Section 1 below.

1. Each Participant's elective deferrals under the Contract are limited to the amount permitted under IRC Section 402(g). Should any Participant's elective deferrals exceed the allowable amount, such Participant must request that the excess deferrals be distributed from the Contract in accordance with Internal Revenue Service requirements, as amended from time to time. If such excess deferral is not timely distributed, the Participant Annuity Account may lose its ss.403(b) status for tax purposes.

With respect to all monies transferred from a custodial account contract issued in accordance with the provisions of IRC Section 403(b)(7), including interest and investment earnings thereon, the following provisions in Sections 2 and 3 below will apply to such monies.

2. No such amounts may be paid or made available to any distributee before: A) the Participant dies, or B) the Participant attains age 59 1/2, or C) the Participant separates from service, or D) the Participant becomes disabled [within the meaning of IRC Section 72(m)(7)], or E) in the case of contributions made pursuant to a salary reduction agreement, the Participant encounters financial hardship.

3. The provisions in Section 9.1 of the Contract regarding Distribution of Pre-1989 Account Balance amounts shall not apply to monies contributed under a custodial account contract issued under IRC Section 403(b)(7). Distribution of such custodial account amounts shall be restricted in accordance with the provisions noted in Section 2 above.

Signed for Great-West Life & Annuity Insurance Company on the Issue Date of this Rider.

                                 W.T. McCallum,
                      President and Chief Executive Officer

     Signed and accepted by the Group Policyholder and attached to the Group Annuity Contract on ,
200      .



                                                              By:

                                     Title:

                      Qualified Governmental Group Pension

                                 Group Contract

                                               HOME OFFICE -.WICHITA, KANSAS
                                                  ADMINISTRATIVE OFFICES
                                                     DENVER, COLORADO

                  GROUP CONTRACTHOLDER

                  GROUP CONTRACT NUMBER

                  GROUP ANNUITY CONTRACT DATE


Non-Participating

The provisions on the following pages, together with the application for this Group Annuity Contract, are part of this Group Annuity Contract.

Signed for the Great-West Life & Annuity Insurance Company on the issuance of the Group-Annuity Contract on the Annuity Contract Date.

                                                    Secretary President

                                                      For the Actuary

This Group Annuity Contract is the legal contract between the Group Contractholder, for the benefit of the Participants, and the Great-West Life & Annuity Insurance Company. PLEASE READ THIS CONTRACT CAREFULLY. IT IS A CONTRACT WHICH MAY PROVIDE FOR PAYMENTS OR VALUES WHICH ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT BUT MAY VARY ACCORDING TO THE INVESTMENT EXPERIENCE OF A VARIABLE ANNUITY ACCOUNT.

Qualified Governmental Plan - Group Annuity Contract

Contract No.
Form No. QGP 685 - 1

                                                     TABLE OF CONTENTS


ARTICLE I         DEFINITIONS

ARTICLE Il        OWNERSHIP PROVISIONS

  2.1    Ownership of Series Account

  2.2    Ownership of Group Annuity Contract and Participant Annuity Account Value
  2.3    Transfer and Assignment

ARTICLE III GENERAL PROVISIONS

  3.1    The Group Annuity Contract
  3.2    Entire Contract
  3.3    Non-Participating
  3.4    Beneficiary

  3.5    Currency and Payment of Contributions
  3.6    Age
  3.7    Proof
  3.8    Plan Amendments and Changes in Procedure
  3.9    Gender
  3.10   Assignment
  3.11   Representations
  3.12   Notice
  3.13   Voting Rights and Reports

ARTICLE IV PURCHASE PROVISIONS

  4.1    Commencement and Termination of Coverage
  4.2    Contributions
  4.3    Allocation of Contributions

ARTICLE V         CONTRACT VALUE PROVISIONS

  5.1    Variable Contract Value
  5.2    Accumulation Unit
  5.3    Accumulation Unit Value
  5.4    Annuity Unit Value
  5.5    Net Investment Factor
  5.6    Risk Charge
  5.7    Guaranteed Contract Value
  5.8    Guaranteed Sub-Account Riders
  5.9    Asset Management Fee - Guaranteed Contract
  5.10   Variable and Guaranteed Contract Value Provisions

                  Contract Maintenance Charge
                  Transfers Among Sub-Accounts
                  Transfers Outside the Contract

Contract No. 12345GP
Form No. QGP 685 - 2

TABLE OF CONTENTS (continued)

ARTICLE VI        TRANSFERS

  6.1    Right to Transfer
  6.2    Transfer Provisions

  6.3    No Receipt of Transferred Amounts

ARTICLE VII       RETIREMENT

  7.1    Retirement Provisions
  7.2    Payment On Retirement

ARTICLE VIII      PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, IN SERVICE WITHDRAWAL AND
SURRENDER

  8.1    Amount Payable On Death of Participant
  8.2    In Service Withdrawal
  8.3    Amount Payable on In Service Withdrawal
  8.4    Surrender
  8.5    Amount Payable on Surrender

  8.6    Payment on Death, In Service Withdrawal and Surrender
  8.7    Contingent Deferred Sales Charge
  8.8    Contingent Deferred Sales Charge Free Amount

ARTICLE IX        METHOD OF PAYMENT

  9.1    Method of Payment Provisions
  9.2    Amount To Be Applied
  9.3    Variable Dollar Method of Payment

                  Amount of First Monthly Payment
                  Annuity Units
                  Amount of Monthly Payments After the First
                  Variable Dollar Method of Payment Options

  9.4    Fixed Dollar Method of Payment
                  Amount of Payment

                  Fixed Dollar Method of Payment Options
  9.5    How to Elect Method of Payment Option
  9.6    Availability of Options
  9.7    Settlement

ARTICLE X         MODIFICATIONS

  10.1   Contract Modification
  10.2   Modification of Tables

  10.3   Modification of Guaranteed Sub-Account Riders, If Any
  10.4   Modification of Offering of Guaranteed Sub-Accounts
  10.5   Modification of Interest Guarantee Period

Contract No. 12345GP
Form No. QGP 685 - 3

ARTICLE XI        CESSATION OF DEPOSITS

11.1     By the Company
11.2     By the Group Contractholder

11.3     Change of Allocation Due to Cessation of Deposit

ARTICLE XII       CONTRACT TERMINATION

12.1     Contract Termination Date
12.2     Procedures at Contract Termination Date

TABLE A
TABLE B
TABLE C
TABLE D
TABLE E

GUARANTEED SUB-ACCOUNT RIDERS AND LOAN RIDER, IF ANY


Contract No. 12345GP
Form No. QGP 685 - 4



                                                        ARTICLE I

                                                       DEFINITIONS

Accumulation                                     Period  -  the  period   during
                                                 which   the    Participant   is
                                                 covered    under   this   Group
                                                 Annuity  Contract  prior to the
                                                 Participant's           Annuity
                                                 Commencement Date.

Accumulation                                     Unit - an accounting  unit used
                                                 to   determine   the   Variable
                                                 Contract   Value   before   the
                                                 Annuity Commencement Date.

Annuitant                                        - the person upon whose life the payment of
an annuity is based.

Annuity                                          Commencement Date - the date on
                                                 which annuity payments commence
                                                 under  a  method   of   payment
                                                 option as  provided  for in the
                                                 Plan,   and   elected   by  the
                                                 Participant.

Annuity                                          Payment  Period  -  the  period
                                                 during which the Participant is
                                                 covered    under   this   Group
                                                 Annuity   Contract   after  the
                                                 Participant's           Annuity
                                                 Commencement Date.

Annuity                                          Unit - an accounting  unit used
                                                 to  determine  the dollar value
                                                 of any variable  dollar annuity
                                                 payment    after    the   first
                                                 payment.

Beneficiary                                      -  the  person(s)  entitled  to
                                                 receive (a) the amount  payable
                                                 on death  when the  Participant
                                                 has  died  before  the  Annuity
                                                 Commencement  Date,  or (b) the
                                                 amount, if any, payable under a
                                                 method of payment  option  when
                                                 the  Participant has died after
                                                 the Annuity Commencement Date.

Company                                          - the Great-West Life & Annuity Insurance
Company.

Deposit                                          -    includes    contributions,
                                                 Transfers   and  other  amounts
                                                 deposited  into  Guaranteed  or
                                                 Variable Sub-Accounts.

Employer                                         - the employer applying for this Group
Annuity Contract.

Eligible                                         Fund - a registered  management
                                                 investment company in which the
                                                 assets  of the  Series  Account
                                                 may be invested.

Employer Contributions                           - contributions made by the Employer
pursuant to the Plan.






Contract No. 12345GP
Form No. QGP 685 - 5



                                                  ARTICLE I (continued)

Forfeiture                                       -   That    portion    of   the
                                                 Participant's  Annuity  Account
                                                 Value which is not vested under
                                                 the terms of the Plan as of the
                                                 date of Surrender.

Group                                            Annuity    Contract    -   this
                                                 Qualified   Governmental   Plan
                                                 Group Annuity Contract which is
                                                 a binding agreement between the
                                                 Group  Contractholder  and  the
                                                 Company.

Group                                            Annuity  Contract  Date  -  the
                                                 effective date indicated by the
                                                 Group   Contractholder  on  the
                                                 application   for  this   Group
                                                 Annuity Contract, or such other
                                                 date which is acceptable to the
                                                 Company.

Group                                            Contractholder  - the Employer,
                                                 or the  employee  benefit  plan
                                                 applying for this Group Annuity
                                                 Contract.

Guaranteed                                       Account - the  portion  of this
                                                 Group     Annuity      Contract
                                                 providing            Guaranteed
                                                 Sub-Accounts,   each  having  a
                                                 Guaranteed  Interest  Rate  and
                                                 containing-fixed         dollar
                                                 amounts.

Guaranteed                                       Contract Value - the sum of the
                                                 values   of   the    Guaranteed
                                                 Sub-Accounts  credited  to  the
                                                 Participant      under      his
                                                 Participant Annuity Account.

Guaranteed                                       Interest  Rate  -  the  minimum
                                                 interest  rate   applicable  to
                                                 Guaranteed  Sub-Accounts  which
                                                 on an annual effective basis is
                                                 4%.

Guaranteed                                       Sub-Account - a subdivision  of
                                                 the Guaranteed Account having a
                                                 Guaranteed  Interest  Rate  and
                                                 containing     fixed     dollar
                                                 amounts.  This  sub-division is
                                                 described in greater  detail in
                                                 the     attached     Guaranteed
                                                 Sub-Account Riders, if any.

Investment                                       Division  - a  division  of the
                                                 Series  Account  containing the
                                                 shares of a specific  portfolio
                                                 of the Eligible Fund.  There is
                                                 an Investment Division for each
                                                 portfolio of the Eligible Fund.

In                                               Service    Withdrawal    -    a
                                                 withdrawal  of  some or all of,
                                                 the    Participant's    Annuity
                                                 Account    Value   during   his
                                                 service with the Employer.

Contract No. 12345GO
Form No. QGP 685 - 6



                                                  ARTICLE I (continued)

Participant                                      - a person in the employ of the
                                                 Employer   who   has   met  the
                                                 requirements for  participation
                                                 in the Plan and has  elected to
                                                 make  contributions to the Plan
                                                 (if   required),   or  who  has
                                                 elected  to have a  portion  of
                                                 his salary  contributed  to the
                                                 plan  on  his   behalf  by  his
                                                 Employer.

Participant                                      Annuity  Account  - a  separate
                                                 record  established in the name
                                                 of   each   Participant   which
                                                 reflects   the   total  of  the
                                                 Guaranteed     and     Variable
                                                 Contract  Values.  The value of
                                                 any outstanding loan balance is
                                                 not  considered  to be  part of
                                                 the     Participant     Annuity
                                                 Account.

Participant                                      Annuity Account Value - the sum
                                                 of the Variable and  Guaranteed
                                                 Contract Values credited to the
                                                 Participant      under      his
                                                 Participant Annuity Account.

Participant                                      Effective  Date - the  date  on
                                                 which  the  first   Deposit  is
                                                 credited   to   a   Participant
                                                 Annuity Account.

Payee                                            -  Participant,  or Beneficiary
                                                 if  the   Participant   is  not
                                                 living or the designated  Payee
                                                 of  a   qualified   joint   and
                                                 survivor  annuity,  a qualified
                                                 pre-retirement survivor annuity
                                                 or any alternate  payee under a
                                                 qualified   domestic  relations
                                                 order   as   defined   by   the
                                                 Internal Revenue Code.

Plan                                             -    Plan     refers    to    a
                                                 profit-sharing   plan   of  the
                                                 Employer    which    has   been
                                                 qualified  under Section 401(a)
                                                 of the Internal Revenue Code as
                                                 amended.

Plan                                             Year  -  The  12  month  period
                                                 established by the Plan for the
                                                 Plan's  reporting,   disclosure
                                                 and funding.

Premium                                          Tax -  the  amount  of  premium
                                                 tax, if any, charged by a state
                                                 or other government authority.

Series                                           Account  -  the   "FutureFunds"
                                                 Account,      a      segregated
                                                 investment account  established
                                                 by  Great-West  Life &  Annuity
                                                 Insurance  Company under Kansas
                                                 law  and  registered  as a unit
                                                 investment   trust   under  the
                                                 Investment Company Act of 1940,
                                                 as amended.









Contract No. 12345GP
Form No. QGP 685 - 7


                                                  ARTICLE I (continued)


Surrender                                        - A  lump-sum  payment  or  the
                                                 actuarial  equivalent  thereof,
                                                 if a method of  payment  option
                                                 has been elected, of the entire
                                                 Participant   Annuity   Account
                                                 Value  as  provided  for in the
                                                 Plan    other    than   as   an
                                                 In-Service Withdrawal.

Transfer                                         -   amounts   moved   from  any
                                                 Sub-Account      to     another
                                                 Sub-Account   or  outside  this
                                                 Group  Annuity   Contract,   in
                                                 accordance with Plan provisions
                                                 and  the   provisions  of  this
                                                 contract.

Valuation                                        Date - the  date on  which  the
                                                 net   asset   value   of   each
                                                 Eligible Fund is determined.

Valuation Period                                 - the period between the ending of two
successive Valuation Dates.

Variable                                         Account - the  portion  of this
                                                 Group     Annuity      Contract
                                                 providing Variable Sub-Accounts
                                                 each     having     its     own
                                                 Accumulation  Unit and  Annuity
                                                 Unit Value.

Variable                                         Contract Value - the sum of the
                                                 values    of    the    Variable
                                                 Sub-Accounts   credited   to  a
                                                 Participant      under      his
                                                 Participant Annuity Account.

Variable Sub-Account                             - a sub-division of the Variable Account.
Each Variable Sub-Account has
                                                 its own Accumulation Unit and Annuity Unit
Value.




Contract No. 12345GP
Form No. QGP 685 - 8




                                                  ARTICLE I (continued)

Written Request                                  - the request required in the Allocation of
Contributions, Beneficiary,
                                                 Transfers, Surrender, In Service

Withdrawal, How to Elect Method of

                                                 Payment Option, and Cessation of Deposits
provisions, the Contract

                                                 Value and-Retirement Provisions, the
Guaranteed Sub-Account Riders, if

                                                 any, and at other times as required by the
Company. It must be in

                                                 writing in a form satisfactory to the
Company, and to be effective must
                                                 be received by the Company at its
Administrative Offices. A form or

                                                 direction in lieu of the Written Request
may be accepted by the Company.



                                                        ARTICLE II

                                                   OWNERSHIP PROVISIONS

2.1      Ownership of Series Account

         The Company has absolute ownership of the assets of the Series Account.

     2.2 Ownership of Group Annuity  Contract and  Participant  Annuity  Account
     Value

         Upon the Group Contractholder's application for this Group Annuity Contract, the Group Contractholder becomes the owner of the Group Annuity Contract for the benefit of its participating employees.

         Each employee for whom Deposits have been made participates in this Group Annuity Contract and is a Participant for whom a Participant Annuity Account is established.

2.3      Transfer and Assignment

         The interest of any Participant or of the Group Contractholder in this Group Annuity Contract may not be transferred, sold, assigned, pledged, charged, encumbered or in any way alienated by either of them.

         To the extent permitted by law, no proceeds or payments under the Group Annuity Contract will be subject to the claims of creditors or legal process.

Contract No. 12345GP
Form No. QGP 685 - 10
                                                        ARTICLE III

                                                    GENERAL PROVISIONS

3.1      The Group Annuity Contract

     The Group Annuity Contract is issued by the Company to the Group Contractholder.

3.2      Entire Contract

         This Group Annuity Contract, its application, tables, and Guaranteed Sub-Account Riders, if any, form the entire contract between the Group Contractholder and the Company. A copy of the application is attached to the Group Annuity Contract when issued to the Group Contractholder.

         After issue, modifications to the Group Annuity Contract under the Contract Modification provisions become part of the Group Annuity Contract.

         All statements in the application, in the absence of fraud, have been accepted as representations and not as warranties.

         Only the President, a Vice-President, or the Secretary of the Company can modify or waive any provisions of the Group Annuity Contract.

         The terms and provisions of the Plan shall not for any purpose be deemed to form part of this Group Annuity Contract and shall not be binding upon the Company. Notwithstanding the fact that the Company may have knowledge of the terms of the Plan, the obligations of the Company shall be measured and determined solely by the terms and provisions of this Group Annuity Contract.

3.3      Non-Participating

     This Group Annuity Contract is non-participating. It is not eligible to share in the Company's divisible surplus.

3.4      Beneficiary

         While the Participant is living, he may by Written Request designate or change a Beneficiary from time to time in accordance with Plan provisions. When recorded, a change of Beneficiary will take effect as of the date the writing was signed. If the Participant dies between the date the writing was signed and the date it was recorded, the change will take effect unless the Company has made a payment or has otherwise taken action on a designation before receipt or recording of the change of Beneficiary.

Contract No. 12345GP
Form No. QGP 685 - 11
                                                  ARTICLE III (Continued)

         Unless otherwise provided in the designation of Beneficiary, the following provisions will apply to the designation:

     (1) if a Beneficiary dies before the Participant, the Beneficiary's interest will pass to any designated surviving Beneficiary.

         (2) if there is more than one designated surviving Beneficiary, the Participant Annuity Account will be shared equally among them.

     (3) if there is no designated surviving Beneficiary, the Participant Annuity Account will pass to the Participant's estate.

     (4) if the Designation of Beneficiary is not adequately made, the Participant Annuity Account will pass to the Participant's estate.

3.5      Currency and Payment of Contributions

         All amounts to be paid to or by the Company must be in the currency of the United States of America. All contributions to this Group Annuity Contract must be made payable to the Company or its designated agent.

3.6      Age

         If the age of the Participant or Payee has been misstated, the payments established for him will be made on the basis of his correct age.

         If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest will be not less than 4% per year.

3.7      Proof

         The Company reserves the right to require satisfactory proof to establish the age, continued life or death of any person, the happening of any event or contingency provided for under the Plan, or the designation of any beneficiary before making any payment on the direction of the Group Contractholder.

Contract No. 12345GF
Form No. QGP 685 - 12


                                                  ARTICLE III (Continued)

3.8      Plan Amendments and Changes in Procedure

         The Group Contractholder shall, within thirty (30) days after the adoption of a Plan Amendment, send a copy of each such amendment to the Insurance Company at its administrative offices in Denver, Colorado.

         If the Group Contractholder adopts an amendment to the Plan which causes the level of Deposits, In Service Withdrawals, Surrenders, Transfers or loans to Participants to be materially different from that originally underwritten by the Company, or if the Employer adopts any change in its administrative procedures or policies relating to loans to Participants which causes the level of Deposits, In Service Withdrawals, Surrenders or loans to Participants to be materially different than that originally underwritten by the Company, the Company reserves the right to:

         (A) adjust the interest rates credited on the Guaranteed Certificate Fund Sub-Account Rider both retrospectively and prospectively to a level mutually agreed upon by the Company and the Group Contractholder, or

         (B) if the Company and the Group Contractholder fail to agree on a new interest rate then the Group Annuity Contract will be terminated in accordance with Article XII of this Group Annuity Contract.

3.9      Gender

         Whenever a masculine pronoun is used it shall be deemed in all instances where appropriate to mean the feminine pronoun as well.

3.10     Assignment

         The interest of a Participant or Beneficiary in this Group Annuity Contract or in any benefit, payment or installment provided hereunder may not be assigned, charged, attached, anticipated, given as security or otherwise alienated, and no such interest shall be subject to execution, seizure or other legal or equitable process. Neither a Participant nor any Beneficiary may commute or surrender any payment, benefit, or installment to which he may be or become entitled by the terms of this Group Annuity Contract.

3.11     Representations

         The Company shall be entitled to rely and act solely an the reports, directions, proofs, notices, elections and other information furnished it by the Group Contractholder or its agent, and such acts shall be conclusive and binding as to all Participants and other persons or corporations claiming interest hereunder.

Contract No. 12345GP
Form No. QGP 685 - 13


                                                  ARTICLE III (Continued)

3.12     Notice

         Whenever any application, report, direction, request or election is made or notice or proof given to the Company, it must be in writing and received by the Company at its administrative offices in Denver, Colorado. An election shall be in a form satisfactory to the Company and if made and accepted shall not be subject to change or further election unless with the consent of the Company.

3.13     Voting Rights and Reports

         The Company will vote the shares of an Eligible Fund held in a Variable Sub-Account of the Investment Division of the Series Account. To the extent required by law, the Company will vote according to the Instructions of the Group Contractholder in proportion to its interest in the Variable Sub-Account. In such event, the Company will send proxy materials and form(s) to the Group Contractholder for its reply. If no reply is received, the Company will vote shares of the appropriate Eligible Fund in the same-proportion as shares of the Eligible Fund for which replies have been received.

         During the Annuity Payment Period under the Participant Annuity Account, the number of votes decrease as the assets held to fund annuity payments decrease, the Payee will be entitled to receive the proxy materials and form(s) otherwise provided to the Group Contractholder, and all other provisions concerning Voting Rights will apply to the Payee of a Variable Dollar Method of Payment Option.

         The Company will furnish the Group Contractholder or the Payee of a Variable Dollar Method of Payment Option copies of any shareholder reports of the Eligible Funds and of any other notices, reports or documents required by law to be furnished to either of them.

         Semi-annual reports of the Eligible Funds will be furnished as required by law to the Group Contractholder, who shall promptly deliver them to each Participant or Payee of a Variable Dollar Method of Payment Option. The Company will furnish the Group Contractholder not less frequently than annually a statement, for each Participant, of the Participant Annuity Account Value, which the Group Contractholder will promptly deliver to the Participant. The Group Contractholder may direct the Company to deliver these reports and statements to the Participants.

Contract No. 12345GP
Form No. QGP 685 - 14
                                                        ARTICLE IV

                                                    PURCHASE PROVISIONS

4.1      Commencement and Termination of Coverage

         Any employee of the Employer may commence coverage under this Group Annuity Contract when the Plan's conditions for eligibility have been met.

         An employee becomes covered as a Participant as of the Participant Effective Date. Coverage of a Participant terminates upon his Surrender which results in a Participant Annuity Account Value of nil, or selection of a method of payment option.

4.2      Contributions

         Unless a Date of Cessation of Deposits has been declared, the Employer will pay contributions in cash for all Participants, and will make all required Employer Contributions as well. Such contributions will cease upon the Participant's death, Annuity Commencement Date, Surrender of the Participant Annuity Account, or election to cease making contributions to the Plan.

         The amount of contributions to be paid by the Group Contractholder for any Participant will be determined by the Participant's election and the terms of the Plan.

         The Employer will report the amount paid as contributions on forms acceptable to the Company. The Employer's report is conclusive and binding on it and anyone claiming an interest under the Group Annuity Contract. When the Employer's report does not coincide with the contributions received, the Employer must reconcile and correct them.

4.3      Allocation of Contributions

         After a Participant's Effective Date, contributions, less Premium Tax, if any, will be allocated in the Participant Annuity Account effective as of the date received by the Company at its Administrative Offices.

         Contributions for the Participant will be allocated among any number of currently offered Variable and Guaranteed Sub-Accounts in accordance with the latest recorded Written Request of the Employer on behalf of the Participant.

         The allocation of contributions may be changed at any time permitted under the terms of the Plan upon the Company's receipt at its administrative offices of the Written Request of the Employer on behalf of the Participant. A change of allocation will be effective for contributions which are received after the Company's receipt and recording of the change.

Contract No. 12345GP
Form No. QGP 685 - 15

                                                         ARTICLE V

                                                 CONTRACT VALUE PROVISIONS

5.1      Variable Contract Value

         The Variable Contract Value for a Participant on any date during the Accumulation Period will be the sum of the values of the Variable Sub-Accounts of the Series Account held for the Participant.

         The value of a Participant's interest in a Variable Sub-Account will be determined by multiplying the number of Accumulation Units held for the Participant for that Variable Sub-Account by the Accumulation Unit Value for that Variable Sub-Account.

5.2      Accumulation Unit

         Contributions and Transfers received at the administrative offices of the Company before the close of a Valuation Period will be allocated as requested and applied as of that date based upon the Accumulation Unit Value for that Variable Sub-Account as of the Valuation Date next preceding receipt of the funds, to provide Accumulation Units of the selected Variable Sub-Accounts of the Series Account.

         The number of Accumulation Units credited for each Participant to a Variable Sub-Account will be determined by dividing the amount of the contributions and Transfers then applied to such Variable Sub-Account by the Accumulation Unit Value for that Variable Sub-Account on the Valuation Date on which the Contributions were allocated and Transfers were made.

         The number of Accumulation Units will not change because of a later change in the Accumulation Unit Value, but the Accumulation Unit Value will vary to reflect the investment experience of the Variable Sub-Account.

5.3      Accumulation Unit Value

         The initial Accumulation Unit Value of each Variable Sub-Account was established at $10 on the date a Deposit was first made to the Variable Sub-Account.

         The Accumulation Unit Value of a Variable Sub-Account on any subsequent Valuation Date is equal to the Accumulation Unit Value of that Variable Sub-Account as of the immediately preceding Valuation Date multiplied by the net investment factor for the Valuation Period ending on the Valuation Date on which the Accumulation Unit Value is being determined.

         The Accumulation Unit Value may increase, decrease, or remain unchanged as a result of the value of the net investment factor.

Contract No. 12345GP
Form No. QGP 685 - 16


                                                   ARTICLE V (Continued)

5.4      Annuity Unit value

         The initial Annuity Unit Value of each Variable Sub-Account was established at $1 on the date a Deposit was first made under a Variable Annuity Method of Payment to the Variable Sub-Account(s).

         The Annuity Unit Value of any Variable Sub-Account on any subsequent Valuation Date is equal to the Annuity Unit Value for the immediately preceding Valuation Date multiplied by the net investment factor for that Variable Sub-Account for the Valuation Period ending on the Valuation Date on which the Annuity Unit Value is being determined, and multiplying the result by a factor of .999905 to neutralize the assumed investment rate of 3.5% per year used in the applicable Table for Variable Dollar Method of Payment Options 1, 2, 3, and 4.

5.5      Net Investment Factor

         The net investment factor for any Variable Sub-Account for any Valuation Period is determined by dividing (A) by (B), and subtracting
         (C) from the result where:

         (A)      is the net result of:

     (1) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the current Valuation Period, plus

                  (2) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period, minus or plus

                  (3) a per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to have resulted from the investment operations of the Variable Sub-Account.

         (B)      is the net result of:

                  (1) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period, minus or plus,

                  (2) the per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account for the immediately preceding Valuation Period.

Contract No. 12345GP
Form No. QGP 685 - 17


                                                   ARTICLE V (Continued)

         (C) is a factor representing the Risk Charge deducted from each Variable Sub-Account on a daily basis. Such factor is equal to 1.25% on an annual basis of the daily net asset value of each Variable Sub-Account.

         The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

         The per share amount of any dividend referred to in paragraph (A)(2) includes a deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between Eligible Funds and may be renegotiated each year, but will never exceed an annual rate of 1.00% of the aggregate average daily net assets of the Eligible Fund.

5.6      Risk Charge

         The Company will deduct the Risk Charge for expense and mortality guarantees in the calculation of the Net Investment Factor. This Charge is equal to 1.25% on an annual basis of the daily net asset value of each Variable Sub-Account. This deduction is made daily.

5.7      Guaranteed Contract Value

         The Guaranteed Contract Value of a Participant Annuity Account on any date during the Accumulation Period will be the sum of the values of the Guaranteed Sub-Accounts credited to such Participant Annuity Account.

         The Company may offer one or more  Guaranteed  Sub-Accounts  into which
         contributions   will  be  deposited  at  the  Written  Request  of  the
         Participant.

5.8      Guaranteed Sub-Account Riders

         The computation of the value of a Guaranteed Sub-Account is described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

5.9      Asset Management Fee - Guaranteed Contract

         On the first day of each calendar year an Asset Management Fee to be assessed against the [Guaranteed Contract Value] [each Guaranteed Sub-Account] will be declared by the Company. The amount to be deducted from the Guaranteed Contract Value will be determined and applied by the Company on the first day of each calendar quarter based on the balance at the end of the previous calendar quarter. The Employer may elect to pay these expenses separately. If such an election is made, then no charge will be made against the Guaranteed Contract Value unless payment is not received within [ ] days.

Contract No. 12345GP
Form No. QGP 685 - 18

                                                   ARTICLE V (Continued)

5.10     Variable and Guaranteed Contract Value Provisions

         The following charges are applicable to the Variable and Guaranteed Contract Values:

         (A)      Contract Maintenance Charge

                  On the first day of each calendar year a contract maintenance charge will be declared by the Company and deducted from the Participant Annuity Account. If a Participant Annuity Account is established for a Participant after that date, the contract maintenance charge will be deducted on the first day of the next quarter and will be pro-rated for the year remaining. No refund of this charge will be made.

                  The  deduction  will  be  pro-rated  among  the  Variable  and
                  Guaranteed Sub-Accounts based upon their Variable and Guaranteed Contract Values on the date of deduction. Whenever a deduction for a contract maintenance charge is to be made from a Variable Sub-Account, the Company will cancel Accumulation Units having a total value equal to the amount of the deduction. The Employer may elect to pay such expenses to the Company separately. If such an election has been made, then no charge will be made against the Variable and Guaranteed Sub-Accounts unless payment is not received within [ ] days.

         (B)      Transfers Among Sub-Accounts

                  With the exception of the first four Transfers among Sub-Accounts, in a calendar year, a Transfer Charge of [$10] per such Transfer will be deducted from the Participant Annuity Account after the Transfer.

         (C)      Transfers Outside the Contract

                  Any Transfer outside this Group Annuity Contract will be assessed a charge of [$0] for each such transfer and such charge will be deducted from the Participant Annuity Account at the time of the Transfer.

Contract No. 12345GP
Form No. QGP 685 - 19

                                                        ARTICLE VI

                                                         TRANSFERS

6.1      Right to Transfer

         The Employer on behalf of the Participant may by Written Request transfer amounts among the currently offered Variable and Guaranteed Sub-Accounts or outside this Group Annuity Contract, providing such request is in accordance with the terms of the Plan, and this Group Annuity Contract.

6.2      Transfer Provisions

         The following provisions will apply to any Transfer:

         (A)      a Transfer  will take effect on the later of the date  elected
                  or  the  date  the   Written   Request  is   received  at  the
                  administrative offices of the Company;

         (B)      if  a  Transfer   is  made  within  30  days  of  the  Annuity
                  Commencement   Date,   the   Company  may  delay  the  Annuity
                  Commencement Date by 30 days;

         (C) if a Participant dies prior to the Annuity Commencement Date, one Transfer may be made after the death of the Participant by the Beneficiary to effect the election of the Method of Payment Option;

         (D) when the Company requires it, the Participant or Payee and the Group Contractholder will execute forms provided by the Company as necessary to effect the requested Transfer;

     (E) no Transfers are permitted after the Annuity Commencement Date;

     (F) a Transfer will be subject to terms described in greater detail In the attached Guaranteed Sub-Account Riders, if any;

     (G) all Transfer charges provided for in Article V, if any, will be deducted;

         (H) a contingent deferred sales charge, if applicable, will be deducted.

6.3      No Receipt of Transferred Amounts

         No Transfer made within these transfer provisions will result In the Participant's receipt of the transferred amounts. If the Transfer is among Sub-Accounts, these amounts shall continue to be held under the Participant Annuity Account.

Contract No. 12345GP
Form No. QGP 685 - 20


                                                        ARTICLE VII

                                                        RETIREMENT

7.1      Retirement Provisions

         If the Group Contractholder reports that a Participant has become eligible for a retirement benefit in accordance with the provisions of the Plan, the Company shall pay such benefit in accordance with the provisions of this section.

         On the Company's receipt of a Written Request from the Employer, on behalf of the Participant, at least thirty (30) days, prior to the Annuity Commencement Date the Company will acknowledge a Written Request to:

     (A) elect to receive payment in one sum, if such payment is permitted by the Plan;

         (B)      elect or change a method of payment option;

         (C)      make payment under a method of payment option;

         (D) elect or change the Participant's Annuity Commencement Date to any future date which is not later than allowed under the terms of the Plan. If any Annuity Commencement Date would be less than 30 days from the date that the written request is received, the Company may delay the Annuity Commencement Date elected by 30 days.

         If the Participant has failed to elect a method of payment option within 30 days of his Annuity Commencement Date, the Company will pay him in accordance with the provisions of the Plan.

7.2      Payment On Retirement

         Payment under the retirement provisions will only commence on the order of the Employer, on behalf of the Participant, as directed in the Written Request.

Contract No. 12345GP
Form No. QGP 685 - 21


                                                       ARTICLE VIII

                                       PROVISIONS RELATING TO AMOUNT PAYABLE ON
                                     DEATH, IN SERVICE WITHDRAWAL, AND SURRENDER

8.1      Amount Payable On Death of Participant

         If the Participant dies before the Annuity Commencement Date, the Amount Payable on Death will be:

         (A) where Death occurs before the Participant's 70th birthday, the greater of:

     (1) the Participant Annuity Account Value, less Premium Tax, if any,

                  (2) the sum of Contributions paid to the Participant Annuity Account, less any In Service Withdrawals made from such account, less Premium Tax, if any.

         (B)      where  Death  occurs  on  or  after  the  Participant's   70th
                  birthday, the Participant Annuity Account-Value, less Premium Tax, if any.

         The Beneficiary of an amount payable on death may elect that payment be made under the methods of payment provisions, a combination of the Surrender and methods of payment provisions, or under the Surrender provisions if permitted by the Plan. The election of the Beneficiary must be made not later than 60 days after the date the Company receives adequate proof of the Participant's death. If no election is made, payment will be made to the Beneficiary, under the terms of the Plan.

8.2      In Service Withdrawal

         By Written Request the Employer may direct the Company to make an In Service Withdrawal from the Participant Annuity Account payable to the Participant. The In Service Withdrawal will take effect on the later of the date elected and the date the Written Request is received at the administrative offices of the Company.

         The Employer must designate in the Written Request the Variable or Guaranteed Sub-Account(s), or a combination of them, from which the In Service Withdrawal is to be made.

8.3      Amount Payable On In Service Withdrawal

         The amount payable on In Service Withdrawal will be paid in one sum under the In Service Withdrawal provisions equal to:

     (A) the amount requested by the Employer, on behalf of the Participant, in accordance with the terms of the Plan, less

         (B)      the contingent deferred sales charge, if any, less

         (C)      Premium Tax, if any.



Contract No. 12345GP
Form No. QGP 685 - 22


                                                 ARTICLE VIII (Continued)

8.4      Surrender

         By written request the Employer may surrender the Participant Annuity Account on behalf of the Participant. The Surrender will take effect on the later of the date elected and the date the written request is received at the administrative offices of the Company. Any Forfeiture as a result of such Surrender shall-be allocated in accordance with the terms and provisions of the Plan.

8.5      Amount Payable On Surrender

         The amount payable on surrender may be applied under the methods of payment provisions if permitted by the Plan or will be paid in one sum under the Surrender provisions equal to:

         (A) the Participant Annuity Account Value as of the effective date of the Surrender, less (B) Premium Tax, if any, less (C) Forfeiture, if any, less (D) the contingent deferred sales charge, if applicable.

8.6      Payment On Death, In Service Withdrawal and-Surrender

         Payment under any of the provisions relating to amount payable on death, In Service Withdrawal, and Surrender will only be made to the order of the Employer on behalf of the Participant as directed in the Written Request.

8.7      Loans

         Loans to Participants, if permitted by the Plan, will be made only in accordance with the terms and provisions of the Plan and the attached Loan Rider.

8.8      Contingent Deferred Sales Charge

         The contingent deferred sales charge applicable to any In Service Withdrawal, Surrender or Transfer will be equal to 6% of the amount surrendered in excess of the contingent deferred sales charge free amount, if any, and is limited so that the amount then charged will not cause the cumulative total of all contingent deferred sales charges charged to the Participant, under his Participant Annuity Account, to exceed 6% of the contributions made to his Participant Annuity Account within 72 months prior to the effective date of the In Service Withdrawal, Surrender or Transfer.

         The contingent deferred sales charge will not be applied under the following circumstances:

         (A)      death of the Participant prior to Annuity Commencement Date;







Contract No. 12345GP
Form No. QGP 685 - 23

(B) if the Participant purchases an annuity involving life contingencies; (C) if the Participant purchases any annuity certain with a term of 36 months or more.

8.9      Contingent Deferred Sales Charge Free Amount

         The amount of the contingent deferred sales charge free amount is equal to 10% of the Participant Annuity Account Value at December 31 of the calendar year prior to the year in which an In Service Withdrawal takes place.

         The contingent deferred sales charge free amount will be applied to the first In-Service Withdrawal due to financial hardship, as defined in the Plan, made in each calendar year.

Contract No. 12345GP
Form No. QGP 685 - 24

                                                        ARTICLE IX

                                                    METHODS OF PAYMENT

9.1      Methods of Payment Provisions

         One of the variable or fixed dollar method of payment options or a combination of them may be elected under the methods of payment provisions, providing the options are provided for by the Plan.

9.2      Amount To Be Applied

         The amount to be applied under the methods of payment provisions is the Participant Annuity Account Value, less Premium Tax, Forfeitures and contingent deferred sales charge, if any.

         If a variable dollar method of payment option is elected, the amount to be applied is the Variable Contract Value less any Premium Tax, Forfeitures or contingent deferred sales charge, if any, as of the date the amount of the first monthly payment is determined.

         If a fixed dollar method of payment option is elected, the amount to be applied is the Guaranteed Contract Value less any Premium Tax, Forfeitures, or contingent deferred sales charge, if any as of the Annuity Commencement Date.

         If the Participant or Beneficiary elects to apply any or all of the Guaranteed Contract Value to a variable dollar method of payment option, or any or all of the Variable Contract Value to a fixed dollar method of payment option, a Transfer(s) must be made prior to the Annuity Commencement Date. The Transfer(s) must comply with the provisions on Transfers.

9.3      Variable Dollar Method of Payment

         (A)      Amount of First Monthly Payment

                  The first monthly payment under a variable dollar method of payment option will be based on the Variable Contract Value credited to the Participant Annuity Account on the [5th] Valuation Date preceding the Annuity Commencement Date and will be determined by applying the appropriate rate from the applicable table to the amount applied under the Option. The first monthly payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

         (B)      Annuity Units

                  The number of Annuity Units for each Variable Sub-Account to be credited to the Participant Annuity Account will be determined by dividing the portion of first monthly payment to be taken from such sub-account by the sub-account's Annuity Unit Value on the [5th] Valuation Date preceding the date the first payment is due for which the number of Annuity Units is being computed. The number of Annuity Units for a Variable Sub-Account remains fixed during the Annuity Payment Period.

Contract No. 12345GP
Form No. QGP 685 - 25


                                                  ARTICLE IX (Continued)


         (C)      Amount of Monthly Payments After the First

                  Monthly payments after the first under a variable dollar method of payment option will vary in amount from time to time depending upon the investment experience of the Variable Sub-Accounts of the Series Account.

                  The dollar amount of each variable dollar annuity payment to the Participant or Payee after the first for each Variable Sub-Account is determined by multiplying (a) the number of Sub-Account Annuity Units credited to the Participant Annuity Account by (b) the Sub-Account Annuity Unit Value on the [5th] Valuation Date preceding the date the annuity payment is due. The total dollar amount of each variable dollar annuity payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

                  The Company guarantees that the dollar amount of each payment after the first will not be affected by variations in expenses or mortality experience.

         (D)      Variable Dollar Method of Payment Options:

                  Option 1: Variable Life Annuity with Guaranteed Period

                  The Company will pay a monthly payment for the guaranteed Annuity Payment Period elected. Payments will continue for the lifetime of the Payee. The guaranteed Annuity Payment Period elected may be 5, 10, 15 or 20 years. The provision on settlement applies to amounts payable after the death of the Payee. Table A is applicable to this option.

                  Option 2: Variable Life Annuity

                  The Company will pay a monthly payment during the Payee's lifetime. Table A is applicable to this option.

                  Option 3: Joint and One-Half Survivor Variable Annuity

                  A joint and one-half survivor variable annuity provides a variable monthly payment to an Annuitant for his lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the variable payment continues to a designated Payee, if living, and terminates upon his death. Table B is applicable to this option.

Contract No. 12345GP
Form No. QGP 685 - 26


                                                  ARTICLE IX (Continued)

                  Option 4: Any Other Form

                  The Company will pay any other form of variable annuity which is acceptable to it, and provided for in the Plan.

9.4      Fixed Dollar Method of Payment

         (A)      Amount of Payment

                  Payments under a fixed dollar method of payment option are guaranteed by the Company as to dollar amount throughout the Annuity Payment Period.

         The amount of payment under any fixed dollar method of payment option will be determined by applying the Company's then current non-participating group single premium rates for this class of group annuity contracts to the amount applied under the Option. Those current rates will not be less than the rate obtained from the table which is applicable to the elected option.

         (B)      Fixed Dollar Method of Payment Options:

                  Option 1: Income of Specified Amount

                  The Company will pay an income, at 12-, 6-, 3-, or 1-month intervals, of the amount elected by the Payee for an Annuity Payment Period of not less than 36 months nor more than 240 months. The provision on Settlement applies to amounts payable after the death of the Payee. Table C is applicable to this option.

                     Option 2: Income for a Specified Period

                  The Company will pay an income, at 12-, 6-, 3-, or 1-month intervals, for the number of years elected by the Payee for an Annuity Payment Period of not less than 36 months nor more than 240 months. The provision on Settlement applies to amounts payable after the death of the Payee. Table C is applicable to this option.

                  Option 3: Fixed Life Annuity with Guaranteed Period

                  The Company will pay a monthly payment for the guaranteed Annuity Payment Period elected. Payments will continue for the lifetime of the Payee. The provision on Settlement applies to amounts payable after the death of the Payee. Table D is applicable to this option.

                  The guaranteed Annuity Payment Period elected may be 5, 10, 15 or 20 years, or may be a period referred to as "installment refund". Under the installment refund period, payments will be made until the total of the payments made equals the amount applied.

Contract No. 12345GP
Form No. QGP 685 - 27


                                                  ARTICLE IX (Continued)

                  Option 4: Fixed Life Annuity

                  The Company will pay a monthly payment during the Payee's lifetime. Table D is applicable to this option.

                  Option 5: Joint and One-Half Survivor Fixed Annuity

                  A joint and one-half survivor fixed annuity provides a fixed monthly payment to an Annuitant for his lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the fixed payment continues to a designated Payee, if living, and terminates upon his death. Table E is applicable to this option.

                  Option 6: Any Other Form:

                  The Company will pay any other form of Fixed Annuity which is acceptable to it, and provided for in the Plan.

9.5      How to Elect Method of Payment Option

         The Written Request of the Employer on behalf of the Participant or Payee is required to elect, or change the election of, a method of payment option and must be received by the Company at least 30 days prior to the Annuity Commencement Date, or, if the Participant dies prior to the Annuity Commencement Date, within 60 days of the date the Company receives adequate proof of the Participant's death.

9.6      Availability of Options

         If any payment to be made under the elected option will be less than $50, the Company may make the payments in the most frequent interval which produces a payment of at least $50.

         The minimum amount that may be applied under a variable or fixed dollar method of payment option is $3,500. If the amount is less than $3,500, the Company may pay it in one sum, if such a payment is permitted by the Plan.

         The maximum amount that may be applied under any option is $1,000,000. For the application of any greater amount, the Company's consent is required.

9.7      Settlement

         If the Payee has received payments or was to receive payments which had not yet commenced under variable dollar method of payment option 1, or under fixed dollar method of payment options 1, 2, or 3, any remaining amounts payable under the option elected will be paid to the Beneficiary or designated Payee.

Contract No. 12345GP
Form No. QGP 685 - 28


                                                         ARTICLE X

                                                       MODIFICATIONS

10.1     Contract Modification

         This Group Annuity Contract may be modified at any time by written agreement between the Company and the Group Contractholder. No such modification will, without the written consent of the affected Participants, affect the terms, provisions, or conditions of this Group Annuity Contract which are or may be applicable to contributions paid for Participants prior to the date of such modification.

         However, the Company may at any time and without the consent of the Group Contractholder or any Participant or other person, but upon 30 days written notice to the Group Contractholder, modify this Group Annuity Contract in any respect to conform it to changes in tax or other law, including applicable regulations or rulings.

10.2     Modification of Tables

         The Company may at any time and without the consent of the Group Contractholder or any Participant or other person, but upon 30 days written notice to the Group Contractholder, modify Tables A, B, C, D, and E, or any of them. However, no such modification will affect the terms, provisions or conditions of this Group Annuity Contract which are or may be applicable to contributions paid for Participants prior to the date of such modification.

10.3     Modification of Guaranteed Sub-Account Riders, If Any

         Any Guaranteed Sub-Account Rider may be modified at any time by written agreement between the Company and the Group Contractholder. No such modification will, without the written consent of affected Participants, affect the terms, provisions, or conditions of the riders which are or may be applicable to contributions paid for Participants prior to the date of such modification.

10.4     Modification of Offering of Guaranteed Sub-Accounts

         Notwithstanding the other contract modification provisions, the Company may offer or cease offering Guaranteed Sub-Accounts to receive deposits upon 30 days written notice to the Group Contractholder. No such offering or cessation of offering shall affect the terms, provisions, or conditions which are or may be applicable to contributions paid to any Guaranteed Sub-Account which is no longer offered by the Company. The Company will periodically notify the Participants of the current offering of Variable and Guaranteed Sub-Accounts.

Contract No. 12345GP
Form No. QGP 685 - 29


                                                    ARTICLE X (Cont'd)

10.5    Modification of Interest Guarantee Period

         Notwithstanding the other contract modification provisions, the interest guarantee period of amounts Deposited into Guaranteed Sub-Accounts, if any, may be modified by the Company in accordance with the interest guarantee period modification provisions as described in greater detail in the attached Guaranteed Sub-Account Riders, if any.]

Contract No. 12345GP
Form No. QGP 685 - 30


                                                        ARTICLE XI

                                                   CESSATION OF DEPOSITS

11.1     By the Company

         Upon 60 days written notice to the Group Contractholder, the Company may declare that, as from the date stated in such notice, (that date being called a Date of Cessation of Deposits) no further deposits shall be accepted by the Company for allocation to certain or all Sub-Accounts of this Group Annuity Contract.

11.2     By the Group Contractholder

         Upon 60 days written notice to the Company, the Group Contractholder may declare that as from the date stated in such notice, (that date being called a Date of Cessation of Deposits) no further deposits shall be made by the Group Contractholder for allocation to certain or all Sub-Accounts of this Group Annuity Contract.

11.3     Change of Allocation Due to Cessation of Deposits

         If a Date of Cessation of Deposits has been declared for certain Sub-Accounts, the Participant may by Written Request make a change of allocation of his contributions. When no change of allocation is received, the Company will allocate such Contributions to a Guaranteed Sub-Account which is shorter and closest in duration, or if no Guaranteed Sub-Account shorter in duration is available, to the Guaranteed Sub-Account next closest in duration to the account to which deposits have ceased.

         After the Date of Cessation of Deposits declared in respect of all Sub-Accounts, no new Participant Annuity Account will be established.

Contract No. 12345GF
Form No. QGP 685 - 31


                                                        ARTICLE XII

                                                   CONTRACT TERMINATION

12.1     Contract Termination Date

         The Insurance Company reserves the right upon thirty (30) days written notice to the Group Contractholder to declare a "Contract Termination Date", which shall be any date on or after the expiration of the thirty
         (30) day notification period.

         A Contract Termination Date may only be declared if:

     (A) the Group Contractholder adopts an amendment to the Plan which causes the level of Deposits, In Service Withdrawals, Surrenders, Transfers, or loans to Participants to be materially different than that originally underwritten by the Company or if the Group Contractholder adopts any change in its administrative procedures or policies relating to loans to Participants which causes the level of Deposits, In Service Withdrawals, Surrenders, Transfers or loans to Participants to be materially different than that originally underwritten by the Company and no interest rate has been agreed upon between the Group Contractholder and the Company under the provisions of Section 3.8 of this Group Annuity Contract;

     (B) the Group Contractholder fails to comply with any provision contained in this Group Annuity Contract; or

         (C) the Plan fails to qualify or becomes disqualified under Internal Revenue Code Section 401(a).

12.2     Procedures at Contract Termination Date

         After a contract termination date has been declared, no benefit shall become payable, no transfers shall be made, no method of payment option shall be elected, and no contributions shall be accepted under the provisions of this Group Annuity Contract.

         If a contract termination date has been declared and there are outstanding expense charges as set forth in Articles V and VIII of this Group Annuity Contract, the Company shall on the contract termination date debit each Sub-Account with its share of the amount of outstanding expenses.

         In the event of termination the Company shall pay to a person, corporation, or other entity named by the Group Contractholder:

     (a) the value of all monies held in the Variable Sub-Account, in one lump sum; and

         (b) in twenty (20) equal quarterly installments of principal and interest, the balance of the Guaranteed Sub-Accounts relating to this Group Annuity Contract.

Contract No. 12-345GP
Form No. QGP 685 - 32


         The first payment shall be no later than thirty (30) days after the Contract Termination Date. Interest shall be at least four percent (4%) on the balance of the Guaranteed Sub-Accounts.

Contract No. 12345GP
Form No. QGP 685 - 33

                                              TABLE A - Variable Life Annuity

                                              Monthly Payment for Each $1,000
                                           of Participant Annuity Account Value



--------------------------------------------------------------------------------
    Age of                  Without                                       With Guaranteed
Period
     Payee             Guaranteed Period

-------------------------------------------------------------------------
                                                     5 Years           10 Years
15 Years          20 Years

      50                      3.83                     3.83              3.82
3.80              3.78
      55                      4.13                     4.12              4.10
4.07              4.02
      60                      4.52                     4.51              4.48
4.41              4.31
      65                      5.06                     5.04              4.97
4.84              4.64
      70                      5.82                     5.77              5.61
5.33              4.94
      75                      6.93                     6.80              6.41
5.82              5.19
--------------------------------------------------------------------------------------------------------------------------


If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.

Contract No. 12345GP
Form No. QGP 685 - 34


                                  TABLE B - Joint and One-Half Survivor Variable Annuity

                                              Monthly Payment for Each $1,000
                                           of Participant Annuity Account Value


---------------------
----------------------------------------------------------------------------------------------
       Age of                                          If Designated Payee Is Age
     Annuitant

----------------------------------------------------------------------------------------------
                           50            55             60              65
70               75

         50               3.72          3.75           3.78            3.80
3.81             3.82
         55               3.92          3.98           4.02            4.06
4.08             4.10
         60               4.16          4.25           4.33            4.39
4.44             4.47
         65               4.45          4.58           4.70            4.81
4.89             4.95
         70               4.79          4.96           5.14            5.32
5.47             5.59
         75               5.18          5.42           5.67            5.94
6.20             6.42
--------------------- ------------- -------------- -------------- ---------------
----------------- ----------------


If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.

Contract No. 12345GP
Form No. QGP 685 - 35



                                            TABLE C Income of Specified Amount
                                               Income of a Specified Period

                                              Monthly Payment for Each $1,000
                                           of Participant Annuity Account Value


------------------------- -----------------------
         Years                   Payment

           3                      27.44
           4                      20.93
           5                      17.03
           6                      14.43
           7                      12.57
           8                      11.18
           9                      10.11
           10                      9.24
           11                      8.54
           12                      7.96
           13                      7.46
           14                      7.04
           15                      6.68
           16                      6.36
           17                      6.08
           18                      5.83
           19                      5.61
           20                      5.41
------------------------- -----------------------

To determine the payment for other frequencies of payment, multiply the above monthly payment by the following factors:

------------------------------------------------
                                     Factor

        Quarterly payment             2.99
       Semi-annual payment            5.96
         Annual payment               11.81
------------------------------------------------

If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above Table.

Contract No. 12345GP
Form No. QGP 685 - 36



                                                TABLE D Fixed Life Annuity

                                              Monthly Payment for Each $1,000
                                           of Participant Annuity Account Value


-----------------------------------------------------------------------------------------------------------------------
     Age of                  Without                                    With Guaranteed
Period
     Payee              Guaranteed Period

----------------------------------------------------------------------
                                                      5 Years           10 Years
15 Years         20 Year

       50                     3.83                     3.83               3.82
3.80             3.78
       55                     4.13                     4.1.2              4.10
4.07             4.02
       60                     4.52                     4.51               4.48
4.41             4.31
       65                     5.06                     5.04               4.97
4.84             4.64
       70                     5.82                     5.77               5.61
5.33             4.94
       75                     6.93                     6.80               6.41
5.82             5.19
-----------------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.

Contract No. 12345GP
Form No. QGP 685 - 37



                                    TABLE E - Joint and One-Half Survivor Fixed Annuity

                                              Monthly Payment for Each $1,000
                                           of Participant Annuity Account Value



--------------------------------------------------------------------------------------------------------------------
        Age of                                          If Designated Payee Is Age

-------------------------------------------------------------------------------------------------
      Annuitant            50             55             60                65
70              75

          50              3.72           3.75            3.78             3.80
3.81            3.82
          55              3.92           3.98            4.02             4.06
4.08            4.10
          60              4.16           4.25            4.33             4.39
4.44            4.47
          65              4.45           4.58            4.70             4.81
4.89            4.95
          70              4.79           4.96            5.14             5.32
5.47            5.59
          75              5.18           5.42            5.67             5.94
6.20            6.42

--------------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


Contract No. 12345GP
Form No. QGP 685 - 38

                       Group Deferred Compensation Annuity

                                      1-84

                          HOME OFFICE - WICHITA, KANSAS

                             ADMINISTRATIVE OFFICES

                                DENVER, COLORADO

                  GROUP POLICYHOLDER

                  GROUP POLICY NUMBER

                  GROUP ANNUITY CONTRACT DATE

Group Deferred Compensation Annuity, Non-participating

The provisions on the following pages, together with the Application for this Group Annuity Contract, are part of this Group Annuity Contract.

For the purposes of this Group Annuity Contract, "Plan" means the plan and adoption agreement that the Group Policyholder has designated as the

Signed for the Great-West Life & Annuity Insurance Company on the issuance of the Group Annuity Contract on the Annuity Contract Date.

[GRAPHIC OMITTED][GRAPHIC OMITTED]
This Group Annuity Contract is a legal contract between the Group Policyholder and the Great-West Life & Annuity Insurance Company. PLEASE READ THIS ANNUITY CONTRACT CAREFULLY. IT IS A CONTRACT WHICH MAY PROVIDE FOR PAYMENTS OR VALUES WHICH ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT BUT MAY VARY ACCORDING TO THE INVESTMENT EXPERIENCE OF A VARIABLE ANNUITY ACCOUNT.

Group Deferred Compensation Annuity

GDOMF 184

                                TABLE OF CONTENTS


DEFINITIONS

Page 4

OWNERSHIP PROVISIONS
  Ownership of Series Account

 ..................................................................................7
  Ownership of Group Annuity Contract

 ..........................................................................7
  Transfer and Assignment

 ......................................................................................7

GENERAL PROVISIONS
  The Group Annuity Contract

 ...................................................................................8
  Entire Contract

 ..............................................................................................8
  The Plan

 .....................................................................................................8
  Non-Participating

 ............................................................................................8
  Currency and Payment of Contributions

 ........................................................................8
  Age

 ..........................................................................................................8
  Voting Rights and Reports

 ....................................................................................9
  Notice and Proof

 .............................................................................................9

PURCHASE PROVISIONS
  Commencement and Termination of Coverage

 ....................................................................10
  Contributions

 ...............................................................................................10
  Allocation of Contributions

 .................................................................................10

CONTRACT VALUE PROVISIONS
  Variable Contract Value

 .....................................................................................11
  Accumulation Unit

 ...........................................................................................11
  Accumulation Unit Value

 .....................................................................................11
  Annuity Unit Value

 ..........................................................................................11
  Net Investment Factor

 .......................................................................................12
  Risk Charge

 .................................................................................................13
  Guaranteed Contract Value

 ...................................................................................13
  Guaranteed Sub-Account Riders

 ...............................................................................13
  Asset Management Fee

 ........................................................................................13
  Variable and Guaranteed Contract Value Provisions
 ...........................................................13
  Contract Maintenance Charge

 .................................................................................13
  Transfer Charge

 .............................................................................................14

TRANSFERS

  Transfer Terms

 ..............................................................................................15
  No Receipt of Transferred Amounts

 ...........................................................................15

RETIREMENT PROVISIONS
  Adequate Proof

 ..............................................................................................16
  Payment On Retirement

 .......................................................................................16


TABLE OF CONTENTS (Continued)

PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND
SURRENDER

  Amount Payable On Death of Participant

 ......................................................................17
  Partial Surrender

 ...........................................................................................17
  Amount Payable on Partial Surrender

 .........................................................................18
  Surrender

 ...................................................................................................18
  Amount Payable on Surrender

 .................................................................................18
  Contingent Deferred Sales Charge

 ............................................................................18
  Contingent Deferred Sales Charge Free Amount
 ................................................................19
  Adequate Proof

 ..............................................................................................19
  Payment On Death, Partial Surrender, and Surrender
 ..........................................................19

METHODS OF. PAYMENT PROVISIONS
  Amount To Be Applied

 ........................................................................................20
  Variable Dollar Method of Payment

 ...........................................................................20
  Amount of First Monthly Payment

 .............................................................................20
  Annuity Units

 ...............................................................................................20
  Amount of Monthly Payments After the First

 ..................................................................21
  Variable Dollar Method of Payment Options

 ...................................................................21
  Fixed Dollar Method of Payment

 ..............................................................................22
  Amount of Payment

 ...........................................................................................22
  Fixed Dollar Method of Payment Options

 ......................................................................22
  Now to Elect Method of Payment Option

 .......................................................................23
  Availability of Options

 .....................................................................................23
  Settlement

 ..................................................................................................23

CONTRACT MODIFICATION
  Modification of Tables

 ......................................................................................24
  Modification of Guaranteed Sub-Account Riders, If Any
 .......................................................24
  Modification of Offering of Guaranteed Sub-Accounts
 .........................................................24
  Modification of Interest Guarantee Period

 ...................................................................24

CESSATION OF DEPOSITS
  Options On Date of Cessation of Deposits

 ....................................................................25

TABLE A

 .......................................................................................................26
TABLE
B........................................................................................................27
TABLE C

 .......................................................................................................28
TABLE D

 .......................................................................................................29
TABLE E

 .......................................................................................................30

GUARANTEED SUB-ACCOUNT RIDERS, IF ANY



DEFINITIONS

Accumulation                                            Period   -  the   period
                                                        during     which     the
                                                        Participant  is  Covered
                                                        under this Group Annuity
                                                        Contract  prior  to  the
                                                        Participant's    Annuity
                                                        Commencement Date.

Accumulation                                            Unit  -  an   accounting
                                                        unit  used to  determine
                                                        the  Variable   Contract
                                                        Value before the Annuity
                                                        Commencement Date.

Annuitant                                               - the Person upon whose life the
payment of an annuity is based.

Annuity                                                 Commencement  Date - the
                                                        date  on  which  annuity
                                                        payments  commence under
                                                        a  Method   of   Payment
                                                        Option,  which  for  any
                                                        Participant is not later
                                                        than  the  first  of the
                                                        month  after  the  month
                                                        he/she must retire under
                                                        the  terms of the  Plan,
                                                        unless earlier permitted
                                                        by       the       Group
                                                        Policyholder.

Annuity                                                 Payment   Period  -  the
                                                        period  during which the
                                                        Participant  is  Covered
                                                        under this Group Annuity
                                                        Contract    after    the
                                                        Participant's    Annuity
                                                        Commencement Date.

Annuity                                                 Unit  -  an   accounting
                                                        unit  used to  determine
                                                        the dollar  value of any
                                                        Variable  Dollar Annuity
                                                        Payment  after the First
                                                        Payment.

Company                                                 - the Great-West Life & Annuity
Insurance Company.

Deposit                                                 -               includes
                                                        Contributions, Transfers
                                                        and    other     amounts
                                                        Deposited           into
                                                        Guaranteed  or  Variable
                                                        Sub-Accounts.

Eligible                                                Fund   -  a   registered
                                                        management    investment
                                                        company   in  which  the
                                                        assets  of  the   Series
                                                        Account may be invested.

Group                                                   Annuity  Contract Date -
                                                        the    effective    date
                                                        indicated  by the  Group
                                                        Policyholder    on   the
                                                        Application   for   this
                                                        Group Annuity  Contract,
                                                        or such other date which
                                                        is   acceptable  to  the
                                                        Company.

Group                                                   Policyholder    -    the
                                                        employer       of      a
                                                        Participant    and   the
                                                        Applicant for this Group
                                                        Annuity Contract.



DEFINITIONS (continued)

Guaranteed                                              Account - the portion of
                                                        this    Group    Annuity
                                                        Contract       providing
                                                        Guaranteed Sub-Accounts,
                                                        each having a Guaranteed
                                                        Interest     Rate    and
                                                        containing  fixed dollar
                                                        amounts.

Guaranteed                                              Contract Value - the sum
                                                        of  the  values  of  the
                                                        Guaranteed  Sub-Accounts
                                                        credited  to  the  Group
                                                        Policyholder  in respect
                                                        of a Participant under a
                                                        Participant      Annuity
                                                        Account.

Guaranteed                                              Interest   Rate   -  the
                                                        minimum   interest  rate
                                                        applicable to Guaranteed
                                                        Sub-Accounts which on an
                                                        annual  effective  basis
                                                        is 4%.

Guaranteed                                              Sub-Account      -     a
                                                        subdivision    of    the
                                                        Guaranteed       Account
                                                        having   a    Guaranteed
                                                        Interest     Rate    and
                                                        containing  fixed dollar
                                                        amounts.            This
                                                        subdivision is described
                                                        in greater detail in the
                                                        attached      Guaranteed
                                                        Sub-Account  Riders,  if
                                                        any.

Investment                                              Division - a division of
                                                        the    Series    Account
                                                        containing the shares of
                                                        a specific  portfolio of
                                                        the Eligible Fund. There
                                                        is     an     Investment
                                                        Division     for    each
                                                        portfolio     of     the
                                                        Eligible Fund.

Participant                                             - a person in the employ
                                                        of       the       Group
                                                        Policyholder  on the day
                                                        the  Group  Policyholder
                                                        has made Application for
                                                        Coverage for him/her and
                                                        who is  reported  by the
                                                        Group   Policyholder  as
                                                        having complied with the
                                                        terms  of the Plan as to
                                                        eligibility.

Participant                                             Annuity   Account   -  a
                                                        separate          record
                                                        established  in the name
                                                        of   each    Participant
                                                        which reflects the total
                                                        of  the  Guaranteed  and
                                                        Variable        Contract
                                                        Values.

Participant                                             Annuity  Account Value -
                                                        the sum of the  Variable
                                                        and Guaranteed  Contract
                                                        Values  credited  to the
                                                        Group   Policyholder  in
                                                        respect of a Participant
                                                        under   a    Participant
                                                        Annuity Account.

Participant                                             Effective   Date  -  the
                                                        date on which  the first
                                                        Deposit is credited to a
                                                        Participant      Annuity
                                                        Account.

DEFINITIONS (continued)

Payee                                                   - the Group Policyholder
                                                        or the person, including
                                                        the         Participant,
                                                        designated   by   it  to
                                                        receive the value of the
                                                        Participant      Annuity
                                                        Account.

Premium                                                 Tax  -  the   amount  of
                                                        premium   tax,  if  any,
                                                        charged  by a  state  or
                                                        other         government
                                                        authority.

Series                                                  Account - the segregated
                                                        investment       account
                                                        called      "FUTUREFUNDS
                                                        Series          Account"
                                                        established           by
                                                        Great-West     Life    &
                                                        Annuity        Insurance
                                                        Company under Kansas law
                                                        and registered as a unit
                                                        investment  trust  under
                                                        the  Investment  Company
                                                        Act of 1940, as amended.

Transfer                                                - amounts moved from any
                                                        Sub-Account  to  another
                                                        Sub-Account  on one  day
                                                        upon    each     Written
                                                        Request   of  the  Group
                                                        Policyholder  in respect
                                                        of the Participant.

Valuation                                               Date - the date on which
                                                        the net  asset  value of
                                                        each  Eligible  Fund  is
                                                        determined.

Valuation                                               Period   -  the   period
                                                        between  the  ending  of
                                                        two successive Valuation
                                                        Dates.

Variable                                                Contract Value - the sum
                                                        of  the  values  of  the
                                                        Variable    Sub-Accounts
                                                        credited  to  the  Group
                                                        Policyholder  in respect
                                                        of a Participant under a
                                                        Participant      Annuity
                                                        Account.

Variable                                                Sub-Account      -     a
                                                        sub-division    of    an
                                                        Investment      Division
                                                        which          separates
                                                        Contributions   received
                                                        under   tax    qualified
                                                        arrangements  from those
                                                        received under qualified
                                                        arrangements.       Each
                                                        Variable Sub-Account has
                                                        its   own   Accumulation
                                                        Unit  and  Annuity  Unit
                                                        Value.

Written Request                                         - the Request required in the
Allocation of Contributions,
                                                        Transfers, Surrender, Partial

Surrender, How to Elect Method of

                                                        Payment Option, and Cessation of

Deposits provisions, the

                                                        Contract Value and Retirement

Provisions, the Guaranteed

                                                        Sub-Account Riders, if any, and at
other times as required by
                                                        the Company. It must be in writing
from the Group Policyholder

                                                        or its designee and in a form
satisfactory to the Company, and
                                                        to be effective must be received by
the Company at its
                                                        Administrative Offices. A form or
direction in lieu of the
                                                        Written Request may be accepted by
the Company.

OWNERSHIP PROVISIONS

Ownership of Series Account

The Company has absolute ownership of the assets of the Series Account.

Ownership of Group Annuity Contract

Upon the Group Policyholder's Application for this Group Annuity Contract, the Group Policyholder becomes the owner of the Group Annuity Contract. It alone has all rights, remedies and recourses given in the Group Annuity Contract, and, while the Group Annuity Contract and the Participant Annuity Accounts are held in respect of Participants, there is no contractual relationship between the Company and the Participants. While the Group Policyholder may request the opinion of the Participant on matters and transactions affecting the Participant Annuity Account, the Group Policyholder may act according to the dictates of its own judgment and discretion.

Subject  to  the  Plan   Participation   provisions,   each  employee  for  whom
Contributions have been made is a Participant for whom a Participant Annuity Account is established.

Transfer and Assignment

The interest of the Group Policyholder in this Group Annuity Contract may not be transferred, sold, assigned, pledged, charged, encumbered, or in any way alienated without the prior written consent of the Company.

GENERAL PROVISIONS

The Group Annuity Contract

The Group Annuity Contract is issued by the Company to the Group Policyholder.

Entire Contract

This Group Annuity Contract, its Application, Tables, and Guaranteed Sub-Account Riders, if any, form the entire contract between the Group Policyholder and the Company. A copy of the Application is attached to the Group Annuity Contract when issued to the Group Policyholder.

After issue, Modifications to the Group Annuity Contract under the Contract Modification provisions become part of the Group Annuity Contract.

All statements in the Application, in the absence of fraud, have been accepted as representations and not as warranties.

Only the President, a Vice-President, or the Secretary of the Company can Modify or waive any provisions of the Group Annuity Contract.

The Plan

The terms and provisions of the Plan do not for any purpose form any part of this Group Annuity Contract and are not binding on the Company.

Notwithstanding the fact that it may have knowledge of the terms of the Plan, the obligations of the Company are measured and determined solely by the terms and provisions of this Group Annuity Contract.

Non-Participating

     This Group Annuity Contract is non-participating. It is not eligible to share in the Company's divisible surplus.

Currency and Payment of Contributions

All amounts to be paid to or by the Company must be in the currency of the United States of America. All Contributions to this Group Annuity Contract must be made payable to the Company or its designated agent.

Age

If the age of the Participant or Payee has been misstated, the payments established for him/her under the Participant Annuity Account will be made on the basis of his/her correct age.

If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest will be not less than 4% per year.

GENERAL PROVISIONS (continued)

Voting Rights and Reports

The Company will vote the shares of an Eligible Fund held in a Variable Sub-Account of the Investment Division of the Series Account. To the extent required by law, the Company will vote according to the instructions of the Group Policyholder in proportion to its interest in the Variable Sub-Account. In such event, the Company will send proxy materials and form(s) to the Group Policyholder for its reply. If no reply is received, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.

During the Annuity Payment Period under the Participant Annuity Account, the number of votes will decrease as the assets held to fund annuity payments decrease, the Payee will be entitled to receive the proxy materials and form(s) otherwise provided to the Group Policyholder, and all other provisions concerning Voting Rights will apply to the Payee of a Variable Dollar Method of Payment Option.

The Company will furnish the Group Policyholder or the Payee of a Variable Dollar Method of Payment Option copies of any shareholder reports of the Eligible Funds and of any other notices, reports or documents required by law to be furnished to either of them.

Semi-annual reports of the Eligible Funds will be furnished as required by law to the Group Policyholder, who shall promptly deliver them to each Participant or Payee of a Variable Dollar Method of Payment Option. The Company will furnish the Group Policyholder not less frequently than annually a statement of each Participant's Participant Annuity Account Value, which the Group Policyholder will promptly deliver to the Participant. The Group Policyholder may direct the Company to deliver these reports and statements to the Participants.

Notice and Proof

Any notice or demand by the Company to or upon the Group Policyholder or any Payee may be given by mailing it to that person's last known address as stated in the Company's file.

An application, report, request, election, direction, notice or demand by the Group Policyholder or Payee will be made in a form satisfactory to the Company. When the Company requires it, the Group Policyholder will obtain the signature of the Participant's or Payee's spouse on forms provided by the Company.

The Company may require adequate proof of the age and death of any Payee before it admits a claim for or pays any payment.

Written materials developed by the Group Policyholder to describe this Group Annuity Contract must first be approved by the Company.

PURCHASE PROVISIONS

Commencement and Termination of Coverage

The Group Policyholder may make Application for Coverage of any employee if the Company is then accepting Applications for Coverage under this Group Annuity Contract unless a Date of Cessation of Deposits has been declared.

An employee for whom an adequate Application has been made becomes Covered as a Participant as of the Participant Effective Date. Coverage of a Participant terminates upon the Group Policyholder's Surrender or Partial Surrender which results in a Participant Annuity Account Value of $0.

Contributions

Unless a Date of Cessation of Deposits has been declared, the Group Policyholder may from time to time pay Contributions in cash in respect of a Participant until the earlier of his/her Death, Annuity Commencement Date, or the Surrender of the Participant Annuity Account.

The amount of Contributions to be paid by the Group Policyholder in respect of any Participant will be determined by the Group Policyholder.

The Group Policyholder will report the amount paid as Contributions on forms acceptable to the Company. The Group Policyholder's report is conclusive and binding on it and any person or entity claiming an interest under the Group Annuity Contract or any Participant Annuity Account. When the Group Policyholder's report does not coincide with the Contributions received, the Company may return them.

Allocation of Contributions

After an adequate application in respect of a Participant has been made, Contributions, less Premium Tax, if any, will be Allocated in the Participant Annuity Account when received by the Company at its Administrative Offices.

Contributions in respect of the Participant will be Allocated among any number of currently offered Variable and Guaranteed Sub-Accounts in accordance with the latest recorded Written Request of the Group Policyholder in respect of the Participant.

The Allocation of Contributions may be Changed at any time upon the Company's receipt at its Administrative offices of the Written Request of the Group Policyholder in respect of the Participant. A Change of Allocation will be effective for Contributions which are received after the Company's receipt and recording of the Change.

CONTRACT VALUE PROVISIONS

Variable Contract Value

The Variable Contract Value in respect of the Participant on any date during the Accumulation Period will be the sum of the values of the Variable Sub-Accounts of the Series Account held in respect of the Participant.

The value of a Group Policyholder's interest in a Variable Sub-Account in respect of a Participant will be determined by multiplying the number of Accumulation Units held in respect of the Participant for that Variable Sub-Account by the Accumulation Unit Value for that Variable Sub-Account.

         Accumulation Unit

Contributions and Transfers received at the Administrative Offices of the Company before the close of a Valuation Date will be allocated as requested and applied as of that date, otherwise as of the next Valuation Date, to provide Accumulation Units of the selected Variable Sub-Accounts of the Series Account.

The number of Accumulation Units credited in respect of each Participant to a Variable Sub-Account will be determined by dividing the amount of the Contributions and Transfers then applied to such Variable Sub-Account by the Accumulation Unit Value for that Variable Sub-Account on the Valuation Date on which the Contributions were allocated and Transfers were made.

The number of Accumulation Units will not change because of a later change in the Accumulation Unit Value, but the Accumulation Unit Value will vary to reflect the investment experience of the Variable Sub-Account.

         Accumulation Unit Value

The initial Accumulation Unit Value of each Variable Sub-Account was established at $10 on the date a Deposit was first made to the Variable Sub-Account.

The Accumulation Unit Value of a Variable Sub-Account on any subsequent Valuation Date is equal to the Accumulation Unit Value of that Variable Sub-Account as of the immediately preceding Valuation Date multiplied by the Net Investment Factor for the Valuation Period ending on the Valuation Date on which the Accumulation Unit Value is being determined.

The Accumulation Unit Value may increase, decrease, or remain unchanged as a result of the value of the Net Investment Factor.

         Annuity Unit Value

The initial Annuity Unit Value of each Variable Sub-Account was established at $1 on the date a Deposit was first made under a Variable Annuity Method of Payment to the Variable Sub-Account(s).

CONTRACT VALUE PROVISIONS (continued)

Variable Contract Value (continued)

         Annuity Unit Value (continued)

The Annuity Unit Value of any Variable Sub-Account on any subsequent Valuation Date is equal to the Annuity Unit Value for the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Variable Sub-Account for the Valuation Period ending on the Valuation Date on which the Annuity Unit Value is being determined, and multiplying the result by a factor of .999905 to neutralize the assumed investment rate of 3.5% per year used in the applicable Table for Variable Dollar Method of Payment Options 1, 2, 3, and 4.

         Net Investment Factor

The Net Investment Factor for any Variable Sub-Account for any Valuation Period is determined by dividing (a) by (b), and subtracting (c) from the result where:

(a)      is the net result of:

     (i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the current Valuation Period, plus

         (ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Eligible Fund on Shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period, minus or plus

         (iii) a per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to have resulted from the investment operations of the Variable Sub-Account.

(b)      is the net result of:

     (i) the net asset value per share of the Eligible Fund Shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period, minus or plus,

         (ii) the per unit Charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account for the immediately preceding Valuation Period.

         (iii) is a factor representing the Risk Charge deducted from each Variable Sub-Account on a daily basis. Such factor is equal to of 1.25% on an annual basis of the daily net asset value of each Variable Sub-Account.

The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

CONTRACT VALUE PROVISIONS (continued)

Variable Contract Value (continued)

         Net Investment Factor (continued)

The per share amount of any dividend referred to in paragraph (a) (ii) includes a deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between Eligible Funds and may be renegotiated each year, but will never exceed an annual rate of 1.00% of the aggregate average daily net assets of the Eligible Fund.

         Risk Charge

The Company will deduct the Risk Charge for expense and mortality guarantees in the calculation of the Net Investment Factor. This Charge is equal to 1.25% on an annual basis of the daily net asset value of each Variable Sub-Account. This deduction is made daily.

Guaranteed Contract Value

The Guaranteed Contract Value of a Participant Annuity Account on any date during the Accumulation Period will be the sum of the values of the Guaranteed Sub-Accounts credited to such Participant Annuity Account.

The Company may offer one or more Guaranteed Sub-Accounts into which Contributions will be Deposited at the Written Request of the Group Policyholder in respect of the Participant in accordance with the Allocation of Contributions provisions.

         Guaranteed Sub-Account Riders

The computation of the value of a Guaranteed Sub-Account is described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

         Asset Management Fee

On the first day of each Calendar Year an Asset Management Fee to be assessed against Guaranteed Contract Values will be declared by the Company. The amount to be deducted from the Guaranteed Contract Values will be determined and applied by the Company on the first day of each calendar quarter.

Variable and Guaranteed Contract Value Provisions

The following Charges are applicable to the Variable and Guaranteed Contract Values.

         Contract Maintenance Charge

On the first day of each calendar year, a Contract Maintenance Charge of not more than $60 annually will be deducted from the Participant Annuity Account. If a Participant Annuity Account is established in respect of a Participant after that date, a Contract Maintenance Charge will be deducted on the first day of the next quarter and will be Pro-rated for the year remaining. No refund of this Charge will be made.

CONTRACT VALUE PROVISIONS (continued)

Variable and Guaranteed Contract Value Provisions (continued)

         Contract Maintenance Charge (continued)

The deduction will be pro-rated among the Variable and Guaranteed Sub-Accounts based upon their Variable and Guaranteed Sub-Account values on the date of deduction. Whenever a deduction for a Contract Maintenance Charge is to be made from a Variable Sub-Account, the Company will cancel Accumulation Units having a total value equal to the amount of the deduction.

         Transfer Charge

With the exception of the first two Transfers in a calendar year, a Transfer Charge of $10 per Transfer will be deducted from the Participant Annuity Account after the Transfer.

TRANSFERS

The Group  Policyholder  in respect of the  Participant  may by Written  Request
Transfer  amounts  within  and  between  the  currently   offered  Variable  and
Guaranteed Sub-Accounts.

Transfer Terms

The following provisions will apply to any Transfer:

o a Transfer will take effect on the later of the date Elected or the date the Written Request is received at the Administrative Offices of the Company.

     o if a Transfer is made within 30 days of the Annuity Commencement Date, the Company may delay the Annuity Commencement Date by 30 days.

o if a Participant dies prior to the Annuity Commencement Date, one Transfer may be made after the Death of the Participant by the Group Policyholder in respect of the Payee to effect the Election of a Method of Payment Option.

     o with the exception of the first two Transfers in a calendar year, a Transfer Charge of $10 will be deducted.

o when the Company requires it, the Group Policyholder in respect of the Participant or the Payee will execute forms provided by the Company as necessary to the requested Transfer.

o        no Transfers are permitted after the Annuity Commencement Date.

o a Transfer will be subject to terms described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

No Receipt of Transferred Amounts

No  Transfer  made  within  these  Transfer   Provisions   will  result  in  the
Participant's receipt of the Transferred amounts, which shall continue to be held under the Participant Annuity Account.

RETIREMENT PROVISIONS

On the Company's receipt of the Written Request at least 30 days before the Annuity Commencement Date, the Group Policyholder in respect of the Participant may in the Written Request:

Elect or Change a Method of Payment Option.

make a Partial Surrender or Surrender.

Elect or Change the Participant's Annuity Commencement Date to any future date which is not later than the first of the month after the month the Participant must retire under the terms of the Plan. If any Annuity Commencement Date would be less than 30 days from the date that the Written Request is received, the Company may delay the Annuity Commencement Date Elected by 30 days.

if the Group Policyholder in respect of the Participant has failed to Elect a Method of Payment Option within 30 days of his/her Annuity Commencement Date, the Company will pay the Group Policyholder in respect of the Participant a Variable Life Annuity with 10 Year Guaranteed Period from the Variable Contract Value and a Fixed Life Annuity with 10 Year Guaranteed Period from the Guaranteed Contract Value.

Adequate Proof

The Company is entitled to require the receipt of adequate proof of age, death, or any other event or contingency, or to establish the fact that a benefit has become payable under the provisions of the Plan, prior to making any payment under this Group Annuity Contract.

Payment On Retirement

Payment under the Retirement Provisions will only be made if then available to the Participant under the terms and provisions of the Plan as determined by the Group Policyholder, and will only be made to the Group Policyholder or to the order of the person designated in the Written Request by the Group Policyholder to receive payment.

PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER

Amount Payable On Death of Participant

If the Participant dies before the Annuity Commencement Date, the Amount Payable on Death will be:

(a)   where Death occurs before the Participant's 70th birthday, the greater of:

         (i)the Participant Annuity Account Value, less Premium Tax, if any, and

         (ii) the sum of Contributions paid to, less any Partial Surrenders made from, the Participant Annuity Account, less Premium Tax, if any.

(b) where Death occurs on or after the Participant's 70th birthday, the Participant Annuity Account Value, less Premium Tax, if any.

The Payee of an Amount Payable on Death may Elect that payment be made under the Methods of Payment Provisions, a combination of the Partial Surrender and Methods of Payment Provisions, or under the Surrender Provisions. If the Payee Elects either a Partial Surrender or the Surrender of the Participant Annuity Account, the Contingent Deferred Sales Charge of the Partial Surrender or Surrender provisions will not apply. The Election of the Payee must be made not later than 60 days after the date the Company receives Adequate Proof of the Participant's Death. If no Election is made, a single payment will be made under the Surrender provisions to the Payee. The Contingent Deferred Sales Charge will not apply to this single payment.

Partial Surrender

By Written Request the Group Policyholder in respect of the Payee may make a Partial Surrender of the Participant Annuity Account. The Partial Surrender will take effect on the later of the date Elected and the date the Written Request is received at the Administrative Offices of the Company. Subject to the Amount Payable On Death of Participant provision, a Written Request for Partial Surrender must be received by the Company at least 30 days before the Annuity Commencement Date.

The Group Policyholder in respect of the Participant must in the Written Request Elect the Variable or Guaranteed Sub-Account(s), or a combination of them, from which the Partial Surrender is made. If an adequate Election is not made, the Written Request will be returned to the Group Policyholder, and the Partial Surrender in respect of the Payee will not be made.

     PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER (continued)

         Amount Payable On Partial Surrender

The amount payable on Partial Surrender will be paid in one sum under the Partial Surrender provisions equal to:

     (a) the amount requested as the Partial Surrender as of the effective date of the Partial Surrender, less

(b)      the Contingent Deferred Sales Charge, if any, less

(c)      Premium Tax, if any.

Surrender

By Written Request the Group Policyholder in respect of the Payee may Surrender the Participant Annuity Account. The Surrender will take effect on the later of the date Elected and the date the Written Request is received at the Administrative Offices of the Company. If an adequate Written Request is not made, the Written Request will be returned to the Group Policyholder and the Surrender will not be made. Subject to the Amount Payable On Death of Participant provision, a Written Request for Surrender must be received by the Company at least 30 days before the Annuity Commencement Date.

         Amount Payable on Surrender

The Amount Payable on Surrender may be Applied under the Methods of Payment Provisions or will be paid in one sum under these Surrender provisions equal to:

     (a) the Participant Annuity Account Value as Of the effective date of the Surrender, less

(b)      the Contingent Deferred Sales Charge, if any, less

(c)      Premium Tax, if any.

Contingent Deferred Sales Charge

Subject to the Amount Payable On Death of Participant provision, on any Partial Surrender or the Surrender of the Participant Annuity Account a Contingent Deferred Sales Charge will be deducted from the Amount Surrendered.

The Contingent Deferred Sales Charge applicable to any Partial Surrender or the Surrender will be equal to 6% of the Amount Surrendered in excess of the Contingent Deferred Sales Charge Free Amount, if any, and is limited so that the amount then charged will not cause the cumulative total of all Contingent Deferred Sales Charges charged in respect of the Participant under his/her Participant Annuity Account to exceed 6% of the Contributions made to his/her Participant Annuity Account within 72 months prior to the effective date of the Partial Surrender or the Surrender.

     PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER (continued)
         Contingent Deferred Sales Charge Free Amount

The Amount of the Contingent Deferred Sales Charge Free Amount is equal to 10% of the Participant Annuity Account Value at December 31 of the calendar year prior to the year in which the Amount is Surrendered.

Only one Contingent Deferred Sales Charge Free Amount is available in respect of a Participant in each calendar year beginning in the third calendar year after he/she is Covered under this Group Annuity Contract. The Contingent Deferred Sales Charge Free Amount will be Applied on the Surrender or the first Partial Surrender made under the Participant Annuity Account in that year for the payment of benefits as a result of financial hardship, as defined in the Plan and approved by the Group Policyholder.

Adequate Proof

The Company is entitled to require the receipt of adequate proof of age, death, or any other event or contingency, or to establish the fact that a benefit has become payable under the provisions of the Plan, prior to making any payment under this Group Annuity Contract.

Payment On Death, Partial Surrender, and Surrender

Payment under any of the Provisions Relating to Amount Payable On Death, Partial Surrender, and Surrender will only be made if then available to the Payee under the terms and provisions of the Plan as determined by the Group Policyholder, and will only be made to the Group Policyholder or to the order of the person designated in the Written Request by the Group Policyholder to receive payment.

METHODS OF PAYMENT PROVISIONS

One of the Variable or Fixed Dollar Methods of Payment Options or a combination of them may be Elected under the Methods of Payment Provisions.

Amount To Be Applied

The Amount to be Applied under the Methods of Payment Provisions is the Participant Annuity Account Value less Premium Tax, if any.

If a Variable Dollar Method of Payment Option is Elected, the Amount to be Applied is the Variable Contract Value as of the date the Amount of the First Monthly Payment is determined.

If a Fixed Dollar Method of Payment Option is Elected, the Amount to be Applied is the Guaranteed Contract Value as of the Annuity Commencement Date.

If the Group Policyholder in respect of the Payee Elects to Apply any or all of the Guaranteed Contract Value to a Variable Dollar Method of Payment Option, or any or all of the Variable Contract Value to a Fixed Dollar Method of Payment Option, a Transfer(s) must be made prior to the Annuity Commencement Date. The Transfer(s) must comply with the provisions on Transfers.

Variable Dollar Method of Payment

     The following Variable Dollar Method of Payment Options are available. They are subject to the following provisions

         Amount of First Monthly Payment

The First Monthly Payment under a Variable Dollar Method of Payment Option will be based on the Variable Contract Value credited in respect of the Participant Annuity Account on the 5th Valuation Date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate from the applicable Table to the Amount Applied under the Option. The First Monthly Payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

         Annuity Units

The number of Annuity Units for each Variable Sub-Account to be credited in respect of the Participant Annuity Account will be determined by dividing the portion of the First Monthly Payment to be taken from such Sub-Account by the Sub-Account's Annuity Unit Value on the 5th Valuation Date preceding the date the First Payment is due for which the number of Annuity Units is being computed. The number of Annuity Units for a Variable Sub-Account remains fixed during the Annuity Payment Period.

METHODS OF PAYMENT PROVISIONS (continued)

         Amount of Monthly Payments After the First

Monthly Payments After the First under a Variable Dollar Method of Payment Option will vary in amount from time to time depending upon the investment experience of the Variable Sub-Accounts of the Series Account.

The dollar amount of each variable dollar annuity payment to the Participant or Payee after the first for each Variable Sub-Account is determined by multiplying
(a) the number of Sub-Account Annuity Units credited to the Participant Annuity Account by (b) the Sub-Account Annuity Unit Value on the 5th Valuation Date preceding the date the annuity payment is due. The total dollar amount of each variable dollar annuity payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

The Company guarantees that the dollar amount of each Payment After the First will not be affected by variations in expenses or mortality experience.

         Variable Dollar Method of Payment Options

Option 1: Variable Life Annuity with Guaranteed Period

The Company will pay a monthly payment for the guaranteed Annuity Payment Period Elected. Payments will continue for the lifetime of the Payee. The guaranteed Annuity Payment Period elected may be 5, 10, 15 or 20 years. The provision on Settlement applies to amounts payable after the death of the Payee. Table A is applicable to this Option.

Option 2: Variable Life Annuity

The Company will pay a monthly payment during the Payee's lifetime. Table A is applicable to this Option.

Option 3: Joint and One-half Survivor Variable Annuity

A Joint and one-half survivor variable annuity provides a variable monthly payment to an Annuitant for his/her lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the variable payment amount continues to a designated Payee, if living, and terminates upon his/her death. Table 6 is applicable to this Option.

Option 4: Any Other Form

The Company will pay any other form of Variable Annuity which is acceptable to it.

METHODS OF PAYMENT PROVISIONS (continued)

Fixed Dollar Method of Payment

     The following Fixed Dollar Method of Payment Options are available. They are subject to the following provisions.

         Amount of Payment

Payments under a fixed Dollar Method of Payment Option are guaranteed by the Company as to dollar amount throughout the Annuity Payment Period.

The Amount of the Payment under any Fixed Dollar Method of Payment Option will be determined by applying the Company's then current non-participating group single premium rates for this class of group annuity contracts to the Amount Applied under the Option. Those current rates will not be less than the rate obtained from the Table which is Applicable to the Elected option.

         Fixed Dollar Method of Payment Options:

Option 1: Income of Specified Amount

The Company will pay an income, at 12-, 6-, 3-, or 1-month intervals, of an amount Elected by the Payee for an Annuity Payment Period of not less than 36 months nor more than 240 months. The provision on Settlement applies to amounts payable after the death of the Payee. Table C is applicable to this Option.

Option 2: Income for a Specified Period

The Company will pay an income, at 12-, 6-, 3-, or 1-month intervals, for the number of years Elected by the Payee for an Annuity Payment Period of not less than 36 months nor more than 240 months. The provision on Settlement applies to amounts payable after the death of the Payee. Table C is applicable to this Option.

Option 3: Fixed Life Annuity with Guaranteed Period

The Company will pay a monthly payment for the guaranteed Annuity Payment Period Elected. Payments will continue for the lifetime of the Payee. The provision on Settlement applies to amounts payable after the death of the Payee. Table D is applicable to this Option.

The guaranteed Annuity Payment Period elected may be 5, 10, 15 or 20 years, or may be a period referred to as "Installment Refund". Under the Installment Refund period, payments will be made until the total of the Payments made equals the Amount Applied.

Option 4: Fixed Life Annuity

The Company will pay a monthly payment during the Payee's lifetime. Table D is applicable to this Option.

METHODS OF PAYMENT PROVISIONS (continued)

         Fixed Dollar Method of Payment Options: (continued)

Option 5: Joint and One-Half Survivor Fixed Annuity

A Joint and one-half survivor fixed annuity provides a fixed monthly payment to an Annuitant for his/her lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the fixed payment amount continues to a designated Payee, if living, and terminates upon his/her death. Table E is applicable to this Option.

Option 6: Any Other Form:

The Company will pay any other form of Fixed Annuity which is acceptable to it.

How to Elect Method of Payment Option

The Written Request of the Group Policyholder in respect of the Participant or Payee is required to Elect, or Change the Election of, a Method of Payment Option and must be received by the Company at least 30 days prior to the Annuity Commencement Date, or, if the Participant dies prior to the Annuity Commencement Date, within 60 days of the date the Company receives Adequate Proof of the Participant's Death.

Availability of Options

If any payment to be made under the Elected Option will be less than $50, the Company may make the payments in the most frequent interval which produces a payment of at least $50.

The minimum Amount that may be Applied under a Variable or Fixed Dollar Method of Payment Option is $2,000. If the amount is less than $2,000, the Company may pay it in one sum.

The maximum Amount that may be Applied under any Option is $1,000,000. For the Application of any greater Amount, the Company's consent is required.

Settlement

If the Payee has received payments or was to receive payments which had not yet commenced under Variable Dollar Method of Payment Options 1 or 4, or under Fixed Dollar Method of Payment Options 1, 2, 3 or 6, any remaining amounts payable under the Option Elected will be paid to the Group Policyholder or other Payee designated by the Group Policyholder.

CONTRACT MODIFICATION

This Group Annuity Contract may be Modified at any time by written agreement between the Company and the Group Policyholder. No such Modification will, without the written Consent of the Group Policyholder, affect the terms, provisions, or conditions of this Group Annuity Contract which are or may be applicable to Contributions paid in respect of Participants prior to the date of such Modification.

However,  the  Company  may at any time and  without  the  consent  of the Group
Policyholder or any Participant or other person, but upon 30 days' written notice to the Group Policyholder, Modify this Group Annuity Contract in any respect to conform it to changes in tax or other law, including applicable regulations or rulings.

         Modification of Tables

The Company may at any time and without the consent of the Group Policyholder or any Participant or other person, but upon 30 days written notice to the Group Policyholder, Modify Tables A, B, C, D, and E, or any of them. However, no such Modification will affect the terms, provisions or conditions of the Group Annuity Contract which are or may be applicable to Contributions paid in respect of Participants prior to the date of such Modification.

Modification of Guaranteed Sub-Account Riders, If Any

Any Guaranteed Sub-Account Rider may be Modified at any time by written agreement between the Company and the Group Policyholder. No Such Modification will, without the written consent of the Group Policyholder, affect the terms, provisions, or conditions of the Rider which are or may be applicable to Contributions paid in respect of Participants prior to the date of such Modification.

         Modification of Offering of Guaranteed Sub-Accounts

Notwithstanding the other Contract Modification provisions, the Company may offer or cease offering Guaranteed Sub-Accounts to receive Deposits. No such offering or cessation of offering shall affect the terms, provisions, or conditions which are or may be applicable to Contributions paid to any Guaranteed Sub-Account which is no longer offered by the Company. The Company will periodically notify the Group Policyholder in respect of Participants of the current offering of Guaranteed Sub-Accounts.

         Modification of Interest Guarantee Period

Notwithstanding the other Contract Modification provisions, the Interest Guarantee Period of amounts Deposited into Guaranteed Sub-Accounts, if any, may be Modified by the Company in accordance with the Interest Guarantee Period
Modification provisions as described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

CESSATION OF DEPOSITS

Upon 60 days' written notice to the other, the Group Policyholder or the Company may declare that, as from the date stated in the notice (that date being called a Date of Cessation of Deposits), no further Deposits will be made to certain or all Sub-Accounts of the Group Annuity Contract.

If a Date of Cessation of Deposits has been declared for certain Sub-Accounts, the Group Policyholder in respect of the Participant may by Written Request make a Change of Allocation of his/her Contributions. When no Change of Allocations is received, the Company may return all Contributions affected by the declaration of the Date of Cessation of Deposits, or allocate such Contributions to a currently offered Guaranteed Sub-Account.

After the Date of Cessation of Deposits declared in respect of all Sub-Accounts, no Participant Annuity Account will be established.

Options on Date of Cessation of Deposits

Upon declaring the Date of Cessation of Deposits for all Sub-Accounts or upon receiving notice of its declaration by the Company, the Group Policyholder may by Written Request Elect one of the following Cessation Options. If the Group Policyholder has not Elected a Cessation Option within 30 days of the Date of Cessation, Cessation Option (1) will be deemed to have been Elected.

Cessation Option (1) .....Maintenance of Each Participant Annuity Account Value:

                           The Company will maintain each Participant Annuity Account Value until it is Applied or paid under the Group Annuity Contract.

Cessation Option (2) ......Installment Settlement of Guaranteed Contract Values:

                           The Company will pay the sum of the Variable Contract Values in respect of Participants as of the Date of Cessation of Deposits to a person designated in writing by the Group Policyholder as the successor insurer of the Plan or to the Group Policyholder within 30 days of the date the Cessation Option is Elected.

                           The Company will pay the sum of the Guaranteed Contract Values in respect of Participants as of the Date of Cessation of Deposits to a person designated in Writing by the Group Policyholder as the successor insurer of the Plan or to the Group Policyholder in 20 equal quarterly installments. The amount of the installments will be the amount determined by the Company on the date of the first such payment, but not less than $514.80 for each $10,000 of Guaranteed Contract Values. The first payment will be made 30 days after the date the Cessation Option is Elected.

                         TABLE A - Variable Life Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value


----------------------------------------------------------------------------------------------------------------
 Age of Payee              Without                                  With Guaranteed Period
                      Guaranteed Period

-----------------------------------------------------------------
                                                   5 Years         10 Years        15
Years         20 Years

      50                    3.83                     3.83            3.82
3.80             3.78
      55                    4.13                     4.12            4.10
4.07             4.02
      60                    4.52                     4.51            4.48
4.41             4.31
      65                    5.06                     5.04            4.97
4.84             4.64
      70                    5.82                     5.77            5.61
5.33             4.94
      75                    6.93                     6.80            6.41
5.82             5.19
----------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


             TABLE B - Joint and One-Half Survivor Variable Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

--------------------
-------------------------------------------------------------------------------------
 Age of Annuitant                                 If Designated Payee Is Age

-------------------------------------------------------------------------------------
                         50            55             60            65
70             75

        50              3.72          3.75           3.78          3.80
3.81           3.82
        55              3.92          3.98           4.02          4.06
4.08           4.10
        60              4.16          4.25           4.33          4.39
4.44           4.47
        65              4.45          4.58           4.70          4.81
4.89           4.95
        70              4.79          4.96           5.14          5.32
5.47           5.59
        75              5.18          5.42           5.67          5.94
6.20           6.42
-------------------- ------------ -------------- ------------- ------------- --------------
--------------

If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment small be determined by the Company on the actuarial basis used by it in determining the above amounts.


                       TABLE C- Income of Specified Amount

                         - Income of a Specified Period

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

-------------------------- ------------------------
          Years                    Payment

            3                       27.44
            4                       20.93
            5                       17.03
            6                       14.43
            7                       12.57
            8                       11.18
            9                       10.11
           10                       9.24
           11                       8.54
           12                       7.96
           13                       7.46
           14                       7.04
           15                       6.68
           16                       6.36
           17                       6.08
           18                       5.83
           19                       5.61
           20                       5.41
-------------------------- ------------------------

To determine the Payment for other frequencies of payment, multiply the above monthly payment by the following factors:

-----------------------------------------------
                                     Factor

       Quarterly payment             2.99
      Semi-annual Payment            5.96
         Annual payment              11.81
-----------------------------------------------

If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above Table.


                          TABLE D - Fixed Life Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

--------------------------------------------------------------------------------------------------------------
 Age of Payee              Without                                 With Guaranteed Period
                      Guaranteed Period

---------------------------------------------------------------
                                                   5 Years         10 Years        15
Years       20 Years

      50                    3.83                     3.83            3.82
3.80           3.78
      55                    4.13                     4.12            4.10
4.07           4.02
      60                    4.52                     4.51            4.48
4.41           4.31
      65                    5.06                     5.04            4.97
4.84           4.64
      70                    5.82                     5.77            5.61
5.33           4.94
      75                    6.93                     6.80            6.41
5.82           5.19
--------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


               TABLE E - Joint and One-Half Survivor Fixed Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

----------------------------------------------------------------------------------------------------------------
      Age of                                        If Designated Payee Is Age
    Annuitant

---------------------------------------------------------------------------------------------
                         50             55              60              65
70             75

        50              3.72           3.75            3.78            3.80
3.81           3.82
        55              3.92           3.98            4.02            4.06
4.08           4.10
        60              4.16           4.25            4.33            4.39
4.44           4.47
        65              4.45           4.58            4.70            4.81
4.89           4.95
        70              4.79           4.96            5.14            5.32
5.47           5.59
        75              5.18           5.42            5.67            5.94
6.20           6.42
----------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall I be determined by the Company on the actuarial basis used by it in determining the above amounts.


                          DAILY INTEREST GUARANTEE FUND

                          GUARANTEED SUB-ACCOUNT RIDER

                         ATTACHED TO AND FORMING PART OF

                           THE GROUP ANNUITY CONTRACT

The Daily Interest Guarantee Fund is a Guaranteed Sub-Account Contributions may be Deposited into the Daily Interest Guarantee Fund at any time. Interest will be earned on the Daily Interest Guarantee Fund value and compounded daily. The Credited Interest Rate may change daily but on an annual effective basis will not be less than the Guaranteed Interest Rate.

Value of Daily Interest Guarantee Fund

The value of the Daily Interest Guarantee Fund in respect of the Participant will be determined by adding his/her Guaranteed Sub-Account Contributions, interest, and Transfers from other Guaranteed Sub-Accounts and from Variable Sub-Accounts, and subtracting his/her Partial Surrenders, Surrenders, Amounts Payable on Death, Amounts Applied under a Method of Payment Option, Transfers to other Guaranteed Sub-Accounts and to Variable Sub-Accounts, Transfer Charges, Contract Maintenance Charge, Asset Management Fee, and Premium Tax.

This Rider, unless and until Modified, forms part of the Group Annuity Contract.

Daily Interest Guaranteed Fund Rider - 1

                           GUARANTEED CERTIFICATE FUND

                          GUARANTEED SUB-ACCOUNT RIDER
              ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Guaranteed Certificate Fund is a Guaranteed Sub-Account, whereby Credited Interest Rates, not less than the Guaranteed Interest Rate, are credited to Deposits held for varying Interest Guarantee Periods. The Company may offer Certificates to the Group Policyholder who may by Written Request Allocate any Deposit in respect of the Participant to any one Certificate. The Group Policyholder in respect of the Participant may Allocate Deposits only to those Certificates currently being offered by the Company.

If the Group Policyholder in respect of the Participant Allocates Contributions to Certificates not currently offered by the Company, the Company may return such Contributions, Allocate such Contributions to a currently-offered Certificate, or Allocate such Contributions to another currently offered Guaranteed Sub-Account.

DEFINITIONS

Certificates                                -  represents  the amount  Deposited
                                            into the Guaranteed Certificate Fund
                                            under   each   Interest    Guarantee
                                            Period. Each Certificate has its own
                                            interest rate and Term.

Term - the duration of the Certificate which begins on the first day of the calendar quarter following the date of the Deposit and ends on the date specified by the Company. The number of Terms available may be limited by the Company.

Certificate Maturity Date                   - the last day of the Term.

Interest Guarantee Period - the period from the date of the Deposit to the Certificate Maturity Date.

Credited Interest Rate

Subject to the provisions on Application of Certificate on Partial Surrender, Surrender, or Retirement, a Deposit to the Guaranteed Certificate Fund will earn a Credited Interest Rate for the Certificate's Interest Guarantee Period. The Credited Interest Rate will be compounded daily, and on an annual effective basis will not be less than the Guaranteed Interest Rate.

Certificate Maturity

Prior to the Certificate Maturity Date, the Company will offer a Guaranteed Sub-Account into which the value of the Certificate will be Deposited on its Maturity Date. The Guaranteed Sub-Account so offered may be either the Guaranteed Certificate Fund or another Guaranteed Sub-Account.

Guaranteed Certificate Fund Rider - I

GUARANTEED CERTIFICATE FUND SUB-ACCOUNT RIDER (continued)

If the Guaranteed Certificate Fund is offered, the value of the Certificate or its Maturity Date will establish a new Certificate which has its own interest rate and Term. The Credited Interest Rate of this new Certificate may be higher or lower than the Credited Interest Rate of any other Certificate or Deposit.

If another Guaranteed Sub-Account is offered, the value of the Certificate on its Maturity Date will be Deposited into that Guaranteed Sub-Account. The Credited Interest Rate of this Deposit may be higher or lower than the Credited Interest Rate of any other Deposit.

The Participant may Elect by Written Request to Transfer the value of the Certificate on its Maturity Date.

Interest Guarantee Period Modification

On 30 days' written notice to the Group Policyholder in respect of the Participant the Company may Modify the Interest Guarantee Period of amounts previously Deposited into the Guaranteed Certificate Fund.

If such Modification is made, the Group Policyholder in respect of the Participant may, within 30 days of notification, by Written Request Elect the Transfer or Surrender of any or all of these amounts without incurring the Contingent Deferred Sales Charge, and interest will be applied to the date of Transfer or Surrender at the Credited Interest Rate applicable prior to the date of Modification.

Transfers

The following provisions will apply to the Transfer of amounts to or from the Guaranteed Certificate Fund:

o if any amount has been Transferred out of the Guaranteed Certificate Fund, no Transfer into the Guaranteed Certificate Fund may be made for 90 continuous days from the date of the Transfer out.

o a Transfer from the Guaranteed Certificate Fund may be made only on the Maturity Date of the Certificate under the Guaranteed Certificate Fund. The amount that is then available for Transfer is the value of that Certificate on its Maturity Date.

o the Group Policyholder's Written Request to Transfer from the Guaranteed Certificate Fund must be received by the Company no later than 15 days prior to the Maturity Date of the Certificate.

     o the terms of the provisions on Transfers will apply to any Transfer to or from the Guaranteed Certificate Fund.

Guaranteed Certificate Fund Rider - 2



GUARANTEED CERTIFICATE FUND SUB-ACCOUNT RIDER (continued)

Application of Certificate On Death, Partial Surrender, Surrender, or Retirement

If any amount Deposited into a Certificate of the Guaranteed Certificate Fund is Applied prior to the Maturity Date of the Certificate under the provisions concerning Amount Payable On Death of Participant, Partial Surrender, Surrender, or Retirement the Amount Applied will receive the Credited Interest Rate from the date of Deposit to the date the Amount is Applied.

Value of Guaranteed Certificate Fund

The value of the Guaranteed Certificate Fund in respect of the Participant will be determined by adding his/her Guaranteed Sub-Account's Contributions, interest, and Transfers from other Guaranteed Sub-Accounts and from Variable Sub-Accounts, and subtracting his/her Partial Surrenders, Surrenders, Amounts Payable on Death, Amounts Applied under a Method of Payment Option, Transfers to other Guaranteed Sub-Accounts and to Variable Sub-Accounts, Transfer Charges, Contract Maintenance Charge, Asset Management Fee, and Premium Tax.

This Rider, unless and until Modified, forms part of the Group Annuity Contract.

Guaranteed Certificate Fund Rider - 3

                          Periodic Payment Option Rider

                                      1-94

PERIODIC PAYMENTS OPTION RIDER - 457 PLANS
ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT


WHEREAS,  the Group  Policyholder  has  previously  entered into a Group Annuity
Contract   ("Contract")   with  Great-West  Life  &  Annuity  Insurance  Company
(hereinafter referred to as "the Company"),

AND WHEREAS, the Group Policyholder and the Company desire to make the Periodic Payment Option available under the Contract,

NOW THEREFORE, the Group Policyholder and the Company agree that the following provisions will be added to the Contract as of the date executed below.

Election of Periodic Payment Option

If the Participant has separated from service with the Group Policyholder or has attained age 70 1/2, the Group Policyholder, on behalf of a Participant, may elect to apply all or a portion of the Participant Annuity Account to a Periodic Payment Option. The entire Participant Annuity Account must be applied to a Payment Option under which substantially equal payments are made as required by Sections 457(d) and 401(a)(9) of the Internal Revenue Code. Once payments have begun, they cannot be changed or stopped.

If the Participant wishes to take a partial withdrawal, such withdrawal must be taken prior to the selection of a Periodic Payment Option and will be subject to any applicable charges.

Payments to a Beneficiary

If the Participant is receiving Periodic Payments, any Periodic Payments remaining to be paid as of the Participant's date of death will be paid to the Participant's beneficiary. The Beneficiary will receive payments remaining under the payment option in effect as of the date of the Participant's death unless a lump sum is elected on the death claim.

If the Participant dies prior to the time payments have commenced, the Group Policyholder may elect to apply the entire Participant Annuity Account to a Periodic Payment Option for the Beneficiary. All payments to a Beneficiary must comply with the distribution requirements of Sections 457(d) and 401(a)(9) of the Internal Revenue Code.

Periodic Payment Options Available

The Group Policyholder, on behalf of a Participant, must elect one of the three payment options listed below. If the Participant dies prior to the time any payments have been made, the Group Policyholder, on behalf of the Beneficiary, must elect one of the first two payment options listed below. (Minimum Distribution Payments are not available to Beneficiaries.) Payments must be elected over a period of at least 36 months.

1. Payments for a Specified Period. The period over which payments will be made is elected. The amount of each payment will be substantially equal but may vary slightly depending upon investment performance. The duration period may not be changed and must result in a dollar amount which meets the minimum distribution requirements.

     2. Payments of a Specified Amount. The dollar amount of each payment is elected. The dollar amount may not be changed and must meet the minimum distribution requirements. Based on the amount elected, the duration of the payments may vary.

     3. Minimum Distribution Payments. Payments will be made as required to meet the minimum distribution requirements of Internal Revenue Code section 401(a)(9).

Payments will cease when the Annuity Account Value is zero.

Frequency and Amount of Payments
The Request must specify:

1.      the payment frequency of either 12-, 6-, 3-, or 1-month intervals;

2.      the payment amount; a minimum of $50 is required;

3.      the month, day and year on which payments are to begin; and

4.      the payment option.

The amount of each payment will be prorated across all Variable and Guaranteed Sub-Accounts in proportion to the assets in each sub-account unless the fund from which the periodic payments are to be made is designated. Once a selected fund has been depleted, any amounts remaining to be paid by the Company will be prorated across all sub-accounts as described above, unless another fund has been selected.

Operation of Participant Annuity Account

While periodic payments are being received:

     1. no contributions may be made;

     2. no partial withdrawals may be made except in the event of an Unforeseeable Emergency;

     3. current Guaranteed and Variable Sub-Accounts may be continued or changes as allowed under the contract; and

     4. charges and fees under the Contract, if applicable, continue to apply, except that the Contingent Deferred Sales Charge does not apply to a Periodic Payment Option of a minimum of 36 months.

PPO 1-94-DC

                          Periodic Payment Option Rider

                                      1-95

PPO Rider-DC

PERIODIC PAYMENTS OPTION RIDER - 457 PLANS
ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT


Election of Periodic Payment Option

If the Participant has separated from service with the Group Policyholder or has attained age 70 1/2, the Group Policyholder, on behalf of a Participant, may elect to apply all or a portion of the Participant Annuity Account to a Periodic Payment Option. The entire Participant Annuity Account must be applied to a Payment Option under which substantially equal payments are made as required by Sections 457(d) and 401(a)(9) of the Internal Revenue Code. Once payments have begun, they cannot be changed or stopped.

If the Participant wishes to take a partial withdrawal, such withdrawal must be taken prior to the selection of a Periodic Payment Option and will be subject to any applicable charges.

Payments to a Beneficiary

If the Participant is receiving Periodic Payments, any Periodic Payments remaining to be paid as of the Participant's date of death will be paid to the Participant's beneficiary. The Beneficiary will receive payments remaining under the payment option in effect as of the date of the Participant's death unless a lump sum is elected on the death claim.

If the Participant dies prior to the time payments have commenced, the Group Policyholder may elect to apply the entire Participant Annuity Account to a Periodic Payment Option for the Beneficiary. All payments to a Beneficiary must comply with the distribution requirements of Sections 457(d) and 401(a)(9) of the Internal Revenue Code.

Periodic Payment Options Available

The Group Policyholder, on behalf of a Participant, must elect one of the three payment options listed below. If the Participant dies prior to the time any payments have been made, the Group Policyholder, on behalf of the Beneficiary, must elect one of the first two payment options listed below. (Minimum Distribution Payments are not available to Beneficiaries.) Payments must be elected over a period of at least 36 months.

1. Payments for a Specified Period. The period over which payments will be made is elected. The amount of each payment will be substantially equal but may vary slightly depending upon investment performance. The duration period may not be changed and must result in a dollar amount which meets the minimum distribution requirements.

     2. Payments of a Specified Amount. The dollar amount of each payment is elected. The dollar amount may not be changed and must meet the minimum distribution requirements. Based on the amount elected, the duration of the payments may vary.

     3. Minimum Distribution Payments. Payments will be made as required to meet the minimum distribution requirements of Internal Revenue Code section 401(a)(9).

Payments will cease when the Annuity Account Value is zero.

Frequency and Amount of Payments
The Request must specify:

1.      the payment frequency of either 12-, 6-, 3-, or 1-month intervals;

2.      the payment amount; a minimum of $50 is required;

3.      the month, day and year on which payments are to begin; and

4.      the payment option.

Deductions From Participant Annuity Account

The amount of each payment made under this Periodic Payment Option on behalf of each Participant will be deducted from the Participant Annuity Account of the Participant.

Operation of Participant Annuity Account While periodic payments are being received:

1.      no contributions may be made;

     2. no partial withdrawals may be made except in the event of an Unforeseeable Emergency;

3.      charges and fees under the Contract, if applicable, continue to apply.

                                   SBJPA Rider

                                      1-96C

Form No. 1-96C (457-FF 1984)
               AMENDMENT NO. 1-96C ATTACHED TO AND FORMING PART OF
                THE GROUP DEFERRED COMPENSATION ANNUITY CONTRACT


WHEREAS, the Group Policyholder has entered into a Group Deferred Compensation Annuity Contract ( the "Group Annuity Contract") and Application for Group Deferred Compensation Annuity Contract (the "Application") with Great-West Life & Annuity Insurance Company,

AND WHEREAS, the above noted Group Annuity Contract and Application require amendments to conform to recent changes made to the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"),

AND WHEREAS, immediately upon the Group Policyholder's amendment of the Plan document to place all assets in trust, the trust provisions described below will become effective,

AND WHEREAS, in order to maintain eligibility under Code Section 457, the Plan will continue to hold Plan assets in trust,

NOW THEREFORE, pursuant to the "Contract Modification" section of the Group Annuity Contract, the following amendments will be made to the Group Annuity Contract and Application.

1.   The following sentence will be added to the Application:

     "Notwithstanding any provision in this Application to the contrary, in no event shall the assets under the Group Annuity Contract be subject to the claims of general creditors of the employer after the Plan is amended to place plan assets in trust."

2. In the "Definitions" section of the Group Annuity Contract, the definition following the term "Group Policyholder" is hereby deleted. In place thereof, the following definition of Group Policyholder will be added:

      "the named trustee, or the governmental employer sponsoring the Plan, as trustee, and the applicant for this Group Annuity Contract."

     3. The "Ownership of Group Annuity Contract" section of the Group Annuity Contract is hereby deleted. In place thereof, the following Section will be added:

     Ownership of the Group Annuity Contract

     Upon the Group Policyholder's Application for this Group Annuity Contract, the Group Policyholder becomes the owner of the Group Annuity Contract. Effective the earlier of January 1, 1999 or the date the Plan is amended to meet the trust requirement, the Group Policyholder, as the trustee of the Plan, may exercise all rights hereunder for the exclusive benefit of Plan Participants and beneficiaries. There is no contractual relationship between the Company and the Participants.

     The Group Policyholder, as owner of the contract, is deemed to be the trustee of the assets invested in the Group Annuity Contract, and such contract is intended to satisfy the trust requirements of Code Sections 457(g) and 401(f).

     4. The "Transfer and Assignment" section of the Group Annuity Contract is hereby deleted. In place thereof, the following Section will be added:

     Transfer and Assignment

     No portion of the Plan's assets and the earnings thereon may be used for, or diverted to, any purpose other than for the exclusive benefit of plan participants and beneficiaries prior to the satisfaction of all liabilities with respect to employees and their beneficiaries.

5. A new sub-section will be added to the "Ownership Provisions" section of the Group Annuity Contract and shall read as follows:

     Trustee of the Group Annuity Contract and Plan Assets
     Notwithstanding any provision of this Group Annuity Contract or the Application to the contrary, the Group Policyholder, as owner of the Group Annuity Contract, is the trustee with respect to all Plan assets deposited into the Group Annuity Contract, and the earnings thereon, and shall hold all such assets for the exclusive benefit of Plan Participants and Beneficiaries. The Group Annuity Contract shall be treated as a trust for purposes of Code Sections 457(g) and 401(f), and no portion of the amount deposited in the Group Annuity Contract, or the earnings thereon, may be used for, or diverted to, any purpose other than for the exclusive benefit of Plan Participants and Beneficiaries prior to the satisfaction of all liabilities with respect to employees and their Beneficiaries.

6. A new first sentence will be added to both the "Partial Surrender" and "Surrender" sections of the Group Annuity Contract, and shall read as follows:

     Except as provided in the "Amount Payable on Death of Participant" section of the Group Annuity Contract, no distributions will be allowed prior to the Participant's attainment of age 70 1/2, unforeseeable emergency, or separation from service, as determined by the Group Policyholder, unless, for years after December 31, 1996, the Plan provides for a cash out of a Participant Annuity Account which does not exceed $3,500 and meets all of the other requirements of Code Section 457(e)(9)(A).

Signed for Great-West Life & Annuity Insurance Company on the Issue Date.





W.T. McCallum,
President and Chief Executive Officer

                      Group Deferred Tax Sheltered Annuity

                                      1-84

                                           HOME OFFICE - WICHITA, KANSAS
                                              ADMINISTRATIVE OFFICES
                                                 DENVER, COLORADO

GROUP POLICYHOLDER

GROUP POLICY NUMBER

GROUP ANNUITY CONTRACT DATE

Group Deferred Tax-Sheltered Annuity, Non Participating

The provisions on the following pages, together with the Application for this Group Annuity Contract, are part of this Group Annuity Contract.

Signed for the Great-West Life & Annuity Insurance Company on the issuance of the Group Annuity Contract on the Annuity Contract Date.

                                                Secretary President

                                                  For the Actuary

                                                 15 Day Free-Look

The Participant may return his/her Participant Certificate within 15 days of its mailing and have all Contributions refunded to him/her if, after examination, the Participant is not satisfied with it for any reason.

This Group Annuity Contract is the legal contract between the Group Policyholder, for the benefit of the Participants, and the Great-West Life & Annuity Insurance Company. PLEASE READ THIS CONTRACT CAREFULLY. IT IS A CONTRACT WHICH MAY PROVIDE FOR PAYMENTS OR VALUES WHICH ARE NOT GUARANTEED TO FIXED-DOLLAR AMOUNT BUT MAY VARY ACCORDING TO THE INVESTMENT EXPERIENCE OF A VARIABLE ANNUITY ACCOUNT.

Group Deferred Tax-Sheltered Annuity

GTSMF184

                                                 TABLE OF CONTENTS


DEFINITIONS

 ........................................................................................Page
4

OWNERSHIP PROVISIONS
  Ownership of Series Account

 ......................................................................7
  Ownership of Group Annuity Contract

 ..............................................................7
  Transfer and Assignment

 ..........................................................................7

GENERAL PROVISIONS
  The Group Annuity Contract

 .......................................................................8
  Entire Contract

 ..................................................................................8
  The Plan

 .........................................................................................8
  Non-Participating

 ................................................................................8
  Currency and Payment of Contributions

 ............................................................8
  Age

 ..............................................................................................8
  Voting Rights and Reports

 ........................................................................9
  Notice and Proof

 .................................................................................9

PURCHASE PROVISIONS
  Commencement and Termination of Coverage
 .........................................................10
  Contributions

 ....................................................................................10
  Allocation of Contributions

 ......................................................................10

CONTRACT VALUE PROVISIONS
  Variable Contract Value

 ..........................................................................11
  Accumulation Unit

 ................................................................................11
  Accumulation Unit Value

 ..........................................................................11
  Annuity Unit Value

 ...............................................................................11
  Net Investment Factor

 ............................................................................12
  Risk Charge

 ......................................................................................13
  Guaranteed Contract Value

 ........................................................................13
  Guaranteed Sub-Account Riders

 ....................................................................13
  Asset Management Fee

 .............................................................................13
  Variable and Guaranteed Contract Value Provisions
 ................................................13
  Contract maintenance Charge

 ......................................................................13
  Transfer Charge

 ..................................................................................14

TRANSFERS

  Transfer Terms

 ...................................................................................15
  No Receipt of Transferred Amounts

 ................................................................15

       RETIREMENT PROVISIONS
  Adequate Proof

 ...................................................................................16
  Payment On Retirement

 ............................................................................16



TABLE OF CONTENTS (continued)

PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER
  Amount Payable On Death of Participant

 ...........................................................17
  Partial Surrender

 ................................................................................17
  Amount Payable on Partial Surrender

 ..............................................................18
  Surrender

 ........................................................................................18
  Amount Payable on Surrender

 ......................................................................18
  Contingent Deferred Sales Charge

 .................................................................18
  Contingent Deferred Sales Charge Free Amount
 .....................................................19
  Adequate Proof

 ...................................................................................19
  Payment On Death, Partial Surrender, and Surrender
 ...............................................19

METHODS OF PAYMENT PROVISIONS
  Amount To Be Applied

 .............................................................................20
  Variable Dollar Method of Payment

 ................................................................20
  Amount of First Monthly Payment

 ..................................................................20
  Annuity Units

 ....................................................................................20
  Amount of Monthly Payments After the First
 .......................................................21
  Variable Dollar Method of Payment Options
 ........................................................21
  Fixed Dollar Method of Payment

 ...................................................................21
  Amount of Payment

 ................................................................................22
  Fixed Dollar Method of Payment Options

 ...........................................................22
  How to Elect Method of Payment Option

 ............................................................23
  Availability of Options

 ..........................................................................23
  Settlement

 .......................................................................................23

CONTRACT MODIFICATION
  Modification of Tables

 ...........................................................................24
  Modification of Guaranteed Sub-Account Riders, If Any
 ............................................24
  Modification of Offering of Guaranteed Sub-Accounts
 ..............................................24
  Modification of Interest Guarantee Period
 ........................................................24

CESSATION OF DEPOSITS
  Options On Date of Cessation of Deposits
 .........................................................25

TABLE A

 ............................................................................................26
TABLE B

 ............................................................................................27
TABLE C

 ............................................................................................28
TABLE D

 ............................................................................................29
TABLE E

 ............................................................................................30

GUARANTEED SUB-ACCOUNT RIDERS, IF ANY



DEFINITIONS

Accumulation                                          Period -the period  during
                                                      which the  Participant  is
                                                      Covered  under  this Group
                                                      Annuity  Contract prior to
                                                      the Participant's  Annuity
                                                      Commencement Date.

Accumulation                                          Unit -an  accounting  unit
                                                      used  to   determine   the
                                                      Variable   Contract  Value
                                                      before     the     Annuity
                                                      Commencement Date.

Annuitant -the person upon whose life the payment of an annuity is based.

Annuity                                               Commencement   Date   -the
                                                      date  on   which   annuity
                                                      payments  commence under a
                                                      Method of Payment  Option,
                                                      which for any  Participant
                                                      is  not  later   than  the
                                                      first of the  month  after
                                                      the  month   he/she   must
                                                      retire  under the terms of
                                                      the Plan,  unless  earlier
                                                      permitted   by  the  Group
                                                      Policyholder.

Annuity                                               Payment Period -the period
                                                      during      which      the
                                                      Participant   is   Covered
                                                      under this  Group  Annuity
                                                      Contract     after     the
                                                      Participant's      Annuity
                                                      Commencement Date.

Annuity                                               Unit -an  accounting  unit
                                                      used  to   determine   the
                                                      dollar    value   of   any
                                                      Variable   Dollar  Annuity
                                                      Payment  after  the  First
                                                      Payment.

Company                                               -the Great-West Life & Annuity
Insurance Company.

Deposit                                               -includes   Contributions,
                                                      Transfers     and    other
                                                      amounts   Deposited   into
                                                      Guaranteed   or   Variable
                                                      Sub-Accounts.

Eligible                                              Fund     -a     registered
                                                      management      investment
                                                      company   in   which   the
                                                      assets   of   the   Series
                                                      Account may be invested.

Group                                                 Annuity Contract Date -the
                                                      effective  date  indicated
                                                      by the Group  Policyholder
                                                      on  the   Application  for
                                                      this     Group     Annuity
                                                      Contract,  or  such  other
                                                      date  which is  acceptable
                                                      to the Company.

Group                                                 Policyholder -the employer
                                                      of a  Participant  and the
                                                      Applicant  for this  Group
                                                      Annuity Contract.

Guaranteed                                            Account  -the  portion  of
                                                      this     Group     Annuity
                                                      Contract         providing
                                                      Guaranteed   Sub-Accounts,
                                                      each  having a  Guaranteed
                                                      Interest      Rate     and
                                                      containing   fixed  dollar
                                                      amounts.



DEFINITIONS (continued)

Guaranteed                                            Contract Value -the sum of
                                                      the    values    of    the
                                                      Guaranteed    Sub-Accounts
                                                      credited   to  the   Group
                                                      Policyholder in respect of
                                                      a   Participant   under  a
                                                      Participant        Annuity
                                                      Account.

Guaranteed                                            Interest Rate -the minimum
                                                      interest  rate  applicable
                                                      to Guaranteed Sub-Accounts
                                                      which    on   an    annual
                                                      effective basis is 4%.

Guaranteed                                            Sub-Account -a subdivision
                                                      of the Guaranteed  Account
                                                      having    a     Guaranteed
                                                      Interest      Rate     and
                                                      containing   fixed  dollar
                                                      amounts.  This subdivision
                                                      is  described  in  greater
                                                      detail  in  the   attached
                                                      Guaranteed     Sub-Account
                                                      Riders, if any.

Investment                                            Division  -a  division  of
                                                      the     Series     Account
                                                      containing the shares of a
                                                      specific  portfolio of the
                                                      Eligible Fund. There is an
                                                      Investment   Division  for
                                                      each   portfolio   of  the
                                                      Eligible Fund.

Participant                                           -a person in the employ of
                                                      the Group  Policyholder on
                                                      the    day    the    Group
                                                      Policyholder    has   made
                                                      Application  for  Coverage
                                                      for  him/her  and  who  is
                                                      reported   by  the   Group
                                                      Policyholder   as   having
                                                      complied with the terms of
                                                      the     Plan     as     to
                                                      eligibility.

Participant                                           Annuity     Account     -a
                                                      separate            record
                                                      established in the name of
                                                      each   Participant   which
                                                      reflects  the total of the
                                                      Guaranteed   and  Variable
                                                      Contract Values.

Participant                                           Annuity Account Value -the
                                                      sum  of the  Variable  and
                                                      Guaranteed Contract Values
                                                      credited   to  the   Group
                                                      Policyholder in respect of
                                                      a   Participant   under  a
                                                      Participant        Annuity
                                                      Account.

Participant                                           Effective  Date  -the date
                                                      on which the first Deposit
                                                      is     credited    to    a
                                                      Participant        Annuity
                                                      Account.

Payee                                                 -the Group Policyholder or
                                                      the person,  including the
                                                      Participant, designated by
                                                      it to receive the value of
                                                      the  Participant   Annuity
                                                      Account.

Premium                                               Tax -the amount of premium
                                                      tax, if any,  charged by a
                                                      state or other  government
                                                      authority.

Series                                                Account  -the   segregated
                                                      investment  account called
                                                      "FUTUREFUNDS        Series
                                                      Account"   established  by
                                                      Great-West  Life & Annuity
                                                      Insurance   Company  under
                                                      Kansas law and  registered
                                                      as a unit investment trust
                                                      under    the    Investment
                                                      Company  Act of  1940,  as
                                                      amended.


DEFINITIONS (continued)

Transfer                                              -amounts  moved  from  any
                                                      Sub-Account   to   another
                                                      Sub-Account   on  one  day
                                                      upon each Written  Request
                                                      of the Group  Policyholder
                                                      in    respect    of    the
                                                      Participant.

Valuation                                             Date  -the  date on  which
                                                      the  net  asset  value  of
                                                      each   Eligible   Fund  is
                                                      determined.

Valuation  Period -the period  between  the ending of two  successive  Valuation
Dates.

Variable                                              Contract Value -the sum of
                                                      the values of the Variable
                                                      Sub-Accounts  credited  to
                                                      the Group  Policyholder in
                                                      respect  of a  Participant
                                                      under    a     Participant
                                                      Annuity Account.

Variable                                              Sub-Account             -a
                                                      sub-division     of     an
                                                      Investment  Division which
                                                      separates    Contributions
                                                      received     under     tax
                                                      qualified     arrangements
                                                      from those  received under
                                                      non-tax          qualified
                                                      arrangements.         Each
                                                      Variable  Sub-Account  has
                                                      its own Accumulation  Unit
                                                      and Annuity Unit Value.

Written Request                                       -the Request required in the
Allocation of Contributions,
                                                      Transfers, Surrender, Partial

Surrender, How to Elect method of

                                                      Payment Option, and Cessation of

Deposits provisions, the Contract

                                                      Value and Retirement Provisions, the

Guaranteed Sub-Account

                                                      Riders, if any, and at other times as
required by the Company.  It

                                                      must be in writing from the Group
Policyholder or its designee and
                                                      in a form satisfactory to the Company,
and to be effective must be
                                                      received by the Company at its
Administrative Offices. A form or

                                                      direction in lieu of the Written
Request may be accepted by the
                                                      Company.


OWNERSHIP PROVISIONS

Ownership of Series Account

The Company has absolute ownership of the assets of the Series Account.

Ownership of Group Annuity Contract

Upon the Group Policyholder's Application for this Group Annuity Contract, the Group Policyholder becomes the owner of the Group Annuity Contract. It alone has all rights, remedies and recourses given in the Group Annuity Contract, and, while the Group Annuity Contract and the Participant Annuity Accounts are held in respect of Participants, there is no contractual relationship between the Company and the Participants. While the Group Policyholder may request the opinion of the Participant on matters and transactions affecting the Participant Annuity Account, the Group Policyholder may act according to the dictates of its own judgment and discretion.

Subject  to  the  Plan   Participation   provisions,   each  employee  for  whom
Contributions have been made is a Participant for whom a Participant Annuity Account is established.

Transfer and Assignment

The interest of the Group Policyholder in this Group Annuity Contract may not be transferred, sold, assigned, pledged, charged, encumbered, or in any way alienated without the prior written consent of the Company.

GENERAL PROVISIONS

The Group Annuity Contract

The Group Annuity Contract is issued by the Company to the Group Policyholder.

Entire Contract

This Group Annuity Contract, its Application, Tables, and Guaranteed Sub-Account Riders, if any, form the entire contract between the Group Policyholder and the Company. A copy of the Application is attached to the Group Annuity Contract when issued to the Group Policyholder.

After issue, Modifications to the Group Annuity Contract under the Contract Modification provisions become part of the Group Annuity Contract.

All statements in the Application, in the absence of fraud, have been accepted as representations and not as warranties.

Only the President, a Vice-President, or the Secretary of the Company can Modify or waive any provisions of the Group Annuity Contract.

The Plan

The terms and provisions of the Plan do not for any purpose form any part of this Group Annuity Contract and are not binding on the Company.

Notwithstanding the fact that it may have knowledge of the terms of the Plan, the obligations of the Company are measured and determined solely by the terms and provisions of this Group Annuity Contract.

Non-Participating

     This Group Annuity Contract is non-participating. It is not eligible to share in the Company's divisible surplus.

Currency and Payment of Contributions

All amounts to be paid to or by the Company must be in the currency of the United States of America. All Contributions to this Group Annuity Contract must be made payable to the Company or its designated agent.

Age

If the age of the Participant or Payee has been misstated, the payments established for him/her under the Participant Annuity Account will be made on the basis of his/her correct age.

If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest will be not less than 4% per year.

GENERAL PROVISIONS (continued)

Voting Rights and Reports

The Company will vote the shares of an Eligible Fund held in a Variable Sub-Account of the Investment Division of the Series Account. To the extent required by law, the Company will vote according to the instructions of the Group Policyholder in proportion to its interest in the Variable Sub-Account. In such event, the Company will send proxy materials and form(s) to the Group Policyholder for its reply. If no reply is received, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.

During the Annuity Payment Period under the Participant Annuity Account, the number of votes will decrease as the assets held to fund annuity payments decrease, the Payee will be entitled to receive the proxy materials and form(s) otherwise provided to the Group Policyholder, and all other provisions concerning Voting Rights will apply to the Payee of a Variable Dollar method of Payment Option.

The Company will furnish the Group Policyholder or the Payee of a Variable Dollar Method of Payment Option copies of any shareholder reports of the Eligible Funds and of any other notices, reports or documents required by law to be furnished to either of them.

Semi-annual reports of the Eligible Funds will be furnished as required by law to the Group Policyholder, who shall promptly deliver them to each Participant or Payee of a Variable Dollar Method of Payment Option. The Company will furnish the Group Policyholder not less frequently than annually a statement of each Participant's Participant Annuity Account Value, which the Group Policyholder will promptly deliver to the Participant. The Group Policyholder may direct the Company to deliver these reports and statements to the Participants.

Notice and Proof

Any notice or demand by the Company to or upon the Group Policyholder or any Payee may be given by mailing it to that person's last known address as stated in the Company's file.

An application, report, request, election, direction, notice or demand by the Group Policyholder or Payee will be made in a form satisfactory to the Company. When the Company requires it, the Group Policyholder will obtain the signature of the Participant's or Payee's spouse on forms provided by the Company.

The Company may require adequate proof of the age and death of any Payee before it admits a claim for or pays any payment.

Written materials developed by the Group Policyholder to describe this Group Annuity Contract must first be approved by the Company.

PURCHASE PROVISIONS

Commencement and Termination of Coverage

The Group Policyholder may make Application for Coverage of any employee if the Company is then accepting Applications for Coverage under this Group Annuity Contract, unless a Date of Cessation of Deposits has been declared.

An employee for whom an adequate Application has been made becomes Covered as a Participant as of the Participant Effective Date. Coverage of a Participant terminates upon the Group Policyholder's Surrender or Partial Surrender which results in a Participant Annuity Account Value of $0.

Contributions

Unless a Date of Cessation of Deposits has been declared, the Group Policyholder may from time to time pay Contributions in cash in respect of a Participant until the earlier of his/her Death, Annuity Commencement Date, or the Surrender of the Participant Annuity Account.

The amount of Contributions to be paid by the Group Policyholder in respect of any Participant will be determined by the Group Policyholder.

The Group Policyholder will report the amount paid as Contributions on forms acceptable to the Company. The Group Policyholder's report is conclusive and binding on it and any person or entity claiming an interest under the Group Annuity Contract or any Participant Annuity Account. When the Group Policyholder's report does not coincide with the Contributions received, the Company may return them.

Allocation of Contributions

After an adequate application in respect of a Participant has been made, Contributions, less Premium Tax, if any, will be Allocated in the Participant Annuity Account when received by the Company at its Administrative Offices.

Contributions in respect of the Participant will be Allocated among any number of currently offered Variable and Guaranteed Sub-Accounts in accordance with the latest recorded Written Request of the Group Policyholder in respect of the Participant.

The Allocation of Contributions may be Changed at any time upon the Company's receipt at its Administrative offices of the Written Request of the Group Policyholder in respect of the Participant. A Change of Allocation will be effective for Contributions which are received after the Company's receipt and recording of the Change.

CONTRACT VALUE PROVISIONS

Variable Contract Value

The Variable Contract Value in respect of the Participant on any date during the Accumulation Period will be the sum of the values of the Variable Sub-Accounts of the Series Account held in respect of the Participant.

The value of a Group Policyholder's interest in a Variable Sub-Account in respect of a Participant will be determined by multiplying the number of Accumulation Units held in respect of the Participant for that Variable Sub-Account by the Accumulation Unit Value for that Variable Sub-Account.

         Accumulation Unit

Contributions and Transfers received at the Administrative Offices of the Company before the close of a Valuation Date will be allocated as requested and applied as of that date, otherwise as of the next Valuation Date, to provide Accumulation Units of the selected Variable Sub-Accounts of the Series Account.

The number of Accumulation Units credited in respect of each Participant to a Variable Sub-Account will be determined by dividing the amount of the Contributions and Transfers then applied to such Variable Sub-Account by the Accumulation Unit Value for that Variable Sub-Account on the Valuation Date on which the Contributions were allocated and Transfers were made.

The number of Accumulation Units will not change because of a later change in the Accumulation Unit Value, but the Accumulation Unit Value will vary to reflect the investment experience of the Variable Sub-Account.

         Accumulation Unit Value

The initial Accumulation Unit Value of each variable Sub-Account was established at $10 on the date a Deposit was first made to the Variable Sub-Account.

The Accumulation Unit Value of a Variable Sub-Account on any subsequent Valuation Date is equal to the Accumulation Unit Value of that Variable Sub-Account as of the immediately preceding Valuation Date multiplied by the Net Investment Factor for the Valuation Period ending on the Valuation Date on which the Accumulation Unit Value is being determined.

The Accumulation Unit Value may increase, decrease, or remain unchanged as a result of the value of the Net Investment Factor.

         Annuity Unit Value

The Initial Annuity Unit Value of each Variable Sub-Account was established at $1 on the date a Deposit was first made under a Variable Annuity Method of Payment to the Variable Sub-Account(s).

CONTRACT VALUE PROVISIONS (continued)

Variable Contract Value (continued)

         Annuity Unit Value (continued)

The Annuity Unit Value of any Variable Sub-Account on any subsequent Valuation Date is equal to the Annuity Unit Value for the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Variable Sub-Account for the Valuation Period ending on the Valuation Date on which the Annuity Unit Value is being determined, and multiplying the result by a factor of .999905 to neutralize the assumed investment rate of 3.5% per year used in the applicable Table for Variable Dollar Method of Payment Options 1, 2, 3, and 4.

         Net Investment Factor

The Net Investment Factor for any Variable Sub-Account for any Valuation Period is determined by dividing (a) by (b), and subtracting (c) from the result where:

(a)      is the net result of:

     (i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the current Valuation Period, plus

                   (ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period, minus or plus

                   (iii) a per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to have resulted from the investment operations of the Variable Sub-Account.

(b)       is the net result of:

     (i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period, minus or plus,

                   (ii) the per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account for the immediately preceding Valuation Period.

(c) is a factor representing the Risk Charge deducted from each Variable Sub-Account on a daily basis. Such factor is equal to of 1.25% on an annual basis of the daily net asset value of each Variable Sub-Account.

The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

CONTRACT VALUE PROVISIONS (continued)

Variable Contract Value (continued)

         Net Investment Factor (continued)

The per share amount of any dividend referred to in paragraph (a)(ii) includes a deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between Eligible Funds and may be renegotiated each year, but will never exceed an annual rate of 1.00% of the aggregate average daily net assets of the Eligible Fund.

         Risk Charge

The Company will deduct the Risk Charge for expense and mortality guarantees in the calculation of the Net Investment Factor. This Charge is equal to 1.25% on an annual basis of the daily net asset value of each Variable Sub-Account. This deduction is made daily.

Guaranteed Contract Value

The Guaranteed Contract Value of a Participant Annuity Account on any date during the Accumulation Period will be the sum of the values of the Guaranteed Sub-Accounts credited to such Participant Annuity Account.

The Company may offer one or more Guaranteed Sub-Accounts into which Contributions will be Deposited at the written Request of the Group Policyholder in respect of the Participant in accordance with the Allocation of Contributions provisions.

         Guaranteed Sub-Account Riders

The computation of the value of a Guaranteed Sub-Account is described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

         Asset Management Fee

On the first day of each Calendar Year an Asset Management Fee to be assessed against Guaranteed Contract Values will be declared by the Company. The amount to be deducted from the Guaranteed Contract Values will be determined and applied by the Company on the first day of each calendar quarter.

Variable and Guaranteed Contract Value Provisions

The following Charges are applicable to the Variable and Guaranteed Contract Values.

         Contract Maintenance Charge

On the first day of each calendar year, a Contract Maintenance Charge of not more than $60 annually will be deducted from the Participant Annuity Account. If a Participant Annuity Account is established in respect of a Participant after that date, a Contract Maintenance Charge will be deducted on the first day of the next quarter and will be pro-rated for the year remaining. No refund of this Charge will be made.

CONTRACT VALUE PROVISIONS (continued)

Variable and Guaranteed Contract Value Provisions (continued)

         Contract Maintenance Charge (continued):

The deduction will be pro-rated among the Variable and Guaranteed Sub-Accounts based upon their Variable and Guaranteed Sub-Account values on the date of deduction. Whenever a deduction for a Contract Maintenance Charge is to be made from a Variable Sub-Account, the Company will cancel Accumulation Units having a total value equal to the amount of the deduction.

         Transfer Charge

With the exception of the first two Transfers in a calendar year, a Transfer Charge of $10 per Transfer will be deducted from the Participant Annuity Account after the Transfer.

TRANSFERS

The Group  Policyholder  in respect of the  Participant  may by Written  Request
Transfer  amounts  within  and  between  the  currently   offered  Variable  and
Guaranteed Sub-Accounts.

Transfer Terms

The following provisions will apply to any Transfer:

o a Transfer will take effect on the later of the date Elected or the date the Written Request is received at the Administrative Offices of the Company.

     o if a Transfer is made within 30 days of the Annuity Commencement Date, the Company may delay the Annuity Commencement Date by 30 days.

o if a Participant dies prior to the Annuity Commencement Date, one Transfer may be made after the Death of the Participant by the Group Policyholder in respect of the Payee to effect the Election of a Method of Payment Option.

     o with the exception of the first two Transfers in a calendar year, a Transfer Charge of $10 will be deducted.

o when the Company requires it, the Group Policyholder in respect of the Participant or the Payee will execute forms provided by the Company as necessary to the requested Transfer.

o        no Transfers are permitted after the Annuity Commencement Date.

o a Transfer will be subject to terms described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

No Receipt of Transferred Amounts

No  Transfer  made  within  these  Transfer   Provisions   will  result  in  the
Participant's receipt of the Transferred amounts, which shall continue to be held under the Participant Annuity Account.

RETIREMENT PROVISIONS

On the Company's receipt of the Written Request at least 30 days before the Annuity Commencement Date, the Group Policyholder in respect of the Participant may in the Written Request:

o        Elect or Change a Method of Payment Option.

o        make a Partial Surrender or Surrender.

o Elect or Change the Participant's Annuity Commencement Date to any future date which is not later than the first of the month after the month the Participant must retire under the terms of the Plan. If any Annuity Commencement Date would be less than 30 days from the date that the Written Request is received, the Company may delay the Annuity Commencement Date Elected by 30 days.

o if the Group Policyholder in respect of the Participant has failed to Elect a Method of Payment Option within 30 days of his/her Annuity Commencement Date, the Company will pay the Group Policyholder in respect of the Participant a Variable Life Annuity with 10 Year Guaranteed Period from the Variable Contract Value and a Fixed Life Annuity with 10 Year Guaranteed Period from the Guaranteed Contract Value.

Adequate Proof

The Company is entitled to require the receipt of adequate proof of age, death, or any other event or contingency, or to establish the fact that a benefit has become payable under the provisions of the Plan, prior to making any payment under this Group Annuity Contract.

Payment On Retirement

Payment under the Retirement Provisions will only be made if then available to the Participant under the terms and provisions of the Plan as determined by the Group Policyholder, and will only be made to the Group Policyholder or to the order of the person designated in the Written Request by the Group Policyholder to receive payment.

PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER

Amount Payable On Death of Participant

If the Participant dies before the Annuity Commencement Date, the Amount Payable on Death will be:

     (a) where Death occurs before the Participant's 70th birthday, the greater of:

     (i) the Participant Annuity Account Value, less Premium Tax, if any, and

                   (ii)    the sum of  Contributions  paid to,  less any Partial
                           Surrenders   made  from,  the   Participant   Annuity
                           Account, less Premium Tax, if any.

(b) where Death occurs on or after the Participant's 70th birthday, the Participant Annuity Account Value, less Premium Tax, if any.

The Payee of an Amount Payable on Death may Elect that payment be made under the Methods of Payment Provisions, a combination of the Partial Surrender and Methods of Payment Provisions, or under the Surrender Provisions. If the Payee Elects either a Partial Surrender or the Surrender of the Participant Annuity Account, the Contingent Deferred Sales Charge of the Partial Surrender or Surrender provisions will not apply. The Election of the Payee must be made not later than 60 days after the date the Company receives Adequate Proof of the Participant's Death. If no Election is made, a single payment will be made under the Surrender provisions to the Payee. The Contingent Deferred Sales Charge will not apply to this single payment.

Partial Surrender

By Written Request the Group Policyholder in respect of the Payee may make a Partial Surrender of the Participant Annuity Account. The Partial Surrender will take effect on the later of the date Elected and the date the Written Request is received at the Administrative Offices of the Company. Subject to the Amount Payable On Death of Participant provision, a Written Request for Partial Surrender must be received by the Company at least 30 days before the Annuity Commencement Date.

The Group Policyholder in respect of the Participant must in the Written Request Elect the Variable or Guaranteed Sub-Account(s), or a combination of them, from which the Partial Surrender is made. If an adequate Election is not made, the Written Request will be returned to the Group Policyholder, and the Partial Surrender in respect of the Payee will not be made.

PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER (continued)

         Amount Payable On Partial Surrender

The amount payable on Partial Surrender will be paid in one sum under the Partial Surrender provisions equal to:

     (a) the amount requested as the Partial Surrender as of the effective date of the Partial Surrender, less

(b)      the Contingent Deferred Sales Charge, if any, less

(c)      Premium Tax, if any.

Surrender

By written Request the Group Policyholder in respect of the Payee may Surrender the Participant Annuity Account. The Surrender will take effect on the later of the date Elected and the date the Written Request is received at the Administrative Offices of the Company. If an adequate Written Request is not made, the Written Request will be returned to the Group Policyholder and the Surrender will not be made. Subject to the Amount Payable On Death of Participant provision, a Written Request for Surrender must be received by the Company at least 30 days before the Annuity Commencement Date.

         Amount Payable on Surrender

The Amount Payable on Surrender may be Applied under the Methods of Payment Provisions or will be paid in one sum under these Surrender provisions equal to:

     (a) the Participant Annuity Account Value as of the effective date of the Surrender, less

(b)      the Contingent Deferred Sales Charge, if any, less

(c)      Premium Tax, if any.

Contingent Deferred Sales Charge

Subject to the Amount Payable On Death of Participant provision, on any Partial Surrender or the Surrender of the Participant Annuity Account a Contingent Deferred Sales Charge will be deducted from the Amount Surrendered.

The Contingent Deferred Sales Charge applicable to any Partial Surrender or the Surrender will be equal to 6% of the Amount Surrendered in excess of the Contingent Deferred Sales Charge Free Amount, if any, and is limited so that the amount then charged will not cause the cumulative total of all Contingent Deferred Sales Charges charged in respect of the Participant under his/her Participant Annuity Account to exceed 6% of the Contributions made to his/her Participant Annuity Account within 72 months prior to the effective date of the Partial Surrender or the Surrender.

     PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER (continued)

        Contingent Deferred Sales Charge Free Amount

The Amount of the Contingent Deferred Sales Charge Free Amount is equal to 10% of the Participant Annuity Account Value at December 31 of the calendar year prior to the year in which the Amount is Surrendered.

Only one Contingent Deferred Sales Charge Free Amount is available in respect of a Participant in each calendar year beginning in the third calendar year after he/she is Covered under this Group Annuity Contract. The Contingent Deferred Sales Charge Free Amount will be Applied on the Surrender or the first Partial Surrender made under the Participant Annuity Account in that year for the payment of benefits as a result of financial hardship, as defined in the Plan and approved by the Group Policyholder.

Adequate Proof

The Company is entitled to require the receipt of adequate proof of age, death, or any other event or contingency, or to establish the fact that a benefit has become payable under the provisions of the Plan, prior to making any payment under this Group Annuity Contract.

Payment On Death, Partial Surrender, and Surrender

Payment under any of the Provisions Relating to Amount Payable On Death, Partial Surrender, and Surrender will only be made if then available to the Payee under the terms and provisions of the Plan as determined by the Group Policyholder, and will only be made to the Group Policyholder or to the order of the person designated in the Written Request by the Group Policyholder to receive payment.

METHODS OF PAYMENT PROVISIONS

One of the Variable or Fixed Dollar Methods of Payment Options or a combination of them may be Elected under the Methods of Payment Provisions.

Amount To Be Applied

The Amount to be Applied under the Methods of Payment Provisions is the Participant Annuity Account Value less Premium Tax, if any.

If a Variable Dollar Method of Payment Option is Elected, the Amount to be Applied is the Variable Contract Value as of the date the Amount of the First Monthly Payment is determined.

If a Fixed Dollar Method of Payment Option is Elected, the Amount to be Applied is the Guaranteed Contract Value as of the Annuity Commencement Date.

If the Group Policyholder in respect of the Payee Elects to Apply any or all of the Guaranteed Contract Value to a Variable Dollar Method of Payment Option, or any or all of the Variable Contract Value to a Fixed Dollar Method of Payment Option, a Transfer(s) must be made prior to the Annuity Commencement Date. The Transfer(s) must comply with the provisions on Transfers.

Variable Dollar Method of Payment

     The following Variable Dollar Method of Payment Options are available. They are subject to the following provisions

         Amount of First Monthly Payment

The First Monthly Payment under a Variable Dollar Method of Payment Option will be based on the Variable Contract Value credited in respect of the Participant Annuity Account on the 5th Valuation Date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate from the applicable Table to the Amount Applied under the Option. The First Monthly Payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

         Annuity Units

The number of Annuity Units for each Variable Sub-Account to be credited in respect of the Participant Annuity Account will be determined by dividing the portion of the First Monthly Payment to be taken from such Sub-Account by the Sub-Account's Annuity Unit Value on the 5th Valuation Date preceding the date the First Payment is due for which the number of Annuity Units is being computed. The number of Annuity Units for a Variable Sub-Account remains fixed during the Annuity Payment Period.

METHODS OF PAYMENT PROVISIONS (continued)

         Amount of Monthly Payments After the First

Monthly Payments After the First under a Variable Dollar Method of Payment Option will vary in amount from time to time depending upon the investment experience of the Variable Sub-Accounts of the Series Account.

The dollar amount of each variable dollar annuity payment to the Participant or Payee after the first for each Variable Sub-Account is determined by multiplying
(a) the number of Sub-Account Annuity Units credited to the Participant Annuity Account by (b) the Sub-Account Annuity Unit Value on the 5th Valuation Date preceding the date the annuity payment is due. The total dollar amount of each variable dollar annuity payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

The Company guarantees that the dollar amount of each Payment After the First will not be affected by variations in expenses or mortality experience.

         Variable Dollar Method of Payment Options

Option 1: Variable Life Annuity with Guaranteed Period

The Company will pay a monthly payment for the guaranteed Annuity Payment Period Elected. Payments will continue for the lifetime of the Payee. The guaranteed Annuity Payment Period elected may be 5, 10, 15 or 20 years. The provision on Settlement applies to amounts payable after the death of the Payee. Table A is applicable to this Option.

Option 2: Variable Life Annuity

The Company will pay a monthly payment during the Payee's lifetime. Table A is applicable to this Option.

Option 3: Joint and One-Half Survivor Variable Annuity

A joint and one-half survivor variable annuity provides a variable monthly payment to an Annuitant for his/her lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the variable payment amount continues to a designated Payee, if living, and terminates upon his/her death. Table B is applicable to this Option.

Option 4: Any Other Form

The Company will pay any other form of Variable Annuity which is acceptable to it.

METHODS OF PAYMENT PROVISIONS (continued)

Fixed Dollar Method of Payment

     The following Fixed Dollar Method of Payment Options are available. They are subject to the following provisions.

         Amount of Payment

Payments under a Fixed Dollar Method of Payment Option are guaranteed by the Company as to dollar amount throughout the Annuity Payment Period.

The Amount of the Payment under any Fixed Dollar Method of Payment Option will be determined by applying the Company's then current non-participating group single premium rates for this class of group annuity contracts to the Amount Applied under the Option. Those current rates will not be less than the rate obtained from the Table which is Applicable to the Elected Option.

         Fixed Dollar Method of Payment Options:

Option 1: Income of Specified Amount

The Company will pay an income, at 12-, 6-, 3-, or 1-month intervals, of an amount Elected by the Payee for an Annuity Payment Period of not less than 36 months nor more than 240 months. The provision on Settlement applies to amounts payable after the death of the Payee. Table C is applicable to this Option.

Option 2: Income for a Specified Period

The Company will pay an income, at 12-, 6-, 3-, or 1-month intervals, for the number of years Elected by the Payee for an Annuity Payment Period of not less than 36 months nor more than 240 months. The provision on Settlement applies to amounts payable after the death of the Payee. Table C is applicable to this Option.

Option 3: Fixed Life Annuity with Guaranteed Period

The Company will pay a monthly payment for the guaranteed Annuity Payment Period Elected. Payments will continue for the lifetime of the Payee. The provision on Settlement applies to amounts payable after the death of the Payee. Table D is applicable to this Option.

The guaranteed Annuity Payment Period elected may be 5, 10, 15 or 20 years, or may be a period referred to as "Installment Refund". Under the Installment Refund period, payments will be made until the total of the Payments made equals the Amount Applied.

Option 4: Fixed Life Annuity

The Company will pay a monthly payment during the Payee's lifetime. Table D is applicable to this Option.

METHODS OF PAYMENT PROVISIONS (continued)

         Fixed Dollar method of Payment Options: (continued)

Option 5: Joint and One-Half Survivor Fixed Annuity

A joint and one-half survivor fixed annuity provides a fixed monthly payment to an Annuitant for his/her lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the fixed payment amount continues to a designated Payee, if living, and terminates upon his/her death. Table E is applicable to this Option.

Option 6: Any Other Form:

The Company will pay any other form of Fixed Annuity which is acceptable to it.

How to Elect Method of Payment Option

The Written Request of the Group Policyholder in respect of the Participant or Payee is required to Elect, or Change the Election of, a Method of Payment Option and must be received by the Company at least 30 days prior to the Annuity Commencement Date, or, if the Participant dies prior to the Annuity Commencement Date, within 60 days of the date the Company receives Adequate Proof of the Participant's Death.

Availability of Options

If any payment to be made under the Elected Option will be less than $50, the Company may make the payments in the most frequent interval which produces a payment of at least $50.

The minimum Amount that may be Applied under a Variable or Fixed Dollar Method of Payment Option is $2,000. If the amount is less than $2,000, the Company may pay it in one sum.

The maximum Amount that may be Applied under any Option is $1,000,000. For the Application of any greater Amount, the Company's consent is required.

Settlement

If the Payee has received payments or was to receive payments which had not yet commenced under Variable Dollar Method of Payment Options 1 or 4, or under Fixed Dollar Method of Payment Options 1, 2, 3 or 6, any remaining amounts payable under the Option Elected will be paid to the Group Policyholder or other Payee designated by the Group Policyholder.

CONTRACT MODIFICATION

This Group Annuity Contract may be modified at any time by written agreement between the Company and the Group Policyholder. No such Modification will, without the written consent of the Group Policyholder, affect the terms, provisions, or conditions of this Group Annuity Contract which are or may be applicable to Contributions paid in respect of Participants prior to the date of such modification.

However,  the  Company  may at any time and  without  the  consent  of the Group
Policyholder or any Participant or other person, but upon 30 days' written notice to the Group Policyholder, modify this Group Annuity Contract in any respect to conform it to changes in tax or other law, including applicable regulations or rulings.

         Modification of Tables

The Company may at any time and without the consent of the Group Policyholder or any Participant or other person, but upon 30 days written notice to the Group Policyholder, Modify Tables A, B, C, D, and E, or any of them. However, no such Modification will affect the terms, provisions or conditions of the Group Annuity Contract which are or may be applicable to Contributions paid in respect of Participants prior to the date of such Modification.

Modification of Guaranteed Sub-Account Riders, If Any

Any Guaranteed Sub-Account Rider may be modified at any time by written agreement between the Company and the Group Policyholder. No such Modification will, without the written consent of the Group Policyholder, affect the terms, provisions, or conditions of the Rider which are or may be applicable to Contributions paid in respect of Participants prior to the date of such Modification.

         Modification of Offering of Guaranteed Sub-Accounts

Notwithstanding the other Contract Modification provisions, the Company may offer or cease offering Guaranteed Sub-Accounts to receive Deposits. No such offering or cessation of offering shall affect the terms, provisions, or conditions which are or may be applicable to Contributions paid to any Guaranteed Sub-Account which is no longer offered by the Company. The Company will periodically notify the Group Policyholder in respect of Participants of the current offering of Guaranteed Sub-Accounts.

         Modification of Interest Guarantee Period

Notwithstanding the other Contract Modification provisions, the Interest Guarantee Period of amounts Deposited into Guaranteed Sub-Accounts, if any, may be Modified by the Company in accordance with the Interest Guarantee Period
Modification provisions as described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

CESSATION OF DEPOSITS

Upon 60 days' written notice to the other, the Group Policyholder or the Company may declare that, as from the date stated in the notice (that date being called a Date of Cessation of Deposits), no further Deposits will be made to certain or all Sub-Accounts of the Group Annuity Contract.

If a Date of Cessation of Deposits has been declared for certain Sub-Accounts, the Group Policyholder in respect of the Participant may by Written Request make a Change of Allocation of his/her Contributions. When no Change of Allocations is received, the Company may return all Contributions affected by the declaration of the Date of Cessation of Deposits, or allocate such Contributions to a currently offered Guaranteed Sub-Account.

After the Date of Cessation of Deposits declared in respect of all Sub-Accounts, no Participant Annuity Account will be established.

Options on Date of Cessation of Deposits

Upon declaring the Date of Cessation of Deposits for all Sub-Accounts or upon receiving notice of its declaration by the Company, the Group Policyholder may by Written Request Elect one of the following Cessation Options. If the Group Policyholder has not Elected a Cessation Option within 30 days of the Date of Cessation, Cessation Option (1) will be deemed to have been Elected.

     Cessation Option (1)  ......Maintenance of Each Participant Annuity Account
     value:

                           The Company will maintain each Participant Annuity Account Value until it is Applied or paid under the Group Annuity Contract.

Cessation Option (2) ......Installment Settlement of Guaranteed Contract Values:

                           The Company will pay the sum of the Variable Contract Values in respect of Participants as of the Date of Cessation of Deposits to a person designated in writing by the Group Policyholder as the successor insurer of the Plan or to the Group Policyholder within 30 days of the date the Cessation Option is Elected.

                           The Company will pay the sum of the Guaranteed Contract Values in respect of Participants as of the Date of Cessation of Deposits to a person designated in writing by the Group Policyholder as the successor insurer of the Plan or to the Group Policyholder in 20 equal quarterly installments. The amount of the installments will be the amount determined by the Company on the date of the first such payment, but not less than $514.80 for each $10,000 of Guaranteed Contract Values. The first payment will be made 30 days after the date the Cessation Option is Elected.

                                            TABLE A - Variable Life Annuity

                                          Monthly Payment for Each $1,000
                                       of Participant Annuity Account Value



------------------------------------------------------------------------------------------------------------------------
  Age of Payee               Without                                     With Guaranteed
Period
                        Guaranteed Period

------------------------------------------------------------------------------------------------------------------------
                                                      5 Years           10 Years
15 Years         20 Years

-------------------------------------------------

       50                     3.83                     3.83               3.82
3.80             3.78
       55                     4.13                     4.12               4.10
4.07             4.02
       60                     4.52                     4.51               4.48
4.41             4.31
       65                     5.06                     5.04               4.97
4.84             4.64
       70                     5.82                     5.77               5.61
5.33             4.94
       75                     6.93                     6.80               6.41
5.82             5.19

------------------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                              TABLE B - Joint and One-Half Survivor Variable Annuity

                                          Monthly Payment for Each $1,000
                                       of Participant Annuity Account Value



---------------------
---------------------------------------------------------------------------------------------------
  Age of Annuitant                                        If Designated Payee Is Age
---------------------
---------------------------------------------------------------------------------------------------
                           50            55             60
65                   70               75
---------------------

         50               3.72          3.75           3.78
3.80                 3.81             3.82
         55               3.92          3.98           4.02
4.06                 4.08             4.10
         60               4.16          4.25           4.33
4.39                 4.44             4.47
         65               4.45          4.58           4.70
4.81                 4.89             4.95
         70               4.79          4.96           5.14
5.32                 5.47             5.59
         75               5.18          5.42           5.67
5.94                 6.20             6.42
--------------------- ------------- -------------- ------------- ----------------------
----------------- ---------------


If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                                       TABLE C - Income of Specified Amount
                                          - Income of a Specified -Period

                                          Monthly Payment for Each $1,000
                                       of Participant Annuity Account Value


------------------------------------------------
         Years                  Payment

           3                     27.44
           4                     20.93
           5                     17.03
           6                     14.43
           7                     12.57
           8                     11.18
           9                     10.11
          10                     9.24
          11                     8.54
          12                     7.96
          13                     7.46
          14                     7.04
          15                     6.68
          16                     6.36
          17                     6.08
          18                     5.83
          19                     5.61
          20                     5.41
------------------------------------------------

To determine the payment for other frequencies of payment, multiply the above monthly payment by the following factors:

                                                 ----------------------------------
-----------
                                                                                      Factor

                                                         Quarterly Payment             2.99
                                                        Semi-annual payment            5.96
                                                          Annual payment              11.81
                                                 ----------------------------------
-----------

If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above Table.


                                           TABLE D - Fixed Life Annuity

                                          Monthly Payment for Each $1,000
                                       of Participant Annuity Account Value


------------------------------------------------------------------------------------------------------------------------
    Age of                  Without                                     With Guaranteed
Period
     Payee             Guaranteed Period

------------------------------------------------------------------------
                                                     5 Years           10 Years           15
Years          20 Years

------------------------------------------------

      50                     3.83                     3.83               3.82
3.80              3.78
      55                     4.13                     4.12               4.10
4.07              4.02
      60                     4.52                     4.51               4.48
4.41              4.31
      65                     5.06                     5.04               4.97
4.84              4.64
      70                     5.82                     5.77               5.61
5.33              4.94
      75                     6.93                     6.80               6.41
5.82              5.19
------------------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                                TABLE E - Joint and One-Half Survivor Fixed Annuity

                                          Monthly Payment for Each $1,000
                                       of Participant Annuity Account Value


------------------------------------------------------------------------------------------------------------------------
      Age of                                            If Designated Payee Is Age
     Annuitant
------------------------------------------------------------------------------------------------------------------------
                          50             55                 60
65              70               75
--------------------

        50               3.72           3.75               3.78              3.80
3.81             3.82
        55               3.92           3.98               4.02              4.06
4.08             4.10
        60               4.16           4.25               4.33              4.39
4.44             4.47
        65               4.45           4.58               4.70              4.81
4.89             4.95
        70               4.79           4.96               5.14              5.32
5.47             5.59
        75               5.18           5.42               5.67              5.94
6.20             6.42
------------------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                                           DAILY INTEREST GUARANTEE FUND
                                           GUARANTEED SUB-ACCOUNT RIDER
                                          ATTACHED TO AND FORMING PART OF
                                            THE GROUP ANNUITY CONTRACT

The Daily Interest Guarantee Fund is a Guaranteed Sub-Account. Contributions may be Deposited into the Daily Interest Guarantee Fund at any time. Interest will be earned on the daily Daily Interest Guarantee Fund value and compounded daily. The Credited Interest Rate may change daily but on an annual effective basis will not be less than the Guaranteed Interest Rate.

Value of Daily Interest Guarantee Fund

The value of the Daily Interest Guarantee Fund in respect of the Participant will be determined by adding his/her Guaranteed Sub-Account Contributions, interest, and Transfers from other Guaranteed Sub-Accounts and from Variable Sub-Accounts, and subtracting his/her Partial Surrenders, Surrenders, Amounts Payable on Death, Amounts Applied under a Method of Payment Option, Transfers to other Guaranteed Sub-Accounts and to Variable Sub-Accounts, Transfer Charges, Contract Maintenance Charge, Asset Management Fee, and Premium Tax.

This Rider, unless and until modified, forms part of the Group Annuity Contract.

Daily Interest Guaranteed Fund Rider - 1

                                         GUARANTEED CERTIFICATE FUND
                                           GUARANTEED SUB-ACCOUNT RIDER
                   ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Guaranteed Certificate Fund is a Guaranteed Sub-Account, whereby Credited Interest Rates, not less than the Guaranteed Interest Rate, are credited to Deposits held for varying Interest Guarantee Periods. The Company may offer Certificates to the Group Policyholder who may by Written Request Allocate any Deposit in respect of the Participant to any one Certificate. The Group Policyholder in respect of the Participant may Allocate Deposits only to those Certificates currently being offered by the Company.

If the Group Policyholder in respect of the Participant Allocates Contributions to Certificates not currently offered by the Company, the Company may return such Contributions, Allocate such Contributions to a currently offered
Certificate, or Allocate such Contributions to another currently offered Guaranteed Sub-Account.

DEFINITIONS

Certificates                                  -represents  the amount  Deposited
                                              into  the  Guaranteed  Certificate
                                              Fund under each Interest Guarantee
                                              Period.  Each  Certificate has its
                                              own interest rate and Term.

Term -the duration of the Certificate which begins on the first day of the calendar quarter following the date of the Deposit and ends on the date specified by the Company. The number of Terms available may be limited by the Company.

Certificate Maturity Date                     -the last day of the Term.

Interest Guarantee Period                    -the period from the date of the
                                             Deposit to the Certificate Maturity
                                              Date.

Credited Interest Rate

Subject to the provisions on Application of Certificate on Partial Surrender, Surrender, or Retirement, a Deposit to the Guaranteed Certificate Fund will earn a Credited Interest Rate for the Certificate's Interest Guarantee Period. The Credited Interest Rate will be compounded daily, and on an annual effective basis will not be less than the Guaranteed Interest Rate.

Certificate Maturity

Prior to the Certificate Maturity Date, the Company will offer a Guaranteed Sub-Account into which the value of the Certificate will be Deposited on its Maturity Date. The Guaranteed Sub-Account so offered may be either the Guaranteed Certificate Fund or another Guaranteed Sub-Account.

Guaranteed Certificate Fund Rider - 1



GUARANTEED CERTIFICATE FUND SUB-ACCOUNT RIDER (continued)

If the Guaranteed Certificate Fund is offered, the value of the Certificate on its Maturity Date will establish a new Certificate which has its own interest rate and Term. The Credited Interest Rate of this new Certificate may be higher or lower than the Credited Interest Rate of any other Certificate or Deposit.

If another Guaranteed Sub-Account is offered, the value of the Certificate on its Maturity Date will be Deposited into that Guaranteed Sub-Account. The Credited Interest Rate of this Deposit may be higher or lower than the Credited Interest Rate of any other Deposit.

The Participant may Elect by Written Request to Transfer the value of the Certificate on its Maturity Date.

Interest Guarantee Period Modification

On 30 days' written notice to the Group Policyholder in respect of the Participant the Company may Modify the Interest Guarantee Period of amounts previously Deposited into the Guaranteed Certificate Fund.

If such Modification is made, the Group Policyholder in respect of the Participant may, within 30 days of notification, by Written Request Elect the Transfer or Surrender of any or all of these amounts without incurring the Contingent Deferred Sales Charge, and interest will be applied to the date of Transfer or Surrender at the Credited Interest Rate applicable prior to the date of Modification.

Transfers

o The following provisions will apply to the Transfer of amounts to or from the Guaranteed Certificate Fund:

o if any amount has been Transferred out of the Guaranteed Certificate Fund, no Transfer into the Guaranteed Certificate Fund may be made for 90 continuous days from the date of the Transfer out.

o a Transfer from the Guaranteed Certificate Fund may be made only on the Maturity Date of the Certificate under the Guaranteed Certificate Fund. The amount that is then available for Transfer is the value of that Certificate on its Maturity Date.

o the Group Policyholder's Written Request to Transfer from the Guaranteed Certificate Fund must be received by the Company no later than 15 days prior to the Maturity Date of the Certificate.

     o the terms of the provisions on Transfers will apply to any Transfer to or from the Guaranteed Certificate Fund.

Guaranteed Certificate Fund Rider - 2



GUARANTEED CERTIFICATE FUND SUB-ACCOUNT RIDER (continued)

Application of Certificate On Death, Partial Surrender, Surrender, or Retirement

If any amount Deposited into a Certificate of the Guaranteed Certificate Fund is Applied prior to the Maturity Date of the Certificate under the provisions concerning Amount Payable On Death of Participant, Partial Surrender, Surrender, or Retirement the Amount Applied will receive the Credited Interest Rate from the date of Deposit to the date the Amount is Applied.

Value of Guaranteed Certificate Fund

The value of the Guaranteed Certificate Fund in respect of the Participant will be determined by adding his/her Guaranteed Sub-Account's Contributions, interest, and Transfers from other Guaranteed Sub-Accounts and from Variable Sub-Accounts, and subtracting his/her Partial Surrenders, Surrenders, Amounts Payable on Death, Amounts Applied under a method of Payment Option, Transfers to other Guaranteed Sub-Accounts and to Variable Sub-Accounts, Transfer Charges, Contract Maintenance Charge, Asset Management Fee, and Premium Tax.

This Rider, unless and until Modified, forms part of the Group Annuity Contract.

Guaranteed Certificate Fund Rider - 3

                            Conversion Deposit Rider

                                      1-84

                            CONVERSION DEPOSIT RIDER

                   ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

A Conversion Deposit Rider is defined as the amount Deposited into this Group Annuity Contract from the Great-West Life Assurance Company contract # GP (the "Previous Contract"), on the Participants' acceptance of the offer to do so in effect at the time and made by the Great-West Life Assurance Company and the Company to the Participant. No such Conversion Deposit will result in the Participant's receipt of the Deposit.

After an adequate Application for a Participant has been made, the Conversion Deposit, less Premium Tax, if any, will be allocated in the Participant Annuity Account when received by the Company at its Administrative Offices. The Conversion Deposit for the Participant will be Allocated in accordance with the provisions currently being offered by the Company.

The Conversion Deposit increases the value of the Sub-Account to which it is allocated.

Amount Payable on Death of Participant

Notwithstanding any other provision within this Group Annuity Contract to the contrary, if the Participant dies before the Annuity Commencement Date, the Amount Payable On Death will be:

     (a) where Death occurs before the Participant's 70th Birthday, the greater of:

(i)      the Participant Annuity Account Value, less Premium Tax, if any, and

(ii) the sum of the Conversion Deposit and Contributions paid to, less any Partial Surrenders made from, the Participant Annuity Account, less Premium Tax, if any.

(b) where Death occurs on or after the Participant's 70th birthday, the Participant Annuity Account Value, less Premium Tax, if any.

Contingent Deferred Sales Charge

Notwithstanding any other provision within this Group Annuity Contract to the contrary, the Contingent Deferred Sales Charge applicable to any Partial
Surrender or the Surrender will be equal to 6% of the Amount Surrendered in excess of the Contingent Deferred Sales Charge Free Amount, if any, and is limited so that the amount then charged will not cause the cumulative total of all Contingent Deferred Sales Charges charged to the Participant under his/her Participant Annuity account to exceed an amount equal to:

(a) 6% of the Contributions made to his/her Participant Annuity account within 72 months prior to the effective date of the Partial Surrender or the Surrender, plus

Conversion Deposit Rider -1
Form No. GCDRTSA 184


     (b) an amount which is the result of multiplying the Conversion Deposit by the appropriate percentage as chosen from the following chart:

         If number of years of
         coverage of Participant

         under Previous                                       The percentage
         Contract and this Contract is                             shall be

         Less than 5 years                                    6%
         At least 5 years but less than 10 years                       5%
         At least 10 years                                    4%


15-Day Free-Look

Notwithstanding any other provision in this Group Annuity Contract to the contrary, the Conversion Deposit is not included in the 15-Day Free-Look provision described in this Contract.

Contract Modification

The Contract Modification provisions of the Contract are applicable to the Conversion Deposit, as appropriate.

Name of Group Policyholder

By:
         Signature

         Title

This Rider, unless and until Modified, forms part of the Group Annuity Contract

Conversion Deposit Rider -2
Form No. GCDRTSA 184

                          Periodic Payment Option Rider

PERIODIC PAYMENTS OPTION RIDER
ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

WHEREAS, the Group Policyholder has previously entered into a Tax Deferred Annuity Contract with GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter referred to as the Company),

AND WHEREAS, the Group Policyholder and the Company desire to make the Periodic Payment Option available to Accountholders (a Participant or Payee under the Contract) under the Contract,

NOW THEREFORE, the Group Policyholder and the Company agree that the following provisions will be added to the Contract as of the date executed below.


Ability To Elect Frequency and Amount of Payments An Accountholder may elect the
Periodic  Payment  Option  if the  The  Accountholder  will  elect  by  Request:
Accountholder is eligible to receive a distribution in accordance othe payment frequency of either 12-, 6-, 3-, with the Distributions To An Accountholder or
Surrender sections or 1-month intervals; of the Contract. Notwithstanding the above, the Periodic Payment oa payment amount; a minimum of $50 is required;
Option may not be used to effect transfers under Revenue Ruling othe month, day and year on which payments will 90-24. be made; oone payment option; and The
Accountholder must Request that all or part of the Annuity othe allocation of payments from the Variable Account be applied to a Periodic Payment Option. All outstanding and/or Guaranteed Sub-Account(s) as follows: loan balances must be paid in full or treated as a distribution 1)Prorate the amount to be paid across all before an Accountholder may apply for a Periodic Payment Option. Variable and Guaranteed Sub-Accounts in proportion to the assets in each
sub-account; or
Operation of Participant Annuity Account                                           2)Select
the  Investment  Division(s)  from which
While periodic payments are being received:                            payments will be
made. Once the Investment  Division(s)  have
o    the  Accountholder  may continue to exercise all  contractual     been  depleted,  the
Company will  automatically  prorate the
          rights  that are  available  prior to electing a payment     remaining  payments
unless the  Accountholder  Requests  the

          option,  except that no Contributions  may be made by an     selection of another
Investment Division(s).
          Accountholder;
o         Accountholders  may  continue  to keep their  current  Guaranteed  The
          Accountholder  may elect to change the  payment  option  and  Variable
          Sub-Accounts; and/or frequency once each calendar year.

o    charges and fees under the Contract, if applicable,  continue
          to apply, except as noted below;                             Payments will cease
on the earlier of:
o    a  Contingent   Deferred  Sales  Charge  does  not  apply
to                                                              o
          periodic  payments  lasting a minimum of 36  months;  and the date the amount elected to be paid under the option o if a partial  withdrawal is made, a
Contingent Deferred Sales selected has been reduced to zero;

          Charge and/or Loss of Interest  Charge,  if

applicable,                                                              o
          will be deducted.                                            the Accountholder
Requests the payments to stop; or

o

If periodic  payments cease, the  Accountholder  may resume making     the Annuity Account
Value is zero.
Contributions  or  Deposits.  Additionally,  if periodic  payments
cease,  periodic  payment  options may not  commence  again for at     Payments to a
Beneficiary
least a 36 month period.                                               Upon the
Participant's  death, the Beneficiary shall elect a
                                                                       payment
                                                                       option on
                                                                       the death
                                                                       claim
                                                                       form
                                                                       which
                                                                       complies
                                                                       with  the
                                                                       distribution
                                                                       requirements
                                                                       of
                                                                       Section
                                                                       401(a)(9)
                                                                       of    the
                                                                       Internal
                                                                       Revenue
                                                                       Code.

PERIODIC PAYMENTS OPTION RIDER (continued)
Payment Options Available                                                3)     Interest
Only.  The  payments  will be based on the
The  Accountholder  must  elect  one of the  following  4  payment     amount of interest
credited to the Guaranteed  Sub-Account(s)
options:                                                               between each
payment.  Available  only if 100% of the account
  1)Income  for a Specified  Period for at least  thirty-six  (36)     value  is  invested
in  the   Guaranteed   Sub-Account   and
months.   The   Accountholder   elects  the  duration  over  which     Accountholder is
younger than 70 1/2; or
payments  will  be  made.  This  amount  may  vary  based  on  the       4)     Minimum
Distribution.    The   Accountholder   may
duration; or                                                           Request  minimum
distributions  as specified  under Internal
  2)Income  of a  Specified  Amount for at least  thirty-six  (36)     Revenue Code Section
401(a)(9).
months.  The  Accountholder   elects  the  dollar  amount  of  the
payments.  Based on the amount elected, the duration may vary; or

Signed for Great-West Life & Annuity Insurance Company on the Issue Date.






W.T. McCallum,
President and Chief Executive Officer

Signed for the Group Policyholder on the day of , 19 .

Group Policyholder Name

                                                                    (Signature)

                                   SBPJA Rider

                                      1-97

SBJPA 1-97 (84)
                                                        IRC 403(b) RIDER

                      ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT


Due to modifications under the Small Business Job Protection Act of 1996, all elective deferrals under the Contract will be subject to the provisions noted in
Section 1 below.

1. Each Participant's elective deferrals under the Contract are limited to the amount permitted under IRC Section 402(g). Should any Participant's elective deferrals exceed the allowable amount, such Participant must request that the excess deferrals be distributed from the Contract in accordance with Internal Revenue Service requirements, as amended from time to time. If such excess deferral is not timely distributed, the Participant Annuity Account may lose its ss.403(b) status for tax purposes.

With respect to all monies transferred from a custodial account contract issued in accordance with the provisions of IRC Section 403(b)(7), including interest and investment earnings thereon, the following provisions in Sections 2 and 3 below will apply to such monies.

2. No such amounts may be paid or made available to any distributee before: A) the Participant dies, or B) the Participant attains age 59 1/2, or C) the Participant separates from service, or D) the Participant becomes disabled [within the meaning of IRC Section 72(m)(7)], or E) in the case of contributions made pursuant to a salary reduction agreement, the Participant encounters financial hardship.

3. The distribution provisions in the "Surrender" and "Partial Surrender" sub-sections of the "Provisions Relating to Amount Payable on Death, Partial Surrender and Surrender" section of the contract shall not apply to monies contributed under a custodial account contract issued under IRC
     Section 403(b)(7). Distribution of such custodial account amounts shall be restricted in accordance with the provisions noted in Section 2 above.

Signed for Great-West Life & Annuity Insurance Company on the Issue Date of this Rider.

W.T. McCallum,
President and Chief Executive Officer

                 Group Deferred Tax Sheltered Annuity for Assn.
                                      1-84

                          HOME OFFICE - WICHITA, KANSAS

                             ADMINISTRATIVE OFFICES

                                DENVER, COLORADO

GROUP POLICYHOLDER                                          John Doe University

GROUP POLICY NUMBER                                                     12345GP

GROUP ANNUITY CONTRACT DATE                                    December X, 19XX

Group Deferred Tax-Sheltered Annuity, Non-Participating, for Association

The provisions on the following pages, together with the Application for this Group Annuity Contract and the Participation Agreement, are part of this Group Annuity Contract.

Signed for the Great-West Life & Annuity Insurance Company on the issuance of the Group Annuity Contract on the Annuity Contract Date.

                               Secretary President

                                 For the Actuary

                                15 Day Free-Look

The Participant may return his/her Participant Certificate within 15 days of its mailing and have all Contributions refunded to him/her if, after examination, the Participant is not satisfied with it for any reason.

Group Deferred Tax-Sheltered Annuity for Association

GATSMF 184

This Group Annuity Contract is a legal contract between the Group Policyholder, for the benefit of the Participants, and the Great-West Life & Annuity Insurance Company. PLEASE READ THIS CONTRACT CAREFULLY. IT IS A CONTRACT WHICH MAY PROVIDE FOR PAYMENTS OR VALUES WHICH ARE NOT GUARANTEED AS TO FIXED-DOLLAR AMOUNT BUT MAY VARY ACCORDING TO THE INVESTMENT EXPERIENCE OF A VARIABLE ANNUITY ACCOUNT.

                                TABLE OF CONTENTS



15 DAY FREE-LOOK
 ..............................................................................................Page
1

DEFINITIONS

 ......................................................................................................5

OWNERSHIP PROVISIONS
  Ownership of Series Account

 ....................................................................................9
  Ownership of Group Annuity Contract and Participant
    Annuity Account Value

 ........................................................................................9
  Transfer and Assignment

 ........................................................................................9

GENERAL PROVISIONS
  The Group Annuity Contract

 ....................................................................................10
  Participant Certificate

 .......................................................................................10
  Entire Contract

 ...............................................................................................10
  Non-Participating

 .............................................................................................10
  Beneficiary

 ...................................................................................................10
  Currency and Payment of Contributions

 .........................................................................11
  Age

 ...........................................................................................................11
  Voting Rights and Reports

 .....................................................................................11
  Notice and Proof

 ..............................................................................................12

PURCHASE PROVISIONS
  Commencement and Termination of Coverage

 ......................................................................13
  Contributions

 .................................................................................................13
  Allocation of Contributions

 ...................................................................................13

CONTRACT VALUE PROVISIONS
  Variable Contract Value

 .......................................................................................14
  Accumulation Unit

 .............................................................................................14
  Accumulation Unit Value

 .......................................................................................14
  Annuity Unit Value

 ............................................................................................14
  Net Investment Factor

 .........................................................................................15
  Risk Charge

 ...................................................................................................16
  Guaranteed Contract Value

 .....................................................................................16
  Guaranteed Sub-Account Riders

 .................................................................................16
  Asset Management Fee

 ..........................................................................................16
  Variable and Guaranteed Contract Value Provisions
 .............................................................16
  Contract Maintenance Charge

 ...................................................................................16
  Transfer Charge

 ...............................................................................................17

TRANSFERS

  Transfer Provisions

 ...........................................................................................18
  No Receipt of Transferred Amounts

 .............................................................................18

RETIREMENT PROVISIONS
  Payment on Retirement

 .........................................................................................19



TABLE OF CONTENTS (continued)

PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER
  Amount Payable on Death of Participant

 ........................................................................20
  Partial Surrender

 .............................................................................................20
  Amount Payable on Partial Surrender

 ...........................................................................20
  Surrender

 .....................................................................................................21
  Contingent Deferred Sales Charge

 ..............................................................................21
  Contingent Deferred Sales Charge Free Amount

 ..................................................................21
  Payment on Death, Partial Surrender, and Surrender
 ............................................................22

METHODS OF PAYMENT PROVISIONS
  Amount To Be Applied

 ..........................................................................................23
  Variable Dollar Method of Payment

 .............................................................................23
  Amount of First Monthly Payment

 ...............................................................................23
  Annuity Units

 .................................................................................................24
  Amount of Monthly Payments After the First

 ....................................................................24
  Variable Dollar Method of Payment Options

 .....................................................................24
  Fixed Dollar Method of Payment

 ................................................................................25
  Amount of Payment

 .............................................................................................25
  Fixed Dollar Method of Payment Options

 ........................................................................25
  How to Elect Method of Payment Option

 .........................................................................26
  Availability of Options

 .......................................................................................26
  Settlement

 ....................................................................................................27

CONTRACT MODIFICATION
  Modification of Tables

 ........................................................................................28
  Modification of Guaranteed Sub-Account Riders, If Any
 .........................................................28
  Modification of Offering of Guaranteed Sub-Accounts
 ...........................................................28
  Modification of Interest Guarantee Period

 .....................................................................28

CESSATION OF DEPOSITS
 ...........................................................................................29

TABLE A

 ..........................................................................................................30
TABLE B

 ..........................................................................................................31
TABLE C

 ..........................................................................................................32
TABLE D

 ..........................................................................................................33
TABLE E   34

GUARANTEED SUB-ACCOUNT RIDERS, IF ANY






DEFINITIONS

Accumulation                                      Period  -  the  period  during
                                                  which   the   Participant   is
                                                  Covered   under   this   Group
                                                  Annuity  Contract prior to the
                                                  Participant's          Annuity
                                                  Commencement Date.

Accumulation                                      Unit - an accounting unit used
                                                  to   determine   the  Variable
                                                  Contract   Value   before  the
                                                  Annuity Commencement Date.

Annuitant                                         - the person upon whose life the payment
of an annuity is based.

Annuity Commencement Date                         - the date on which annuity payments
commence under a method of
                                                  Payment Option, which for any Participant
is not later than the
                                                  later of the first of the month after the
month he/she attains age
                                                  75 or terminates service, unless earlier
Elected by him/her.  The

                                                  Company may allow a later age which will
not be greater than age
                                                  85.

Annuity                                           Payment  Period  - the  period
                                                  during  which the  Participant
                                                  is  Covered  under  this Group
                                                  Annuity   Contract  after  the
                                                  Participant's          Annuity
                                                  Commencement Date.

Annuity                                           Unit - an accounting unit used
                                                  to determine  the dollar value
                                                  of any Variable Dollar Annuity
                                                  Payment    after   the   First
                                                  Payment.

Beneficiary                                       - the  person(s)  entitled  to
                                                  receive (a) the Amount Payable
                                                  On Death when the  Participant
                                                  has died  before  the  Annuity
                                                  Commencement  Date, or (b) the
                                                  amount,  if any, payable under
                                                  a  method  of  Payment  Option
                                                  when the  Participant has died
                                                  after the Annuity Commencement
                                                  Date.

Company                                           - the Great-West Life & Annuity Insurance
Company.


Deposit                                           -   includes    Contributions,
                                                  Transfers  and  other  amounts
                                                  Deposited  into  Guaranteed or
                                                  Variable Sub-Accounts.

Eligible                                          Employer   -    includes    an
                                                  organization  which  meets the
                                                  requirements     of    Section
                                                  170(b)(1)(A)(ii)   or  Section
                                                  501(c)(3)   of  the   Internal
                                                  Revenue   Code  of  1954,   as
                                                  amended.

Eligible                                          Fund - a registered management
                                                  investment  company  in  which
                                                  the   assets  of  the   Series
                                                  Account may be invested.

DEFINITIONS (continued)

Eligible Person                                   - includes any person who may be a member
of the Group

                                                  Policyholder but who is in the employment
of a Participating

                                                  Employer on the date that the Application
for Coverage under this
                                                  Group Annuity Policy is made in respect of
him/her.  An Eligible

                                                  Person does not include any person who by
law may not be Covered
                                                  under this Group Annuity Policy.

Group                                             Annuity  Contract  Date  - the
                                                  effective  date  indicated  by
                                                  the Group  Policyholder on the
                                                  Application   for  this  Group
                                                  Annuity   Contract,   or  such
                                                  other date which is acceptable
                                                  to the Company.

Group Policyholder                                - the Applicant for this Group Annuity
Contract.

Guaranteed                                        Account - the  portion of this
                                                  Group     Annuity     Contract
                                                  providing           Guaranteed
                                                  Sub-Accounts,  each  having  a
                                                  Guaranteed  Interest  Rate and
                                                  containing     fixed    dollar
                                                  amounts.

Guaranteed                                        Contract  Value  - the  sum of
                                                  the  values of the  Guaranteed
                                                  Sub-Accounts  credited  to the
                                                  Participant    under   his/her
                                                  Participant Annuity Account.

Guaranteed                                        Interest   Rate  -  a  minimum
                                                  interest  rate  applicable  to
                                                  Guaranteed  Sub-Accounts which
                                                  on an annual  effective  basis
                                                  is 4%.

Guaranteed                                        Sub-Account  - a  sub-division
                                                  of  the  Guaranteed   Contract
                                                  Value   having  a   Guaranteed
                                                  Interest  Rate and  containing
                                                  fixed  dollar  amounts.   This
                                                  sub-division  is  described in
                                                  greater detail in the attached
                                                  Guaranteed Sub-Account Riders,
                                                  if any.

Investment                                        Division - a  division  of the
                                                  Series Account  containing the
                                                  shares of a specific portfolio
                                                  of the Eligible Fund. There is
                                                  an  Investment   Division  for
                                                  each portfolio of the Eligible
                                                  Fund.

Participant                                       An Eligible Person who is Covered under
this Group Annuity
                                                  Contract.






DEFINITIONS (continued)

Participant                                       Annuity  Account - a  separate
                                                  record established in the name
                                                  of  each   Participant   which
                                                  reflects   the  total  of  the
                                                  Guaranteed     and    Variable
                                                  Contract Values.

Participant                                       Annuity  Account  Value  - the
                                                  sum   of  the   Variable   and
                                                  Guaranteed   Contract   Values
                                                  credited  to  the  Participant
                                                  under   his/her    Participant
                                                  Annuity Account.

Participant                                       Certificate  -  an  individual
                                                  certificate, containing a copy
                                                  of the Group Annuity Contract,
                                                  issued to each  Participant to
                                                  evidence    his/her   Coverage
                                                  under   this   Group   Annuity
                                                  Contract.

Participant                                       Effective  Date - the  date on
                                                  which  the  first  Deposit  is
                                                  credited   to  a   Participant
                                                  Annuity Account.

Participating                                     Employer   -   includes    any
                                                  Eligible  Employer  which  has
                                                  executed    a    Participation
                                                  Agreement with respect to this
                                                  Group  Annuity  Contract  with
                                                  the Group Policyholder and the
                                                  Company.

Payee                                             - includes a  Beneficiary,  if
                                                  the Participant is not living,
                                                  the  Participant,  if  living,
                                                  and the designated  Payee of a
                                                  Joint  and  One-Half  Survivor
                                                  Fixed Annuity.

Premium                                           Tax - the  amount  of  premium
                                                  tax,  if  any,  charged  by  a
                                                  state  or   other   government
                                                  authority.

Series                                            Account   -   the   segregated
                                                  investment    account   called
                                                  "FUTUREFUNDS  Series  Account"
                                                  established by Great-West Life
                                                  &  Annuity  Insurance  Company
                                                  under     Kansas    law    and
                                                  registered     as    a    unit
                                                  investment   trust  under  the
                                                  Investment   Company   Act  of
                                                  1940, as amended.

Transfer                                          -  amounts   moved   from  any
                                                  Sub-Account     to     another
                                                  Sub-Account  on one  day  upon
                                                  each  Written   Request  of  a
                                                  Participant.

Valuation                                         Date - the date on  which  the
                                                  net   asset   value   of  each
                                                  Eligible Fund is determined.

DEFINITIONS (continued)

Valuation Period                                   - the period between the ending of two
successive Valuation Dates.

Variable                                           Contract  Value  - the sum of
                                                   the  values  of the  Variable
                                                   Sub-Accounts  credited  to  a
                                                   Participant   under   his/her
                                                   Participant Annuity Account.

Variable                                           Sub-Account - a  sub-division
                                                   of  an  Investment   Division
                                                   which separates Contributions
                                                   received  under tax qualified
                                                   arrangements    from    those
                                                   received     under    non-tax
                                                   qualified arrangements.  Each
                                                   Variable  Sub-Account has its
                                                   own  Accumulation   Unit  and
                                                   Annuity Unit.

Written Request                                    - the Request required in the Allocation
of Deposits,
                                                   Beneficiary, Transfers, Surrender,
Partial Surrender, How to

                                                   Elect Method of Payment Option, and

Cessation of Deposits

                                                   provisions, the Contract Value and

Retirement Provisions, the

                                                   Guaranteed Sub-Account Riders, if any,
and at other times as
                                                   required by the Company.  It must be in
writing in a form
                                                   satisfactory to the Company, and to be
effective must be received
                                                   by the Company at its Administrative
Offices.  A form or
                                                   direction in lieu of the Written Request
may be accepted by the
                                                   Company.


OWNERSHIP PROVISIONS

Ownership of Series Account

The Company has absolute ownership of the assets of the Series Account.

Ownership of Group Annuity Contract and Participant Annuity Account Value

Upon the Group Policyholder's Application for this Group Annuity Contract, the Group Policyholder becomes the owner of the Group Annuity Contract for the benefit of the Eligible Persons.

Each Eligible Person for whom Contributions have been made participates in this Group Annuity Contract and is a Participant for whom a Participant Annuity Account is established. The Participant owns his/her Participant Annuity Account Value.

Transfer and Assignment

The  interest  of  any  Participant,   Participating   Employer,  or  the  Group
Policyholder in this Group Annuity Contract may not be transferred, sold, assigned, pledged, charged, encumbered or in any way alienated by any of them.

To the extent-permitted by law, no proceeds or payments under the Group Annuity Contract will be subject to the claims of creditors or legal process.

GENERAL PROVISIONS

The Group Annuity Contract

The Group Annuity Contract is issued by the Company to the Group Policyholder.

Participant Certificate

The Company will issue to each Participant an individual certificate, called the Participant Certificate, as evidence of his/her Coverage under this Group Annuity Contract.

Entire Contract

This Group Annuity Contract, its Application, Tables, and Guaranteed Sub-Account Riders, if any, and the Participation Agreement form the entire contract among the Group Policyholder, each Participating Employer, and the Company. A copy of the Application and the Participation Agreement(s) are attached to the Group Annuity Contract when issued to the Group Policyholder.

After issue, modifications to the Group Annuity Contract under the Contract modification provisions become part of the Group Annuity Contract.

All statements in the Application and Participation Agreement(s), in the absence of fraud, have been accepted as representations and not as warranties.

Only the President, a Vice-President, or the Secretary of the Company can modify or waive any provisions of the Group Annuity Contract.

Non-Participating

     This Group Annuity Contract is non-participating. It is not eligible to share in the Company's divisible surplus.

Beneficiary

While the Participant is living, he/she may by written Request Designate or Change a Beneficiary from time to time. When recorded, a Change of Beneficiary will take effect as of the date the writing was signed. If the Participant dies between the date the writing was signed and the date it was recorded, the Change will take effect unless the Company has made a payment or has otherwise taken action on a Designation before receipt or recording of the Change of Beneficiary.

GENERAL PROVISIONS (continued)

Beneficiary (continued)

Unless otherwise provided in the Designation of Beneficiary, the following terms will apply to the Designation:

     o if a Beneficiary dies before the Participant, the Beneficiary's interest will pass to any Designated surviving Beneficiary.

o if there is more than one Designated surviving Beneficiary, the Participant Annuity Account will be shared equally among them.

     o if there is no Designated surviving Beneficiary, the Participant Annuity Account will pass to the Participant.

     o if the Designation of Beneficiary is not adequately made, the Participant Annuity Account will pass to the Participant.

Currency and Payment of Contributions

All amounts to be paid to or by the Company must be in the currency of the United States of America. All Contributions to this Group Annuity Contract must be made payable to the Company or its designated agent.

Age

If the age of the Participant or Payee has been misstated, the payments established for him/her under the Participant Certificate will be made on the basis of his/her correct age.

If payments were too large because of misstatement, the difference with interest may be deducted by the Company from the next payment or payments. If payments were too small, the difference with interest may be added by the Company to the next payment. This interest will be not less than 4% per year.

Voting Rights and Reports

The Company will vote the shares of an Eligible Fund held in a Variable Sub-Account of the Investment Division of the Series Account. To the extent required by law, the Company will vote according to the instructions of each Participant in proportion to his/her interest in the Variable Sub-Account. In such event, the Company will send proxy materials and form(s) to the Participant for his/her reply. If no reply is received, the Company will vote shares of the appropriate Eligible Fund in the same proportion as shares of the Eligible Fund for which replies have been received.

During the Annuity Payment Period under the Participant Annuity Account, the number of votes will decrease as the assets held to fund annuity payments decrease, the Payee will be entitled to receive the proxy materials and form(s) otherwise provided to the Participant, and all other provisions concerning Voting Rights will apply to the Payee of a Variable Dollar Method of Payment Option.

GENERAL PROVISIONS (continued)

Voting Rights and Reports (continued)

The Company will furnish the Participant or the Payee of a Variable Dollar Method of Payment Option copies of any shareholder reports of the Eligible Funds and of any other notices, reports or documents required by law to be furnished to either of them.

Semi-annual reports of the Eligible Funds will be furnished as required by law to each Participant or Payee of a Variable Dollar Method of Payment Option. The Company will furnish the Participant not less frequently than annually a statement of his/her Participant Annuity Account Value.

Notice and Proof

Any notice or demand by the Company to or upon the Group Policyholder, a Participating Employer, the Participant, or any Payee may be given by mailing it to that person's last known address as stated in the Company's file.

An application, report, request, election, direction, notice or demand by the Group Policyholder, a Participating Employer, the Participant, or any Payee must be made in a form satisfactory to the Company. When the Company requires it, the Participant or Payee will obtain the signature of his/her spouse on forms provided by the Company.

Written materials developed by the Group Policyholder or Participating Employer to describe this Group Annuity Contract must first be approved by the Company.

The Company may require adequate proof of the age and death of any Payee before it admits a claim for or pays any payment.

PURCHASE PROVISIONS

Commencement and Termination of Coverage

The Participating Employer may make Application for Coverage of any of its Eligible Persons if the Company is then accepting Applications for Coverage under this Group Annuity Contract, unless a Date of Cessation of Deposits has been declared.

An Eligible Person for whom an adequate Application has been made becomes Covered as a Participant as of the Participant Effective Date. Coverage of a Participant terminates upon his/her Surrender or Partial Surrender which results in a Participant Annuity Account Value of $0.

Contributions

Unless a Date of Cessation of Contributions has been declared, the Participating Employer may from time to time pay Contributions in cash in respect of its Participant until the earlier of his/her Death, Annuity Commencement Date, or the Surrender of the Participant Annuity Account.

The amount of Contributions to be paid by the Participating Employer in respect of its Participant will be determined by the Participating Employer.

The Participating Employer will report the amount paid as Contributions on forms acceptable to the Company. The Participating Employer's report is conclusive and binding on it and anyone claiming an interest under the Group Annuity Contract or any Participant Certificate. When the Participating Employer's report does not coincide with the Contributions received, the Company may return them.

Allocation of Contributions

After an adequate Application for a Participant has been made, Contributions, less Premium Tax, if any, will be Allocated in the Participant Annuity Account when received by the Company at its Administrative Offices.

Contributions in respect of the Participant will be allocated among any number of currently offered Variable and Guaranteed Sub-Accounts in accordance with the latest recorded Written Request of the Participant.

The Allocation of Contributions may be Changed at any time upon the Company's receipt at its Administrative Offices of the Written Request of the Participant. A Change of Allocation will be effective for Contributions which are received after the Company's receipt and recording of the Change.

CONTRACT VALUE PROVISIONS

Variable Contract Value

The  Variable   Contract  Value  for  a  Participant  on  any  date  during  the
Accumulation Period will be the sum of the values of the Variable Sub-Accounts of the Series Account held for the Participant.

The value of a Participant's interest in a Variable Sub-Account will be determined by multiplying the number of Accumulation Units held for the Participant for that Variable Sub-Account by the Accumulation Unit Value for that Variable Sub-Account.

         Accumulation Unit

Contributions and Transfers received at the Administrative Offices of the Company before the close of a Valuation Date will be allocated as requested and applied as of that date, otherwise as of the next Valuation Date, to provide Accumulation Units of the selected Variable Sub-Accounts of the Series Account.

The number of Accumulation Units credited for each Participant to a Variable Sub-Account will be determined by dividing the amount of the Contributions and Transfers then applied to such Variable Sub-Account by the Accumulation Unit Value for that Variable Sub-Account on the Valuation Date on which the Contributions were allocated and Transfers were made.

The number of Accumulation Units will not change because of a later change in the Accumulation Unit Value, but the Accumulation Unit Value will vary to reflect the investment experience of the Variable Sub-Account.

         Accumulation Unit Value

The initial Accumulation Unit Value of each Variable Sub-Account was established at $10 on the date a Deposit was first made to the Variable Sub-Account.

The Accumulation Unit Value of a Variable Sub-Account on any subsequent Valuation Date is equal to the Accumulation Unit Value of that Variable Sub-Account as of the immediately preceding Valuation Date multiplied by the Net Investment Factor for the Valuation Period ending on the Valuation Date on which the Accumulation Unit Value is being determined.

The Accumulation Unit Value may increase, decrease, or remain unchanged as a result of the value of the Net Investment Factor.

         Annuity Unit Value

The initial Annuity Unit Value of each Variable Sub-Account was established at $1 on the date a Deposit was first made under a Variable Annuity Method of Payment to the Variable Sub-Account(s).

CONTRACT VALUE PROVISIONS (continued)

Variable Contract Value (continued)

         Annuity Unit Value (continued)

The Annuity Unit Value of any Variable Sub-Account on any subsequent Valuation Date is equal to the Annuity Unit Value for the immediately preceding Valuation Date multiplied by the Net Investment Factor for that Variable Sub-Account for the Valuation Period ending on the Valuation Date on which the Annuity Unit Value is being determined, and multiplying the result by a factor of .999905 to neutralize the assumed investment rate of 3.5% per year used in the applicable Table for Variable Dollar Method of Payment Options 1, 2, 3, and 4.

         Net Investment Factor

The Net Investment Factor for any Variable Sub-Account for any Valuation Period is determined by dividing (a) by (b), and subtracting (c) from the result where:

(a)      is the net result of:

     (i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the current Valuation Period, plus

                   (ii) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Eligible Fund on shares held in the Variable Sub-Account if the "ex-dividend" date occurs during the current Valuation Period, minus or plus

                   (iii) a per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account, which is determined by the Company to have resulted from the investment operations of the Variable Sub-Account.

(b)      is the net result of:

     (i) the net asset value per share of the Eligible Fund shares held in the Variable Sub-Account determined as of the end of the immediately preceding Valuation Period, minus or plus,

                   (ii) the per unit charge or credit for any taxes incurred by or reserved for in the Variable Sub-Account for the immediately preceding Valuation Period.

(c) is a factor representing the Risk Charge deducted from each Variable Sub-Account on a daily basis. Such factor is equal to 1.25% on an annual basis of the daily net asset value of each Variable Sub-Account.

The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

CONTRACT VALUE PROVISIONS (continued)

Variable Contract Value (continued)

         Net Investment Factor (continued)

The per share amount of any dividend referred to in paragraph (a)(ii) includes a deduction for an investment advisory fee. This fee compensates the investment adviser for services provided to the Eligible Fund. The fee may differ between Eligible Funds and may be renegotiated each year, but will never exceed an annual rate of 1.00% of the aggregate average daily net assets of the Eligible Fund.

         Risk Charge

The Company will deduct the Risk Charge for expense and mortality guarantees in the calculation of the Net Investment Factor. This Charge is equal to 1.25% on an annual basis of the daily net asset value of each Variable Sub-Account. This deduction is made daily.

Guaranteed Contract Value

The Guaranteed Contract Value of a Participant Annuity Account on any date during the Accumulation Period will be the sum of the values of the Guaranteed Sub-Accounts credited to such Participant Annuity Account.

The  Company  may  offer  one  or  more  Guaranteed   Sub-Accounts   into  which
Contributions will be Deposited at the Written Request of the Participant.

         Guaranteed Sub-Account Riders

The computation of the value of a Guaranteed Sub-Account is described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

         Asset management Fee

On the first day of each calendar year an Asset Management Fee to be assessed against Guaranteed Contract Values will be declared by the Company. The amount to be deducted from the Guaranteed Contract Values will be determined and applied by the Company on the first day of each calendar quarter.

Variable and Guaranteed Contract Value Provisions

The following Charges are applicable to the Variable and Guaranteed Contract Values.

         Contract Maintenance Charge

On the first day of each calendar year a Contract Maintenance Charge of not more than $60 annually will be deducted from the Participant Annuity Account. If a Participant Annuity Account is established for a Participant after that date, the Contract Maintenance Charge will be deducted on the first day of the next quarter and will be pro-rated for the year remaining. No refund of this Charge will be made.

CONTRACT VALUE PROVISIONS (continued)

Variable and Guaranteed Contract Value Provisions (continued)

         Contract Maintenance Charge (continued).

The deduction will be pro-rated among the Variable and Guaranteed Sub-Accounts based upon their Variable and Guaranteed Contract Values on the date of deduction. Whenever a deduction for a Contract Maintenance Charge is to be made from a Variable Sub-Account, the Company will cancel Accumulation Units having a total value equal to the amount of the deduction.

Transfer Charge

With the exception of the first two Transfers in a calendar year, a Transfer Charge of $10 per Transfer will be deducted from the Participant Annuity Account after the Transfer.

TRANSFERS

The Participant may by Written Request Transfer amounts within and between currently offered Variable and Guaranteed Sub-Accounts.

Transfer Provisions

The following provisions will apply to any Transfer:

o a Transfer will take effect on the later of the date Elected and the date the Written Request is received at the Administrative Offices of the Company.

     o if a Transfer is made within 30 days of the Annuity Commencement Date, the Company may delay the Annuity Commencement Date by 30 days.

o if a Participant dies prior to the Annuity Commencement Date, one Transfer may be made after the Death of the Participant by the Beneficiary to effect the Election of the Method of Payment Option.

     o with the exception of the first two Transfers in a calendar year, a Transfer Charge of $10 will be deducted.

o    when  the  Company   requires  it,  the   Participant   or  Payee  and  the
     Participating Employer will execute forms provided by the Company as necessary to the requested Transfer.

o        no Transfers are permitted after the Annuity Commencement Date.

o a Transfer will be subject to terms described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

No Receipt of Transferred Amounts

No  Transfer  made  within  these  Transfer   Provisions   will  result  in  the
Participant's receipt of the Transferred amounts, which shall continue to be held pursuant to the Participant Annuity Account.

RETIREMENT PROVISIONS

On the Company's receipt of the Participant's Written Request at least 30 days before the Annuity Commencement Date, the Participant may in the Written
Request:

o        Elect or Change a Method of Payment Option.

o        make a Partial Surrender or Surrender.

o Elect or Change the Participant's Annuity Commencement Date to any future date which is not later than the later of his/her 75th birthday or his/her termination of service, unless a later date is permitted by the Company, which date will not be later than the Participant's 85th birthday. If any Annuity Commencement Date would be less than 30 days from the date that the Written Request is received, the Company may delay the Annuity Commencement Date Elected by 30 days.

o if the Participant has failed to elect a Method of Payment Option within 30 days of his/her Annuity Commencement Date, the Company will pay him/her a Variable Life Annuity with 10 Year Guaranteed Period from his/her Variable Contract Value and a Fixed Life Annuity with 10 Year Guaranteed Period from his/her Guaranteed Contract Value.

Payment on Retirement

Payment under the Retirement Provisions will only be made to the order of the Participant as directed in the Written Request.

PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER

Amount Payable on Death of Participant

If the Participant dies before the Annuity Commencement Date, the Amount Payable on Death will be:

     (a) where Death occurs before the Participant's 70th birthday, the greater of:

     (i) the Participant Annuity Account Value, less Premium Tax, if any, and

         (ii) the sum of Contributions paid to, less any Partial Surrenders made from, the Participant Annuity Account, less Premium Tax, if any.

(b) where Death occurs on or after the Participant's 70th birthday, the Participant Annuity Account Value, less Premium Tax, if any.

The Beneficiary of an Amount Payable on Death may Elect that payment be made under the Methods of Payment Provisions, a combination of the Partial Surrender and Methods of Payment Provisions, or under the Surrender Provisions. If the Beneficiary Elects either a Partial Surrender or the Surrender of the Participant Annuity Account, the Contingent Deferred Sales Charge of the Partial Surrender or Surrender provisions will not apply. The Election of the Beneficiary must be made not later than 60 days after the date the Company receives adequate proof of the Participant's Death. If no election is made, a single payment will be made under the Surrender provisions to the Beneficiary. The Contingent Deferred Sales Charge will not apply to this single payment.

Partial Surrender

By Written Request the Payee may make a Partial Surrender of the Participant Annuity Account. The Partial Surrender will take effect on the later of the date Elected and the date the Written Request is received at the Administrative Offices of the Company. Subject to the Amount Payable on Death of Participant provision, a Written Request for Partial Surrender must be received by the Company at least 30 days before the Annuity Commencement Date.

The Payee must in the Written Request Elect the Variable or Guaranteed Sub-Account(s), or a combination of them, from which the Partial Surrender is made. If an adequate Election is not made, the Written Request will be returned to the Payee, and his/her Partial Surrender will not be made.

         Amount Payable on Partial Surrender

The Amount Payable on Partial Surrender will be paid in one sum under the Partial Surrender provisions equal to:

     (a) the amount requested as the Partial Surrender as of the effective date of the Partial Surrender, less

(b)       the Contingent Deferred Sales Charge, if any, less

(c)      Premium Tax, if any.



     PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER (continued)

Surrender

By Written Request the Payee may Surrender the Participant Annuity Account. The Surrender will take effect on the later of the date Elected and the date the Written Request is received at the Administrative Offices of the Company. If an adequate Written Request is not made, the Written Request will be returned to the Payee, and his/her Surrender will not be made. Subject to the Amount Payable on Death of Participant provision, a Written Request for Surrender must be received by the Company at least 30 days before the Annuity Commencement Date.

         Amount Payable on Surrender

The Amount Payable on Surrender may be Applied under the methods of Payment Provisions or will be paid in one sum under the Surrender provisions equal to:

     (a) the Participant Annuity Account Value as of the effective date of the Surrender, less

(b)      the Contingent Deferred Sales Charge, if any, less

(c)      Premium Tax, if any.

Contingent Deferred Sales Charge

Subject to the Amount Payable on Death of Participant provision, on any Partial Surrender or the Surrender of the Participant Annuity Account a Contingent Deferred Sales Charge will be deducted from the Amount Surrendered.

The Contingent Deferred Sales Charge applicable to any Partial Surrender or the Surrender will be equal to 6% of the Amount Surrendered in excess of the Contingent Deferred Sales Charge Free Amount, if any, and is limited so that the amount then charged will not cause the cumulative total of all Contingent Deferred Sales Charges charged to the Participant under his/her Participant Annuity Account to exceed 6% of the Contributions made to his/her Participant Annuity Account within 72 months prior to the effective date of the Partial Surrender or the Surrender.

         Contingent Deferred Sales Charge Free Amount

The Amount of the Contingent Deferred Sales Charge Free Amount is equal to 10% of the Participant Annuity Account Value at December 31 of the calendar year prior to the year in which the Amount is Surrendered.

Only one  Contingent  Deferred  Sales  Charge  Free  Amount  is  available  to a
Participant in each calendar year beginning in the third calendar year after he/she is Covered under this Group Annuity Contract. The Contingent Deferred Sales Charge Free Amount will be Applied on the Surrender or the first Partial Surrender made under the Participant Annuity Account in that year.

     PROVISIONS RELATING TO AMOUNT PAYABLE ON DEATH, PARTIAL SURRENDER, AND SURRENDER (continued)

Payment On Death, Partial Surrender, and Surrender

Payment under any of the Provisions Relating to Amount Payable On Death, Partial Surrender, and Surrender will only be made to the order of the Participant or Beneficiary as directed in the Written Request.

METHODS OF PAYMENT PROVISIONS

One of the Variable or Fixed Dollar Methods of Payment Options or a combination of them may be Elected under the Methods of Payment Provisions.

Amount To Be Applied

The Amount to be Applied under the Methods of Payment Provisions is the Participant Annuity Account Value, less Premium Tax, if any.

If a Variable Dollar Method of Payment Option is Elected, the Amount to be Applied is the Variable Contract Value as of the date the amount of the First Monthly Payment is determined.

If a Fixed Dollar Method of Payment Option is Elected, the Amount to be Applied is the Guaranteed Contract Value as of the Annuity Commencement Date.

If the Participant or Beneficiary Elects to Apply any or all of the Guaranteed Contract Value to a Variable Dollar Method of Payment Option or any or all of the Variable Contract Value to a Fixed Dollar Method of Payment Option, a Transfer(s) must be made prior to the Annuity Commencement Date of the Option Elected. The Transfer(s) must comply with the provisions on Transfers.

Variable Dollar Method of Payment

     The following Variable Dollar Method of Payment Options are available. They are subject to the following terms:

o if the Beneficiary is not the Participant's spouse, Election of an Option by the Participant may not be made unless the present value of the payments to be made to the Participant is at least 50% of the present value of the total payments to be made to the Participant and Beneficiary. The present values shall be determined by the Company.

o if the Beneficiary is the Participant's spouse, Election of an Option by the Participant may not be made unless the amount of each payment does not exceed the amount of any payment made to the Participant during his/her lifetime.

     Amount of First Monthly Payment

The First Monthly Payment under a Variable Dollar Method of Payment Option will be based on the Variable Contract Value credited to the Participant Annuity Account on the 5th Valuation Date preceding the Annuity Commencement Date and will be determined by applying the appropriate rate from the applicable Table to the Amount Applied under the Option. The First Monthly Payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

METHODS OF PAYMENT PROVISIONS (continued)

Variable Dollar Method of Payment (continued)

         Annuity Units

The number of Annuity Units for each Variable Sub-Account to be credited to the Participant Annuity Account will be determined by dividing the portion of the First Monthly Payment to be taken from such Sub-Account by the Sub-Account's Annuity Unit Value on the 5th Valuation Date preceding the date the First
Payment is due for which the number of Annuity Units is being computed. The number of Annuity Units for a Variable Sub-Account remains fixed during the Annuity Payment Period.

         Amount of Monthly Payments After the First

Monthly Payments After the First under a Variable Dollar Method of Payment Option will vary in amount from time to time depending upon the investment experience of the Variable Sub-Accounts of the Series Account.

The dollar amount of each variable dollar annuity payment to the Participant or Payee after the first for each Variable Sub-Account is determined by multiplying
(a) the number of Sub-Account Annuity Units credited to the Participant Annuity Account by (b) the Sub-Account Annuity Unit Value on the 5th Valuation Date preceding the date the annuity payment is due. The total dollar amount of each variable dollar annuity payment will be the sum of the variable dollar annuity payments for each Variable Sub-Account.

The Company guarantees that the dollar amount of each Payment After the First will not be affected by variations in expenses or mortality experience.

         Variable Dollar Method of Payment Options:

Option 1: Variable Life Annuity with Guaranteed Period

The Company will pay a monthly payment for the guaranteed Annuity Payment Period Elected. Payments will continue for the lifetime of the Payee. The guaranteed Annuity Payment Period elected may be 5, 10, 15 or 20 years. The provision on Settlement applies to amounts payable after the death of the Payee. Table A is applicable to this Option.

Option 2: Variable Life Annuity

The Company will pay a monthly payment during the Payee's lifetime. Table A is applicable to this Option.

Option 3: Joint and One-Half Survivor Variable Annuity

A joint and one-half survivor variable annuity provides a variable monthly payment to an Annuitant for his/her lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the variable payment continues to a designated Payee, if living, and terminates upon his/her death. Table B is applicable this Option.

METHODS OF PAYMENT PROVISIONS (continued)

         Variable Dollar Method of Payment Options: (continued)

Option 4: Any Other Form

The Company will pay any other form of Variable Annuity which is acceptable to it.

Fixed Dollar Method of Payment

     The following Fixed Dollar Method of Payment Options are available. They are subject to the following terms:

o if the Beneficiary is not the Participant's spouse, Election of an Option by the Participant may not be made unless the present value of the payments to be made to the Participant is at least 50% of the present value of the total payments to be made to the Participant and the Beneficiary. The present values shall be determined by the Company.

o if the Beneficiary is the Participant's spouse, Election of an Option by the Participant may not be made unless the amount of each payment does not exceed the amount of any payment made to the Participant during his/her lifetime.

     Amount of Payment

Payments under a Fixed Dollar Method of Payment Option are guaranteed by the Company as to dollar amount throughout the Annuity Payment Period.

The Amount of Payment under any Fixed Dollar Method of Payment Option will be determined by applying the Company's then current non-participating group single premium rates for this class of group annuity contracts to the Amount Applied under the Option. Those current rates will not be less than the rate obtained from the Table which is applicable to the Elected Option.

         Fixed Dollar Method of Payment Options:

Option 1: Income of Specified Amount

The Company will pay an income, at 12-, 6-, 3-, or 1-month intervals, of the amount Elected by the Payee for an Annuity Payment Period of not less than 36 months nor more than 240 months. The provision on Settlement applies to amounts payable after the death of the Payee. Table C is applicable to this Option.

Option 2: Income for a Specified Period

The Company will pay an income, at 12-, 6-, 3-, or 1-month intervals, for the number of years Elected by the Payee for an Annuity Payment Period of not less than 36 months nor more than 240 months. The provision on Settlement applies to amounts payable after the death of the Payee. Table C is applicable to this Option.

METHODS OF PAYMENT PROVISIONS (continued)

Fixed Dollar method of Payment (continued)

         Fixed Dollar method of Payment Options (continued)

Option 3: Fixed Life Annuity with Guaranteed Period

The Company will pay a monthly payment for the guaranteed Annuity Payment Period Elected. Payments will continue for the lifetime of the Payee. The provision on Settlement applies to amounts payable after the death of the Payee. Table D is applicable to this Option.

The guaranteed Annuity Payment Period elected may be 5, 10, 15 or 20 years, or may be a period referred to as "Installment Refund". Under the Installment Refund period, payments will be made until the total of the payments made equals the Amount Applied.

Option 4: Fixed Life Annuity

The Company will pay a monthly payment during the Payee's lifetime. Table D is applicable to this Option.

Option 5: Joint and One-Half Survivor Fixed Annuity

A joint and one-half survivor fixed annuity provides a fixed monthly payment to an Annuitant for his/her lifetime; thereafter, and upon receipt by the Company of adequate proof of the Annuitant's death, one-half of the fixed payment continues to a designated Payee, if living, and terminates upon his/her death. Table E is applicable to this Option.

Option 6: Any Other Form:

The Company will pay any other form of Fixed Annuity which is acceptable to it.

How to Elect Method of Payment Option

The Written Request of the Participant or Payee is required to Elect, or Change the Election of, a Method of Payment Option and must be received by the Company at least 30 days prior to the Annuity Commencement Date, or, if the Participant dies prior to the Annuity Commencement Date, within 60 days of the date the Company receives adequate proof of the Participant's Death.

Availability of Options

If any payment to be made under the Elected Option will be less than $50, the Company may make the payments in the most frequent interval which produces a payment of at least $50.

The minimum Amount that may be Applied under a Variable or Fixed Dollar method of Payment Option is $2,000. If the Amount is less than $2,000, the Company may pay it in one sum.

The maximum Amount that may be Applied under any Option is $1,000,000. For the Application of any greater Amount, the Company's consent is required.

METHODS OF PAYMENT PROVISIONS (continued)

Settlement

If the Payee has received payments or was to receive payments which had not yet commenced under Variable Dollar Method of Payment Option 1, or under Fix Dollar Method of Payment Options 1, 2, or 3, any remaining amounts payable under the Option Elected will be paid to the Beneficiary or designated Payee.

CONTRACT MODIFICATION

This Group Annuity Contract may be Modified at any time by written agreement between the Company and the Group Policyholder. No such Modification will, without the written consent of the affected Participants, affect the terms, provisions, or conditions of this Group Annuity Contract which are or may be applicable to Contributions paid for Participants prior to the date of such Modification.

However,  the  Company  may at any time and  without  the  consent  of the Group
Policyholder or any Participant or other person, but upon 30 days' written notice to the Group Policyholder, Modify this Group Annuity Contract in any respect to conform it to changes in tax or other law, including applicable regulations or rulings.

         Modification of Tables

The Company may at any time and without the consent of the Group Policyholder or any Participant or other person, but upon 30 days written notice to the Group Policyholder, Modify Tables A, B, C, D, and E, or any of them. However, no such Modification will affect the terms, provisions or conditions of this Group Annuity Contract which are or may be applicable to Contributions paid for Participants prior to the date of such Modification.

Modification of Guaranteed Sub-Account Riders, If Any

Any Guaranteed Sub-Account Rider may be Modified at any time by written agreement between the Company and the Group Policyholder. No such Modification will, without the written consent of affected Participants, affect the terms, provisions, or conditions of the Rider which are or may be applicable to Contributions paid in respect of Participants prior to the date of such Modification.

         Modification of Offering of Guaranteed Sub-Accounts

Notwithstanding the other Contract Modification provisions, the Company may offer or cease offering Guaranteed Sub-Accounts to receive Deposits. No such offering or cessation of offering shall affect the terms, provisions, or conditions which are or may be applicable to Contributions paid to any Guaranteed Sub-Account which is no longer offered by the Company. The Company will periodically notify the Participants of the current offering of Variable and Guaranteed Sub-Accounts.

         Modification of Interest Guarantee Period

Notwithstanding the other Contract Modification provisions, the Interest Guarantee Period of amounts Deposited into Guaranteed Sub-Accounts, if any, may be Modified by the Company in accordance with the Interest Guarantee Period
Modification provisions as described in greater detail in the attached Guaranteed Sub-Account Riders, if any.

CESSATION OF DEPOSITS

Upon 30 days' written notice to the others, the Group Policyholder for the Group Annuity Policy, a Participating Employer for its Participants, or the Company may declare that, as from the date stated in the notice (that date being called a Date of Cessation of Deposits), no further Deposits will be made to certain or all Sub-Accounts of the Group Annuity Contract. Notification will also be given to Participants of the Cessation of Deposits.

If a Date of Cessation of Deposits has been declared for certain Sub-Accounts, the Participant may by Written Request make a Change of Allocation of his/her Contributions. When no Change of Allocation is received, the Company may return all Contributions affected by the declaration of the Date of Cessation of Deposits, or allocate such Contributions to a currently offered Guaranteed Sub-Account.

After the Date of Cessation of Deposits has been declared by the Group Policyholder or the Company in respect of this Group Annuity Contract or all Sub-Accounts, no Participant Annuity Account will be established.

After the Date of  Cessation of Deposits  has been  declared by a  Participating
Employer  for  its  Participants,   no  Participant   Annuity  Account  will  be
established for its Eligible Persons.

                         TABLE A - Variable Life Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value


----------------------------------------------------------------------------------------------------------------------
    Age of                 Without                                     With Guaranteed Period
    Payee             Guaranteed Period

-----------------------------------------------------------------------
                                                   5 Years           10 Years           15
Years          20 Years

      50                    3.83                     3.83              3.82
3.80              3.78
      55                    4.13                     4.12              4.10
4.07              4.02
      60                    4.52                     4.51              4.48
4.41              4.31
      65                    5.06                     5.04              4.97
4.84              4.64
      70                    5.82                     5.77              5.61
5.33              4.94
      75                    6.93                     6.80              6.41
5.82              5.19
----------------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


             TABLE B - Joint and One-Half Survivor Variable Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

--------------------
--------------------------------------------------------------------------------------------------
      Age of                                            If Designated Payee Is Age
     Annuitant

--------------------------------------------------------------------------------------------------
                          50            55             60
65                  70              75

        50               3.72          3.75           3.78               3.80
3.81            3.82
        55               3.92          3.98           4.02               4.06
4.08            4.10
        60               4.16          4.25           4.33               4.39
4.44            4.47
        65               4.45          4.58           4.70               4.81
4.89            4.95
        70               4.79          4.96           5.14               5.32
5.47            5.59
        75               5.18          5.42           5.67               5.94
6.20            6.42
-------------------- ------------- ------------- --------------- ---------------------
----------------- --------------

If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                      TABLE C - Income of Specified Amount

                         - Income of a Specified Period

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

------------------------ ------------------------
         Years                   Payment

           3                      27.44
           4                      20.93
           5                      17.03
           6                      14.43
           7                      12.57
           8                      11.18
           9                      10.11
          10                      9.24
          11                      8.54
          12                      7.96
          13                      7.46
          14                      7.04
          15                      6.68
          16                      6.36
          17                      6.08
          18                      5.83
          19                      5.61
          20                      5.41
------------------------ ------------------------

To determine the payment for other frequencies of payment, multiply the above monthly payment by the following factors:

                                      ------------------------------------- -------------
                                                                               Factor

                                               Quarterly payment                2.99
                                              Semi-annual payment               5.96
                                                 Annual payment                11.81
                                      ------------------------------------- -------------


If payments are for an amount or duration different than that outlined above, the Company will determine the proper amount or duration using the actuarial basis used to determine the above Table.


                          TABLE D - Fixed Life Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

------------------------------------------------------------------------------------------------------------------------
    Age of                  Without                                     With Guaranteed
Period
     Payee             Guaranteed Period

------------------------------------------------------------------------
                                                     5 Years          10 Years           15
Years          20 Years

      50                     3.83                     3.83              3.82
3.80              3.78
      55                     4.13                     4.12              4.10
4.07              4.02
      60                     4.52                     4.51              4.48
4.41              4.31
      65                     5.06                     5.04              4.97
4.84              4.64
      70                     5.82                     5.77              5.61
5.33              4.94
      75                     6.93                     6.80              6.41
5.82              5.19
------------------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


               TABLE E - Joint and One-Half Survivor Fixed Annuity

                         Monthly Payment for Each $1,000

                      of Participant Annuity Account Value

-------------------------------------------------------------------------------------------------------------------------
       Age of                                            If Designated Payee Is Age
     Annuitant

----------------------------------------------------------------------------------------------------
                           50             55             60
65                  70               75

         50               3.72           3.75           3.78
3.80                3.81             3.82
         55               3.92           3.98           4.02
4.06                4.08             4.10
         60               4.16           4.25           4.33
4.39                4.44             4.47
         65               4.45           4.58           4.70
4.81                4.89             4.95
         70               4.79           4.96           5.14
5.32                5.47             5.59
         75               5.18           5.42           5.67
5.94                6.20             6.42
-------------------------------------------------------------------------------------------------------------------------

If payments commence on any other date than the exact age of the Annuitant or designated Payee as shown above, the amount of the monthly payment shall be determined by the Company on the actuarial basis used by it in determining the above amounts.


                          DAILY INTEREST GUARANTEE FUND

                          GUARANTEED SUB-ACCOUNT RIDER

                  ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Daily Interest Guarantee Fund is a Guaranteed Sub-Account. Contributions may be Deposited into the Daily Interest Guarantee Fund at any time. Interest will be earned on the daily Daily Interest Guaranteed Fund value and compounded daily. The Credited Interest Rate may change daily but on an annual effective basis will not be less than the Guaranteed Interest Rate.

Value of Daily Interest Guarantee Fund

The value of the Daily Interest Guarantee Fund of the Participant will be determined by adding his/her Guaranteed Sub-Account Contributions, interest, and Transfers from other Guaranteed Sub-Accounts and from Variable Sub-Accounts, and subtracting his/her Partial Surrenders, Surrenders, Amounts Payable On Death, Amounts Applied under a Method of Payment Option, Transfers to other Guaranteed Sub-Accounts and to Variable Sub-Accounts, Transfer Charges, Contract Maintenance Charge, Asset Management Fee, and Premium Tax.

This Rider, unless and until Modified, forms part of the Group Annuity Contract.

Daily Interest Guarantee Fund Rider - 1

                           GUARANTEED CERTIFICATE FUND

                          GUARANTEED SUB-ACCOUNT RIDER

                  ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

The Guaranteed Certificate Fund is a Guaranteed Sub-Account, whereby Credited Interest Rates, not less than the Guaranteed Interest Rate, are credited to Deposits held for varying Interest Guarantee Periods. The Company may offer Certificates to the Participant who may by Written Request Allocate any Deposit to any one Certificate. The Participant may Allocate his/her Deposits only to those Certificates currently being offered by the Company.

If the Participant Allocates Contributions to Certificates not currently offered by the Company, the Company may return such Contributions, Allocate such Contributions to a currently offered Certificate, or Allocate such Contributions to another currently offered Guaranteed Sub-Account.

DEFINITIONS

Certificate                                   - represents the amount  Deposited
                                              into  the  Guaranteed  Fund  under
                                              each  Interest  Guarantee  Period.
                                              Each   Certificate   has  its  own
                                              interest rate and Term.

Term - the duration of the Certificate which begins on the first day of the calendar quarter following the date of the Deposit and ends on the date specified by the Company. The number of Terms available may be limited by the Company.

Certificate Maturity Date                     - the last day of the Term.

Interest Guarantee Period                     - the period from the date of the
                                             Deposit to the Certificate Maturity
                                              Date.


Credited Interest Rate

Subject to the provisions on Application of Certificate on Partial Surrender, Surrender, or Retirement, a Deposit to the Guaranteed Certificate Fund will earn a Credited Interest Rate for the Certificate's Interest Guarantee Period. The Credited Interest Rate will be compounded daily, and on an annual effective basis will not be less than the Guaranteed Interest Rate.

Certificate Maturity

Prior to the Certificate Maturity Date, the Company will offer a Guaranteed Sub-Account into which the value of the Certificate will be Deposited on its Maturity Date. The Guaranteed Sub-Account so offered may be either the Guaranteed Certificate Fund or another Guaranteed Sub-Account.

If the Guaranteed Certificate Fund is offered, the value of the Certificate on its Maturity Date will establish a new Certificate which has its own interest rate and Term. The Credited Interest Rate of this new Certificate may be higher or lower than the Credited Interest Rate of any other Certificate or Deposit.

Guaranteed Certificate Fund Rider - 1



GUARANTEED CERTIFICATE FUND SUB-ACCOUNT RIDER (continued)

If another Guaranteed Sub-Account is offered, the value of the Certificate on its Maturity Date will be Deposited into that Guaranteed Sub-Account. The Credited Interest Rate of this Deposit may be higher or lower than the Credited Interest Rate of any other Deposit.

The Participant may Elect by Written Request to Transfer the value of the Certificate on its Maturity Date.

Interest Guarantee Period Modification

On 30 days' written notice to the Participant the Company may Modify the Interest Guarantee Period of amounts previously Deposited into the Guaranteed Certificate Fund.

If such Modification is made, the Participant may, within 30 days of notification, by Written Request Elect the Transfer or Surrender of any or all of these amounts without incurring the Contingent Deferred Sales Charge, and interest will be applied to the date of Transfer or Surrender at the Credited Interest Rate applicable prior to the date of Modification.

Transfers

The following provisions will apply to the Transfer of amounts to or from the Guaranteed Certificate Fund:

o if any amount has been Transferred out of the Guaranteed Certificate Fund, no Transfer into the Guaranteed Certificate Fund may be made for 90 continuous days from the date of the Transfer out.

o a Transfer from the Guaranteed Certificate Fund may be made only on the Maturity Date of the Certificate under the Guaranteed Certificate Fund. The amount that is then available for Transfer is the value of that Certificate on its Maturity Date.

o    the   Participant's   Written  Request  to  Transfer  from  the  Guaranteed
     Certificate Fund must be received by the Company no later than 15 days prior to the maturity Date of the Certificate.

o the terms of the provisions on Transfers of this Group Annuity Contract will apply to any Transfer to or from the Guaranteed Certificate Fund.

Application of Certificate on Partial Surrender, Surrender, or Retirement

If any amount Deposited into a Certificate of the Guaranteed Certificate Fund is Applied under the Partial Surrender, Surrender, or Retirement Provisions prior to the Maturity Date of the Certificate, the Credited Interest Rate applicable to that amount from the date of Deposit to the date the Amount is Applied will be reduced to not less than the Guaranteed Interest Rate. Certificates which are closest to their Maturity Date will be Applied first under the respective Partial Surrender, Surrender, or Retirement Provisions. This reduction of the Credited Interest Rate will not apply to the Certificate Free Amount.

Guaranteed Certificate Fund Rider - 2



GUARANTEED CERTIFICATE FUND SUB-ACCOUNT RIDER (continued)

     Application of Certificate on Partial Surrender, Surrender, or Retirement (continued)

This reduction of the Credited Interest Rate will not apply if all of the following provisions apply:

o        the amount is Applied under the Retirement Provisions, and

     o the Participant has on his/her Annuity Commencement Date attained the age of 55, and

     o the Participant has been covered as a Participant under this Group Annuity Contract for at least 10 calendar years, and

o the Method of Payment Option Elected by the Participant or Beneficiary is any Variable Dollar Method of Payment Option or is one of the Fixed Dollar Method of Payment Options 3, 4, 5, or 6, if life contingent, or one of the Fixed Dollar Method of Payment Options 1 or 2, if payable for a period of not less than 120 months.

Application of Certificate Free Amount

The Amount of the Certificate Free Amount on any Partial Surrender, the Surrender, or Retirement is equal to 10% of the sum of the Variable and Guaranteed Contract Values at December 31 of the calendar year prior to the year in which the amount is Applied. Only one Certificate Free Amount is available to a Participant in each calendar year beginning after the second calendar year he/she is Covered under this Group Annuity Contract.

That Certificate Free Amount will be Applied on the Surrender or the first Partial Surrender or payment under the Retirement Provisions made under the Participant Annuity Account in that year.

         Application of Certificate on Death

If any amount Deposited into a Certificate of the Guaranteed Certificate Fund is Applied prior to the Maturity Date of the Certificate under the provisions concerning Amount Payable On Death of Participant, the Amount Applied will receive the Credited Interest Rate from the date of Deposit to the date the Amount is Applied.

Value of Guaranteed Certificate Fund

The value of the Guaranteed Certificate Fund of the Participant will be determined by adding his/her Guaranteed Sub-Account's Contributions, interest, and Transfers from other Guaranteed Sub-Accounts and from Variable Sub-Accounts, and subtracting his/her Partial Surrenders, Surrenders, Amounts Payable on Death, Amounts Applied under a Method of Payment Option, Transfers to other Guaranteed Sub-Accounts and to Variable Sub-Accounts, Transfer Charges, Contract Maintenance Charge, Asset management Fee, and Premium Tax.

This Rider, unless and until Modified, forms part of the Group Annuity Contract.

Guaranteed Certificate Fund Rider - 3

                            Conversion Deposit Rider

                                      1-84

                            CONVERSION DEPOSIT RIDER

                  ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

A Conversion Deposit Rider is defined as the amount Deposited into this Group Annuity Contract from the Great-West Life Assurance Company contract # GP (the "Previous Contract"), on the Participants' acceptance of the offer to do so in effect at the time and made by the Great-West Life Assurance Company and the Company to the Participant. No such Conversion Deposit will result in the Participant's receipt of the Deposit.

After an adequate Application for a Participant has been made, the Conversion Deposit, less Premium Tax, if any, will be allocated in the Participant Annuity Account when received by the Company at its Administrative Offices. The Conversion Deposit for the Participant will be Allocated in accordance with the provisions currently being offered by the Company.

The Conversion Deposit increases the value of the Sub-Account to which it is allocated.

Amount Payable on Death of Participant

Notwithstanding any other provision within this Group Annuity Contract to the contrary, if the Participant dies before the Annuity Commencement Date, the Amount Payable On Death will be:

     (a) where Death occurs before the Participant's 70th Birthday, the greater of:

(i)      the Participant Annuity Account Value, less Premium Tax, if any, and

(ii) the sum of the Conversion Deposit and Contributions paid to, less any Partial Surrenders made from, the Participant Annuity Account, less Premium Tax, if any.

(b) where Death occurs on or after the Participant's 70th birthday, the Participant Annuity Account Value, less Premium Tax, if any.

Contingent Deferred Sales Charge

Notwithstanding any other provision within this Group Annuity Contract to the contrary, the Contingent Deferred Sales Charge applicable to any Partial
Surrender or the Surrender will be equal to 6% of the Amount Surrendered in excess of the Contingent Deferred Sales Charge Free Amount, if any, and is limited so that the amount then charged will not cause the cumulative total of all Contingent Deferred Sales Charges charged to the Participant under his/her Participant Annuity account to exceed an amount equal to:

(a) 6% of the Contributions made to his/her Participant Annuity account within 72 months prior to the effective date of the Partial Surrender or the Surrender, plus

Conversion Deposit Rider -1
Form No. GCDRTSA 184


     (b) an amount which is the result of multiplying the Conversion Deposit by the appropriate percentage as chosen from the following chart:

         If number of years of
         coverage of Participant

         under Previous                                       The percentage
         Contract and this Contract is                             shall be

         Less than 5 years                                    6%
         At least 5 years but less than 10 years                       5%
         At least 10 years                                    4%


15-Day Free-Look

Notwithstanding any other provision in this Group Annuity Contract to the contrary, the Conversion Deposit is not included in the 15-Day Free-Look provision described in this Contract.

Contract Modification

The Contract Modification provisions of the Contract are applicable to the Conversion Deposit, as appropriate.

Name of Group Policyholder

By:
         Signature

         Title

This Rider, unless and until Modified, forms part of the Group Annuity Contract

Conversion Deposit Rider -2
Form No. GCDRTSA 184

                          Periodic Payment Option Rider

PERIODIC PAYMENTS OPTION RIDER
ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT

WHEREAS, the Group Policyholder has previously entered into a Tax Deferred Annuity Contract with GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (hereinafter referred to as the Company),

AND WHEREAS, the Group Policyholder and the Company desire to make the Periodic Payment Option available to Accountholders (a Participant or Payee under the Contract) under the Contract,

NOW THEREFORE, the Group Policyholder and the Company agree that the following provisions will be added to the Contract as of the date executed below.


Ability To Elect Frequency and Amount of Payments An Accountholder may elect the
Periodic  Payment  Option  if the  The  Accountholder  will  elect  by  Request:
Accountholder is eligible to receive a distribution in accordance othe payment frequency of either 12-, 6-, 3-, with the Distributions To An Accountholder or
Surrender sections or 1-month intervals; of the Contract. Notwithstanding the above, the Periodic Payment oa payment amount; a minimum of $50 is required;
Option may not be used to effect transfers under Revenue Ruling othe month, day and year on which payments will 90-24. be made;

oone payment option; and
The Accountholder must Request that all or part of the Annuity othe allocation of payments from the Variable Account be applied to a Periodic Payment Option.
All outstanding and/or Guaranteed Sub-Account(s) as follows: loan balances must be paid in full or treated as a distribution 1)Prorate the amount to be paid across all before an Accountholder may apply for a Periodic Payment Option.
Variable and Guaranteed Sub-Accounts in proportion to the

                                                                       assets in each
sub-account; or
Operation of Participant Annuity Account                                          2)Select
the  Investment  Division(s)  from which
While periodic payments are being received:                            payments will be
made. Once the Investment  Division(s)  have
o    the  Accountholder  may continue to exercise all  contractual     been  depleted,  the
Company will  automatically  prorate the
          rights  that are  available  prior to electing a payment     remaining  payments
unless the  Accountholder  Requests  the

          option,  except that no Contributions  may be made by an     selection of another
Investment Division(s).
          Accountholder;
o         Accountholders  may  continue  to keep their  current  Guaranteed  The
          Accountholder  may elect to change the  payment  option  and  Variable
          Sub-Accounts; and/or frequency once each calendar year.

o    charges and fees under the Contract, if applicable,  continue
          to apply, except as noted below;                             Payments will cease
on the earlier of:
o    a  Contingent   Deferred  Sales  Charge  does  not  apply
to                                                              o
          periodic  payments  lasting a minimum of 36  months;  and the date the amount elected to be paid under the option o if a partial  withdrawal is made, a
Contingent Deferred Sales selected has been reduced to zero;

          Charge and/or Loss of Interest  Charge,  if

applicable,                                                              o
          will be deducted.                                            the Accountholder
Requests the payments to stop; or

o

If periodic  payments cease, the  Accountholder  may resume making     the Annuity Account
Value is zero.
Contributions  or  Deposits.  Additionally,  if periodic  payments
cease,  periodic  payment  options may not  commence  again for at     Payments to a
Beneficiary
least a 36 month period.                                               Upon the
Participant's  death, the Beneficiary shall elect a
                                                                       payment
                                                                       option on
                                                                       the death
                                                                       claim
                                                                       form
                                                                       which
                                                                       complies
                                                                       with  the
                                                                       distribution
                                                                       requirements
                                                                       of
                                                                       Section
                                                                       401(a)(9)
                                                                       of    the
                                                                       Internal
                                                                       Revenue
                                                                       Code.

PERIODIC PAYMENTS OPTION RIDER (continued)
Payment Options Available                                                3)     Interest
Only.  The  payments  will be based on the
The  Accountholder  must  elect  one of the  following  4  payment     amount of interest
credited to the Guaranteed  Sub-Account(s)
options:                                                               between each
payment.  Available  only if 100% of the account
  1)Income  for a Specified  Period for at least  thirty-six  (36)     value  is  invested
in  the   Guaranteed   Sub-Account   and
months.   The   Accountholder   elects  the  duration  over  which     Accountholder is
younger than 70 1/2; or
payments  will  be  made.  This  amount  may  vary  based  on  the       4)     Minimum
Distribution.    The   Accountholder   may
duration; or                                                           Request  minimum
distributions  as specified  under Internal
  2)Income  of a  Specified  Amount for at least  thirty-six  (36)     Revenue Code Section
401(a)(9).
months.  The  Accountholder   elects  the  dollar  amount  of  the
payments.  Based on the amount elected, the duration may vary; or

Signed for Great-West Life & Annuity Insurance Company on the Issue Date.






W.T. McCallum,
President and Chief Executive Officer

Signed for the Group Policyholder on the day of , 19 .

Group Policyholder Name

                                                                (Signature)

                                   SBPJA Rider

                                      1-97

SBJPA 1-97 (84)
                                IRC 403(b) RIDER

             ATTACHED TO AND FORMING PART OF THE GROUP ANNUITY CONTRACT


Due to modifications under the Small Business Job Protection Act of 1996, all elective deferrals under the Contract will be subject to the provisions noted in
Section 1 below.

1. Each Participant's elective deferrals under the Contract are limited to the amount permitted under IRC Section 402(g). Should any Participant's elective deferrals exceed the allowable amount, such Participant must request that the excess deferrals be distributed from the Contract in accordance with Internal Revenue Service requirements, as amended from time to time. If such excess deferral is not timely distributed, the Participant Annuity Account may lose its ss.403(b) status for tax purposes.

With respect to all monies transferred from a custodial account contract issued in accordance with the provisions of IRC Section 403(b)(7), including interest and investment earnings thereon, the following provisions in Sections 2 and 3 below will apply to such monies.

2. No such amounts may be paid or made available to any distributee before: A) the Participant dies, or B) the Participant attains age 59 1/2, or C) the Participant separates from service, or D) the Participant becomes disabled [within the meaning of IRC Section 72(m)(7)], or E) in the case of contributions made pursuant to a salary reduction agreement, the Participant encounters financial hardship.

3. The distribution provisions in the "Surrender" and "Partial Surrender" sub-sections of the "Provisions Relating to Amount Payable on Death, Partial Surrender and Surrender" section of the contract shall not apply to monies contributed under a custodial account contract issued under IRC
     Section 403(b)(7). Distribution of such custodial account amounts shall be restricted in accordance with the provisions noted in Section 2 above.

Signed for Great-West Life & Annuity Insurance Company on the Issue Date of this Rider.

W.T. McCallum,
President and Chief Executive Officer